                                                      Registration No. 333-63537
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3


                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                           --------------------------

                      ILLINOIS POWER SPECIAL PURPOSE TRUST

                             (Issuer of Securities)

            ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY

                  (Depositor of the Trust as described herein)

    (Exact name of Registrant as Specified in Its Certificate of Formation)

                      DELAWARE                                             37-1376566
          (State or other jurisdiction of                     (I.R.S. Employer Identification No.)
           incorporation or organization)


            ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY
         500 SOUTH 27TH STREET, DECATUR, ILLINOIS 62521, (217) 450-2435 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           --------------------------


                            ERIC B. WEEKES, MANAGER
         500 SOUTH 27TH STREET, DECATUR, ILLINOIS 62521, (217) 362-7635
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           --------------------------

                                WITH COPIES TO:

           Owen E. MacBride                         Renwick D. Martin
        Schiff Hardin & Waite                        Brown & Wood LLP
           7200 Sears Tower                       One World Trade Center
       Chicago, Illinois 60606                New York, New York 10048-0557
            (312) 258-5680                            (212) 839-5319

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE


                                                                   PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                 AMOUNT TO        AGGREGATE PRICE    AGGREGATE OFFERING      AMOUNT OF
        SECURITIES TO BE REGISTERED             BE REGISTERED        PER UNIT(1)           PRICE(1)        REGISTRATION FEE
Transitional Funding Trust Notes............     $864,000,000            100%            $864,000,000        $240,192(2)


(1)  Estimated solely for the purpose of calculating the registration fee.

(2) A registration fee of $295 was previously paid based on the fee requirement in effect at the time of the initial filing of this Registration Statement on September 16, 1998.
                           --------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 SUBJECT TO COMPLETION, DATED DECEMBER 4, 1998.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED             , 1998)


                      ILLINOIS POWER SPECIAL PURPOSE TRUST


              [$864,000,000] ILLINOIS POWER SPECIAL PURPOSE TRUST
                TRANSITIONAL FUNDING TRUST NOTES, SERIES 1998-1



                        $           CLASS A-1    % NOTES
                        $           CLASS A-2    % NOTES
                        $           CLASS A-3    % NOTES
                        $           CLASS A-4    % NOTES
                        $           CLASS A-5    % NOTES
                        $           CLASS A-6    % NOTES
                        $           CLASS A-7    % NOTES



                             ILLINOIS POWER COMPANY


                                    SERVICER
                             ---------------------


    The Illinois Power Special Purpose Trust Transitional Funding Trust Notes, Series 1998-1 (the "Offered Notes"), offered hereby will consist of the seven classes listed above. Each Offered Note will be secured primarily by, and payable from, the Intangible Transition Property owned by the Trust, as described under "Description of the Intangible Transition Property" herein and in the Prospectus and by the other Note Collateral described under "Security for the Notes" in the Prospectus.

                         ------------------------------

    THERE CURRENTLY IS NO SECONDARY MARKET FOR THE OFFERED NOTES, AND THERE IS NO ASSURANCE THAT ONE WILL DEVELOP. PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER THE CAPTION "RISK FACTORS," WHICH BEGINS ON PAGE 29 IN THE PROSPECTUS.

                         ------------------------------

    THE OFFERED NOTES OFFERED HEREBY DO NOT CONSTITUTE A DEBT, LIABILITY OR OTHER OBLIGATION OF THE STATE OF ILLINOIS OR OF ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF ILLINOIS POWER COMPANY OR ANY OF ITS AFFILIATES. NONE OF THE OFFERED NOTES OR THE UNDERLYING INTANGIBLE TRANSITIONAL PROPERTY WILL BE GUARANTEED OR INSURED BY ILLINOIS POWER COMPANY OR ITS AFFILIATES.

                         ------------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
         THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                                                      PRICE TO          UNDERWRITING        PROCEEDS TO
                                                                     PUBLIC (1)        DISCOUNTS (2)        TRUST (1)(3)
Per Class A-1 Note.............................................          %                   %                   %
Per Class A-2 Note.............................................          %                   %                   %
Per Class A-3 Note.............................................          %                   %                   %
Per Class A-4 Note.............................................          %                   %                   %
Per Class A-5 Note.............................................          %                   %                   %
Per Class A-6 Note.............................................          %                   %                   %
Per Class A-7 Note.............................................          %                   %                   %
Total..........................................................          $                   $                   $


(1) Plus accrued interest, if any, at the applicable Note Interest Rate from
               , 1998.


(2) Illinois Power Securitization Limited Liability Company and Illinois Power Company have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933.



(3) Before deduction of expenses payable by the Trust estimated to be $    .

                         ------------------------------

    The Offered Notes are offered severally by the Underwriters when, as and if issued by the Trust and subject to receipt and acceptance by the Underwriters and subject to their right to reject orders in whole or in part. It is expected
that the Offered Notes will be delivered on or about                , 1998, in
book-entry form through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System.
                         ------------------------------


MERRILL LYNCH & CO.                                         SALOMON SMITH BARNEY


CHASE SECURITIES INC.


           DONALDSON, LUFKIN & JENRETTE


                      FIRST CHICAGO CAPITAL MARKETS, INC.


                                 NATIONSBANC MONTGOMERY SECURITIES LLC


ABN AMRO INCORPORATED


                    A.G. EDWARDS & SONS, INC.


                                        J.P. MORGAN & CO.


                                                         LOOP CAPITAL MARKETS,
                                                         LLC

                         ------------------------------


          The date of this Prospectus Supplement is December   , 1998.

    Interest on each Class of Offered Notes at the applicable Note Interest Rate will be payable quarterly on March 25th, June 25th, September 25th and December 25th or, if any such day is not a Business Day, the next succeeding Business Day
(each, a "Payment Date") commencing            , 1999. See "Description of the
Offered Notes" herein.


    The Offered Notes are part of a separate Series of Illinois Power Special Purpose Trust Transitional Funding Trust Notes being offered by the Trust from
time to time pursuant to a Prospectus dated            , 1998 (the
"Prospectus"), of which this Prospectus Supplement is a part and which accompanies this Prospectus Supplement.


    THE INTANGIBLE TRANSITION PROPERTY ASSIGNED TO THE TRUST BY THE GRANTEE AND CERTAIN OTHER ASSETS OF THE TRUST ARE THE SOLE SOURCE OF PAYMENTS ON THE OFFERED NOTES. NONE OF ILLINOIS POWER COMPANY OR ITS AFFILIATES WILL HAVE ANY OBLIGATIONS IN RESPECT OF THE OFFERED NOTES OR THE INTANGIBLE TRANSITION PROPERTY, EXCEPT AS EXPRESSLY SET FORTH IN THE PROSPECTUS.


    THE TRANSITIONAL FUNDING ORDER AUTHORIZING THE ISSUANCE OF THE OFFERED NOTES DOES NOT CONSTITUTE A PLEDGE OF THE FULL FAITH AND CREDIT OF THE STATE OF ILLINOIS OR ANY OF ITS POLITICAL SUBDIVISIONS. THE ISSUANCE OF THE OFFERED NOTES UNDER THE FUNDING LAW SHALL NOT DIRECTLY, INDIRECTLY OR CONTINGENTLY OBLIGATE THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF TO LEVY OR TO PLEDGE ANY FORM OF TAXATION THEREFOR OR TO MAKE ANY APPROPRIATION FOR THEIR PAYMENT.


CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICES OF THE OFFERED NOTES, INCLUDING OVER-ALLOTMENT, STABILIZING AND SHORT-COVERING TRANSACTIONS IN SUCH OFFERED NOTES AND THE IMPOSITION OF A PENALTY BID, IN CONNECTION WITH THE OFFERING. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."



    Prospective investors should refer to the "Index of Principal Definitions" which begins on page S-23 herein and which begins on page 121 in the Prospectus for the location of the definitions of capitalized terms that appear in the Prospectus and this Prospectus Supplement.

                               REPORTS TO HOLDERS

    Unless and until the Offered Notes are no longer issued in book-entry form, the Servicer indirectly will provide to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Notes and, upon request, to Participants of DTC, periodic reports concerning the Offered Notes. See "Servicing -- Statements by Servicer" in the Prospectus. Such reports may be made available to the holders of interests in the Offered Notes (the "Noteholders") upon request to their Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to Noteholders will not be examined and reported upon, nor will an opinion thereon be provided, by any independent public accountant.

    Illinois Power Securitization Limited Liability Company (the "Grantee"), on behalf of the Trust, will file with the Securities and Exchange Commission (the "Commission") such periodic reports as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules, regulations or orders of the Commission thereunder. Copies of the Registration Statement and exhibits thereto may be obtained at the locations specified in the Prospectus under "Available Information" at prescribed rates. Information filed with the Commission can also be inspected at the Commission's site on the World Wide Web at http://www.sec.gov. The Grantee may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the Offered Notes if there are fewer than 300 holders of such Offered Notes.

                         PROSPECTUS SUPPLEMENT SUMMARY


    THE FOLLOWING PROSPECTUS SUPPLEMENT SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN AND IN THE PROSPECTUS. CERTAIN CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS PROSPECTUS SUPPLEMENT SUMMARY HAVE THE MEANINGS ASCRIBED TO SUCH TERMS ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT OR, TO THE EXTENT NOT DEFINED HEREIN, HAVE THE MEANINGS ASCRIBED TO SUCH TERMS IN THE PROSPECTUS. THE INDEX OF PRINCIPAL DEFINITIONS INCLUDED IN THIS PROSPECTUS SUPPLEMENT WHICH BEGINS ON PAGE S-23 SETS FORTH THE PAGES ON WHICH THE DEFINITIONS OF CERTAIN PRINCIPAL TERMS APPEAR.


Summary of Offered Notes........  The Illinois Power Special Purpose Trust Transitional
                                  Funding Trust Notes, Series 1998-1 (the "Offered Notes").
                                  On the date of initial issuance of the Offered Notes (the
                                  "Series Issuance Date"), the Offered Notes will be issued
                                  as described below.


                 INITIAL    EXPECTED     FINAL       NOTE
                PRINCIPAL   MATURITY   MATURITY    INTEREST
    CLASS         AMOUNT      DATE       DATE        RATE
--------------  ----------  ---------  ---------  -----------
A-1...........                                              %
A-2...........                                              %
A-3...........                                              %
A-4...........                                              %
A-5...........                                              %
A-6...........                                              %
A-7...........                                              %


------------------------


Transaction Overview............  For a brief summary of the statutes and proceedings which form the basis for the issuance and sale of the Offered
                                  Notes by the Trust, and a diagram of the parties to the
                                  transaction, their roles and their various relationships
                                  to the other parties, investors are directed to the
                                  discussion under the heading "Prospectus Summary --
                                  Transaction Overview" in the Prospectus.

                                  The Trust, whose primary asset will be Intangible
                                  Transition Property transferred to the Trust pursuant to
                                  the Sale Agreements, will issue the Offered Notes, which
                                  will be sold to the Underwriters. The Offered Notes will
                                  be secured primarily by, and payable from, all of the
                                  Intangible Transition Property (whether created by the
                                  Transitional Funding Order issued by the ICC on September
                                  10, 1998 (the "1998 TFO") or any other Transitional
                                  Funding Order) which has been transferred to the Trust
                                  pursuant to a Sale Agreement. The Offered Notes also will
                                  be secured by the Grant Agreements, the Sale Agreements
                                  and the Servicing Agreement; the Collection Account and
                                  all amounts of cash or investment property on deposit
                                  therein or credited thereto from time to time; all rights
                                  to compel Illinois Power Company, as Servicer (or any
                                  successor), to file for and obtain adjustments to the IFC
                                  Charges in accordance with Section 18-104(d) of the
                                  Funding Law, the Transitional Funding Orders, including
                                  the 1998 TFO and all IFC Tariffs, including the 1998 IFC
                                  Tariff (as hereinafter defined) filed with the ICC in
                                  connection therewith; all present and future claims,
                                  demands, causes and choses in action in respect of any or
                                  all of the foregoing; and all payments on or under and all proceeds in respect of any or all of the foregoing.

                                  The IFC Charges are calculated to be sufficient over time
                                  to (a) pay interest and make Scheduled Payments on the
                                  Offered Notes, (b) pay all related fees and expenses of
                                  the Trust and the Grantee, including the Servicing Fee and any Administration Fee, (c) replenish the Capital
                                  Subaccount up to the Required Capital Level, and (d) fund
                                  and maintain the Overcollateralization Subaccount up to
                                  the Required Overcollateralization Level. These payments
                                  are collectively referred to herein as the "Specified
                                  Payments." The IFC Charges will be increased in connection with the issuance of any additional Notes pursuant to any
                                  subsequent Transitional Funding Order, to a level
                                  calculated to be sufficient over time to make the
                                  Specified Payments in respect of all outstanding Notes.

                                  To enhance the likelihood of timely recovery of the
                                  amounts necessary to make the Specified Payments, the IFC
                                  Charges may be increased from time to time through
                                  Adjustments, as described in the Prospectus, over the life of the Notes (including the Offered Notes). See
                                  "Description of the Intangible Transition Property --
                                  Adjustments to Instrument Funding Charges" in the
                                  Prospectus.

Risk Factors....................  Investors should consider the risks associated with an investment in the Offered Notes. For a discussion of
                                  certain material risks associated therewith, investors
                                  should review the discussion under "Risk Factors" which
                                  begins on page 29 of the Prospectus.

The Offered Notes...............  The Offered Notes hereunder are the Illinois Power Special
                                  Purpose Trust Transitional Funding Trust Notes, Series
                                  1998-1. The Offered Notes are comprised of the seven
                                  classes listed on the cover page hereof (each, a "Class").
                                  As of the Series Issuance Date, the aggregate principal
                                  balance of the Offered Notes (the "Original Note Principal
                                  Balance") will be $864,000,000. Each Class of Offered
                                  Notes will have a principal balance (the "Class Principal
                                  Balance") equal to the initial principal amount of such
                                  Class, reduced by principal paid to such Class in
                                  accordance with the terms of the Indenture. See
                                  "Description of the Offered Notes" herein and "Description of the Notes" in the Prospectus.

                                  None of the Offered Notes or the underlying Intangible
                                  Transition Property will be guaranteed or insured by
                                  Illinois Power Company or any of its affiliates. The 1998
                                  TFO authorizing the issuance of the Offered Notes does not constitute a pledge of the full faith and credit of the
                                  State of Illinois or of any of its political subdivisions.
                                  The issuance of the Offered Notes under the Funding Law
                                  shall not directly, indirectly or contingently obligate
                                  the State of Illinois or any political subdivision, agency or instrumentality thereof to levy or to pledge any form
                                  of taxation therefor or to make any appropriation for
                                  their payment. The Offered Notes will be payable solely by application of the proceeds of the Intangible Transition
                                  Property and the other Note Collateral held by the
                                  Indenture Trustee under the Indenture. If additional Notes
                                  (other than the Offered Notes) are subsequently issued
                                  under the Indenture, the Offered Notes will be at least
                                  PARI PASSU with such other Notes as to all of the
                                  Intangible Transition Property and the other Note
                                  Collateral. Any and all funds or property released by the
                                  Indenture

                                  Trustee pursuant to the Indenture will cease to be Note
                                  Collateral and will no longer be available for payment of
                                  the Offered Notes.

Servicer/Administrator..........  Illinois Power Company, an Illinois corporation ("Illinois
                                  Power") and a subsidiary of Illinova Corporation, an
                                  Illinois corporation, will act as the initial servicer (in such capacity, and together with any successor servicer,
                                  the "Servicer") of the Intangible Transition Property
                                  pursuant to the terms of the Servicing Agreement, and as
                                  the initial administrator (in such capacity, and together
                                  with any successor administrator, the "Administrator") of
                                  the Grantee pursuant to the terms of an Administration
                                  Agreement between the Grantee and the Administrator (the
                                  "Administration Agreement"). For a more complete
                                  discussion of Illinois Power and its role as Servicer, see
                                  "The Servicer" herein and in the Prospectus.

Grantee.........................  The grantee of the Intangible Transition Property will be
                                  Illinois Power Securitization Limited Liability Company, a
                                  special purpose Delaware limited liability company (the
                                  "Grantee"), whose sole member is Illinois Power. Pursuant
                                  to the Sale Agreement entered into with respect to the
                                  issuance by the Trust of the Offered Notes, the Grantee
                                  will assign all of its right, title and interest in the
                                  Intangible Transition Property created by the 1998 TFO
                                  (the "1998 ITP"), the Servicing Agreement and certain
                                  other related assets to the Trust. For a more complete
                                  discussion of the Grantee, see "The Grantee" in the
                                  Prospectus.

Trust...........................  The issuer of the Offered Notes will be the Illinois Power
                                  Special Purpose Trust (the "Trust"), a Delaware business
                                  trust created under a Declaration of Trust (the "Trust
                                  Agreement") by and among the Delaware Trustee and the
                                  Beneficiary Trustees. For a more complete discussion of
                                  the Trust, see "The Trust" in the Prospectus.

Delaware Trustee................  First Union Trust Company, National Association, acting not in its individual or corporate capacity, but solely as trustee under the Trust Agreement (the "Delaware
                                  Trustee").

Beneficiary Trustees............  Cynthia G. Steward and Eric B. Weekes.

Indenture.......................  The Offered Notes will be issued pursuant to the terms of the Indenture through the execution and delivery of a
                                  Trust issuance certificate or a supplement to the
                                  Indenture. The 1998 ITP, any other subsequent Intangible
                                  Transition Property created by subsequent Transitional
                                  Funding Orders and the other Note Collateral will be
                                  pledged under the Indenture for the benefit of the
                                  Noteholders. The Indenture will be qualified under the
                                  Trust Indenture Act of 1939.

Indenture Trustee...............  Harris Trust and Savings Bank, an Illinois banking corporation, acting not in its individual or corporate
                                  capacity, but solely as trustee under the Indenture (the
                                  "Indenture Trustee").

Intangible Transition
  Property......................  As more fully described under "Description of the
                                  Intangible Transition Property" herein and in the
                                  Prospectus, the Intangible Transition Property, including
                                  the 1998 ITP, is the separate property right as set forth
                                  in the Funding Law and created under the Transitional
                                  Funding Orders, including the 1998 TFO,

                                  including, without limitation, the right, title and
                                  interest to impose and receive the IFC Charges authorized
                                  thereby and all related revenues, collections, claims,
                                  payment, money, or proceeds thereof, including all right,
                                  title, and interest under and pursuant to such
                                  Transitional Funding Orders.

IFC Charges.....................  As more fully described under "Description of the
                                  Intangible Transition Property" in the Prospectus, IFC
                                  Charges are nonbypassable, usage-based, per kilowatt hour
                                  charges to be imposed on each existing and future retail
                                  customer or class of retail customers in Illinois Power's
                                  service area in Illinois, or other person or group of
                                  persons obligated from time to time to pay to Illinois
                                  Power or any successor Applicable Rates. In addition, the
                                  1998 TFO specifies that Illinois Power will not enter into private contracts with customers who, but for such
                                  contracts, would otherwise have been obligated to pay
                                  Applicable Rates unless the customer agrees to pay amounts equal to the IFC Charges the customer would have paid, had the services provided under the private contract been
                                  subject to Applicable Rates, to the Trust or to Illinois
                                  Power as Servicer. (The customers described in the
                                  preceding two sentences are referred to herein
                                  collectively as the "Customers".)

                                  The IFC Charges authorized in the 1998 TFO (the "1998
                                  Authorized IFC Charges"), which Illinois Power believes
                                  are higher than will actually be required to make all
                                  payments on the Offered Notes based on certain assumptions contained in its application for the 1998 TFO, including
                                  an assumption that the Notes will bear interest at a rate
                                  of 7.5% per annum, are set forth in "Description of the
                                  Intangible Transition Property" herein.

                                  As required by the Funding Law, any increase in the amount of the IFC Charges for any of the IFC Customer Classes
                                  beyond the level of the 1998 Authorized IFC Charges for
                                  such IFC Customer Classes shall require Illinois Power or
                                  any successor Utility thereto to file an amendatory tariff adjusting the amounts otherwise billable by Illinois Power or such successor Utility for Applicable Rates to offset
                                  the amount of such excess (or, if Illinois Power or such
                                  successor Utility shall have previously filed any such
                                  amendatory tariffs, the incremental amount of such
                                  excess). However, the failure of such amendatory tariff to become effective for any reason shall not delay or impair
                                  the effectiveness of the increase in the IFC Charges.

                                  In connection with the issuance and pricing of the Offered
                                  Notes, Illinois Power filed an IFC Tariff with the ICC
                                  (the "1998 IFC Tariff") which provides for, among other
                                  things, certain revisions to the IFC Charges. The actual
                                  initial cents per kilowatt-hour IFC

                                  Charge payable by each of the seven (7) IFC Customer
                                  Classes beginning on the Series Issuance Date is as
                                  follows:


                                                                                         IFC CHARGES (CENTS
                                                       IFC CUSTOMER CLASS                     PER KWH)
                                         ----------------------------------------------  -------------------
                                         Residential...................................

                                         Small Commercial..............................

                                         Large Commercial..............................

                                         Municipal.....................................

                                         Industrial Firm...............................

                                         Industrial High Load Factor Firm..............

                                         Industrial Non-Firm...........................



Adjustments to the IFC
  Charges.......................  The Servicing Agreement and the 1998 TFO require the
                                  Servicer to calculate Adjustments to the IFC Charges. The
                                  Reconciliation Periods for the Offered Notes will be
                                  January 1 through June 30 and July 1 through December 31
                                  and the Adjustment Dates will be February 1 and August 1,
                                  commencing August 1, 1999. The Adjustments to the IFC
                                  Charges will continue until all interest and principal on
                                  all the Offered Notes have been paid in full, subject only to the limitation of the maximum amount of Intangible
                                  Transition Property authorized by the ICC in the related
                                  Transitional Funding Order or Orders. In addition, the IFC
                                  Charges will be increased in connection with the issuance
                                  of additional Notes pursuant to any subsequent
                                  Transitional Funding Order, to a level calculated to be
                                  sufficient over time to provide for Specified Payments in
                                  respect of all outstanding Notes. For a detailed
                                  discussion of Adjustments to IFC Charges, see "Description of the Intangible Transition Property -- Adjustments to
                                  Instrument Funding Charges" herein and in the Prospectus.

Payment Dates...................  Payments will be made to holders of the Offered Notes on each March 25th, June 25th, September 25th and December
                                  25th (or, if any such date is not a Business Day, the next
                                  succeeding Business Day), commencing         , 1999 (each,
                                  a "Payment Date").

Record Dates....................  With respect to any Payment Date or date of any redemption, the Business Day preceding such Payment Date
                                  or other date if the Offered Notes are Book-Entry Notes
                                  or, if Definitive Notes are issued, the last day of the
                                  preceding calendar month (each, a "Record Date").

Expected Maturity and Final
  Maturity Dates................  The "Expected Maturity Date" for any Class will be the date when all principal and interest on such Class of
                                  Offered Notes is expected to be paid in full by the Trust.
                                  The "Final Maturity Date" for any Class corresponds to the date on which such Class of Offered Notes may be
                                  accelerated for failure to pay outstanding principal
                                  thereon. The Expected Maturity Date and the Final Maturity
                                  Date for each Class of Offered Notes are specified above
                                  under "-- Summary of Offered Notes."

                                  Failure to pay principal on any Class of Offered Notes in
                                  full by the Final Maturity Date shall constitute an Event
                                  of Default, and the

                                  Indenture Trustee may and, upon the written direction of
                                  the holders of not less than a majority in principal
                                  amount of all Notes of all Series then outstanding, shall
                                  declare the unpaid principal amount of all the Notes of
                                  all Series then outstanding to be due and payable. See
                                  "Security for the Notes -- Events of Default; Rights Upon
                                  Event of Default" and "Ratings" in the Prospectus.

Issuance of Additional Series...  The Trust may issue additional Series of Notes from time to time. An additional Series may be issued only upon
                                  satisfaction of the conditions described under
                                  "Description of the Notes -- Conditions of Issuance of
                                  Additional Series and Acquisition of Subsequent Intangible
                                  Transition Property" in the Prospectus.

Interest........................  On each Payment Date, the Indenture Trustee shall pay pro rata to the Noteholders of each Class as of the related
                                  Record Date any unpaid interest payable on any prior
                                  Payment Dates (together with, to the extent permitted by
                                  applicable law, interest on such unpaid interest at the
                                  applicable Note Interest Rate), and interest in an amount
                                  equal to one-fourth of the product of (a) the applicable
                                  Note Interest Rate and (b) the applicable Class Principal
                                  Balance as of the close of business on the preceding
                                  Payment Date after giving effect to all payments of
                                  principal made to the Noteholders on such preceding
                                  Payment Date; provided, however, that with respect to the
                                  initial Payment Date, interest on each outstanding Class
                                  Principal Balance will accrue from and including the
                                  Series Issuance Date to, but excluding, such initial
                                  Payment Date. Interest will be calculated on the basis of
                                  a 360-day year of twelve 30-day months. Interest on the
                                  Offered Notes will be distributed prior to any
                                  distribution of principal on the Offered Notes. See
                                  "Description of the Offered Notes -- Payments of Interest"
                                  herein and "Description of the Notes -- Interest and
                                  Principal" in the Prospectus.

Principal.......................  Unless an Event of Default has occurred and is continuing and the Offered Notes have been declared due and payable,
                                  on each Payment Date, the Indenture Trustee shall, as of
                                  the related Record Date and subject to availability of
                                  funds in the Collection Account, make principal payments
                                  on the Offered Notes in the following order and priority,
                                  in each case until the Class Principal Balance for such
                                  Class has been reduced to zero: (1) to the holders of the
                                  Class A-1 Notes; (2) to the holders of the Class A-2
                                  Notes; (3) to the holders of the Class A-3 Notes; (4) to
                                  the holders of the Class A-4 Notes; (5) to the holders of
                                  the Class A-5 Notes; (6) to the holders of the Class A-6
                                  Notes; and (7) to the holders of the Class A-7 Notes;
                                  provided, however, that, unless an Event of Default has
                                  occurred and is continuing and the Offered Notes have been declared due and payable, in no event shall the principal
                                  payment on any Class on a Payment Date be greater than the
                                  Scheduled Payment for such Class and Payment Date. See
                                  "Description of the Offered Notes -- Payments of
                                  Principal" herein and "Description of the Notes --
                                  Interest and Principal" in the Prospectus.

Optional Redemption.............  Pursuant to the terms of the Indenture, the Offered Notes may be redeemed on any Payment Date if, after giving
                                  effect to payments that would otherwise be made on such
                                  date, the outstanding

                                  principal balance of the Offered Notes has been reduced to less than five percent (5%) of the initial principal
                                  balance thereof. The Notes may be so redeemed upon payment of the outstanding principal amount of the Notes and
                                  accrued but unpaid interest thereon as of the date of
                                  redemption. See "Description of the Offered Notes --
                                  Optional Redemption" herein.

Collection Account and
  Subaccounts...................  Upon issuance of the Offered Notes, a Collection Account will be established and held by the Indenture Trustee for
                                  the benefit of the Noteholders of all outstanding Series
                                  of Notes. The Collection Account will consist of four
                                  subaccounts: a general subaccount (the "General
                                  Subaccount"), a reserve subaccount (the "Reserve
                                  Subaccount"), a subaccount for the Overcollateralization
                                  Amount (the "Overcollateralization Subaccount"), and a
                                  capital subaccount (the "Capital Subaccount"). Unless the
                                  context indicates otherwise, references herein to the
                                  Collection Account include each of the subaccounts
                                  contained therein. Withdrawals from and deposits to these
                                  subaccounts will be made as described under "Security for
                                  the Notes -- Allocations; Payments" in the Prospectus.

Credit Enhancement..............  The Offered Notes will benefit from the following forms of credit enhancement:

                                  OVERCOLLATERALIZATION. The Overcollateralization Amount
                                  established in connection with the issuance of the Offered
                                  Notes will be [$4,320,000], which is 0.50 percent of the
                                  initial aggregate Class Principal Balance for all of the
                                  Offered Notes. The IFC Charges will be set and adjusted at a rate that is intended to recover, among other things,
                                  the Overcollateralization Amount over the life of the
                                  Offered Notes according to the schedule set forth under
                                  "Description of the Offered Notes -- Overcollateralization
                                  Amount" herein. Collections allocated to the
                                  Overcollateralization Amount for all Series of Notes,
                                  including the Offered Notes, will be held in the
                                  Overcollateralization Subaccount, as described further
                                  under "Security for the Notes -- Description of Indenture
                                  Accounts -- Overcollateralization Subaccount" in the
                                  Prospectus and any such amounts will be available to pay
                                  interest and make Scheduled Payments on all Series of
                                  Notes, including the Offered Notes, to the extent of any
                                  shortfalls in current IFC Collections and the Reserve
                                  Subaccount available for such payment. The amount required to be on deposit in the Overcollateralization Subaccount
                                  with respect to the Offered Notes as of any Payment Date,
                                  as specified in the schedule set forth under "Description
                                  of the Offered Notes -- Overcollateralization Amount"
                                  herein, is referred to herein as the "Required
                                  Overcollateralization Level."

                                  RESERVE SUBACCOUNT. IFC Collections available with respect to any Payment Date in excess of amounts necessary to make the Specified Payments (all as described under "Security
                                  for the Notes -- Allocations; Payments" in the
                                  Prospectus), will be allocated to the Reserve Subaccount.
                                  On each Payment Date, the Indenture Trustee will draw on
                                  amounts in the Reserve Subaccount to the extent amounts
                                  available in the General Subaccount are insufficient to
                                  pay expenses of the Trust and the Grantee and to pay

                                  interest and make Scheduled Payments on the Notes and to
                                  make other payments and transfers in accordance with the
                                  terms of the Indenture.

                                  CAPITAL SUBACCOUNT. Upon the issuance of the Offered
                                  Notes, the Trust will retain proceeds in the amount of
                                  [$4,220,000], which is 0.50 percent of the initial
                                  aggregate Class Principal Balance for all of the Offered
                                  Notes less $100,000 in the aggregate for all Series of
                                  Notes, which will be transferred to the Grantee. Such
                                  amount is the Required Capital Level with respect to the
                                  Offered Notes and, together with the Required Capital
                                  Level with respect to any other Series of Notes, will be
                                  deposited into the Capital Subaccount. Withdrawals from
                                  and deposits to the Capital Subaccount will be made as
                                  described under "Security for the Notes -- Allocations;
                                  Payments" in the Prospectus.

Allocations and Payment.........  On each Payment Date, amounts on deposit in the Collection
                                  Account will be applied in the manner described under
                                  "Security for the Notes -- Allocations; Payments" in the
                                  Prospectus.

Servicing Compensation..........  The Servicer will be entitled to receive a servicing fee on each Payment Date (the "Servicing Fee"), in an amount:
                                  (a) equal to $540,000, for so long as IFC Charges are
                                  billed concurrently with charges otherwise billed by the
                                  Servicer to Customers or (b) not to exceed $3,240,000, if
                                  IFC Charges are not billed concurrently with charges
                                  otherwise billed by the Servicer to Customers. (Under the
                                  Servicing Agreement, Illinois Power or any successor
                                  thereto is required to bill IFC Charges concurrently with
                                  charges for electric service or Applicable Rates so long
                                  as Illinois Power or such successor is billing Customers
                                  for such electric service or Applicable Rates.) The
                                  Servicing Fee will be paid prior to the payment of any
                                  amounts in respect of interest on and principal of the
                                  Offered Notes. The Servicer will be entitled to retain as
                                  additional compensation net investment income on IFC
                                  Payments received by the Servicer prior to remittance
                                  thereof to the Collection Account and the portion of late
                                  fees, if any, paid by Customers relating to the IFC
                                  Payments. See "Servicing -- Servicing Compensation" herein and in the Prospectus.

No Servicer Advances............  The Servicer will not be obligated to make any advances of interest or principal on the Offered Notes.

Maturity, Weighted Average Life
  and Yield Considerations......  The actual Payment Dates on which principal is paid on each Class of Offered Notes and, therefore, the weighted
                                  average life and yield to maturity on the Offered Notes
                                  may be affected by various factors, including principally
                                  the rate and timing of receipt of IFC Collections and
                                  amounts available in the Overcollateralization Subaccount,
                                  Capital Subaccount and Reserve Subaccount. In addition,
                                  because principal will be paid at a rate not faster than
                                  that contemplated in the Expected Amortization Schedule,
                                  except in the event of an optional redemption or the
                                  acceleration of maturity of the Offered Notes after an
                                  Event of Default, the Offered Notes are not expected to
                                  mature earlier than scheduled. See "Risk Factors --
                                  Potential Servicing Issues -- Possible Payment Delays
                                  Caused by Inaccurate Usage and Credit

                                  Projections", "-- Possible Payment Delays Caused by
                                  Reliance on Alternative Retail Electric Suppliers and
                                  Other Third-Party Collectors", "-- Uncertainties Related
                                  to the Electric Industry Generally -- Shrinking Customer
                                  Base as a Result of Municipalization", "-- Nature of the
                                  Notes -- Uncertain Payment Amounts and Weighted Average
                                  Life" and "Description of the Intangible Transition
                                  Property -- Adjustments to IFC Charges" in the Prospectus.

Denominations...................  Each Class of Offered Notes will be issued in minimum initial denominations of $1,000 and in integral multiples
                                  thereof.

Book-Entry Notes................  The Offered Notes will initially be represented by one or more notes registered in the name of Cede & Co. ("Cede")
                                  (each, a "Book-Entry Note"), the nominee of DTC, and
                                  available only in the form of book-entries on the records
                                  of DTC, its Participants and its Indirect Participants.
                                  Holders may also hold Book-Entry Notes of a Series through
                                  CEDEL or Euroclear (in Europe), if they are participants
                                  in such systems or indirectly through organizations that
                                  are participants in such systems. For a more complete
                                  discussion of the Book-Entry Notes, see "Risk Factors --
                                  Nature of the Notes" and "Description of the Notes --
                                  Book-Entry Registration" in the Prospectus.

Ratings.........................  It is a condition of issuance of the Offered Notes that
                                  the Offered Notes be rated [    ] by Duff & Phelps Credit
                                  Rating Company, [    ] by Fitch IBCA, Inc., [    ] by
                                  Moody's Investors Service, Inc. and [    ] by Standard &
                                  Poor's, a division of The McGraw-Hill Companies, Inc.
                                  (each of such rating agencies, a "Rating Agency").

                                  A security rating is not a recommendation to buy, sell or
                                  hold securities and may be subject to revision or
                                  withdrawal at any time. No person is obligated to maintain any rating on any Offered Note and, accordingly, there can be no assurance that the ratings assigned to any Class of
                                  Offered Notes upon initial issuance thereof will not be
                                  revised or withdrawn by a Rating Agency at any time
                                  thereafter. If a rating of any Series or Class of Offered
                                  Notes is revised or withdrawn, the liquidity of such Class of Offered Notes may be adversely affected. In general,
                                  the ratings address credit risk and do not represent any
                                  assessment of the rate of principal payments on the
                                  Offered Notes. See "Risk Factors -- Nature of the Notes --
                                  Limited Liquidity", "-- Limited Nature of Ratings" and "--
                                  Uncertain Payment Amounts and Weighted Average Life", and
                                  "Certain Payment, Weighted Average Life and Yield
                                  Considerations" in the Prospectus and "Ratings" herein and in the Prospectus.

Taxation of the Notes...........  Illinois Power has received a ruling from the Internal
                                  Revenue Service (the "IRS") holding that, among other
                                  things, the Offered Notes will be obligations of Illinois
                                  Power for federal income tax purposes. In the opinion of
                                  Mayer, Brown & Platt, interest paid on the Offered Notes
                                  generally will be taxable to a United States Noteholder as ordinary interest income at the time it accrues or is
                                  received in accordance with such United States
                                  Noteholder's method of accounting for United States
                                  federal income tax

                                  purposes. Such opinion assumes, based on the ruling from
                                  the IRS described above, that the Notes will constitute
                                  indebtedness of Illinois Power for federal income tax
                                  purposes. See "Material United States Federal Tax
                                  Consequences" herein and in the Prospectus.

ERISA Considerations............  The Employee Retirement Income Security Act of 1974, as
                                  amended ("ERISA"), and Section 4975 of the Internal
                                  Revenue Code of 1986, as amended (the "Code"), impose
                                  various requirements on employee benefit plans and certain other plans and arrangements subject to ERISA, and on
                                  persons who are fiduciaries with respect to such plans and arrangements, in connection with the investment of assets
                                  which are deemed to be "plan assets" for purposes of ERISA or Section 4975 of the Code, unless a statutory or
                                  administrative exemption is available. A fiduciary of any
                                  employee benefit plan or other plan or arrangement that is subject to ERISA or Section 4975 of the Code, before
                                  purchasing the Notes, should therefore determine that an
                                  investment in the Notes is consistent with the fiduciary
                                  duties of ERISA and does not violate the prohibited
                                  transaction provisions of ERISA or the Code.

                        DESCRIPTION OF THE OFFERED NOTES

GENERAL


    The Offered Notes, together with any Notes of any other Series which may hereafter be issued by the Trust (collectively, the "Notes"), will be issued by the Trust pursuant to the Indenture and a Trust issuance certificate or a series supplement, if any, thereto. Pursuant to the Indenture, further Trust issuance certificates or series supplements may be executed in order for the Trust to issue additional Series of Notes. In connection with the issuance of any additional Series of Notes pursuant to a subsequent Transitional Funding Order, the IFC Charges will be increased to a level calculated to be sufficient over time to provide for, among other things, payment of all interest and principal in respect of all outstanding Notes. This summary should be read together with the material under the heading "Description of the Notes" in the Prospectus.



    The Offered Notes will be comprised of the following seven Classes:



                                         INITIAL                                                NOTE
                                        PRINCIPAL      EXPECTED              FINAL            INTEREST
CLASS                                    AMOUNT      MATURITY DATE       MATURITY DATE          RATE
-------------------------------------  -----------  ---------------  ---------------------  -------------
A-1..................................                                                                 %
A-2..................................                                                                 %
A-3..................................                                                                 %
A-4..................................                                                                 %
A-5..................................                                                                 %
A-6..................................                                                                 %
A-7..................................                                                                 %


SECURITY


    To secure the payment of principal of and interest on the Offered Notes, the Trust has granted to the Indenture Trustee, for the benefit of the Noteholders, a security interest in all of the Trust's right, title and interest in and to the 1998 ITP, any subsequent Intangible Transition Property created under any subsequent Transitional Funding Order, and the other Note Collateral. If additional Notes (other than the Offered Notes) are subsequently issued, the Offered Notes will be at least PARI PASSU with such other Notes as to all of the Intangible Transition Property and the other Note Collateral. The Note Collateral is described more specifically under "Security for the Notes -- Pledge of Note Collateral" in the Prospectus.


PAYMENTS OF INTEREST

    Interest on each Class of the Offered Notes will accrue from the Series Issuance Date at the rates set forth on the cover page and above (each, a "Note Interest Rate"), in each case payable quarterly on each Payment Date of each
year, commencing            , 1999.


    On each Payment Date, Noteholders of each Class of Offered Notes will be entitled to receive pro rata any unpaid interest payable on any prior Payment Dates (together with, to the extent permitted by applicable law, interest on such unpaid interest at the applicable Note Interest Rate), and interest in an amount equal to one-fourth of the product of (a) the applicable Note Interest Rate and (b) the applicable Class Principal Balance as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Noteholders on such preceding Payment Date; provided, however, that with respect to the initial Payment Date, interest on each outstanding Class Principal Balance will accrue from and including the Series Issuance Date to but excluding such first Payment Date. Interest will be calculated on the basis of a 360-day year of twelve 30-day months. See "Description of the Notes -- Interest and Principal" in the Prospectus.

PAYMENTS OF PRINCIPAL


    Unless an Event of Default has occurred and is continuing and the Offered Notes have been declared due and payable, on each Payment Date, each Class of the Offered Notes will be entitled to receive payments of principal as follows, in each case until the Class Principal Balance for such Class has been reduced to zero:



       (1) to the holders of the Class A-1 Notes;


       (2) to the holders of the Class A-2 Notes;

       (3) to the holders of the Class A-3 Notes;

       (4) to the holders of the Class A-4 Notes;

       (5) to the holders of the Class A-5 Notes;


       (6) to the holders of the Class A-6 Notes;



       (7) to the holders of the Class A-7 Notes;


provided, however, that, unless an Event of Default has occurred and is continuing and the Offered Notes have been declared due and payable, in no event shall the principal payment on any Class on a Payment Date be greater than the Scheduled Payment for such Class and Payment Date.

    Principal will be payable at the Corporate Trust Office of the Indenture Trustee in the City of Chicago, Illinois or at the office or agency of the Indenture Trustee maintained for such purposes in the Borough of Manhattan, the City of New York.


    The following Expected Amortization Schedule sets forth the scheduled outstanding Class Principal Balance for each Class of the Offered Notes at each Payment Date from the Series Issuance Date to the Expected Maturity Date for such Class. In preparing the following table, it has been assumed, among other
things, that (a) the Offered Notes are issued on            , 1998, (b) payments
on the Offered Notes are made on each Payment Date, commencing            ,
1999, (c) the Servicing Fee equals $540,000 per quarter, (d) there are no net earnings on amounts on deposit in the Collection Account, (e) Operating Expenses, Administration Fees, and amounts owed to the Delaware Trustee and the
Indenture Trustee are in the aggregate [$      ] per quarter, and all such
amounts are payable in arrears, and (f) all IFC Collections are deposited in the Collection Account in accordance with Illinois Power's forecasts.


                         EXPECTED AMORTIZATION SCHEDULE
                         OUTSTANDING PRINCIPAL BALANCE

DATE                      CLASS A-1      CLASS A-2      CLASS A-3      CLASS A-4      CLASS A-5      CLASS A-6      CLASS A-7
----------------------  -------------  -------------  -------------  -------------  -------------  -------------  -------------
Series Issuance Date

                         OFFERED NOTES
DATE                         TOTAL
----------------------  ---------------
Series Issuance Date       $    ____


                          [INFORMATION TO BE PROVIDED]

    There can be no assurance that the Class Principal Balances of the Offered Notes will be reduced as indicated in the foregoing table, and the actual reductions in such Class Principal Balances may be slower (or, if an Event of Default occurs and is continuing and the Offered Notes have been declared due and payable, faster) than those indicated in the chart. See "Risk Factors" in the Prospectus for a discussion of various factors which may, individually or in the aggregate, affect the rate of reductions of the Class Principal Balances of the Offered Notes.

    Each Class becomes due on its Final Maturity Date. The entire unpaid principal amount of the Offered Notes will be due and payable on the date on which an Event of Default has occurred and is continuing, if the Indenture Trustee or holders of not less than a majority in principal amount of the Notes of all Series then outstanding have declared the Offered Notes to be immediately due and payable. See "Security for the Notes -- Events of Default; Rights Upon Event of Default" in the Prospectus.

OPTIONAL REDEMPTION


    The Offered Notes may be redeemed on any Payment Date commencing with the Payment Date on which the outstanding principal balance of the Offered Notes (after giving effect to payments that would otherwise be made on such date) has been reduced to less than five percent (5%) of the initial principal balance of the Offered Notes. Notice of such redemption will be given by the Trust to the Indenture Trustee and the Rating Agencies not less than 25 days nor more than 50 days prior to the date of redemption, and written notice shall also be given to each holder of Offered Notes to be redeemed by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the applicable date of redemption.


OVERCOLLATERALIZATION AMOUNT


    The 1998 TFO provides that the Trust, as the assignee of the Intangible Transition Property, is entitled to collect an additional amount for the Offered Notes (the "Overcollateralization Amount"), which is intended to enhance the likelihood that payments on the Offered Notes will be made in accordance with their respective Expected Amortization Schedules. The Overcollateralization Amount established in connection with the issuance of the Offered Notes will be [$4,320,000], which is 0.50 percent of the initial aggregate principal amount of the Offered Notes. The Overcollateralization Amount is scheduled to be collected over the life of the Offered Notes in accordance with the Schedule set forth hereinbelow. The Required Overcollateralization Level for the Offered Notes on each Payment Date is as follows:


                 REQUIRED OVERCOLLATERALIZATION LEVEL SCHEDULE

                                      REQUIRED                                                  REQUIRED
                                OVERCOLLATERALIZATION                                     OVERCOLLATERALIZATION
       PAYMENT DATE                     LEVEL                    PAYMENT DATE                     LEVEL
---------------------------  ---------------------------  ---------------------------  ---------------------------


                          [INFORMATION TO BE PROVIDED]

OTHER CREDIT ENHANCEMENT


    RESERVE SUBACCOUNT. IFC Collections available with respect to any Payment Date in excess of amounts necessary to make the Specified Payments (all as described under "Security for the Notes -- Allocations; Payments" in the Prospectus) will be allocated to the Reserve Subaccount. On each Payment Date, the Indenture Trustee will draw on amounts in the Reserve Subaccount, to the extent amounts available in the General Subaccount are insufficient to pay expenses of the Trust and to pay interest and make Scheduled Payments on the Notes and to make other payments and transfers in accordance with the terms of the Indenture.


    CAPITAL SUBACCOUNT. Upon the issuance of the Offered Notes, the Trust will retain proceeds in the amount of [$4,220,000], which is 0.50 percent of the initial aggregate Class Principal Balance for all of the Offered Notes less $100,000 in the aggregate for all series of Notes. Such amount is the Required Capital Level with respect to the Offered Notes and, together with the Required Capital Level with respect to any other Series of Notes, will be deposited into the Capital Subaccount. Withdrawals from and deposits to the Capital Subaccount will be made as described under "Security for the Notes -- Allocations; Payments" in the Prospectus.

ALLOCATIONS; PAYMENTS

    On each Payment Date, the Indenture Trustee will, at the direction of the Servicer, apply all amounts on deposit in the Collection Account in the manner described under "Security for the Notes -- Allocations; Payments" in the Prospectus.

               DESCRIPTION OF THE INTANGIBLE TRANSITION PROPERTY

1998 TFO


    The Funding Law authorizes the ICC to issue the 1998 TFO in favor of the Grantee at the request of Illinois Power to create and establish the 1998 ITP and to permit the Trust to issue the Offered Notes secured by the 1998 ITP. The total dollar amount of 1998 ITP authorized by the 1998 TFO is $1.634 billion, which represents the maximum dollar amount of IFC Charges which may be imposed and collected over time by the Servicer on behalf of the Trust without further action by the ICC. In its application for the 1998 TFO, based on certain assumptions set forth therein, including an assumption that the Notes will bear interest at a rate of 7.5% per annum, Illinois Power estimated $1.277 billion as the amount of IFC Charges which would be necessary to be billed through the Expected Maturity Date of all Classes of Offered Notes in order to pay interest and principal on the Offered Notes. The 1998 TFO also permits the sale of the Offered Notes in an aggregate principal amount not to exceed $864 million. The 1998 TFO is final and is no longer subject to appeal.


    The 1998 TFO creates and establishes, among other things, the 1998 ITP and authorizes the imposition and collection of the IFC Charges, which constitute separate nonbypassable usage-based charges expressed in cents per kilowatt-hour payable by Customers in an aggregate amount sufficient to repay in full the Offered Notes, fund the Overcollateralization Subaccount and pay all related fees and expenses. The 1998 TFO entitles the Trust, as the assignee of the 1998 ITP from the Grantee, to receive the payments made pursuant to the IFC Charges from all Customers through December 31, 2008 or, if later, until the Trust has received IFC Collections sufficient to retire all the outstanding Offered Notes and cover related fees and expenses. Subsequent Transitional Funding Orders may authorize and create additional Intangible Transition Property and additions to the IFC Charges in order to pay interest and principal on other Series of Notes to be issued in connection therewith, together with related fees, expenses and the Required Overcollateralization Level and Required Capital Level established with respect to such Series of Notes.

    The 1998 Authorized IFC Charges set forth in the 1998 TFO (which may be increased by the ICC in connection with the issuance of a subsequent Transitional Funding Order), which Illinois Power believes are higher than will actually be required, based on certain assumptions contained in its application for the 1998 TFO, are as follows:


                                                                                   IFC CHARGES
IFC CUSTOMER CLASS                                                               (CENTS PER KWH)
-----------------------------------------------------------------------------  -------------------
Residential                                                                              1.74
Small Commercial                                                                         1.64
Large Commercial                                                                         1.32
Municipal                                                                                1.54
Industrial Firm                                                                          1.00
Industrial High Load Factor Firm                                                         0.45
Industrial Non-Firm                                                                      0.26

    As required by the Funding Law, any increase in the amount of the IFC Charges for any of the IFC Customer Classes beyond the level of the 1998 Authorized IFC Charges for such IFC Customer Class set forth in the immediately preceding table shall require Illinois Power or any successor Utility thereto to file an amendatory tariff adjusting the amounts otherwise billable by Illinois Power or such successor Utility for Applicable Rates to offset the amount of such excess (or, if Illinois Power or such successor Utility shall have previously filed any such amendatory tariffs, the incremental amount of such excess).

    In connection with the issuance and pricing of the Offered Notes, Illinois Power filed the 1998 IFC Tariff with the ICC which provides for, among other things, certain revisions to the IFC Charges. The actual initial cents per kilowatt-hour IFC Charge payable by each of the seven (7) IFC Customer Classes beginning on the Series Issuance Date is as follows:


                                                                             IFC CHARGES
IFC CUSTOMER CLASS                                                         (CENTS PER KWH)
---------------------------------------------------------------------  -----------------------
Residential
Small Commercial
Large Commercial                                                              [TO BE PROVIDED]
Municipal
Industrial Firm
Industrial High Load Factor Firm
Industrial Non-Firm


ADJUSTMENTS TO INSTRUMENT FUNDING CHARGES

    The Servicing Agreement and the 1998 TFO require the Servicer to calculate and implement Adjustments to the IFC Charges which are designed to enhance the likelihood that the IFC Collections which are remitted to the Collection Account will be sufficient to make the Specified Payments. In addition, the IFC Charges will be increased in connection with the issuance of additional Notes pursuant to any subsequent Transitional Funding Order, to a level calculated to be sufficient over time to provide for, among other things, payment of all interest and principal in respect of all outstanding Notes.


    Each Adjustment will be calculated by the Servicer within the one-month period following the end of each Reconciliation Period. The Reconciliation Periods for the Offered Notes will be January 1 through June 30 and July 1 through December 31. The changes in IFC Charges, if any, resulting from an Adjustment will take effect on the first day of the second month following the applicable Reconciliation Period (each, an "Adjustment Date"). The initial Adjustment Date for the Offered Notes will be August 1, 1999.


    See "Description of the Intangible Transition Property -- Adjustments to Instrument Funding Charges" in the Prospectus.

                                  THE SERVICER

    The following information supplements that provided under the heading "The Servicer" in the Prospectus. For a more complete discussion of the Servicer, see "The Servicer" in the Prospectus.

                  [SUPPLEMENTAL FINANCIAL INFORMATION, IF ANY]

                                   SERVICING

GENERAL

    The Servicer will manage, service and administer, and make collections in respect of, the Intangible Transition Property pursuant to the Servicing Agreement between the Servicer and the Grantee. The Servicer may not resign from its obligations and duties under the Servicing Agreement unless certain requirements are met. The 1998 TFO does not require approval by the ICC of such resignation. For a detailed discussion of the Servicer's procedures, the manner in which payments from Customers are remitted to the Collection Account, and related matters, see "Servicing" in the Prospectus.


    The Servicer will be required by law to allow an Alternative Retail Electric Supplier ("ARES") who chooses to do so to bill customers for the services provided by the ARES and the services provided by the Servicer, including the IFC Charges, and thus will be required to allow such ARES to collect and remit IFC Charges. The Servicer will have certain rights and remedies with respect to such ARES as provided by the Amendatory Act and the 1998 TFO. See "Risk Factors -- Potential Servicing Issues -- Possible Payment Delays Caused by Reliance on Alternative Retail Electric Suppliers and Other Third-Party Collectors" and "Servicing -- Alternative Retail Electric Suppliers and Other Third-Party Collectors" in the Prospectus.


NO SERVICER ADVANCES

    The Servicer will not make any advances of interest or principal on the Offered Notes.

SERVICING COMPENSATION


    The Servicer will be entitled to receive a servicing fee on each Payment Date, in an amount: (a) equal to $540,000, for so long as IFC Charges are billed concurrently with charges otherwise billed by the Servicer to Customers or (b) not to exceed $3,240,000, if IFC Charges are not billed concurrently with charges otherwise billed by the Servicer to Customers. (Under the Servicing Agreement, Illinois Power or any successor thereto is required to bill IFC Charges concurrently with charges for electric service or Applicable Rates, so long as Illinois Power or such successor is billing Customers for such electric service or Applicable Rates.) The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent funds are available therefor as described under "Security for the Notes -- Allocations; Payments" in the Prospectus. The Servicing Fee will be paid prior to the payment of any amounts in respect of interest on and principal of the Offered Notes. The Servicer will be entitled to retain as additional compensation net investment income on IFC Payments received by the Servicer prior to remittance thereof to the Collection Account and the portion of late fees, if any, paid by Customers relating to the IFC Payments.


STATEMENTS BY SERVICER


    The Servicer will provide the statements and reports described under "Servicing -- Statements by Servicer" in the Prospectus.

                MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES



    Illinois Power has received a ruling from the IRS holding that, among other things, (a) the Trust's issuance of the Offered Notes will not result in gross income to Illinois Power and (b) the Offered Notes will be obligations of Illinois Power. See "Material United States Federal Tax Consequences" in the Prospectus.


    The Indenture provides that a Noteholder and any persons holding a beneficial interest in the Offered Notes, by acquiring any Offered Note or interest therein, agrees to treat the Offered Note as indebtedness of Illinois Power secured by the Note Collateral for purposes of federal, state and local income and franchise taxes, and any other taxes imposed upon, measured by, or based upon gross or net income, unless otherwise required by appropriate taxing authorities.


    For a discussion of material United States federal income and estate tax consequences relevant to the purchase, ownership and disposition of the Notes by the initial beneficial owners thereof, see "Material United States Federal Tax Consequences" in the Prospectus.

                                  UNDERWRITING


    Subject to the terms and conditions set forth in the Underwriting Agreement, the Trust has agreed to sell to each of the Underwriters named below (the "Underwriters"), and each of the Underwriters, for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated is acting as representative, has severally agreed to purchase, the respective principal amounts of the Offered Notes set forth opposite its name below.



                                           CLASS A-1    CLASS A-2    CLASS A-3    CLASS A-4    CLASS A-5    CLASS A-6    CLASS A-7
NAME                                         NOTES        NOTES        NOTES        NOTES        NOTES        NOTES        NOTES
----------------------------------------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated..................
Salomon Smith Barney Inc................
Chase Securities Inc....................
Donaldson, Lufkin & Jenrette Securities
  Corporation...........................
First Chicago Capital Markets, Inc......
NationsBanc Montgomery Securities LLC...
ABN AMRO Incorporated...................
A.G. Edwards & Sons, Inc................
J.P. Morgan Securities Inc..............
Loop Capital Markets, LLC...............
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
Total...................................   $            $            $            $            $            $            $
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------
                                          -----------  -----------  -----------  -----------  -----------  -----------  -----------


    Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and to pay for all of the Offered Notes offered hereby, if any are taken.


    The Underwriters propose to offer the Offered Notes in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and in part to certain securities dealers at such price
less a concession not in excess of     percent of the principal amount of the
Class A-1 Notes,     percent of the principal amount of the Class A-2 Notes,
    percent of the principal amount of the Class A-3 Notes,     percent of the
principal amount of the Class A-4 Notes,
percent of the principal amount of the Class A-5 Notes,     percent of the
principal amount of the Class A-6 Notes, and     percent of the principal amount
of the Class A-7 Notes. The Underwriters may allow and such dealers may reallow
a concession, not in excess of     percent of the principal amount of the Class
A-1 Notes,     percent of the principal amount of the Class A-2 Notes,
percent of the principal amount of the Class A-3 Notes,     percent of the
principal amount of the Class A-4 Notes,     percent of the principal amount of
the Class A-5 Notes,     percent of the principal amount of the Class A-6 Notes,
and     percent of the principal amount of the Class A-7 Notes. After the
Offered Notes are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.


    The Offered Notes are a new issue of securities with no established trading market. The Offered Notes will not be listed on any securities exchange. The Trust has been advised by the Underwriters that they intend to make a market in the Offered Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Offered Notes.

    In connection with the offering, the Underwriters may purchase and sell the Offered Notes in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the Offered Notes; and syndicate short positions involve the sale by the Underwriters of a greater number of Offered Notes than they are required to purchase from the Trust in the offering. The Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the Offered Notes sold in the offering for their account may be reclaimed by the syndicate if such Offered Notes are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the Offered Notes, which may be higher than the price that might otherwise prevail in the open market; and these activities, if commenced, may be discontinued at any time.

    Under the terms of the Underwriting Agreement, the Trust has agreed to reimburse the Underwriters for certain expenses.

    The Grantee and Illinois Power have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act.

                                    RATINGS

    It is a condition of issuance of the Offered Notes that the Offered Notes be
rated [     ] by Duff & Phelps Credit Rating Company, [     ] by Fitch IBCA,
Inc., [     ] by Moody's Investors Service, Inc. and [     ] by Standard &
Poor's, a division of The McGraw-Hill Companies, Inc. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Offered Note, and, accordingly, there can be no assurance that the ratings assigned to any Class of Offered Notes upon initial issuance will not be revised or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Offered Notes is revised or withdrawn, the liquidity of such Class of Offered Notes may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the rate of principal payments.

                                 LEGAL MATTERS


    Certain legal matters relating to the issuance of the Offered Notes will be passed upon for the Trust by Schiff Hardin & Waite, Chicago, Illinois, counsel to Illinois Power and for the Underwriters by Brown & Wood LLP, New York, New York. Certain legal matters relating to the United States federal tax consequences of the issuance of the Offered Notes will be passed upon for the Trust by Mayer Brown & Platt, Chicago, Illinois, counsel to Illinois Power. Certain legal matters relating to the Trust will be passed upon for the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware.

                         INDEX OF PRINCIPAL DEFINITIONS

    Set forth below is a list of the defined terms used in this Prospectus Supplement and defined herein and the pages on which the definitions of such terms may be found herein. Certain defined terms used in this Prospectus Supplement are defined in the Prospectus. See "Index of Principal Definitions" in the Prospectus.


DEFINED TERM                                                                                       DEFINED ON PAGE
-------------------------------------------------------------------------------------------------  ---------------
1998 Authorized IFC Charges......................................................................            S-7
1998 IFC Tariff..................................................................................            S-7
1998 ITP.........................................................................................            S-6
1998 TFO.........................................................................................            S-4

Adjustment Date..................................................................................           S-18
Administration Agreement.........................................................................            S-6
Administrator....................................................................................            S-6
ARES.............................................................................................           S-19

Book-Entry Note..................................................................................           S-12

Capital Subaccount...............................................................................           S-10
Cede.............................................................................................           S-12
Class............................................................................................            S-5
Class Principal Balance..........................................................................            S-5
Code.............................................................................................           S-13
Commission.......................................................................................            S-3
Customers........................................................................................            S-7

Delaware Trustee.................................................................................            S-6
DTC..............................................................................................            S-3

ERISA............................................................................................           S-13
Exchange Act.....................................................................................            S-3
Expected Maturity Date...........................................................................            S-8

Final Maturity Date..............................................................................            S-8

General Subaccount...............................................................................           S-10
Grantee..........................................................................................            S-3

Illinois Power...................................................................................            S-6
Indenture Trustee................................................................................            S-6
IRS..............................................................................................           S-12

Note Interest Rate...............................................................................           S-14
Noteholders......................................................................................            S-3
Notes............................................................................................           S-14

Offered Notes....................................................................................            S-4
Original Note Principal Balance..................................................................            S-5
Overcollateralization Amount.....................................................................           S-16
Overcollateralization Subaccount.................................................................           S-10

Payment Date.....................................................................................       S-2, S-8
Prospectus.......................................................................................            S-2

Rating Agency....................................................................................           S-12
Record Date......................................................................................            S-8
Required Overcollateralization Level.............................................................           S-10
Reserve Subaccount...............................................................................           S-10

DEFINED TERM                                                                                       DEFINED ON PAGE
-------------------------------------------------------------------------------------------------  ---------------
Series Issuance Date.............................................................................            S-4
Servicer.........................................................................................            S-6
Servicing Fee....................................................................................           S-11
Specified Payments...............................................................................            S-5

Trust............................................................................................            S-6
Trust Agreement..................................................................................            S-6

Underwriters.....................................................................................           S-21



             (THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

                 SUBJECT TO COMPLETION, DATED DECEMBER 4, 1998.


INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                      ILLINOIS POWER SPECIAL PURPOSE TRUST
                        TRANSITIONAL FUNDING TRUST NOTES
                               ISSUABLE IN SERIES
                                ----------------


                             ILLINOIS POWER COMPANY
                                    SERVICER

                                ---------------


    The Illinois Power Special Purpose Trust Transitional Funding Trust Notes (the "Notes") offered hereby in an aggregate principal amount of up to $864,000,000 may be sold from time to time in series (each, a "Series"), each of which may be comprised of one or more classes (each, a "Class"), as described in the related Prospectus Supplement. Each Series of Notes will be issued by the Illinois Power Special Purpose Trust (the "Trust"), a Delaware business trust to be created under a Declaration of Trust (the "Trust Agreement"), by and among a Delaware trustee (the "Delaware Trustee") and Beneficiary Trustees to be named
in the related Prospectus Supplement.              (CONTINUED ON FOLLOWING PAGE)


                            ------------------------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


    PROSPECTIVE INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE INFORMATION SET FORTH UNDER THE CAPTION "RISK FACTORS," WHICH BEGINS ON PAGE 29 HEREIN.



    THE NOTES OFFERED HEREBY DO NOT CONSTITUTE A DEBT, LIABILITY OR OTHER OBLIGATION OF THE STATE OF ILLINOIS OR OF ANY POLITICAL SUBDIVISION, AGENCY OR INSTRUMENTALITY THEREOF AND DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF ILLINOIS POWER COMPANY OR ANY OF ITS AFFILIATES. NONE OF THE NOTES OR THE UNDERLYING INTANGIBLE TRANSITION PROPERTY WILL BE GUARANTEED OR INSURED BY ILLINOIS POWER COMPANY OR ITS AFFILIATES.



    THE INTANGIBLE TRANSITION PROPERTY ASSIGNED TO THE TRUST BY THE GRANTEE, CERTAIN OTHER ASSETS OF THE TRUST AND PAYMENTS ON ANY RELATED SWAP AGREEMENT (SOLELY WITH RESPECT TO CLASSES OF NOTES BEARING INTEREST AT FLOATING RATES), WILL BE THE SOLE SOURCE OF PAYMENTS ON THE NOTES. NEITHER ILLINOIS POWER COMPANY NOR ANY OF ITS AFFILIATES WILL HAVE ANY OBLIGATIONS IN RESPECT OF THE NOTES OR THE INTANGIBLE TRANSITION PROPERTY, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN THE RELATED PROSPECTUS SUPPLEMENT.



    TRANSITIONAL FUNDING ORDERS AUTHORIZING THE ISSUANCE OF THE NOTES DO NOT CONSTITUTE A PLEDGE OF THE FULL FAITH AND CREDIT OF THE STATE OF ILLINOIS OR OF ANY OF ITS POLITICAL SUBDIVISIONS. THE ISSUANCE OF THE NOTES UNDER THE FUNDING LAW SHALL NOT DIRECTLY, INDIRECTLY OR CONTINGENTLY OBLIGATE THE STATE OF ILLINOIS OR ANY POLITICAL SUBDIVISION THEREOF TO LEVY OR TO PLEDGE ANY FORM OF TAXATION THEREFOR OR TO MAKE ANY APPROPRIATION FOR THEIR PAYMENT.


    THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF SECURITIES OFFERED HEREBY UNLESS ACCOMPANIED BY THE RELATED PROSPECTUS SUPPLEMENT.


    Prospective investors should refer to the "Index of Principal Definitions" which begins on page 121 herein for the location of the definitions of capitalized terms that appear in this Prospectus.



                               December   , 1998.

(CONTINUED FROM PREVIOUS PAGE)


    The Notes will be secured primarily by the Intangible Transition Property, as described under "Prospectus Summary--Intangible Transition Property" and "Description of the Intangible Transition Property." The Intangible Transition Property, among other things, will represent a current right to receive certain nonbypassable usage-based per kilowatt-hour charges to be imposed against certain customers of Illinois Power Company. Collection of these charges will be the primary source of payment of principal and interest on the Notes.


    The Trust will issue to investors separate Series of Notes from time to time upon terms determined at the time of sale and described in the related Prospectus Supplement. Each Series may be issuable in one or more Classes. A Series may include Classes which differ as to the interest rate, timing, sequential order and amount of distributions of principal or interest, or both, or otherwise. As more specifically described under "Security for the Notes--Allocations; Payments," the Trust will use all payments made with respect to Intangible Transition Property (including net investment earnings thereon) to pay certain expenses described in this Prospectus, interest due on the Notes and principal payable on the Notes, allocated among the Series and Classes of Notes based on the priorities described in this Prospectus and in the related Prospectus Supplement, except that investment earnings on amounts on deposit in the Collection Account shall, to the extent such amounts are not otherwise required to make other payments described herein, or in the related Prospectus Supplement, be paid to the Trust or as it directs. All principal not previously paid, if any, on any Note will be due and payable on the Final Maturity Date of such Note. While the specific terms of any Series of Notes (and the Classes, if any, thereof) will be described in the related Prospectus Supplement, the terms of such Series and any Classes thereof will not be subject to prior review by, or consent of, the holders of the Notes of any previously issued Series.


    Offers of the Notes of a Series may be made through one or more different methods, including offerings through underwriters, as described under "Plan of Distribution" herein and "Underwriting" in the related Prospectus Supplement. There will have been no secondary market for the Notes of any Series prior to the offering thereof. There can be no assurance that a secondary market for any Series of Notes will develop or, if one does develop, that it will continue. It is not anticipated that any of the Notes will be listed on any securities exchange.


    No dealer, salesperson, or any other person has been authorized to give any information, or to make any representations, other than those contained in this Prospectus or the related Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Illinois Power, the Trust, the Grantee or any dealer, salesperson, or any other person. Neither the delivery of this Prospectus or the related Prospectus Supplement nor any sale made hereunder or thereunder shall under any circumstances create an implication that there has been no change in the information herein or therein since the date hereof. This Prospectus and the related Prospectus Supplement do not constitute an offer to sell or a solicitation of an offer to buy any security in any jurisdiction in which it is unlawful to make such offer or solicitation.



    UNTIL 90 DAYS AFTER THE DATE OF EACH PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE RELATED SERIES OF NOTES, WHETHER OR NOT PARTICIPATING IN THE DISTRIBUTION THEREOF, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                             AVAILABLE INFORMATION

    The Grantee has filed with the Securities and Exchange Commission (the "Commission") a registration statement (as amended, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Notes. This Prospectus, which forms a part of the Registration

Statement, and any Prospectus Supplement describe all material terms of each document filed as an exhibit to the Registration Statement; however, this Prospectus and any Prospectus Supplement do not contain all of the information contained in the Registration Statement and the exhibits thereto. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference. For further information, reference is made to the Registration Statement and the exhibits thereto, which are available for inspection without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement and exhibits thereto may be obtained at the above locations at prescribed rates. Information filed with the Commission can also be inspected at the Commission's site on the World Wide Web at http://www.sec.gov.


    The Grantee will file with the SEC such periodic reports with respect to each Series of Notes as are required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules, regulations or orders of the SEC thereunder. The Grantee may discontinue filing periodic reports under the Exchange Act at the beginning of the fiscal year following the issuance of the Notes of any Series if there are fewer than 300 holders of such Notes.


                               REPORTS TO HOLDERS

    Unless and until the Notes are no longer issued in book-entry form, the Servicer will provide to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Notes, and, upon request, to Participants of DTC, periodic reports concerning the Notes. See "Security for the Notes--Reports to Noteholders." Such reports may be made available to the holders of interests in the Notes (the "Noteholders") upon request to their Participants. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The financial information provided to Noteholders will not be examined and reported upon, nor will an opinion thereon be provided, by any independent public accountant.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All reports and other documents filed by the Grantee pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be part hereof. Any statement contained herein or in a Prospectus Supplement, or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus and any Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement.


    The Grantee will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any of or all the documents incorporated herein by reference (other than exhibits to such documents). Requests for such copies should be directed to the Grantee at Illinois Power Securitization Limited Liability Company at 500 South 27th Street, Decatur, Illinois 62521, or by telephone at (217) 424-7568,
Attention: Daniel L. Mortland.

                             PROSPECTUS SUPPLEMENT


    The Prospectus Supplement for a Series of Notes will describe, among other things, the following terms of such Series and, if applicable, the Classes thereof: (a) the designation of the Series and, if applicable, the Classes thereof, (b) the principal amount, (c) the annual rate at which interest accrues, or if the Trust has entered into a Swap Agreement with respect to such Series, the index on which a variable rate of interest will be based, (d) the dates on which payments of interest and principal are scheduled to occur, (e) the Expected Maturity Date and the Final Maturity Date of such Series, (f) the initial Adjustment Date of, and the Reconciliation Period for such Series, (g) the issuance date of the Series, (h) the place or places for the payment of principal and interest, (i) the authorized denominations, (j) the provisions for optional redemption of such Series or Class by the Trust, (k) the Expected Amortization Schedule for principal of such Series and, if applicable, the Classes thereof, (l) the initial IFC Charges authorized in connection with the issuance of such Series by the related Transitional Funding Order, and the IFC Charges imposed as of the date of issuance of such Series, (m) the total dollar amount of Intangible Transition Property authorized by the related Transitional Funding Order, (n) any other material terms of such Series and any Class thereof that are not inconsistent with the provisions of the Notes and that will not result in any Rating Agency reducing or withdrawing its then current rating of any outstanding Series or Class of Notes, (o) the identity of the Indenture Trustee, the Delaware Trustee and the Beneficiary Trustees, and (p) the terms of any Swap Agreement executed solely to permit the issuance of Floating Rate Notes and the identity of any Swap Counterparty related thereto.

                               TABLE OF CONTENTS


                                                                                                                PAGE
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PROSPECTUS SUMMARY.........................................................................................           9

RISK FACTORS...............................................................................................          29
  Uncertainties Associated with Unusual Asset Type.........................................................          29
  Legal Challenges Which Could Adversely Affect Noteholders................................................          29
  Possible Payment Delays or Losses as a Result of Amendment or Repeal of Amendatory Act or Breach of State
    Pledge.................................................................................................          30
  Limit on Amount of Intangible Transition Property Available to Pay Notes.................................          31
  Potential Servicing Issues...............................................................................          31
    Reliance on Illinois Power as Servicer.................................................................          31
    Possible Payment Delays Caused by Inaccurate Usage and Credit Projections..............................          32
    Possible Payment Delays Caused by Changes in Payment Terms of Customers................................          32
    Limited Information Regarding Customers................................................................          32
    Possible Payment Delays Caused by Reliance on Alternative Retail Electric Suppliers and Other
     Third-Party Collectors................................................................................          33
    Possible Payment Delays Caused by Commingling of IFC Payments With Servicer's Other Funds..............          33
    Possible Payment Delays as a Result of Year 2000 Issues--Year 2000 Readiness Disclosure................          34
  Uncertainties Related to the Electric Industry Generally.................................................          34
    Untried New Illinois Market Structure..................................................................          34
    Shrinking Customer Base as a Result of Technological Change............................................          35
    Shrinking Customer Base as a Result of Municipalization................................................          36
    Possible Payment Delays Caused by Changes in General Economic Conditions and Electricity Usage.........          36
  Uncertainties Caused by Changing Regulatory and Legislative Environment..................................          37
  Reduction in Amount of Revenue From Applicable Rates.....................................................          37
  Bankruptcy and Creditors' Rights Issues..................................................................          40
    Possible Adverse Effect on Noteholders as a Result of the Bankruptcy of Illinois Power, the Grantee or
     the Trust.............................................................................................          40
    Possible Adverse Effect on Noteholders as a Result of the Bankruptcy of the Servicer...................          42
  Nature of the Notes......................................................................................          43
    Limited Liquidity......................................................................................          43
    Restrictions on Book-Entry Registration................................................................          43
    Limited Sources of Payment for the Notes and Limited Credit Enhancement................................          43
    Effect of Additional Series of Notes or Other Transitional Funding Orders on Outstanding Notes.........          44
    Limited Nature of Ratings..............................................................................          44
    Uncertain Payment Amounts and Weighted Average Life....................................................          45
    Effect of Optional Redemption on Weighted Average Life and Yield.......................................          45
    Additional Risks of Floating Rate Notes................................................................          45

ELECTRIC INDUSTRY RESTRUCTURING IN ILLINOIS................................................................          46
  General..................................................................................................          46
  Amendatory Act Overview..................................................................................          46
  Transition Charges.......................................................................................          46
  Transition Period........................................................................................          48
  Alternative Retail Electric Suppliers....................................................................          49
  Competitive Services.....................................................................................          49
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  Federal Initiatives; Increased Competition...............................................................          50

DESCRIPTION OF THE INTANGIBLE TRANSITION PROPERTY..........................................................          50
  Creation of Intangible Transition Property Under the Funding Law.........................................          50
  Limitations on the Amounts of Transitional Funding Instruments, Intangible Transition Property and
    Instrument Funding Charges Which Can Be Authorized; Permitted Use of Proceeds..........................          52
  Imposition and Collection of Instrument Funding Charges; Adjustment Mechanism............................          53
  The Transitional Funding Order Issued at the Request of Illinois Power...................................          54
  Transactions Pursuant to the Transitional Funding Order..................................................          56
  Nonbypassable IFC Charges................................................................................          57
  Adjustments to IFC Charges...............................................................................          57
  Sale and Assignment of Intangible Transition Property....................................................          58
  Grant Agreement..........................................................................................          59
    Representations and Warranties of Illinois Power.......................................................          60
    Covenants of Illinois Power............................................................................          62
    Amendment of Grant Agreements..........................................................................          64
    Indemnification Obligations of Illinois Power..........................................................          64
  Sale Agreement...........................................................................................          65
    Representations and Warranties of Grantee..............................................................          65
    Covenants of the Grantee...............................................................................          67
    Amendment of Sale Agreements...........................................................................          68
    Indemnification Obligations of the Grantee.............................................................          69

CERTAIN PAYMENT, WEIGHTED AVERAGE LIFE AND YIELD CONSIDERATIONS............................................          70

THE TRUST..................................................................................................          71

THE GRANTEE................................................................................................          72
  Managers and Officers....................................................................................          73

THE SERVICER...............................................................................................          74
  General..................................................................................................          74
  Illinois Power Customer Base, Electric Energy Consumption and Base Rates.................................          74
  Forecasting Electricity Consumption......................................................................          77
  Forecast Variances.......................................................................................          78
  Credit Policy; Billing; Collections; Restoration of Service..............................................          79
    Credit Policy..........................................................................................          79
    Billing Process........................................................................................          79
    Collection Process.....................................................................................          80
    Restoration of Service.................................................................................          81
  Loss and Delinquency Experience..........................................................................          81
  Delinquencies............................................................................................          82
  Year 2000 Issues--Year 2000 Readiness Disclosure.........................................................          83

SERVICING..................................................................................................          84
  Servicing Procedures.....................................................................................          84
  Servicing Standards and Covenants........................................................................          85
  Remittances to Collection Account........................................................................          86
  No Servicer Advances.....................................................................................          87
  Servicing Compensation...................................................................................          87
  Alternative Retail Electric Suppliers and Other Third-Party Collectors...................................          87
  Servicer Representations and Warranties..................................................................          89
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  Statements by Servicer...................................................................................          89
  Evidence as to Compliance................................................................................          89
  Certain Matters Regarding the Servicer...................................................................          90
  Servicer Defaults........................................................................................          90
  Rights Upon Servicer Default.............................................................................          91
  Waiver of Past Defaults..................................................................................          91
  Successor Servicer.......................................................................................          91
  Amendment................................................................................................          92
  Termination..............................................................................................          92

DESCRIPTION OF THE NOTES...................................................................................          92
  General..................................................................................................          92
  Interest and Principal...................................................................................          93
  Payments on the Notes....................................................................................          94
  Floating Rate Notes......................................................................................          95
  No Third-Party Credit Enhancement........................................................................          95
  Registration and Transfer of the Notes...................................................................          95
  Book-Entry Registration..................................................................................          96
  Definitive Notes.........................................................................................          98
  Optional Redemption......................................................................................          99
  Conditions of Issuance of Additional Series and Acquisition of Subsequent Intangible Transition
    Property...............................................................................................         100
  List of Noteholders......................................................................................         100

SECURITY FOR THE NOTES.....................................................................................         101
  General..................................................................................................         101
  Pledge of Note Collateral................................................................................         101
  Security Interest in Note Collateral.....................................................................         101
    Creation and Perfection of Security Interest in Intangible Transition Property Under the Funding Law...         101
    Right of Foreclosure...................................................................................         102
    Filings Made With Respect to the Intangible Transition Property........................................         102
  Security Interest in Additional Note Collateral..........................................................         102
  Description of Indenture Accounts........................................................................         103
    Collection Account.....................................................................................         103
    General Subaccount.....................................................................................         103
    Reserve Subaccount.....................................................................................         104
    Overcollateralization Subaccount.......................................................................         104
    Capital Subaccount.....................................................................................         104
  Allocations; Payments....................................................................................         104
  State Pledge.............................................................................................         106
  Reports to Noteholders...................................................................................         106
  Supplemental Indentures..................................................................................         107
  Certain Covenants of the Delaware Trustee and the Trust..................................................         107
  Events of Default; Rights Upon Event of Default..........................................................         109
  Actions by Noteholders...................................................................................         111
  Annual Compliance Statement..............................................................................         111

MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES............................................................         111
  Tax Consequences to United States Noteholders............................................................         112
    United States Noteholder...............................................................................         112
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    Payments of Interest...................................................................................         112
    Original Issue Discount................................................................................         112
    Market Discount and Premium............................................................................         113
    Sale, Exchanges, Redemption or Retirement of the Notes.................................................         113
  Tax Consequences to Non-United States Noteholders........................................................         113
  Backup Withholding and Information Reporting.............................................................         115

ERISA CONSIDERATIONS.......................................................................................         117

USE OF PROCEEDS............................................................................................         119

PLAN OF DISTRIBUTION.......................................................................................         119

RATINGS....................................................................................................         120

LEGAL MATTERS..............................................................................................         120

EXPERTS....................................................................................................         120

INDEX OF PRINCIPAL DEFINITIONS.............................................................................         121

INDEX OF FINANCIAL STATEMENTS..............................................................................         F-1
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                               PROSPECTUS SUMMARY


    THE FOLLOWING PROSPECTUS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE
TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY
REFERENCE TO THE INFORMATION WITH RESPECT TO EACH SERIES OF NOTES CONTAINED IN
THE RELATED PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED BUT NOT DEFINED IN
THIS PROSPECTUS SUMMARY HAVE THE MEANINGS ASCRIBED TO SUCH TERMS ELSEWHERE IN
THIS PROSPECTUS. THE INDEX OF PRINCIPAL DEFINITIONS WHICH BEGINS ON PAGE 121
SETS FORTH THE PAGES ON WHICH THE DEFINITIONS OF CERTAIN PRINCIPAL TERMS APPEAR.



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Transaction Overview..............  The Illinois Electric Utility Transitional Funding Law
                                    of 1997 (the "Funding Law") permits Illinois electric
                                    utilities (each, a "Utility", and collectively, the
                                    "Utilities"), including Illinois Power Company, an
                                    Illinois corporation ("Illinois Power"), and other
                                    permitted issuers, including the Trust, to issue
                                    transitional funding instruments, such as the
                                    Transitional Funding Trust Notes (the "Notes"). The
                                    Funding Law was one portion of Public Act 90-561 (the
                                    "Amendatory Act") which amended the Illinois Public
                                    Utilities Act (as so amended, the "Act") and became law
                                    on December 16, 1997.

                                    Pursuant to the Funding Law, the Illinois Commerce
                                    Commission (the "ICC") has issued and may hereafter
                                    issue one or more Transitional Funding Orders in favor
                                    of the Grantee at the request of Illinois Power each of
                                    which provides, or will provide, among other things, for
                                    the creation of Intangible Transition Property and the
                                    vesting thereof in the Grantee. The Intangible
                                    Transition Property created by each Transitional Funding
                                    Order, among other things, represents the right to
                                    impose and receive certain nonbypassable usage-based
                                    charges (expressed in cents per kilowatt-hour) from
                                    Customers, and all related revenues, collections,
                                    claims, payments, money or proceeds thereof. These
                                    charges are nonbypassable in that Customers cannot avoid
                                    paying them regardless of from whom their electricity is
                                    purchased; provided, however, that such charges must be
                                    deducted from amounts which could otherwise be billed by
                                    Illinois Power (or its successor) or other provider of
                                    electric service to such Customers on account of its
                                    tariffed rates (or, in the case of Customers not taking
                                    tariffed services on account of private contracts, from
                                    the charges and rates for the equivalent services
                                    provided by Illinois Power). Illinois Power will enter
                                    into one or more Agreements Relating to Grant of
                                    Intangible Transition Property (each, a "Grant
                                    Agreement" and collectively, the "Grant Agreements"),
                                    relating to the grant by the ICC to the Grantee of all
                                    of the rights in and to the Intangible Transition
                                    Property created by the related Transitional Funding
                                    Order and containing certain representations, warranties
                                    and covenants with respect to such Intangible Transition
                                    Property.

                                    Pursuant to one or more Intangible Transition Property
                                    Sale Agreements between the Grantee and the Trust (each,
                                    a "Sale Agreement" and collectively, the "Sale
                                    Agreements"), the
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                                    Grantee has assigned or may further assign its rights
                                    in, to and under the Intangible Transition Property
                                    created by the related Transitional Funding Order, the
                                    Servicing Agreement and certain other related assets to
                                    the Trust. The Trust, whose primary asset will be all of
                                    the Intangible Transition Property transferred to the
                                    Trust pursuant to the Sale Agreements, will issue the
                                    Notes, which will be sold to the underwriters named in
                                    each Prospectus Supplement.

                                    The Notes will be secured primarily by all of the
                                    Intangible Transition Property. The Notes also will be
                                    secured by the Grant Agreements, the Sale Agreements and
                                    the Intangible Transition Property Servicing Agreement
                                    between the Servicer and the Grantee (the "Servicing
                                    Agreement"); the Collection Account and all amounts of
                                    cash or investment property on deposit therein or
                                    credited thereto from time to time; with respect to
                                    Floating Rate Notes only, any interest rate exchange
                                    agreements (each, a "Swap Agreement") entered into with
                                    respect to the issuance of such Floating Rate Notes; all
                                    rights to compel Illinois Power, as Servicer (or any
                                    successor) to file for and obtain adjustments to the IFC
                                    Charges in accordance with Section 18-104(d) of the Act;
                                    the Transitional Funding Orders and all tariffs filed
                                    with the ICC in connection therewith (each, an "IFC
                                    Tariff"); all present and future claims, demands, causes
                                    and choses in action in respect of any or all of the
                                    foregoing; and all payments on or under and all proceeds
                                    in respect of any or all of the foregoing. See "Security
                                    for the Notes."

                                    The IFC Charges will be calculated and adjusted from
                                    time to time to generate projected revenues expected to
                                    be sufficient over time to (a) pay interest and make
                                    Scheduled Payments on the Notes, (b) pay all related
                                    fees and expenses of the Trust and the Grantee,
                                    including the Servicing Fee and any Administration Fee,
                                    (c) replenish the Capital Subaccount up to the Required
                                    Capital Level, and (d) fund and maintain the
                                    Overcollateralization Subaccount up to the Required
                                    Overcollateralization Level. These payments are
                                    collectively referred to herein as the "Specified
                                    Payments."

                                    To enhance the likelihood of timely recovery of the
                                    amounts necessary to make the Specified Payments, the
                                    IFC Charges may be adjusted from time to time through
                                    Adjustments, as described under "Description of the
                                    Intangible Transition Property--Adjustments to IFC
                                    Charges" over the term of each Series of Notes.

                                    The following diagram represents a general summary of
                                    the parties to the transactions contemplated hereby,
                                    their roles and their various relationship to the other
                                    parties.
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Risk Factors......................  Investors should consider the risks associated with an investment in the Notes. For a discussion of certain
                                    material risks associated therewith, investors should
                                    review the discussion under "Risk Factors" which begins
                                    on page 29.

Servicer/Administrator............  Illinois Power, a subsidiary of Illinova Corporation, an
                                    Illinois corporation ("Illinova"), will act as the
                                    initial servicer (in such capacity, and together with
                                    any successor servicer, the "Servicer") of the
                                    Intangible Transition Property pursuant to the terms of
                                    the Servicing Agreement, and as the initial
                                    administrator (in such capacity, and together with any
                                    successor administrator, the "Administrator") of the
                                    Grantee pursuant to the terms of an Administration
                                    Agreement between the Grantee and the Administrator (the
                                    "Administration Agreement").

                                    Illinois Power is a public utility primarily engaged in
                                    the business of generating, transmitting and
                                    distributing electric energy to customers in areas of
                                    central and southwestern Illinois, including the cities
                                    of Bloomington, Normal, Galesburg, Decatur,
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                                    Champaign, Urbana, Danville, Centralia, Belleville,
                                    Edwardsville and Granite City. See "The Servicer."

Grantee...........................  The grantee of the Intangible Transition Property will be Illinois Power Securitization Limited Liability
                                    Company, a special purpose Delaware limited liability
                                    company (the "Grantee"), whose sole member is Illinois
                                    Power. In accordance with the Funding Law and each
                                    Transitional Funding Order, the Grantee shall be a
                                    grantee of the Intangible Transition Property,
                                    authorized to assign such Intangible Transition Property
                                    to the Trust as an assignee. Pursuant to a Sale
                                    Agreement, the Grantee will sell and assign all of its
                                    right, title and interest in the Intangible Transition
                                    Property, the Servicing Agreement and certain other
                                    related assets to the Trust.

Trust.............................  The issuer of the Notes will be the Illinois Power
                                    Special Purpose Trust (the "Trust"), a Delaware business
                                    trust. In accordance with the Funding Law and the
                                    related Transitional Funding Order, the Trust shall be
                                    entitled to receive the Intangible Transition Property
                                    created by such Transitional Funding Order as assignee
                                    of the Grantee, and shall be authorized to issue Notes
                                    as transitional funding instruments.

Trust Assets......................  The assets of the Trust will consist of the Intangible
                                    Transition Property and the other Note Collateral,
                                    including proceeds of the issuance retained by the Trust
                                    in an amount specified in each Prospectus Supplement
                                    which will be sufficient to meet certain reserve
                                    requirements of the Indenture (the "Indenture") between
                                    the Trust and the Indenture Trustee.

Delaware Trustee..................  A Delaware entity (the "Delaware Trustee") shall be named as trustee under the Declaration of Trust (the
                                    "Trust Agreement"), as set forth in each Prospectus
                                    Supplement. The Delaware Trustee will manage the Trust
                                    pursuant to the Trust Agreement.

Beneficiary Trustees..............  The individuals named in the related Prospectus
                                    Supplement as Beneficiary Trustees shall serve as
                                    Beneficiary Trustees (each, a "Beneficiary Trustee") of
                                    the Trust. The Beneficiary Trustees will execute and
                                    file the Registration Statement and certain related
                                    documents, register the Notes with the applicable state
                                    securities commissions and take other necessary or
                                    appropriate related actions.

The Notes.........................  The Notes will be issued in series (each, a "Series"), and each Series of Notes may be issued in one or more
                                    classes (each, a "Class"). Each Series and Class of
                                    Notes will be in an initial aggregate principal amount,
                                    and will bear interest at a rate described in the
                                    related Prospectus Supplement and will be at least PARI
                                    PASSU in right of payment with any subsequent Series and
                                    Class of Notes. The Notes will be issued under the
                                    Indenture.

                                    The Indenture provides that collections received with
                                    respect to the Intangible Transition Property ("IFC
                                    Collections") will be
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                                    used, among other things, to pay (a) fees payable to the
                                    Delaware Trustee, the Indenture Trustee, the Servicer
                                    and the Administrator; (b) all other fees, costs,
                                    expenses and indemnities of the Trust (together with the
                                    fees described in (a) above, "Operating Expenses"); and
                                    (c) interest (including amounts, if any, payable with
                                    respect to any Swap Agreement entered into with respect
                                    to the issuance of any Floating Rate Notes) due on the
                                    Notes and principal payable on the Notes, allocated
                                    among the Series and Classes of Notes based on the
                                    priorities described herein and in the related
                                    Prospectus Supplement, until each outstanding Series and
                                    Class of Notes is retired. However, as described under
                                    "Description of the Notes--Interest and Principal,"
                                    unless an Event of Default has occurred and is
                                    continuing and the Notes have been declared due and
                                    payable, principal on the Notes on any Payment Date will
                                    only be paid until the outstanding principal balance of
                                    the Notes has been reduced to the principal balance
                                    specified in the Expected Amortization Schedule for such
                                    Payment Date. To the extent that, with respect to any
                                    Payment Date, amounts on deposit in certain subaccounts
                                    of the Collection Account are insufficient to reduce the
                                    principal balance of the Notes to the amount required
                                    pursuant to the Expected Amortization Schedule on such
                                    Payment Date, the amount of such deficiency will be
                                    deferred to a subsequent Payment Date without a default
                                    occurring under the Indenture. All principal not
                                    previously paid, if any, on a Note is due and payable on
                                    the Final Maturity Date of such Note.

                                    Each Series of Notes is non-recourse and will be secured
                                    only by and payable solely out of the proceeds of
                                    Intangible Transition Property owned by the Trust,
                                    together with the other Note Collateral. If additional
                                    Notes are subsequently issued, the previously issued and
                                    outstanding Notes will be at least PARI PASSU with such
                                    subsequently issued Notes as to all of the Intangible
                                    Transition Property and the other Note Collateral. Any
                                    and all funds or property released by the Indenture
                                    Trustee pursuant to the Indenture will cease to be Note
                                    Collateral and will no longer be available for payment
                                    of the Notes. See "Description of the Notes" and
                                    "Security for the Notes."

                                    A Series of Notes may include two or more Classes of
                                    Notes that differ as to the interest rate, timing,
                                    sequential order and amount of distributions of
                                    principal or interest or both or otherwise.

                                    In addition, a Series of Notes may include one or more
                                    Classes of Notes that accrue interest at a variable rate
                                    based on the index described in the related Prospectus
                                    Supplement (the "Floating Rate Notes"). See "Description
                                    of the Notes-- Floating Rate Notes."

                                    While the specific terms of any Series of Notes (and the
                                    Classes thereof, if any) will be described in the
                                    related Prospectus
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                                    Supplement, the terms of such Series and any Classes
                                    thereof will not be subject to prior review by, or
                                    consent of, the Noteholders of any previously issued
                                    Series of Notes.

                                    All Notes of the same Series will be identical in all
                                    respects except for the denominations thereof, unless
                                    such Series is comprised of two or more Classes, in
                                    which case all Notes of the same Class will be identical
                                    in all respects except for the denominations thereof.

                                    No additional Notes will be issued or shall be secured,
                                    directly or indirectly, by the Intangible Transition
                                    Property and the other Note Collateral unless, among
                                    other things, each Rating Agency with respect to any
                                    outstanding Notes shall have affirmed the then current
                                    rating of all such outstanding Notes in connection with
                                    the issuance of such additional Notes.

                                    So long as any Notes are outstanding, the Noteholders
                                    will direct the Indenture Trustee as to matters in which
                                    the Noteholders are permitted or required to take
                                    action; provided, however, that the Indenture Trustee
                                    will be permitted to take certain actions specified in
                                    the Indenture without the direction of all of the
                                    Noteholders. See "Security for the Notes--Actions by
                                    Noteholders."

                                    None of the Notes or the underlying Intangible
                                    Transition Property will be guaranteed or insured by
                                    Illinois Power or any of its affiliates. Transitional
                                    Funding Orders authorizing the issuance of the Notes do
                                    not constitute a pledge of the full faith and credit of
                                    the State of Illinois or any of its political
                                    subdivisions. The issuance of the Notes under the
                                    Funding Law shall not directly, indirectly or
                                    contingently obligate the State of Illinois or any
                                    political subdivision thereof to levy or to pledge any
                                    form of taxation therefor or to make any appropriation
                                    for their payment. See "Description of the Notes."

Indenture.........................  The Notes will be issued pursuant to the terms of the
                                    Indenture, and Intangible Transition Property and the
                                    other Note Collateral will be pledged under the
                                    Indenture for the benefit of the Noteholders.

Indenture Trustee.................  The entity named as trustee under the Indenture, as set forth in each Prospectus Supplement (the "Indenture
                                    Trustee"). The Indenture Trustee acts for and on behalf
                                    of the Noteholders pursuant to the Indenture.

Rating Agency.....................  Each nationally-recognized securities rating organization which rates any Series of Notes upon
                                    request of the Trust (each, a "Rating Agency") as set
                                    forth in the Prospectus Supplement related thereto.

Transitional Funding Orders.......  The ICC has issued and may hereafter issue one or more financing orders in favor of the Grantee at the request
                                    of Illinois Power (each a "Transitional Funding Order").
                                    Each Transitional Funding Order will provide for, among
                                    other things, the creation of Intangible Transition
                                    Property and the vesting thereof in the
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                                    Grantee. Although it is anticipated that all
                                    Transitional Funding Orders will be identical in all
                                    material respects, since the issuance thereof is subject
                                    to the discretion of the ICC, there may be variations
                                    between Transitional Funding Orders. If the findings in
                                    any subsequent Transitional Funding Order differ
                                    materially from the findings in the Transitional Funding
                                    Order disclosed in this Prospectus, all of such
                                    differences will be disclosed in the related Prospectus
                                    Supplement.

Intangible Transition Property....  Each Transitional Funding Order obtained by Illinois
                                    Power from the ICC will create and establish a certain
                                    dollar amount of Intangible Transition Property. The
                                    Prospectus Supplement related to an issuance of Notes
                                    will identify the Transitional Funding Order and the
                                    total dollar amount of Intangible Transition Property
                                    authorized thereby, which will represent the maximum
                                    dollar amount of IFC Charges which may be imposed and
                                    collected under such Transitional Funding Order over
                                    time by the Servicer on behalf of the Trust without
                                    further action by the ICC.

                                    The right to impose, and collect payments of, the IFC
                                    Charges from the Customers (such payments, whether
                                    collected directly from Customers or through third-party
                                    collection agents, including ARES, being the "IFC
                                    Payments") gives rise to a separate property right as
                                    set forth in the Funding Law. This property is created,
                                    and vested in the Grantee, by a Transitional Funding
                                    Order and, together with the related items described in
                                    this paragraph, is referred to herein generally as the
                                    "Intangible Transition Property." The Intangible
                                    Transition Property includes the right, title and
                                    interest to impose and receive IFC Charges, and all
                                    related revenues, collections, claims, payments, money,
                                    or proceeds thereof, including all right, title, and
                                    interest under and pursuant to the Transitional Funding
                                    Order which created such Intangible Transition Property.

IFC Charges.......................  Under the Act, each Transitional Funding Order will provide for the establishment, imposition and collection
                                    of nonbypassable, usage-based, per kilowatt-hour charges
                                    on designated consumers of electricity (the "IFC
                                    Charges"). Specifically, each such order will provide
                                    that IFC Charges will be imposed on each existing and
                                    future retail customer or class of retail customers in
                                    Illinois Power's service area (I.E., Illinois Power's
                                    geographic service area as of January 1, 1998 and any
                                    other locations in which it was then providing electric
                                    utility services to Customers) in Illinois, or other
                                    person or group of persons obligated, from time to time,
                                    to pay to Illinois Power or any successor Applicable
                                    Rates. In addition, each Transitional Funding Order will
                                    specify that Illinois Power will not enter into private
                                    contracts with any customers who, but for such
                                    contracts, would otherwise have been obligated to pay
                                    Applicable Rates unless the customer agrees to pay to
                                    the Grantee or to its assigns, or to the Servicer, as
                                    applicable, amounts equal to the IFC Charges the
                                    customer
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                                    would have paid had the services provided under the
                                    private contract been subject to Applicable Rates. (The
                                    customers described in the preceding two sentences are,
                                    collectively, the "Customers"). However, Customers will
                                    not include retail customers of Illinois Power not
                                    paying Applicable Rates as a result of entering into a
                                    contract with Illinois Power before the date the Notes
                                    are issued, unless the customer has agreed in such
                                    contract to pay the Grantee or its assigns, or Illinois
                                    Power as Servicer, as applicable, an amount equal to the
                                    amount of IFC Charges that would have been billed if the
                                    services provided under such contract were subject to
                                    Applicable Rates. Of amounts collected from the
                                    Customers, only the portion of amounts collected that
                                    comprise the IFC Charges or equivalent amounts, as
                                    adjusted from time to time, will be available to make
                                    payments on the Notes. IFC Charges will be deducted and
                                    stated separately from Applicable Rates.

                                    "Applicable Rates" means any tariffed charges owed to
                                    Illinois Power, including, without limitation, charges
                                    for "base rates", "delivery services" or "transition
                                    charges" (including lump-sum payments for such charges)
                                    as each such term is defined in the Act. Applicable
                                    Rates do not include late charges or charges set forth
                                    in those tariffs which are filed specifically and
                                    primarily to collect amounts related to decommissioning
                                    expense, taxes, municipal infrastructure maintenance
                                    fees, franchise fees or other franchise cost additions,
                                    costs imposed by local governmental units which are
                                    allocated and charged to customers within the boundaries
                                    of such governmental units' jurisdictions, renewable
                                    energy resources and coal technology development
                                    assistance charges, energy assistance charges for the
                                    Supplemental Low-Income Energy Assistance Fund,
                                    reimbursement for the costs of optional or non-standard
                                    facilities and reimbursement for the costs of optional
                                    or non-standard meters, or monies that will be paid to
                                    third parties (after deduction of allowable
                                    administrative, servicing or similar fees)
                                    (collectively, "Excluded Amounts"). Payments owed to the
                                    Grantee or the Trust in respect of IFC Charges do not
                                    constitute Excluded Amounts.

                                    To the extent any Applicable Rates reflect compensation
                                    owed by Illinois Power for power or energy supplied to
                                    customers by a person or entity other than Illinois
                                    Power, the IFC Charges will be deducted and stated
                                    separately from such Applicable Rates without giving
                                    effect to such compensation. Administrative, servicing
                                    and similar fees referred to in the parenthetical above
                                    means fees which Illinois Power is expressly authorized
                                    under its current agreements with third parties or by
                                    statute, tariff or otherwise to deduct from monies owed
                                    to such parties to cover its cost of processing such
                                    third-party payments. Charges associated with Excluded
                                    Amounts are generally the subject of separate riders to
                                    Illinois Power's rates, such that increases in such
                                    charges are collected through an increase in the amount
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                                    permitted to be collected under such rider, rather than
                                    through an increased share of the Applicable Rates. As a
                                    result, any increase in Excluded Amounts should not
                                    result in a material decrease in the amount of
                                    Applicable Rates available to cover the amount of IFC
                                    Charges.

                                    Each Transitional Funding Order will further provide
                                    that neither Illinois Power nor any successor Utility
                                    may enter into any contract with any Customer obligated
                                    (or who would, but for such contract, be obligated) to
                                    pay IFC Charges if, as a result thereof, the Customer
                                    would not receive services subject to Applicable Rates,
                                    unless the contract provides that the Customer will pay
                                    an amount each billing period to the Grantee or its
                                    assigns, or to Illinois Power as Servicer, as
                                    applicable, equal to the amount of IFC Charges that
                                    would have been billed if the services provided under
                                    such contract were subject to Applicable Rates. Each
                                    Transitional Funding Order will further provide that any
                                    revenues received by Illinois Power or a successor
                                    Utility from any such contracts shall, to the extent the
                                    IFC Charges would be imposed on the customer if the
                                    services taken by the customer pursuant to such contract
                                    were subject to Applicable Rates, be deemed to be
                                    proceeds of, and included in, the Intangible Transition
                                    Property created by the related Transitional Funding
                                    Order. See "Description of the Intangible Transition
                                    Property--The Transitional Funding Order Issued at the
                                    Request of Illinois Power."

                                    The IFC Charges will be calculated, and adjusted from
                                    time to time, to generate projected revenues expected to
                                    be sufficient to make the Specified Payments. In each
                                    case, the IFC Charges will be assessed for the benefit
                                    of the Trust as assignee of all of the Grantee's right,
                                    title and interest in the Intangible Transition
                                    Property. Such IFC Charges will be collected by the
                                    Servicer, either directly from Customers or from an ARES
                                    or other third-party collection agent that collects such
                                    amounts from Customers, as part of its normal collection
                                    activities and will be deposited into the Collection
                                    Account under the terms of the Indenture and the
                                    Servicing Agreement on each Monthly Remittance Date or
                                    Daily Remittance Date, as the case may be.

                                    The Funding Law provides that, notwithstanding any other
                                    provision of law, once a Transitional Funding Order has
                                    become final and nonappealable, none of such
                                    Transitional Funding Order, the Intangible Transition
                                    Property created and established thereby or the IFC
                                    Charges authorized to be imposed and collected
                                    thereunder shall be subject to any reduction,
                                    postponement, impairment or termination by any
                                    subsequent action of the ICC.

Adjustments to IFC Charges........  The Servicing Agreement and each Transitional Funding
                                    Order will require the Servicer to calculate and
                                    implement adjustments to the IFC Charges which are
                                    designed to enhance the likelihood that the IFC
                                    Collections which are remitted to the
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                                    Collection Account will be sufficient to make the
                                    Specified Payments.

                                    Changes in IFC Charges, if any, resulting from an
                                    Adjustment ("Adjustments") will take effect on the first
                                    day of the second month following the end of each
                                    Reconciliation Period (each such date, an "Adjustment
                                    Date," and each such period, a "Reconciliation Period").

                                    The IFC Charges will, subject to Adjustments as provided
                                    herein, continue to be imposed and collected until all
                                    interest on and principal of all Series of the Notes
                                    have been paid in full, subject only to the limitation
                                    of the maximum amount of Intangible Transition Property
                                    authorized by the Commission in the Transitional Funding
                                    Order or Orders.

                                    All Adjustments shall be implemented pursuant to the IFC
                                    Tariff filed by Illinois Power in connection with the
                                    related Transitional Funding Order. As required by the
                                    Funding Law, if, as a result of any Adjustment, the IFC
                                    Charge as so adjusted will exceed the amount per
                                    kilowatt-hour of the IFC Charge authorized by the ICC in
                                    any Transitional Funding Order, then Illinois Power
                                    shall be obligated to file amendatory tariffs or
                                    revisions to existing tariffs (each, an "Amendatory
                                    Tariff") adjusting the amounts otherwise billable by
                                    Illinois Power for Applicable Rates, to offset the
                                    amount of such excess (or, if Illinois Power shall have
                                    previously filed any such Amendatory Tariffs, the
                                    incremental amount of such excess). However, the failure
                                    of such Amendatory Tariff to become effective for any
                                    reason shall not delay or impair the effectiveness of
                                    any such Adjustments.

                                    See "Description of the Intangible Transition Property--
                                    Adjustments to IFC Charges."

State Pledge......................  Pursuant to the Funding Law, the State of Illinois
                                    pledges to and agrees with the holders of the Notes that
                                    the State of Illinois will not in any way limit, alter
                                    or reduce the value of the Intangible Transition
                                    Property created by, or the IFC Charges approved by, the
                                    Transitional Funding Order so as to impair the terms of
                                    any contract made by Illinois Power, Grantee or Trust
                                    with such holders or in any way impair the rights and
                                    remedies of such holders until the Notes, together with
                                    the interest thereon, and other fees, costs and charges
                                    related thereto, are fully paid and discharged (the
                                    "State Pledge"). The Funding Law authorizes issuers,
                                    such as the Trust, to include these pledges and
                                    agreements of the State in any contract with the holders
                                    of the transitional funding instruments, and the pledges
                                    and agreements shall be so included in the Indenture for
                                    the benefit of the Noteholders. See "Security for the
                                    Notes--State Pledge."

Payment Dates.....................  The payment dates on Notes of each Series will be the quarterly dates specified in the related Prospectus
                                    Supplement (each, a "Payment Date"). If such specified
                                    date is not a Business Day,
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                                    then the Payment Date shall be the next succeeding
                                    Business Day.

Record Dates......................  With respect to any Payment Date or date of any redemption, the Business Day preceding such Payment Date
                                    or other date if the Notes are Book-Entry Notes or, if
                                    Definitive Notes are issued, the last day of the
                                    preceding calendar month (each, a "Record Date").

Expected Final Distribution and
  Final Maturity Dates............  For each Series or Class of Notes, the related
                                    Prospectus Supplement will specify an Expected Maturity
                                    Date and a Final Maturity Date. The Expected Maturity
                                    Date will be the date when all principal and interest on
                                    such Series or Class of Notes is expected to be paid in
                                    full by the Trust, based on various assumptions
                                    described herein. The "Final Maturity Date" corresponds
                                    to the date on which such Series or Class of Notes may
                                    be accelerated for failure to pay outstanding principal
                                    thereon, which may be up to two (2) years after the
                                    Expected Maturity Date for such Series or Class. The
                                    Funding Law provides that the authority of the Trust to
                                    impose and collect IFC Charges shall continue until such
                                    time as all Notes have been paid in full.

Issuance of Additional Series.....  The Trust may issue additional Series of Notes from time to time; provided, however, the Trust may not currently
                                    issue in excess of $864 million in aggregate principal
                                    amount of Notes prior to August 1, 1999, and thereafter
                                    may not issue in excess of $1.728 billion of Notes (less
                                    the initial amount of any previously issued Notes). A
                                    subsequent Transitional Funding Order would authorize
                                    additional Intangible Transition Property and an
                                    increase in the authorized amount of IFC Charges in
                                    connection with such issuance. See "Description of the
                                    Intangible Transition Property--The Transitional Funding
                                    Order Issued at the Request of Illinois Power." An
                                    additional Series may be issued only upon satisfaction
                                    of the conditions described under "Description of the
                                    Notes--Conditions of Issuance of Additional Series and
                                    Acquisition of Subsequent Intangible Transition
                                    Property." Each Series of Notes will be solely secured
                                    by the Intangible Transition Property and the other Note
                                    Collateral. An Event of Default with respect to one
                                    Series of Notes (or one or more Classes thereof) may
                                    adversely affect other outstanding Classes and Series of
                                    Notes since such event will be considered an Event of
                                    Default with respect to all Series of Notes and each
                                    such Class or Series will be entitled only to its
                                    ratable portion of the Intangible Transition Property
                                    and the other Note Collateral as determined under the
                                    Indenture. In addition, all Intangible Transition
                                    Property owned by the Trust will secure all Series of
                                    Notes and any remedial actions taken by Noteholders of
                                    one Series will affect the other Series.
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Interest..........................  Unless otherwise specified in the related Prospectus
                                    Supplement, interest on each Series of Notes (and, if
                                    applicable, each Class thereof) will accrue and be
                                    payable in arrears at the interest rate for such Series
                                    (or Class), or calculated in the manner, specified in
                                    the related Prospectus Supplement.

Principal.........................  Principal of each Series of Notes (and, if applicable, each Class thereof) will be paid to the Noteholders of
                                    such Series (or Class) in the amounts and on the Payment
                                    Dates specified in the related Prospectus Supplement,
                                    but only to the extent that amounts in the Collection
                                    Account are available therefor, and subject to the other
                                    limitations described below. See "Security for the
                                    Notes--Allocations; Payments." The related Prospectus
                                    Supplement will set forth a schedule of the expected
                                    amortization of principal of the related Series of Notes
                                    and, if applicable, the Classes thereof (for any Series
                                    or Class, the "Expected Amortization Schedule"). Unless
                                    an Event of Default has occurred and is continuing and
                                    the Notes have been declared due and payable, on any
                                    Payment Date, subject to availability of funds in the
                                    Collection Account, the Trust will make principal
                                    payments on the Notes only until the outstanding
                                    principal balances thereof have been reduced to the
                                    principal balances specified in the applicable Expected
                                    Amortization Schedule for such Payment Date (each, a
                                    "Scheduled Payment"). However, if insufficient IFC
                                    Collections are received with respect to any Payment
                                    Date, and amounts in the Collection Account are not
                                    sufficient to make up the shortfall, principal of any
                                    Series or Class of Notes may be paid later than
                                    reflected in the related Expected Amortization Schedule,
                                    as described in this Prospectus and in the related
                                    Prospectus Supplement. See "Risk Factors--Nature of the
                                    Notes-- Uncertain Payment Amounts and Weighted Average
                                    Life" and "Certain Payment, Weighted Average Life and
                                    Yield Considerations."

Events of Default.................  The Indenture provides that any of the following events will constitute an "Event of Default" with respect to
                                    any Series of Notes: (a) a default for five days in the
                                    payment of any interest on any Note; (b) a default in
                                    the payment of the then unpaid principal of any Note on
                                    the Final Maturity Date for such Note; (c) a default in
                                    the payment of the optional redemption price for any
                                    Note on the optional redemption date therefor; (d) a
                                    default in the observance or performance in any material
                                    respect of any covenant or agreement of the Trust made
                                    in the Indenture and the continuation of any such
                                    default for a period of 30 days after notice thereof is
                                    given to the Trust by the Indenture Trustee or to the
                                    Trust and the Indenture Trustee by the holders of at
                                    least 25 percent in principal amount of the Notes of
                                    such Series then outstanding; (e) any representation or
                                    warranty made by the Trust in the Indenture or in any
                                    certificate delivered pursuant thereto or in connection
                                    therewith having been incorrect in a material respect as
                                    of the time made, and such breach not
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                                    having been cured within 30 days after notice thereof is
                                    given to the Trust by the Indenture Trustee or to the
                                    Trust and the Indenture Trustee by the holders of at
                                    least 25 percent in principal amount of the Notes of
                                    such Series then outstanding; (f) certain events of
                                    bankruptcy, insolvency, receivership or liquidation of
                                    the Trust; (g) a breach by the State of Illinois or any
                                    of its agencies (including the ICC), officers or
                                    employees of the State Pledge; and (h) any other event
                                    designated as such in the Trust issuance certificate or
                                    series supplement relating to such Series.

                                    If an Event of Default (other than as specified in
                                    clause (g) above) has occurred and is continuing with
                                    respect to the Notes, the Indenture Trustee may and,
                                    upon the written direction of the holders of not less
                                    than a majority in principal amount of the Notes then
                                    outstanding shall, declare the unpaid principal amount
                                    of all the Notes of all Series then outstanding to be
                                    immediately due and payable. If an Event of Default as
                                    specified in clause (g) above has occurred, the Servicer
                                    shall be obligated to institute (and the Indenture
                                    Trustee, for the benefit of the Noteholders, shall be
                                    entitled and empowered to institute) any suits, actions
                                    or proceedings at law, in equity or otherwise, to
                                    enforce the State Pledge and to collect any monetary
                                    damages as a result of a breach thereof, and each of the
                                    Servicer and the Indenture Trustee may prosecute any
                                    such suit, action or proceeding to final judgment or
                                    decree.

                                    See "Security for the Notes--Events of Default; Rights
                                    Upon Event of Default" and "Ratings."

Optional Redemption...............  Pursuant to the terms of the Indenture, any Series of
                                    Notes may be redeemed on any Payment Date if, after
                                    giving effect to distributions that would otherwise be
                                    made on such date, the outstanding principal balance of
                                    such Series of Notes has been reduced to less than five
                                    percent (5%) of the initial principal balance thereof.

                                    If specified in the Prospectus Supplement related to any
                                    Series or Class of Notes, the Indenture may also permit
                                    the redemption of any such Series or Class of Notes in
                                    full for cash on any Payment Date on or prior to
                                    December 31, 2004 using proceeds received from the
                                    issuance of any additional Series or Class of Notes (the
                                    "New Notes"). The New Notes will be payable solely out
                                    of the Intangible Transition Property and the other Note
                                    Collateral and will have no more than a PARI PASSU lien
                                    thereon vis-a-vis all existing Series of Notes.

                                    In addition, a Series of Notes shall be subject to
                                    redemption if and to the extent provided in the related
                                    Prospectus Supplement.

                                    No redemption shall be permitted under the Indenture
                                    unless each Rating Agency with respect to any Notes that
                                    will remain outstanding after such redemption shall have
                                    affirmed the then
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                                    current rating of all such outstanding Notes. Upon any
                                    redemption of any Series or Class of Notes, the Trust
                                    will have no further obligations under the Indenture
                                    with respect thereto.

                                    The Notes may be so redeemed upon payment of the
                                    outstanding principal amount of the Notes and accrued
                                    but unpaid interest thereon as of the date of
                                    redemption.

                                    See "Description of the Notes--Optional Redemption."

Establishment of Collection
  Accounts and Subaccounts........  Pursuant to the Indenture, a Collection Account will be established and held by the Indenture Trustee for the
                                    benefit of the Noteholders. The Collection Account will
                                    consist of four subaccounts: a general subaccount (the
                                    "General Subaccount"), a reserve subaccount (the
                                    "Reserve Subaccount"), a subaccount for the
                                    Overcollateralization Amount (the "Overcollateralization
                                    Subaccount"), and a capital subaccount (the "Capital
                                    Subaccount"). Unless the context indicates otherwise,
                                    references herein to the Collection Account include each
                                    of the subaccounts contained therein. Withdrawals from
                                    and deposits to these subaccounts will be made as
                                    described under "Security for the Notes--Allocations;
                                    Payments."

General Subaccount................  The General Subaccount will hold all funds held in the
                                    Collection Account that are not held in the other three
                                    subaccounts. The Servicer will remit all IFC Collections
                                    to the General Subaccount on each Monthly Remittance
                                    Date or Daily Remittance Date, as required under the
                                    Servicing Agreement. On each Payment Date, the Indenture
                                    Trustee will draw on amounts in the General Subaccount
                                    to pay expenses of the Trust and the Grantee and to pay
                                    interest and make Scheduled Payments on the Notes and to
                                    make other payments and transfers in accordance with the
                                    terms of the Indenture.

Reserve Subaccount................  IFC Collections available with respect to any Payment
                                    Date in excess of amounts necessary to make the
                                    Specified Payments will be allocated to the Reserve
                                    Subaccount. On each Payment Date, the Indenture Trustee
                                    will draw on amounts in the Reserve Subaccount to the
                                    extent amounts available in the General Subaccount are
                                    insufficient to pay expenses of the Trust and the
                                    Grantee and to pay interest and make Scheduled Payments
                                    on the Notes and to make other payments and transfers in
                                    accordance with the terms of the Indenture.

Overcollateralization
  Subaccount......................  In order to enhance the likelihood that payments on the
                                    Notes will be made in accordance with their Expected
                                    Amortization Schedules, each Transitional Funding Order
                                    will permit the Servicer to set the IFC Charges at
                                    levels that are expected to produce IFC Collections in
                                    amounts that exceed the amounts expected to be required
                                    to pay interest and make Scheduled Payments on the Notes
                                    and to pay all related fees and expenses of the Trust
                                    and the Grantee, including the Servicing Fee and any
                                    Administration Fee, in order to collect an additional
                                    amount
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                                    (for any Series, the "Overcollateralization Amount")
                                    specified in the related Prospectus Supplement. The
                                    Overcollateralization Amount established in connection
                                    with each Series of Notes will not be less than 0.50
                                    percent of the initial principal balance of such Series
                                    of Notes, collected over the expected life of the Notes
                                    of such Series according to a schedule set forth in the
                                    related Prospectus Supplement. The Overcollateralization
                                    Amount for all Series of Notes will be held in the Over-
                                    collateralization Subaccount, as described further under
                                    "Security for the Notes--Description of Indenture
                                    Accounts-- Overcollateralization Subaccount." The amount
                                    required to be on deposit in the Overcollateralization
                                    Subaccount as of any Payment Date with respect to each
                                    Series, as specified in the schedule set forth in the
                                    related Prospectus Supplement, is referred to as the
                                    "Required Overcollateralization Level." On each Payment
                                    Date, the Indenture Trustee will draw on amounts in the
                                    Overcollateralization Subaccount, if any, to the extent
                                    amounts available in the General Subaccount and the
                                    Reserve Subaccount are insufficient to pay expenses of
                                    the Trust and the Grantee and to pay interest and make
                                    Scheduled Payments on the Notes. If amounts on deposit
                                    in the Overcollateralization Subaccount are used to pay
                                    such expenses and make such payments, the
                                    Overcollateralization Subaccount will be replenished on
                                    subsequent Payment Dates to the extent IFC Collections
                                    exceed amounts required to make payments or transfers
                                    having a higher priority of payment, as more fully
                                    described under "Security for the Notes--Allocations;
                                    Payments."

Capital Subaccount................  Upon the issuance of each Series of Notes, the Trust will retain proceeds equal to 0.50% of the initial
                                    principal amount of such Series of Notes less $100,000
                                    in the aggregate for all Series of Notes. Such amount
                                    (with respect to each Series, the "Required Capital
                                    Level"), will be deposited into the Capital Subaccount.
                                    On each Payment Date, the Indenture Trustee will draw on
                                    amounts in the Capital Subaccount, if any, to the extent
                                    amounts available in the General Subaccount, the Reserve
                                    Subaccount and the Overcollateralization Subaccount are
                                    insufficient to pay expenses of the Trust and the
                                    Grantee and to pay interest and make Scheduled Payments
                                    on the Notes and to make other payments and transfers in
                                    accordance with the terms of the Indenture. If amounts
                                    on deposit in the Capital Subaccount are used to make
                                    such payments and transfers, the Capital Subaccount will
                                    be replenished on subsequent Payment Dates to the extent
                                    IFC Collections exceed amounts required to pay amounts
                                    having a higher priority of payment, as more fully
                                    described under "Security for the Notes--Allocations;
                                    Payments."
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Collections.......................  The IFC Tariff allows the Trust to begin to impose and collect the IFC Charges concurrently with the issuance
                                    of the Notes of any Series (each, a "Series Issuance
                                    Date"). The IFC Charges will be imposed and collected
                                    based upon the entire electricity consumption of
                                    Customers included in bills issued to Customers on and
                                    after such Series Issuance Date, including that portion
                                    of the applicable Billing Period during which electric
                                    service was provided prior to such Series Issuance Date.

                                    The Servicing Agreement provides, among other things,
                                    that the Servicer will collect the IFC Payments on
                                    behalf of the Trust, as assignee of the Grantee. The
                                    Servicer will remit all IFC Payments to the Collection
                                    Account within two Servicer Business Days of collection
                                    unless the Monthly Remittance Conditions are met, in
                                    which case the Servicer will remit to the Collection
                                    Account on the tenth day of each month (or, if such day
                                    is not a Servicer Business Day, on the next Servicer
                                    Business Day) (each such monthly date, a "Monthly
                                    Remittance Date"), all IFC Payments collected by the
                                    Servicer during the immediately preceding Billing
                                    Period. For these purposes, IFC Payments are deemed
                                    collected when posted to a Customer's account (which
                                    under the Servicer's current procedures occurs within
                                    two Senior Business Days of receipt of payment by the
                                    Servicer). See "Servicing--Remittances to Collection
                                    Account."

                                    A "Billing Period" is a period created by dividing the
                                    calendar year into twelve consecutive periods of
                                    approximately twenty-one (21) Servicer Business Days
                                    each, and represents the period during which the
                                    Servicer typically renders a bill for electric service
                                    to each of its customers. A "Servicer Business Day" is
                                    generally any day other than a Saturday, Sunday or
                                    holiday on which the Servicer maintains normal office
                                    hours and conducts business.

                                    The "Servicing Standard" will be set forth in the
                                    Servicing Agreement and shall require the Servicer to
                                    calculate, collect, apply, remit and reconcile proceeds
                                    of the Intangible Transition Property, including IFC
                                    Payments, and other Note Collateral for the benefit of
                                    the Trust and the Noteholders (a) with the same degree
                                    of care and diligence as the Servicer applies with
                                    respect to payments owed to it for its own account, (b)
                                    in accordance with procedures and requirements
                                    established by the ICC for collection of electric
                                    utility tariffs, and (c) in accordance with the other
                                    terms of the Servicing Agreement.

Allocations; Payments.............  On each Payment Date, amounts in the Collection Account, including net earnings thereon, will be allocated as
                                    shown in the following diagram, which provides a general
                                    summary of the flow of funds from the Customers through
                                    the Servicer to the Collection Account and the various
                                    allocations therefrom. For a more detailed discussion,
                                    see "Security for the Notes-- Allocation; Payments."
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Servicing.........................  The Servicer is responsible for servicing, managing and receiving IFC Payments in accordance with the Servicing
                                    Standard. The Funding Law provides that pending deposit
                                    into the Collection Account, all IFC Payments received
                                    by the Servicer may be invested by the Servicer at its
                                    own risk and for its own benefit, and need not be
                                    segregated from other funds of the Servicer. See
                                    "Servicing--Servicing Procedures."

                                    It is possible that certain third-party collection
                                    agents may collect payments (including IFC Charges) from
                                    Customers, and that certain ARES may also bill charges
                                    for such payments. In the latter case, the Servicer will
                                    bill each such ARES for the full amount of IFC Charges
                                    and other charges owed to the Servicer in its individual
                                    capacity. In order to enhance the likelihood that the
                                    collection of IFC Charges by the Servicer will not be
                                    adversely affected as a result of the collection of the
                                    IFC Charges by ARES and other third-party collection
                                    agents, the ICC will approve certain procedures in each
                                    Transitional Funding Order regarding the remittance
                                    obligations of such
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                                    third parties. See "Servicing--Alternative Retail
                                    Electric Suppliers and Other Third-Party Collectors."

                                    To the extent that there is a shortfall in the amounts
                                    received by the Servicer from (a) Customers it bills
                                    directly or (b) a third-party collection agent,
                                    including an ARES, such shortfall will be allocated by
                                    the Servicer to the Trust and Illinois Power PRO RATA,
                                    based on the amount of Customers' bills constituting IFC
                                    Charges and the amount constituting other fees and
                                    charges owed to Illinois Power or any successor
                                    (including charges for services other than electric
                                    service, such as gas service, provided by Illinois
                                    Power) or to a third party. In the event that an ARES or
                                    another Utility provides consolidated billing to
                                    Customers for both the services provided by such ARES or
                                    other Utility and services provided by Illinois Power,
                                    partial payments made to an ARES by such Customers are
                                    required by the Act to be credited first to amounts due
                                    to Illinois Power's tariffed services (including IFC
                                    Charges collected on behalf of Noteholders), and the
                                    Servicer will allocate such payments as otherwise
                                    described above.

Servicing Compensation............  The Servicer will be entitled to receive a Servicing Fee on each Payment Date (the "Servicing Fee"), in the
                                    amount specified in the related Prospectus Supplement.
                                    The Servicing Fee will be paid prior to the distribution
                                    of any amounts in respect of interest on and principal
                                    of the Notes. The Servicer will be entitled to retain as
                                    additional compensation net investment income on IFC
                                    Payments received by the Servicer prior to remittance
                                    thereof to the Collection Account and the portion of
                                    late fees, if any, paid by Customers relating to the IFC
                                    Payments. See "Servicing--Servicing Compensation."

No Servicer Advances..............  The Servicer will not make any advances of interest or principal on the Notes.

Denominations.....................  Each Series of Notes (and, if applicable, each Class thereof) will be issued in the minimum initial
                                    denominations set forth in the related Prospectus
                                    Supplement and in integral multiples thereof.

Book-Entry Notes..................  Each Series of Notes (and, if applicable, each Class thereof) may be issued in definitive form or initially
                                    may be represented by one or more notes registered in
                                    the name of Cede (each, a "Book Entry Note" and
                                    collectively, the "Book-Entry Notes"), the nominee of
                                    DTC, and available only in the form of book-entries on
                                    the records of DTC, participating members thereof
                                    ("Participants") and other entities, such as banks,
                                    brokers, dealers and trust companies, that clear through
                                    or maintain a custodial relationship with a Participant,
                                    either directly or indirectly ("Indirect Participants").
                                    If so indicated in the applicable Prospectus Supplement,
                                    Noteholders may also hold Book-Entry Notes of a Series
                                    through CEDEL or Euroclear (in Europe), if they are
                                    participants in such systems or indirectly through
                                    organizations that are participants in such systems.

                                    Notes representing Book-Entry Notes will be issued in
                                    definitive form only under the limited circumstances
                                    described herein and in the related Prospectus
                                    Supplement. With respect to the Book-Entry Notes, all
                                    references herein to "holders" reflect the rights of
                                    owners of the Book-Entry Notes as they may indirectly
                                    exercise such rights through DTC and Participants,
                                    except as otherwise specified herein. See "Risk Factors"
                                    and "Description of the Notes--Book-Entry Registration."

Ratings...........................  It is a condition of issuance of each Series of Notes
                                    (and, if applicable, each Class thereof) that at the
                                    time of issuance such Series (or Class) receive the
                                    rating indicated in the related Prospectus Supplement,
                                    which will be in one of the four highest categories,
                                    from one or more of the Rating Agencies specified
                                    therein. See "Ratings" in the related Prospectus
                                    Supplement.

                                    A security rating is not a recommendation to buy, sell
                                    or hold securities and may be subject to revision or
                                    withdrawal at any time. No person is obligated to
                                    maintain any rating on any Note and, accordingly, there
                                    can be no assurance that the ratings assigned to any
                                    Series (or Class) of Notes upon initial issuance thereof
                                    will not be revised or withdrawn by a Rating Agency at
                                    any time thereafter. If a rating of any Series (or
                                    Class) of Notes is revised or withdrawn, the liquidity
                                    of such Series (or Class) of Notes may be adversely
                                    affected. In general, the ratings address credit risk
                                    and do not represent any assessment of the rate of
                                    principal payments on the Notes. See "Risk
                                    Factors--Nature of the Notes--Uncertain Payment Amounts
                                    and Weighted Average Life," "Certain Payment, Weighted
                                    Average Life and Yield Considerations" and "Ratings."

Taxation of the Notes.............  In the opinion of Mayer, Brown & Platt, interest paid on the Notes generally will be taxable to a United States
                                    Noteholder (as hereinafter defined) as ordinary interest
                                    income at the time it accrues or is received in
                                    accordance with such United States Noteholder's method
                                    of accounting for United States federal income tax
                                    purposes. Such opinion assumes that, based on a ruling
                                    or tax opinion described under "Material United States
                                    Federal Tax Consequences," the Notes will constitute
                                    indebtedness of Illinois Power for federal income tax
                                    purposes.

                                    See "Material United States Federal Tax Consequences"
                                    herein and in the related Prospectus Supplement.

ERISA Considerations..............  The Employee Retirement Income Security Act of 1974, as
                                    amended ("ERISA"), and Section 4975 of the Internal
                                    Revenue Code of 1986, as amended (the "Code"), impose
                                    various requirements on employee benefit plans and
                                    certain other plans and arrangements subject to ERISA,
                                    and on persons who are fiduciaries with respect to such
                                    plans and arrangements, in connection with the
                                    investment of assets which are deemed to be "plan
                                    assets" for purposes of ERISA or Section 4975 of the
                                    Code, unless a statutory or administrative exemption is

                                    available. A fiduciary of any employee benefit plan or
                                    other plan or arrangement that is subject to ERISA or
                                    Section 4975 of the Code, before purchasing the Notes,
                                    should therefore determine that an investment in the
                                    Notes is consistent with the fiduciary duties of ERISA
                                    and does not violate the prohibited transaction
                                    provisions of ERISA or the Code. See "ERISA
                                    Considerations" herein and in the related Prospectus
                                    Supplement.

                                  RISK FACTORS

    The risk factor disclosure in this Prospectus and in any Prospectus Supplement, to the extent disclosure is included therein, summarizes all material risk factors. Investors should consider, among other things disclosed in this Prospectus, the following factors in connection with the purchase of the Notes.

UNCERTAINTIES ASSOCIATED WITH UNUSUAL ASSET TYPE

    There is no historical performance data for an asset type such as the Intangible Transition Property in the State of Illinois and the Servicer does not have any historical experience administering this specific type of asset. Although energy usage records are available, such records have limited predictive value with respect to the cash flows expected to be available for payment of the Notes because of the significant changes to electricity markets in Illinois that are likely to result from the Amendatory Act. In addition, although the Funding Law provides that the Noteholders or the Indenture Trustee may foreclose or otherwise enforce the lien on the Intangible Transition Property securing the Notes, in the event of a foreclosure, there is likely to be a limited market, if any, for Intangible Transition Property and, therefore, foreclosure upon the Intangible Transition Property may not be a realistic or practical remedy for the Noteholders.

LEGAL CHALLENGES WHICH COULD ADVERSELY AFFECT NOTEHOLDERS

    The existence and grant of Intangible Transition Property, the status of such Intangible Transition Property as a separate property right and the regulatory authorization for Illinois Power's entering into the transactions under the Basic Documents are generally dependent on relevant provisions of the Funding Law and the related Transitional Funding Order. The Amendatory Act (of which the Funding Law is a part) provides that if any of its provisions are held invalid, all of its provisions shall be deemed invalid. Thus, a judicial determination that any provision of the Amendatory Act is invalid would, absent legislative intervention at that time, result in the entirety of the Amendatory Act (including the Funding Law) being deemed invalid. It is therefore possible that, although a Transitional Funding Order has become final and no longer subject to appeal, a legal challenge to the Amendatory Act could result in payment delays or losses to the Noteholders. However, the Amendatory Act also provides that no presumption as to the validity or invalidity of any contracts, transactions, order, billings or payments pursuant to the Funding Law (such as the contracts, transactions, orders, billings or payments related to the Transitional Funding Orders) shall result from a determination of the invalidity of the Amendatory Act.

    Illinois Power will represent and warrant in each Grant Agreement that the related Transitional Funding Order is valid, binding and irrevocable. There can be no assurances, however, that a claim by a person that a provision of the Amendatory Act is invalid would not result in the invalidation of the entire Amendatory Act (including the Funding Law). If the Amendatory Act were invalidated, a person could attempt to challenge such Transitional Funding Order by arguing that such invalidation should be applied retroactively with the result that there is no regulatory authorization for the associated transactions. If such an argument were successful, such Transitional Funding Order, the Intangible Transition Property created thereby and the transactions entered into pursuant to its authorization, could all be deemed invalid for lack of authorization, and Noteholders could suffer a loss of their investment in the Notes.


    The issuance of Notes is conditioned upon the rendering of an opinion by Schiff Hardin & Waite, counsel to Illinois Power, to the effect that such Transitional Funding Order would remain in effect and the rights thereunder, including the rights of the Trust to impose and collect the portion of Customers' bills represented by the IFC Charges, would remain enforceable against Illinois Power and its assigns (including a trustee in bankruptcy) in the event of a judicial invalidation of the Amendatory Act unless a specific order or ruling were obtained from a court or the ICC invalidating, amending or otherwise modifying such Transitional Funding Order.


    The issuance of Notes is further conditioned upon the rendering of an opinion by Schiff Hardin & Waite to the effect that a judicial determination that one or more provisions of the Amendatory Act is invalid should not be applied so as to result in the Noteholders losing their rights created pursuant to such Transitional Funding Order. Such opinion will be based on a reasoned application of judicial decisions involving similar or analogous circumstances (inasmuch as there are no reported controlling precedents) which have recognized that judicial decisions should not be applied retroactively where to do so would produce inequitable results, re-open final judgments or impair vested rights, such as the rights created pursuant to such Transitional Funding Order. Any judicial determination would also involve the application of equitable principles. Although Illinois Power has agreed in the Grant Agreement that any impairment of Noteholders' rights to payments on the Notes arising from a judicial invalidation of the Amendatory Act is inequitable, such statement is not binding on any court and any application of equitable principles would be subject to the discretion of the court which is asked to apply them and the court's evaluation of the facts and equities before it. In that connection, a declaration of invalidity of the Funding Law itself, as opposed to an invalidation solely as the result of an invalidation of another provision of the Amendatory Act, would be a factor tending to reduce the strength of the equitable principles and related considerations that otherwise would support the continuing validity of the rights of the Noteholders. Accordingly, the issuance of the Notes is further conditioned on the inclusion of a statement in the opinion to be delivered by Schiff Hardin & Waite that nothing in their research in connection with such opinion revealed any judicial decisions which such firm believes would provide a basis on which a court would declare the Funding Law to be invalid.


    In light of the foregoing discussion, there can be no assurance that a judicial invalidation of one or more provisions of the Amendatory Act will not also result in the invalidation of a Transitional Funding Order or Noteholders' rights with respect thereto. In this regard, investors should be aware that a successful challenge under federal law of another state's utility deregulation statute that is similar to the Amendatory Act could be invoked as legal precedent for invalidating the Amendatory Act.

POSSIBLE PAYMENT DELAYS OR LOSSES AS A RESULT OF AMENDMENT OR REPEAL OF
  AMENDATORY ACT OR BREACH OF STATE PLEDGE


    The Illinois Legislature could amend or repeal the Funding Law or other provisions of the Amendatory Act or take actions in contravention of the State Pledge which could impair the rights of the Noteholders and affect the collection of IFC Charges and payments on the Notes. Such actions would be subject to challenge under the United States and Illinois Constitutions, and as a condition to the issuance of the Notes, Schiff Hardin & Waite will render an opinion to the effect that, absent a demonstration by the State of Illinois that an impairment is necessary to further a significant and legitimate public purpose, the Noteholders could challenge successfully under the Contract Clauses of such Constitutions the constitutionality of any law subsequently enacted by the Illinois Legislature that purports to limit, alter, impair or reduce the value of the rights of the Noteholders or the IFC Charges so as to impair substantially the Indenture or the Notes or the rights and remedies of the Noteholders until such time as the Notes are fully paid and discharged. In addition, Illinois Power will represent and warrant in the Grant Agreement that the State of Illinois may not limit, alter, impair or reduce the value of the Intangible Transition Property in a manner substantially impairing the Indenture or the rights and remedies of the Noteholders (and, consequently, may not revoke, reduce, postpone or terminate the related Transitional Funding Order or the rights of the Noteholders to receive IFC Payments and all other proceeds of the Intangible Transition Property), until the Notes, together with interest thereon, are fully paid and discharged (except to the extent of a temporary impairment that the State of Illinois were to demonstrate is necessary to advance a significant and legitimate public purpose).


    Illinois law does not permit citizens to initiate substantive legislation through referendums. The Illinois Constitution does permit citizen-initiative amendments; however, those amendments are constitutionally limited to addressing "structural and procedural subjects" governing the structure, composition and operation of the Illinois Legislature. The Illinois Supreme Court has held attempts to use those provisions to enact substantive legislation to be outside the scope of the provisions. As a condition to the issuance of the Notes, Schiff Hardin & Waite will render an opinion to the effect that, based on such court decisions, an attempt by citizens of Illinois to use the initiative power to enact legislation causing an impairment of the rights of Noteholders would be held invalid.


    Because the IFC Charges are to be deducted from Applicable Rates and the right of Illinois Power to collect Applicable Rates is not solely dependent on the provisions of the Amendatory Act, an amendment or repeal of the Amendatory Act would not eliminate (although it could reduce) the sources of cash flow from which the Notes are to be repaid. Illinois Power will covenant in the Servicing Agreement that it will continue to impose and collect all IFC Charges (as adjusted from time to time) or equivalent amounts, deduct IFC changes or equivalent amounts from Applicable Rates and remit such amounts to the Trust (in each such case unless otherwise prohibited by applicable law or judicial or regulatory order in effect at such time) notwithstanding any such repeal or any amendment of the Amendatory Act. Under current law, no assurance can be given that the Servicer is authorized to act in accordance with such covenant if the applicable Transitional Funding Order is no longer in effect. Therefore, no assurance can be given that a repeal or amendment of provisions of the Amendatory Act might not impair the rights of the Noteholders. However, Illinois Power has agreed to indemnify the Noteholders for certain losses which may result if Illinois Power is unable to continue to impose or collect IFC Charges or equivalent amounts. See "Description of the Intangible Transition Property--Grant Agreement--Indemnification Obligations of Illinois Power." If the Illinois Legislature were to repeal or amend the Funding Law in a manner adverse to Noteholders in violation of the State Pledge, the Servicer would be obligated to institute (and the Indenture Trustee, for the benefit of the Noteholders, shall be entitled and empowered to institute) any necessary proceedings to seek to overturn such change in law, to enforce the State Pledge and to collect any monetary damages which may result therefrom; and each of the Servicer and the Indenture Trustee may prosecute such proceedings to final judgment or decree. The Servicer would be required to advance its own funds to cover the costs of prosecuting any such proceedings, but would be entitled to reimbursement for such costs as an Operating Expense under the Indenture. Any such proceedings might adversely affect the price and liquidity of the Notes and the rate of repayment thereof, and, accordingly, the weighted average lives thereof. Moreover, given the lack of judicial precedent directly on point, and the novelty of the security for the Notes, the outcome of any such proceedings cannot be predicted with certainty; and, accordingly, Noteholders may suffer a loss of their investment in the Notes.


LIMIT ON AMOUNT OF INTANGIBLE TRANSITION PROPERTY AVAILABLE TO PAY NOTES


    The Funding Law requires that each Transitional Funding Order authorize a specific dollar amount of Intangible Transition Property, which represents the maximum dollar amount of IFC Charges which may be imposed and collected over time without further action by the ICC. If for any reason (E.G., because of increased servicing costs, operating expenses, changes in technology, defaults by third-party collectors or any other factors) the amount of IFC Charges necessary to amortize the Notes in full were to exceed the maximum authorized dollar amount of IFC Charges which may be imposed by more than the amount in the Capital Subaccount, then Illinois Power, as Servicer, would be obligated, in good faith, to require the ICC to increase the previously authorized dollar amount of Intangible Transition Property. The ICC is not required under the Funding Law to approve any such increases, however, except in connection with an issuance of additional Notes, and the Noteholders could, accordingly, suffer a loss in such event. The Prospectus Supplement related to each Series of Notes will set forth the maximum aggregate dollar amount of IFC Charges which may be imposed. In its application for the Initial TFO, Illinois Power estimated the amount of IFC Charges which would be necessary to be billed through the Expected Maturity Date of all Classes of Notes described in the related Prospectus Supplement in order to pay interest and principal on the Notes.


POTENTIAL SERVICING ISSUES

    RELIANCE ON ILLINOIS POWER AS SERVICER. The Trust will rely on the Servicer for the determination of any Adjustments to the IFC Charges and for the Customer billing and collection services that are necessary to recover the IFC Payments and, ultimately, to make payments on the Notes. If, as a result of its insolvency or liquidation or otherwise, Illinois Power were to cease performing its functions as Servicer, it may be difficult to find a substitute servicer, and there can be no assurance that a substitute servicer will be engaged. In such an event, the timing of recovery of IFC Payments could be delayed. Any Successor Servicer may have less experience than Illinois Power and less capable systems than those employed by Illinois Power, and, given the complexity of the tasks to be performed by the Servicer and the expertise required, a Successor Servicer may experience difficulties in collecting IFC Payments and determining appropriate adjustments to IFC Charges. Further, any Successor Servicer who is not a provider of electric service may not be able to invoke a remedy of shutting off service to a Customer for nonpayment of the IFC Charge. In addition, the Servicing Agreement and, unless otherwise provided in the related Prospectus Supplement, each Transitional Funding Order, permit a higher Servicing Fee to be paid to the Servicer if IFC Charges are not imposed and collected by the Servicer in conjunction with billing to, and collecting charges from, the Customers for electric service. See "Servicing."

    POSSIBLE PAYMENT DELAYS CAUSED BY INACCURATE USAGE AND CREDIT
PROJECTIONS. If the Servicer is unable to forecast accurately the electricity usage of Customers, the related revenues from Applicable Rates, and the delinquency and write-off experience relating to IFC Payments, the timing and amount of IFC Collections may be significantly affected and therefore Noteholders may fail to receive timely payments of interest on the Notes or payments of principal in accordance with the Expected Amortization Schedules or in full by the Expected or Final Maturity Dates. Actual energy usage may differ from projections as a result of weather during the relevant period that is warmer or cooler than expected. In addition, actual energy usage, delinquencies and write-offs may differ from projections as a result of general economic conditions, trends in demographics that are not precisely as predicted, changes in technology that result in decreased purchases of electricity, unexpected catastrophes, and other causes. Past accuracy of the Servicer's historical forecasts is not necessarily indicative of the accuracy of the Servicer's future forecasts and there can be no assurances that actual usage, delinquencies and write-offs will not be significantly different from future forecasts thereof. See "The Servicer--Forecast Variances."

    POSSIBLE PAYMENT DELAYS CAUSED BY CHANGES IN PAYMENT TERMS OF
CUSTOMERS. Because the Servicer is permitted (in accordance with the Servicing Standard) to alter the terms of billing and collection arrangements and modify amounts due from Customers, such alterations and modifications could delay collections from Customers or result in lower collections, and accordingly could adversely affect the timely payment of interest on the Notes or the payment of the principal of the Notes pursuant to the Expected Amortization Schedule therefor or in full by the applicable Expected or Final Maturity Dates.


    Although the Servicer does not have the right to change the amount of an individual Customer's IFC Charge (unless the Customer's IFC Charge exceeds the amount of Applicable Rates to be billed to the Customer, in which case the Customer's IFC Charge will be limited to the amount of Applicable Rates), the Servicer does have the right to take actions that in its judgment will maximize actual collections from Customers with respect to any utility bill. In addition, the Servicer has the right to write off outstanding bills that it deems uncollectible in accordance with its customary practices. Such actions might include, for example, agreeing to an extended payment schedule or agreeing to write off a portion of an outstanding bill in order to recover a portion thereof. In certain circumstances, Illinois Power is required by provisions of the Public Utilities Act or regulations of the ICC to take such actions, or to refrain from normal collection actions. While Illinois Power has no current intention of taking actions that would change the billing and collection arrangements in a manner which would affect adversely the collection of IFC Payments, there can be no assurance that changes in Illinois Power's customary and usual practices for comparable assets it services for itself might not result in a determination to do so or that a Successor Servicer may not make such a determination. Illinois Power could also be required to modify its billing and collection arrangements due to changes in the Public Utilities Act or ICC regulations governing such arrangements. See "The Servicer--Credit Policy; Billing; Collections; Restoration of Service."


    LIMITED INFORMATION REGARDING CUSTOMERS. The ability of the Servicer to collect amounts billed to Customers, including the IFC Charges, will depend in part on the creditworthiness of the Customers. If Illinois Power evaluates the creditworthiness of a significant number of its Customers incorrectly, resulting in significant increases in delinquencies and write-offs, delays in distributions to Noteholders may occur.

As a general matter, Illinois Power is obligated to provide service to new Customers under Illinois law and performs no outside credit investigations on new Customers. Illinois Power's information regarding the credit status of new Customers is limited to information regarding prior service, if any, by Illinois Power to such Customers.

    An important element of Illinois Power's policies and procedures relating to credit and collections is its right to disconnect service on account of nonpayment. Each Transitional Funding Order will expressly provide that Illinois Power may disconnect service for nonpayment of IFC Charges to the same extent as Illinois Power would be entitled to take such action because of nonpayment of any other charge for tariffed services. Nonetheless, Illinois Power's rights to disconnect service are subject to and, to a material extent, controlled by Illinois statutory requirements and the rules and regulations of the ICC which may change from time to time. See "The Servicer--Credit Policy; Billing; Collections; Restoration of Service."

    POSSIBLE PAYMENT DELAYS CAUSED BY RELIANCE ON ALTERNATIVE RETAIL ELECTRIC SUPPLIERS AND OTHER THIRD-PARTY COLLECTORS. As part of the restructuring of the Illinois electric industry, certain Customers will be allowed, beginning October 1, 1999, and all Customers will be allowed as of May 1, 2002, to purchase electricity and related services from ARES and from other Utilities rather than from Illinois Power. See "Electric Industry Restructuring in Illinois--Alternative Retail Electric Suppliers." The Amendatory Act requires Illinois Power to allow such ARES and other Utilities, pursuant to a tariff filed by Illinois Power with and approved by the ICC, to issue a single bill (which would include the applicable IFC Charges) to any retail customer purchasing electricity or related services from the ARES or other Utility and delivery services from Illinois Power for both the services provided by the ARES or other Utility and the delivery services provided by Illinois Power. The applicable IFC Charges included in a single bill to a Customer are required to be remitted to the Servicer by such ARES. If a substantial number of Customers elect to purchase their electricity from ARES that elect to provide a single bill, the Servicer may be relying on a small number of ARES, each of whom is responsible for a substantial portion of the Servicer's total billings, to collect IFC Charges, rather than the Servicer collecting IFC Charges directly from all Customers. In this circumstance, a default in the collection and remittance of IFC Charges to the Servicer by a single ARES that provides electricity to a large number of Customers may adversely affect the Servicer's ability to make timely remittance of IFC Charges to the Collection Account, resulting in shortfalls thereof. Such IFC Collection shortfalls could adversely affect the timely payment of interest on the Notes or the payment of principal of the Notes in accordance with the Expected Amortization Schedules therefor or in full by the applicable Expected or Final Maturity Dates.


    In addition, there can be no assurance that any ARES will use the same customer credit standards as the Servicer or that the Servicer will be able to mitigate credit risks relating to ARES in the same manner in, or to the same extent to, which it mitigates such risks relating to its Customers, both of which may have the effect of causing shortfalls in IFC Collections. Changes in Customer billing and payment practices caused by ARES billing may result in misdirected or delayed payments due to customer confusion, which could also have the effect of causing shortfalls in IFC Collections. Furthermore, the Servicer will have no meaningful ability to control the collection procedures of ARES or other third parties who simply forward payments on behalf of Customers and not pursuant to contractual arrangements with Illinois Power or pursuant to consolidated billing procedures. Finally, any problems arising from new and untested systems or any lack of experience on the part of any ARES or other third parties with Customer billings and collections could cause delays in billing and collecting the IFC Charges resulting in shortfalls in IFC Collections. Such IFC Collection shortfalls could adversely affect the timely payment of interest on the Notes or the payment of principal of the Notes in accordance with the Expected Amortization Schedule therefor or in full by the applicable Expected or Final Maturity Dates.



    POSSIBLE PAYMENT DELAYS CAUSED BY COMMINGLING OF IFC PAYMENTS WITH SERVICER'S OTHER FUNDS. If the Monthly Remittance Conditions are met, on each Monthly Remittance Date the Servicer will remit to the Collection Account IFC Payments collected during the preceding Billing Period; otherwise, on each Daily Remittance Date, the Servicer will remit all IFC Payments to the Collection Account within two Servicer Business Days of collection by the Servicer. For these purposes, IFC Payments are deemed collected when posted to a Customer's account (which under the Servicer's current procedures occurs within two Servicer Business Days of receipt of payment by the Servicer). Accordingly, IFC Payments received by the Servicer would not be segregated from the Servicer's general funds until they are remitted to the Collection Account. A failure or inability of the Servicer to remit the full amount of the IFC Payments on any Monthly Remittance Date or Daily Remittance Date, whether voluntary or involuntary, might result in delays in payments to Noteholders. Such retention of funds could also have adverse consequences to Noteholders in the event of a bankruptcy of the Servicer. See "--Bankruptcy and Creditors' Rights Issues--Possible Adverse Effect on Noteholders as a Result of the Bankruptcy of the Servicer."



    POSSIBLE PAYMENT DELAYS AS A RESULT OF YEAR 2000 ISSUES--YEAR 2000 READINESS DISCLOSURE. Illinois Power uses various software applications and embedded systems throughout its businesses that will be affected by so-called "Year 2000 issues." These issues may prevent an application or system from correctly processing dates up to the year 2000 and beyond. Based on Illinois Power's current schedule for completion of Year 2000 tasks, Illinois Power believes that its planning is adequate to secure Year 2000 readiness of its critical systems. Nevertheless, achieving Year 2000 readiness is subject to various risks and uncertainties, and Illinois Power is not able to predict all the factors that could cause actual results to differ materially from its current expectations as to its Year 2000 readiness.



    A failure to correct any critical Year 2000 processing problems prior to January 1, 2000 could have material adverse operational and financial consequences if the affected systems either cease to function or produce erroneous data. For example, the Year 2000 issues could affect, among other things, the ability of Illinois Power, as Servicer, and any ARES, to bill and collect the IFC Charges, both because of problems with their own systems and problems that Customers may have in processing bills, and the ability of the Servicer and ARES to meter usage. This could result in significant delays in IFC Collections and, therefore, in payments to Noteholders. The Year 2000 issues could affect usage by Customers if there are problems in the generation or distribution of electricity which could cause the amount of Applicable Rates from which IFC Charges will be deducted to be materially decreased or delayed. See "--Reduction in Amount of Revenue From Applicable Rates." For a more thorough discussion of the Year 2000 issues, see "The Servicer--Year 2000 Readiness Disclosure."


UNCERTAINTIES RELATED TO THE ELECTRIC INDUSTRY GENERALLY

    UNTRIED NEW ILLINOIS MARKET STRUCTURE. The Illinois electric industry is expected to change dramatically in the near future, as a result of enactment of the Amendatory Act. See "Electric Industry Restructuring in Illinois." If difficulties are experienced in implementing the various aspects of the new market structure in Illinois, electricity generation, transmission and distribution may be adversely affected, IFC Payments may not be made as expected, Illinois Power's business may be adversely affected, and Noteholders may fail to receive payments of principal and interest.


    Beginning October 1, 1999, under the new market structure, certain retail customers will be eligible to purchase electricity from suppliers other than the certificated local Utility, and by May, 2002, all retail customers of investor-owned Utilities in Illinois will be entitled to purchase electricity from other suppliers. Each local electric Utility, such as Illinois Power, will be required to deliver the electricity sold by other suppliers to retail customers in the Utility's service area. In addition, as a result of both the Amendatory Act and federal initiatives, Utilities may be required to turn over control and/or operation of their transmission systems to an independent operating entity. Further, under the Amendatory Act, Utilities, such as Illinois Power, will be entitled to enter into contracts for service with customers which will not be subject to regulation by the ICC as to prices, terms and conditions. The new electric market structure has neither been tested or implemented on a scale represented by the State of Illinois. Attempts to initiate operations under a similar market structure in California, as mandated by statute, resulted in a series of delays in implementation due to difficulties in bringing the necessary new systems and procedures to an acceptable state of readiness and reliability. In addition, the impacts of the implementation of the new market structure on the pricing of electricity services, Customer usage of electricity, and the tariffed and other revenues received by Illinois Power, cannot be predicted with certainty.


    Illinois Power is in the process of examining its existing investments and operations in relation to the changing regulatory environment with a view to rationalizing Illinois Power's investment in, and operating costs of, particular assets against their ability to contribute to Illinois Power's profits and revenues. One option under review is the sale or other disposition of some or all of Illinois Power's generating assets (including the sale or shut-down of its Clinton Power Station). A number of vertically integrated utilities in various states have divested, or are in the process of divesting, generating assets in connection with the implementation of electric industry restructuring and deregulation in those states. Such sales or dispositions, if implemented by Illinois Power, could have the effect of separating the generation component of Illinois Power's business from the transmission and distribution component with the result, for example, that Illinois Power would substitute wholesale purchases of electricity for lost generation capacity and resell the electricity so purchased to its retail customers under tariffs or contracts for fully-bundled services. Illinois Power does not believe that such transactions will have a material adverse effect on the revenues it receives from Customers and therefore will not materially adversely affect the timing or amounts of IFC Collections. Nonetheless, there can be no assurance that such transactions will not reduce the amount of Applicable Rates available to Illinois Power from which the IFC Charges must be deducted. See "--Uncertainties Related to the Electric Industry Generally--Reduction in Amount of Revenue from Applicable Rates".


    SHRINKING CUSTOMER BASE AS A RESULT OF TECHNOLOGICAL CHANGE. The continuous processes of technological development may result in introduction of economically-attractive alternatives to the purchase of electricity from Utilities, such as Illinois Power, for increasing numbers of Customers. Since the IFC Charges are based on electricity usage by the Customers of Illinois Power, reductions in the amount of electricity sold or delivered by Illinois Power to its Customers will result in higher IFC Charges than would otherwise exist and could negatively impact the timing of IFC Payments and may result in delays in payments on the Notes. For example, a Customer which obtains its electricity from its own cogeneration or self-generation facilities and does not purchase any electricity or take delivery services or any other tariffed services from Illinois Power will not pay transition charges or other tariffed charges on the electricity it obtains from such facilities and thus will not be obligated to pay IFC Charges with respect to that electricity. Even if such a Customer were to continue purchasing some but not all of its electricity from Illinois Power, the amount of electricity which the Customer purchases from Illinois Power, and therefore the amount of IFC Charges the Customer is obligated to pay, would be less than if the Customer were purchasing all of its electricity from Illinois Power.


    Previously, only the largest industrial and institutional users with large process steam requirements in Illinois Power's service area were considered candidates for cost-effective cogeneration or self-generation installations. However, manufacturers of self-generation facilities continue to develop smaller-scale, more fuel-efficient generating units which can be cost-effective options for customers with smaller electric energy requirements. For example, Unicom Energy Services, Inc., an affiliate of Commonwealth Edison, the largest Utility in Illinois, is engaged in a joint venture with a major electrical equipment manufacturer to market smaller electric generating units that may be suitable and cost-effective for installation in smaller commercial establishments. Other Illinois public utilities or their affiliates have formed similar business alliances with manufacturers of such equipment. Eventually, such units may be produced in sizes, costs, and with operating efficiencies that make them cost-effective for installation in residences. Other types of distributed generation which could be purchased by customers in order to bypass the local Utility include fuel cells. In addition, continuing advances in the operating efficiencies of electricity-consuming devices are a factor reducing the amount of electricity purchased by consumers from Utilities.



    Within the time period between issuance and maturity of the Notes, there can be no assurances that the technological developments described herein, and others, will not result in material reductions in the amount of electricity sold or delivered by Illinois Power to its Customers.

    SHRINKING CUSTOMER BASE AS A RESULT OF MUNICIPALIZATION. The Amendatory Act expressly preserves the right of a municipality under certain circumstances to form a municipal utility which can purchase electric power and energy on a wholesale basis for resale to Customers within the geographic areas it is lawfully entitled to serve and also allows municipalities, subject to certain conditions, to become ARES. In either the event of municipalization or upon a municipality becoming an ARES, the number of Illinois Power's Customers receiving power and energy from Illinois Power would decline, resulting in the reduction in the amount of electricity sold or delivered by Illinois Power to its Customers. Since the IFC Charges are based on electricity usage by Customers of Illinois Power, such reductions will result in higher IFC Charges than would otherwise exist and could negatively impact the timing of IFC Payments.


    A municipality within Illinois Power's service area which wanted to operate a municipal utility would have to form its own distribution system, either by building one or acquiring (through negotiated purchase or appropriate condemnation proceedings) the portion of Illinois Power's distribution system related to such municipality's service area. Under Order 888 of the Federal Energy Regulatory Commission ("FERC"), Illinois Power would have the right to seek recovery of its legitimate, prudent and verifiable stranded costs resulting from a municipalization, with the amount of such recovery to be determined through appropriate proceedings before FERC. If a municipalization were to occur, a portion of any such condemnation award or other recoveries that was made in respect of lost tariffed revenues would be allocable, in accordance with the Servicing Agreement, to the IFC Charges and Illinois Power would be required to pay such portion to the Trust as proceeds of the Intangible Transition Property. Nonetheless, in the event of a municipalization, the Customers within such municipal utility's service area would thereafter cease to be Customers of Illinois Power obligated to pay IFC Charges and the loss of such Customers could result in a material reduction in the amount of electricity sold or delivered by Illinois Power. Moreover, unless the municipality, in its capacity as a retail customer, elected to take tariffed or contract services from Illinois Power, the municipality itself would not be a Customer and would also not be obligated to pay IFC Charges. Reductions in the amount of electricity sold or delivered by Illinois Power will result in increased IFC Charges and could negatively impact the timing of the IFC Payments.

    As of September 1, 1998, there were only twelve municipal utilities operating within Illinois Power's service area, the last of which was created several decades ago. Although there can be no assurance that other municipalities in Illinois Power's service area might not seek, prior to the time the Notes are paid in full, to form a municipal utility, Illinois Power does not believe there is any material risk of future municipalizations having an adverse impact on the Noteholders.


    In the event that a municipality becomes an ARES, the Customers receiving power and energy from such municipality (or the municipality on their behalf) would remain obligated to pay IFC Charges in connection with Illinois Power's provisions of delivery services to such Customers and in connection with any payments of transition charges owed by such Customers. The loss of such Customers could nonetheless result in a material reduction in the amount of electricity generated by Illinois Power and, therefore, in the amount of revenues supporting payment of the IFC Charges.


    POSSIBLE PAYMENT DELAYS CAUSED BY CHANGES IN GENERAL ECONOMIC CONDITIONS AND ELECTRICITY USAGE. General economic conditions and technological changes that would significantly alter power consumption or reduce the Customer base in Illinois Power's service area may affect payments on the Notes. Changes in business cycles, departures of Customers from Illinois Power's service area, other demographic changes, weather, occurrence of natural disasters such as ice storms, tornados, windstorms, earthquakes and floods, implementation of energy conservation efforts and increased efficiency of equipment all affect energy usage. If a sufficient number of Customers reduce significantly their electricity consumption or cease consuming electricity altogether, revenues supporting payment of the IFC Changes could decrease, and such decreases could negatively impact the timing of the IFC Payments.

UNCERTAINTIES CAUSED BY CHANGING REGULATORY AND LEGISLATIVE ENVIRONMENT

    Although the Amendatory Act provides for comprehensive changes in the legal and regulatory framework governing electric utilities, such as Illinois Power, in Illinois, there can be no assurances that, during the term to maturity of the Notes, the Illinois Legislature will not pass additional laws materially changing the legal and regulatory framework to which Illinois Power is subject. Any changes in the existing legal structure regulating the electric industry might have an impact on the manner in which electricity is distributed and payments therefor are collected, or on Illinois Power and its business, and thus the likelihood that Noteholders will receive payments in the amounts and at the times scheduled.


    In addition to actions taken by the Illinois Legislature and regulation by the ICC, the electric industry is also subject to federal law and to regulation by the FERC. The National Energy Policy Act of 1992 was designed to increase competition in the wholesale electric generation market by easing regulatory restrictions on producers of wholesale power and by authorizing the FERC to mandate access to electric transmission systems by wholesale power generators. In addition, at least 14 bills (none of which passed in committee) were introduced in the 105th Congress, affecting the deregulation of the electric utility industry on the state level. Many, but not all, of the bills contained provisions recognizing the validity of prior state actions relating to deregulation. At least two of the bills, H.R. 1230 and H.R. 4798, however, would have prohibited the recovery of stranded costs through charges such as the transition charges provided for in the Amendatory Act. Although the IFC Charges do not constitute recoveries for stranded costs, any prohibition on the imposition of transition charges under the Amendatory Act could have a material adverse impact on the amount of Applicable Rates from which the IFC Charges are deducted and on the timing of IFC Charges. In any event, no prediction can be made as to whether these bills, or any future proposed bills to deregulate the electric industry, will become law or, if they become law, what their final form or effect will be.


REDUCTION IN AMOUNT OF REVENUE FROM APPLICABLE RATES

    Each Transitional Funding Order will include determinations, with which Illinois Power will concur, to the effect that (a) the imposition of IFC Charges will not increase the total charges to Illinois Power's Customers over those that the Customers would pay absent the imposition of IFC Charges and (b) the IFC Charges will be deducted from and stated separately from the Applicable Rates charged on each Customer's bill. Therefore, any decline in revenues from Applicable Rates may have a negative impact on the timing and amount of IFC Charges and may adversely affect Illinois Power's financial condition and thereby its ability to provide electric service or to perform its obligations as Servicer.


    Under the Funding Law, the ICC is required to authorize in each Transitional Funding Order and in each IFC Tariff, and Illinois Power is entitled to implement, a procedure for periodic prospective adjustments to the IFC Charges in respect of any over-collection or shortfall in collections of IFC Charges during prior periods. See "Description of the Intangible Transition Property--Adjustments to IFC Charges." The Funding Law provides that if, as a result of any such adjustment, the IFC Charge, as so adjusted, will exceed the amount per kilowatt-hour of the IFC Charge authorized by the ICC in any Transitional Funding Order, then Illinois Power shall be obligated to file Amendatory Tariffs adjusting the amounts otherwise billable by Illinois Power for Applicable Rates, to offset the amount of such excess (or, if Illinois Power shall have previously filed any such Amendatory Tariffs, the incremental amount of such excess). However, although the Funding Law specifically preserves the right of Illinois Power's Customers to bring actions against Illinois Power for failure to file such Amendatory Tariff, the failure of such Amendatory Tariff to become effective for any reason shall not delay or impair the effectiveness of any such adjustments and the obligation of Customers to pay the IFC Charges, as adjusted, shall not be subject to any defense, counterclaim or right of set-off arising as a result of either (a) the failure of Illinois Power to file such Amendatory Tariff or (b) Illinois Power's failure to perform or provide past, future or present services.

    There are several provisions of the Amendatory Act (including the provision requiring the filing of Amendatory Tariffs) which will result in reductions to the amount of Applicable Rates which Illinois Power will be allowed to bill and collect from Customers and from which Illinois Power is required to deduct IFC Charges.

    The Amendatory Act required Illinois Power to provide a 15% reduction in base rates to its residential customers on August 1, 1998, and requires an additional 5% reduction in base rates to its residential customers on May 1, 2002, based on Illinois Power's rates in effect immediately prior to January 1, 1998. The Amendatory Act also provides that, with one limited exception, Illinois Power may not request an increase in the base rates that it charges its retail customers until January 1, 2005. Commencing January 1, 2005, the ICC may, pursuant to appropriate proceedings, modify Illinois Power's base rates in accordance with cost of service, and may set the components of any such rates that are intended to recover power supply costs at the lower of cost of service or 110% of market price (which modifications could reduce such base rates). In addition, under the Amendatory Act, the ICC, at Illinois Power's request and subject to satisfaction of statutory criteria, may declare tariffed services offered by Illinois Power to be "competitive." If a tariffed service is declared competitive, Illinois Power is obligated to continue to offer the service as a tariffed service for three years to those customers who were served on the tariff on the date the service is declared competitive, but is relieved of the obligation to offer or provide the service as a tariffed service to any new customers who otherwise would have been eligible for it. In addition, the Amendatory Act allows Illinois Power to self-declare a tariffed service (other than delivery service or the provision of electric power and energy) "competitive," but only with respect to those customers not then taking the tariffed service, subject to the authority of the ICC to thereafter review and revoke such declaration. Charges for a competitive service are not included in Applicable Rates, thereby reducing the amount of Applicable Rates from which the IFC Charges must be deducted and available to Illinois Power to offset against any increase in the IFC Charges as a result of any Amendatory Tariff.


    The Amendatory Act allows certain non-residential customers of Illinois Power to purchase their electricity from other suppliers commencing October 1, 1999, allows all other non-residential customers to purchase their electricity from other suppliers commencing December 31, 2000, and allows all of Illinois Power's residential customers to purchase their electricity from other suppliers commencing May 1, 2002. It is anticipated that most Customers electing to purchase electricity from other suppliers will find it necessary to purchase delivery services, which will be a tariffed service, from Illinois Power, and may be required to pay a transition charge to Illinois Power until December 31, 2006. The transition charge is calculated according to a formula which is designed to allow Illinois Power to recover a portion, but not all, of the revenue requirement associated with its generation and power supply costs that are above market prices. The market prices used in the calculation of the transition charge are redetermined from year-to-year and it is possible that the transition charge for some Customers may be zero, in which event the amount of Applicable Rates from which IFC Charges must be deducted and which are available to Illinois Power to offset against any increase in the IFC Charges would be limited by the remaining tariffed charges imposed on such Customers. Moreover, under the Amendatory Act, the transition charges are designed to decrease over time, and such reductions may further reduce the amount of such Applicable Rates. See "Electric Industry Restructuring in Illinois--Transition Charges."


    The ICC, on petition by Illinois Power and based on application of statutory criteria set forth in the Amendatory Act, is authorized to extend the period during which transition charges may be collected until no later than December 31, 2008. There can be no assurances that the ICC will grant any such request for extension of the right to collect transition charges. Based on the manner in which transition charges must be established, as provided in the Amendatory Act, Illinois Power, until at least December 31, 2004, expects to receive less revenue from a retail customer who elects to purchase electricity from another supplier than Illinois Power would receive if the customer continued to purchase electricity from Illinois Power at base rates. Prior to December 31, 2006, some customers who have elected to purchase electricity from other suppliers, and after December 31, 2006, all such customers (unless the ICC grants an Illinois

Power request for an extension of the authority to collect transition charges) will no longer pay Illinois Power transition charges, and may pay Illinois Power only delivery service charges as a rate for tariffed services. It has not been determined at this time whether delivery service charges will be calculated on a cents per kilowatt-hour basis. In any event, delivery service charges are expected to be, on a per kilowatt-hour basis and in the aggregate, materially lower than Illinois Power's current bundled charges for tariffed services.


    In addition, under the Amendatory Act, Utilities (including Illinois Power) will be required to offer, as a tariffed service, (a) to their non-residential delivery service customers, certain power purchase options pursuant to which such customers may purchase electric power and energy from the Utility at the market-based prices used in the calculation of transition charges and (b) to all customers, real-time pricing whereby charges for delivered electric power and energy may vary on an hour-to-hour basis for non-residential retail customers and may vary on a periodic basis during the day for residential retail customers. See "Electric Industry Restructuring in Illinois--Amendatory Act Overview." Such pricing options have generally not existed in the past and, accordingly, there can be no assurance as to how the offering of such options might affect the amount of Applicable Rates from which the IFC Charges must be deducted and which are available for Illinois Power to offset against any increase in the IFC Charges as a result of an Amendatory Tariff.



    A customer which obtains its electricity from its own cogeneration or self-generation facilities and does not purchase any electricity or take delivery services or any other tariffed services from Illinois Power will not pay transition charges or other tariffed charges on the electricity it obtains from such facilities and thus will not be obligated to pay IFC Charges with respect to that electricity. Even if such a customer were to continue purchasing some but not all of its electricity from Illinois Power, the amount of electricity which the customer purchases from Illinois Power, and therefore the amount of IFC Charges the customer is obligated to pay, would be less than if the customer were purchasing all of its electricity from Illinois Power. Certain electricity consumers in the State of Illinois and certain entities involved in the sale, installation, operation and sale of fuel for cogeneration and self-generation facilities have taken the position that the phrase "customer's own cogeneration or self-generation facilities" for purposes of the Amendatory Act should be interpreted to include, among other things (i) facilities which are not located on the customer's premises, (ii) facilities which are owned by a third party and leased to the customer, (iii) facilities which are operated for the customer by a third party, (iv) a customer's ownership or leasehold interest in a portion of a facility which, in its entirety, is larger than required to serve the electrical needs of the customer, and the remaining portion of which is used to serve other customers or to make wholesale or retail sales of electricity to other customers or third parties, and (v) facilities from which sales of electricity not needed to serve the electricity requirements of the particular customer are made to other customers or third parties. Illinois Power and certain other entities have disagreed with this interpretation as overbroad and contrary to the terms of the Amendatory Act. Nonetheless, if the Illinois Legislature, a court, or the ICC were to agree with such an interpretation, in whole or in part, and adopt a conforming amendment to the Act or enter a binding decision to such effect, then the number and extent of installation of cogeneration or self-generation facilities (as so defined) may increase, and the amount of electricity usage by Customers installing such facilities and the amount of Applicable Rates from which IFC Charges must be deducted and which are available for Illinois Power to offset against an increase in IFC Charges as a result of an Amendatory Tariff, may be reduced. On November 18, 1998, the ICC granted a request for a declaratory ruling to the effect that an entity installing a cogeneration facility on a customer's premises in Commonwealth Edison Company's service area which facility is to be owned by such entity and the output thereof provided to the customer, and which facility also has attributes (iii) and (v) listed above, is not an ARES. Consequently, the electrical output obtained by the customer from such a facility, if constructed in Illinois Power's service area, would not be subject to Applicable Rates. However, any electricity delivered to a retail Customer by Illinois Power from a privately-owned generation facility, using Illinois Power's transmission or distribution system, would be subject to delivery charges and transition charges and therefore to IFC Charges.

    As a result of the statutory provisions and the events described in the preceding six paragraphs, the total amount of Applicable Rates which Illinois Power will be entitled, and can expect, to collect from its Customers may decline materially over the period between issuance and maturity of the Notes. To the extent any decline in tariffed revenues is supplanted by revenues from contracts between Illinois Power and Customers who would otherwise have been obligated to pay tariffed revenues and, therefore, would have been obligated to pay IFC Charges, however, the Transitional Funding Orders will prohibit Illinois Power from entering into such contracts unless the Customers expressly agree to pay the Grantee or the Trust, or Illinois Power as Servicer, an amount equal to the amount of IFC charges that would have been billed if the services taken by such Customers under such contracts had continued to be taken under tariff. In addition, each Transitional Funding Order and the Servicing Agreement will provide that, if the IFC Charges to be imposed on any IFC Customer Class in an Applicable Period exceed the total projected revenues for such class in such Applicable Period, the deficiency shall be allocated among all remaining IFC Customer Classes. There can nonetheless be no assurance that any decline in revenues would not have a negative impact on the amount and timing of IFC Payments, and on the ability of Illinois Power to offset against any increase in the IFC Charges as a result of an Amendatory Tariff, nor can there be any assurance that any decline in overall revenues would not have a material adverse affect on Illinois Power's financial condition and thereby its ability to provide electric service or to perform its obligations as Servicer.


    In addition, if the amount of Illinois Power's Applicable Rates has been reduced to such a low level that Illinois Power cannot offset adjusted IFC Charges against such Applicable Rates and fails to file an Amendatory Tariff, Illinois Power may become subject to actions by Customers, as described in the second paragraph in this section, and no assurance can be given that such actions may not adversely affect the Noteholders. Furthermore, under Illinois Power's servicing procedures, in the event that total IFC Charges for a particular Customer during a particular Billing Period were to exceed otherwise Applicable Rates for such Customer, the Customer would only be billed IFC Charges for the amount of Applicable Rates against which such IFC Charges could then be offset. If the above-described circumstances occur, such a limitation on amounts billed to individual Customers could result in payment delays on the Notes, notwithstanding the ability of the Servicer to allocate any deficiency in IFC Charges with respect to one IFC Customer Class to the remaining IFC Customer Classes, as discussed above. See "Servicing."

    Illinois Power does not expect, taking into consideration the current authorized levels of IFC Charges and anticipated future issuances of Notes, that any decline in revenues would result in a limitation on the timing or the overall amount of the IFC Charges payable by Customers. See "The
Servicer--Illinois Power Customer Base, Electric Energy Consumption and Base Rates" and "Servicing."

BANKRUPTCY AND CREDITORS' RIGHTS ISSUES


    POSSIBLE ADVERSE EFFECT ON NOTEHOLDERS AS A RESULT OF THE BANKRUPTCY OF ILLINOIS POWER, THE GRANTEE OR THE TRUST. If Illinois Power or the Grantee were to become a debtor in a bankruptcy case, and a creditor or bankruptcy trustee of Illinois Power or the Grantee, or Illinois Power or the Grantee itself as debtor-in-possession, were to take the position that the Intangible Transition Property constituted property of Illinois Power's or the Grantee's bankruptcy estate, and a court were to adopt such a position, then delays or reductions in payments on the Notes could result. Regardless of any specific adverse determinations in an Illinois Power, Grantee or Trust bankruptcy proceeding, the mere fact of an Illinois Power, Grantee or Trust bankruptcy proceeding could have an adverse effect on the secondary market for the Notes, including an adverse effect on the liquidity and market value of the Notes.



    Illinois Power, the Grantee and the Trust have taken steps to minimize the risk that a creditor or bankruptcy trustee of Illinois Power or the Grantee or Illinois Power or the Grantee itself would succeed on such a claim. For example, the Grantee will represent and warrant in each Sale Agreement that the transfer of the Intangible Transition Property by the Grantee to the Trust pursuant to such Sale Agreement constitutes a sale and absolute transfer of such Intangible Transition Property, including amounts deemed to be Intangible Transition Property pursuant to the related Transitional Funding Order, from the Grantee to the Trust. Illinois Power will also represent and warrant in the Basic Documents that the vesting of the Intangible Transition Property in the Grantee shall be irrevocable and enforceable against Illinois Power and that it has no right, title and/or interest in the Intangible Transition Property nor in the portion of the Applicable Rates otherwise to have been received by Illinois Power to the extent such portion has become IFC Charges in accordance with the terms and provisions of the related Transitional Funding Order. Illinois Power, the Grantee and the Trust will also covenant in the Basic Documents that they will each take all appropriate actions to perfect the Indenture Trustee's security interest in the Intangible Transition Property and the other Note Collateral. Further, the Funding Law provides that a sale, assignment or other transfer of intangible transition property in a transaction approved by a transitional funding order, which is expressly stated in the documents governing the transaction to be a sale or other absolute transfer, shall be treated as an absolute transfer of all the transferor's right, title and interest in, to and under such intangible transition property which places such transferred property beyond the reach of the transferor or its creditors. Illinois Power, the Grantee and the Trust will, therefore, treat the transactions as an absolute transfer under applicable law, although for financial reporting and federal income tax purposes the transactions will be treated as debt of Illinois Power. See "--Potential Servicing Issues--Possible Payment Delays Caused by Commingling of IFC Payments with Servicer's Other Funds."



    If Illinois Power were to become a debtor in a bankruptcy case and a court were to order that the assets and liabilities of the Trust or the Grantee should be consolidated with those of Illinois Power, delays or reductions in payments on the Notes would likely result. Illinois Power, the Grantee and the Trust have taken steps to minimize the risk of such a consolidation. The major step is that, instead of the Intangible Transition Property being transferred directly from Illinois Power to the Grantee, the Funding Law permits, and each Transitional Funding Order will provide, that the Intangible Transition Property created by such Transitional Funding Order is vested directly in the Grantee and is not subject to defense, counterclaim or right of setoff as a result of Illinois Power's failure to perform or provide past, present or future services. Additional steps include the fact that the Grantee is a separate, special purpose limited liability company, subject to the direction of a management committee, at least two of whose members must be independent from Illinois Power, and the organizational documents of which provide that it shall not commence a voluntary bankruptcy case without the unanimous affirmative vote of all of its managers and that the Trust is a distinct entity managed by the Delaware Trustee. Nonetheless, those steps may not be completely effective.


    Should any transfer of the Intangible Transition Property to the Trust be recharacterized in a bankruptcy proceeding as a borrowing by Illinois Power or the Grantee, the Funding Law provides that, subject to certain required filings with the ICC which Illinois Power must make at the time the Notes are issued, there is a perfected first priority statutory lien on the Intangible Transition Property that secures all obligations to the holders of the Notes.


    Pursuant to the Funding Law and each Transitional Funding Order, upon any issuance of Notes, the Intangible Transition Property identified in such Transitional Funding Order constitutes a current property right and it thereafter continuously exists as property for all purposes. Nonetheless, no assurances can be given that if Illinois Power, the Grantee or the Trust were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, Illinois Power, the Grantee or the Trust, or Illinois Power, the Grantee or the Trust itself as debtor in possession would not attempt to take the position that, because the payments based on the IFC Charges are usage-based charges, Intangible Transition Property comes into existence only as Customers use electricity or, in the case of Customers agreeing to pay amounts equivalent to IFC Charges under contracts, as such Customers enter into such contracts or use electricity. Any such party might similarly argue, to the extent that any condemnation or FERC stranded cost recoveries which include amounts for lost tariffed revenues are awarded from and after commencement of a bankruptcy by or against Illinois Power, that such amounts came into existence only as such recoveries were awarded, notwithstanding the provisions of the Servicing Agreement which provide that a portion of such awards should be allocable to the Trust as proceeds of Intangible Transition Property. If a court were to adopt any of the foregoing positions, no assurances can be given that the statutory lien created by the Funding Law would attach to IFC Collections in respect of electricity consumed after the commencement of a bankruptcy case by or against Illinois Power, the Grantee or the Trust or in respect of IFC Payments received under contracts entered into after the commencement of such case. If it were determined that the Intangible Transition Property has not been sold to the Trust, and that the statutory lien created by the Funding Law does not attach to collections of IFC Payments in respect of electricity consumed after the commencement of a bankruptcy case for Illinois Power, the Grantee or the Trust, then the Indenture Trustee, as Trustee for the Noteholders, would be an unsecured creditor of Illinois Power, the Grantee or the Trust, as the case may be, and delays or reductions in payments on the Notes could result. Whether or not the court determined that the Intangible Transition Property had been sold to the Trust, no assurances can be given that the court would not rule that any IFC Payments relating to electricity consumed after the commencement of Illinois Power's, the Grantee's or the Trust's bankruptcy cannot be transferred to the Indenture Trustee, thus resulting in delays or reductions in payments on the Notes.


    Because the IFC Charges are usage-based charges, if Illinois Power or the Grantee were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for, Illinois Power or the Grantee, or Illinois Power or the Grantee itself as debtor in possession could take the position that the Trust should pay a portion of the costs of Illinois Power associated with the generation, transmission, or distribution by Illinois Power of the electricity whose consumption gave rise to the IFC Collections that are used to make distributions on the Notes. If a court were to adopt this position, the result could initially be a reduction in the amounts paid to the Trust, and thus to the holders of the Notes. Although the IFC Charges may be adjusted by the Servicer, delays in implementation thereof may cause a delay in receipt of IFC Collections sufficient to pay interest and make Scheduled Payments on the Notes.


    In addition, if Illinois Power were to become the debtor in a bankruptcy case, a creditor of, or a bankruptcy trustee for Illinois Power, or Illinois Power itself as debtor-in-possession, could take the position that the bankruptcy trustee is not bound prospectively by the provisions of a Transitional Funding Order requiring that Illinois will not enter into any contracts with any Customer obligated (or who would but for such contract, be obligated) to pay IFC Charges if, as a result thereof, the Customer would not receive services subject to Applicable Rates, unless such contract provides that the Customer will pay an amount to the Grantee or its assigns, or to Illinois Power, as Servicer, as applicable, equal to the amount of IFC Charges that would have been billed if the services provided under such contract were subject to Applicable Rates. If a court were to adopt this position, the result could be a further reduction in the amounts available to be paid to the Trust, and thus to the holders of the Notes.



    Regardless of whether Illinois Power, the Grantee or the Trust is the debtor in a bankruptcy case, if a court were to accept the arguments of a creditor of Illinois Power, the Grantee or the Trust that Intangible Transition Property and/or related assets come into existence only as Customers use electricity, a tax or government lien or other nonconsensual lien on property of Illinois Power arising before the Intangible Transition Property and/or related assets came into existence may have priority over the Trust's or the Noteholders' interest in such Intangible Transition Property or related assets, thereby possibly initially resulting in a reduction of amounts paid to the holders of the Notes. Although the IFC Charges may be adjusted by the Servicer, delays in implementation thereof may cause a delay in receipt of IFC Collections sufficient to pay interest and make Scheduled Payments on the Notes.


    POSSIBLE ADVERSE EFFECT ON NOTEHOLDERS AS A RESULT OF THE BANKRUPTCY OF THE SERVICER. The bankruptcy or insolvency of the Servicer could result in delays or reductions in the payments due on the Notes.


    If the Servicer (a) maintains a short-term debt rating of at least "A-1" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), "P-1" by Moody's Investors Service, Inc. ("Moody's"), if rated by Duff & Phelps Credit Rating Co. ("Duff & Phelps"), "D-1" by Duff & Phelps and, if rated by Fitch, IBCA, Inc. ("Fitch"), "F-1" by Fitch, and (b) meets certain other conditions (collectively, the

"Monthly Remittance Conditions"), the Servicer will be entitled to commingle IFC Payments with its own funds until the relevant Monthly Remittance Date. If the Monthly Remittance Conditions are not met, then the Servicer will remit all IFC Payments to the Collection Account within two Servicer Business Days of collection. For these purposes, IFC Payments are deemed collected when posted to a customer's account (which under the Servicer's current procedures occurs within two Servicer Business Days of receipt of payment by the Servicer). In the event of a bankruptcy of the Servicer, under normal principles of the Uniform Commercial Code in effect in the State of Illinois (the "UCC"), the Indenture Trustee likely would not have a perfected interest in such commingled funds and the inclusion thereof in the bankruptcy estate of the Servicer may result in delays or reductions in payments due on the Notes.


    Although (a) the Funding Law provides that both the property interest of the Trust in the Intangible Transition Property and the security interest of the Indenture Trustee in such Intangible Transition Property shall not be defeated by the commingling of revenues arising from such Intangible Transition Property with funds of Illinois Power or the Grantee and (b) each Transitional Funding Order will provide that, in the case of any such commingled revenues, collections, claims, payments, money or proceeds, the portion allocable to the IFC Charges may be determined by such reasonable methods of estimation as are set forth in the Servicing Agreement, if Illinois Power were unable to trace or otherwise identify the IFC Collections held by it and were subsequently to become a debtor in a bankruptcy case, a creditor or bankruptcy trustee of Illinois Power or Illinois Power itself as debtor-in-possession could take the position that the Noteholders' property interest in such commingled and no longer identifiable IFC Collections had been lost and that the Noteholders' sole claim in respect of such unidentifiable property would be an unsecured claim against Illinois Power.


    Furthermore, if the Servicer is in bankruptcy, it may stop performing its functions as Servicer and it may be difficult to find a third-party to act as Successor Servicer. See "--Potential Servicing Issues-- Possible Payment Delays Caused by Commingling of IFC Payments with Servicer's Other Funds."


NATURE OF THE NOTES

    LIMITED LIQUIDITY. There is no assurance that a secondary market for any of the Notes will develop or, if one does develop, that it will provide the Noteholders with liquidity of investment or that it will continue for the life of such Notes. It is not anticipated that any Notes will be listed on any securities exchange.

    RESTRICTIONS ON BOOK-ENTRY REGISTRATION. The Notes will be initially represented by one or more Notes registered in Cede's name, as nominee for DTC, and will not be registered in the names of the Noteholders or their nominees. Therefore, unless and until Definitive Notes are issued, Noteholders will not be recognized by the Indenture Trustee as Noteholders. Hence, until such time, Noteholders will only be able to receive distributions from, and exercise the rights of Noteholders indirectly through, DTC and participating organizations, and, unless a Noteholder requests a copy of any such report from the Indenture Trustee or the Servicer, will receive reports and other information provided for under the Servicing Agreement only if, when and to the extent provided to Noteholders by DTC and its participating organizations. In addition, the ability of Noteholders to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of physical notes for such Notes. See "Description of the Notes--Book-Entry Registration."


    LIMITED SOURCES OF PAYMENT FOR THE NOTES AND LIMITED CREDIT
ENHANCEMENT. The Notes are limited-recourse obligations, and the sole source of payments thereon is the payments made with respect to the Intangible Transition Property and the other Note Collateral (which is expected to be relatively small) and, for Floating Rate Notes, the proceeds of any Swap Agreement. It is anticipated that the Note Collateral, which is described under "Security for the Notes--Security Interest in Note Collateral" herein, will, with the limited exceptions specified therein, constitute the Trust's only assets and there will be no forms of credit enhancement for the Notes except for amounts held in the Overcollateralization Account and the Capital Subaccount and the right of the Trust to compel Illinois Power, as Servicer, to make Adjustments to the IFC Charges. It is not currently anticipated that the Notes will have the benefit of any third-party credit enhancement, such as guarantees, letters of credit, insurance or the like. If, however, any Series of Notes is to be issued with any third-party credit enhancement, it will be set forth in the related Prospectus Supplement. The Trust's organizational documents will restrict its right to acquire other assets unrelated to the transactions described herein.

    The Notes will not constitute a debt, liability or other obligation of the State of Illinois or of any political subdivision, agency or instrumentality thereof and will not represent an interest in or obligation of Illinois Power or its affiliates. None of the Notes or the underlying Intangible Transition Property will be guaranteed or insured by Illinois Power or its affiliates. Transitional Funding Orders authorizing issuance of the Notes do not constitute a pledge of the full faith and credit of the State of Illinois or of any of its political subdivisions. The issuance of the Notes under the Funding Law shall not directly, indirectly or contingently obligate the State of Illinois or any political subdivision thereof to levy or to pledge any form of taxation therefor or to make any appropriation for their payment.


    EFFECT OF ADDITIONAL SERIES OF NOTES OR OTHER TRANSITIONAL FUNDING ORDERS ON OUTSTANDING NOTES. The issuance of additional Series of Notes may have an adverse effect on the timing or amount of payments received by a Noteholder of outstanding Notes. Under the Basic Documents, the Trust will have the right, subject to Illinois Power's seeking and obtaining one or more subsequent Transitional Funding Orders from the ICC, to issue one or more subsequent Series of Notes on or after August 1, 1999 in an additional amount of up to approximately $1.728 billion in aggregate principal amount, less the initial principal amount of previously issued Notes. Any such subsequent Series of Notes which increases the cumulative amount of issued Notes above $864 million would be issued in connection with the creation of additional Intangible Transition Property under such subsequent Transitional Funding Order and such subsequent Notes will have no more than a PARI PASSU lien on the Note Collateral, including all additional Intangible Transition Property, vis-a-vis all previously issued and outstanding Series of Notes. The terms of any such Series of Notes will be specified in a supplement to the Indenture or a Trust issuance certificate, and described in the related Prospectus Supplement. The provisions of the supplement to the Indenture or Trust issuance certificate and the terms of any additional Series of Notes will not be subject to the prior review or consent of holders of the Notes or Notes of any previously issued Series. The terms of an additional Series of Notes may include, without limitation, the matters described under "Description of the Notes--General." The ability of the Trust to issue any additional Series of Notes is subject to the condition, among others, that such issuance will not result in any Rating Agency reducing or withdrawing its then existing rating of the Notes of any outstanding Class (the "Rating Agency Condition"). There can be no assurance, however, that the issuance of any other Series of Notes, including any Series issued from time to time hereafter, might not have an impact on the timing or amount of payments received by a Noteholder. See "Description of the Notes--Conditions of Issuance of Additional Series and Acquisition of Subsequent Intangible Transition Property." In addition, various matters relating to the Notes are subject to a vote of all Noteholders for all Series and Classes of Notes, even though there may be differences in the interests or positions among such Series or Classes which could result in voting outcomes adverse to the interests of one or more Series or Classes of Notes. Moreover, the Basic Documents do not prohibit Illinois Power from seeking Transitional Funding Orders under the Funding Law which would create intangible transition property in favor of a party other than the Grantee.


    Issuance of an additional Series of Notes and/or creation of additional intangible transition property will require imposition and collection of additional Instrument Funding Charges from Customers. This may increase the risks to Noteholders as described above, in particular those risks described under "--Reduction in Amount of Revenue From Applicable Rates," "--Limit on Amount of Intangible Transition Property Available to Pay Notes," "--Potential Servicing Issues," "--Uncertainties Related to the Electric Industry Generally," and "--Bankruptcy and Creditors' Rights Issues."

    LIMITED NATURE OF RATINGS. It is a condition of issuance of each Class of Notes that they receive from the Rating Agencies the respective ratings set forth in the applicable Prospectus Supplement. The ratings of the Notes address the likelihood of the ultimate payment of principal and the timely distribution of interest on the Notes. The ratings do not represent an assessment of the likelihood that the rate of IFC Collections might differ from that originally anticipated; as a result of such differences, any Series or Class of Notes might mature later than scheduled, resulting in a weighted average life of such Notes which is more than expected. A security rating is not a recommendation to buy, sell or hold securities. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be revised or withdrawn entirely by a Rating Agency if, in its judgment, circumstances so warrant.


    UNCERTAIN PAYMENT AMOUNTS AND WEIGHTED AVERAGE LIFE. The actual dates on which principal is paid on each Class of Notes might be affected by, among other things, the amount and timing of receipt of IFC Collections. Since each IFC Charge will consist of a charge per kilowatt hour allocated to the applicable class of Customers, the aggregate amount and timing of receipt of IFC Collections (and the resulting amount and timing of principal amortization on the Notes) will depend, in part, on actual usage of electricity by Customers and the rate of delinquencies and write-offs. See "--Potential Servicing Issues-- Possible Payment Delays Caused by Inaccurate Usage and Credit Projections" and "--Possible Payment Delays Caused by Reliance on Alternative Retail Electric Suppliers and Other Third-Party Collectors." Although the amount of the IFC Charges will be adjusted from time to time based in part on the actual rate of IFC Collections, no assurances can be given that the Servicer will be able to forecast accurately actual Customer energy usage and the rate of delinquencies and write-offs and implement adjustments to the IFC Charges that will cause IFC Payments to be made at any particular rate. If IFC Collections are received at a slower rate than expected, payments on a Note may be made later than expected. Because principal will only be paid at a rate not to exceed that set forth in the Expected Amortization Schedules, except if an Event of Default occurs and the Notes are declared due and payable or in the event of an early optional redemption, the Notes are not expected to be retired earlier than scheduled. A payment on a date that is earlier than forecasted will result in a shorter weighted average life, and a payment on a date that is later than forecasted will result in a longer weighted average life. See "Certain Payment, Weighted Average Life and Yield Considerations" and "Description of the Intangible Transition Property--Adjustments to IFC Charges."



    EFFECT OF OPTIONAL REDEMPTION ON WEIGHTED AVERAGE LIFE AND YIELD. As described more fully under "Description of the Notes--Optional Redemption," any Series of Notes may be redeemed on any Payment Date if, after giving effect to payments that would otherwise be made on such date, the outstanding principal balance of such Series of Notes has been reduced to less than five percent (5%) of the initial outstanding principal balance thereof. In addition, if specified in the Prospectus Supplement related to any Series or Class of Notes, such Series or Class of Notes may be redeemed in full on any Payment Date on or prior to December 31, 2004 using proceeds received from the refinancing of any other Series or Class of Notes through the issuance of an additional Series of Notes. Finally, a Series of Notes shall be subject to redemption if and to the extent provided in the related Prospectus Supplement. Redemption will cause such Notes to be retired earlier than would otherwise be expected, and if the payment schedule otherwise does not differ from that originally anticipated, will result in a shorter than expected weighted average life for such Notes. Such a redemption may also adversely affect the yield to maturity of the Notes. There can be no assurance as to whether the Trust will optionally redeem any Series of Notes, or as to whether Noteholders will be able to receive an equally attractive rate of return upon reinvestment of the proceeds resulting from any such redemption.



    ADDITIONAL RISKS OF FLOATING RATE NOTES. The liquidity and the market value of any Floating Rate Notes may be adversely affected by a termination event under the related Swap Agreement as described in the related Prospectus Supplement.

                  ELECTRIC INDUSTRY RESTRUCTURING IN ILLINOIS

GENERAL


    The electric utility industry is experiencing intensifying competitive pressures, in both the wholesale generation market and, in many states, including Illinois, in the retail market. Historically, electric utilities operated as regulated monopolies in their service territories and were the primary suppliers of electricity. In Illinois, Utilities' rates were set by the ICC based on the Utilities' costs of providing services and a reasonable return on their prudent capital investments. Changes to this traditional legal and regulatory framework and market structure are occurring at both the federal and state levels.


AMENDATORY ACT OVERVIEW

    In Illinois, dramatic changes in the retail electricity market will be occurring over the next ten years as a result of enactment of Public Act 90-561 (the "Amendatory Act"), which became law on December 16, 1997 after being approved by a vote of 108-7 in the Illinois House of Representatives and 57-2 in the Illinois Senate. Utilities, such as Illinois Power, will be required to provide to customers in their service areas, on a regulated basis, delivery services through which a customer can purchase electricity from other suppliers and have it delivered by the local Utility to the customer's premises. Beginning October 1, 1999, Utilities will be required to offer delivery services to (a) all customers in a Utility's service area with electric loads at a single site of 4 megawatts or greater, (b) commercial customers in the Utility's service area with at least 10 sites under common ownership whose electric loads total at least 9.5 megawatts, up to 3.5% of the Utility's peak load and (c) customers in non-residential service classes whose usage constitutes one-third of the Utility's remaining (I.E., excluding customers in groups (a) and (b)) kilowatt-hour sales in each such class, with the customers in groups (b) (if necessary) and (c) to be selected by lottery or other random non-discriminatory process. As of December 31, 2000, all non-residential customers in a Utility's service area will be entitled to delivery services. All residential customers in a Utility's service area will be entitled to delivery services beginning May 1, 2002. The local Utility will be required to provide delivery services to eligible customers on a non-discriminatory basis regardless of the customer's choice of electricity provider. The Utility will be compensated for providing delivery services through rates set by the ICC to recover the costs of owning, operating and maintaining the Utility's transmission and distribution facilities. Under the Amendatory Act, Utilities also will be required to offer as a tariffed service to their non-residential delivery service customers, certain power purchase options pursuant to which such customers may purchase electric power and energy from the Utility at market-based rates determined by formulas set forth in the Amendatory Act. In addition, the Amendatory Act requires Utilities, including Illinois Power, to offer, as a tariffed service, real-time pricing to non-residential customers beginning October 1, 1998, and to residential customers beginning October 1, 2000, pursuant to which tariff kilowatt-hour charges for delivered electric power and energy may vary on an hour-to-hour basis for non-residential retail customers and on a periodic basis during the day for residential retail customers.

TRANSITION CHARGES

    Another change involves the ability of a Utility to collect "transition charges" from those customers in its service area who obtain electricity from an alternate provider. Until December 31, 2006, the Utility will be entitled, pursuant to tariff, to collect transition charges from delivery services customers and include such transition charges in its bills to such customers. These periodic transition charges are only applicable to customers obtaining electricity from an ARES or from another Utility, and are not applicable to customers taking traditional tariffed service from the Utility, or to a customer to the extent it obtains its electricity from its own cogeneration or self-generation facility. Transition charges are to be calculated annually for each customer class and, for larger customers, on an individual customer basis. The per kilowatt-hour transition charge applicable to a customer class or an individual customer is calculated as follows using the class' or customer's usage during a three-year period prior to the date the customer became eligible for delivery service: (1) the revenues the Utility would receive based on the applicable tariffed base rate (adjusted for specific changes set forth in the Amendatory Act including, in the case of residential customers, for the mandated rate reductions described below) or contract rate, less (2) the revenues the Utility would receive for delivering the same amount of usage, based on its currently applicable delivery service rates, less (3) the market value of the capacity and energy of the Utility that it would have used to supply the class or customer's electric power and energy requirements, with the "market value" determined through an ICC-approved tariff using market-based data as determined through a market index or by a neutral fact-finder retained annually by the ICC, less (4) a further specific deduction, referred to as the "mitigation factor," which is set forth in the Amendatory Act for each year in the relevant period and which increases over that period. If the foregoing calculation results in a negative number, the transition charge will be zero. The product of the foregoing calculation is divided by the class' or customer's kilowatt-hour usage during the three-year base period to yield a transition charge expressed in cents per kilowatt-hour, which is charged on every kilowatt-hour delivered by the electric utility for the delivery services customer until December 31, 2006. However, depending on the levels of "market prices" which are determined from year-to-year and the relationship between a class' or customer's existing base rates or contract rate and the "market prices," and given the increases in the "mitigation factors" over the relevant period as specified in the Amendatory Act, it is likely that for some customers, and possible that for all customers, the transition charge will be zero prior to December 31, 2006. A Utility may petition the ICC to allow it to collect transition charges for an additional period not to extend beyond December 31, 2008. The ICC must apply criteria specified in the Amendatory Act to the Utility's request, and may deny the request, may authorize the Utility to collect transition charges for some or all of the additional two year period, in which case the mitigation factor deductions are increased over those applicable for the year 2006, or in granting such authority, may impose additional reductions on the allowable transition charges. The reduction in transition charge revenues which the Utility is likely to experience over the period from 1999 to 2006 or 2008 will reduce the total revenues of the Utility from which IFC Charges may be deducted. See "Risk Factors--Reduction in Amount of Revenue From Applicable Rates."

    In addition to the periodic transition charge from delivery services customers who obtain electricity from an alternate provider described above, a Utility shall also be entitled, pursuant to tariff, to collect transition charges from customers in such Utility's service area who obtain electricity from an alternate provider and do not take delivery services from such Utility. As with the periodic transition charges described above, these transition charges are only applicable to customers in its service area obtaining electricity from an alternate provider and not to customers who obtain their electricity from their own cogeneration or self-generation facility. These transition charges shall be calculated in the same manner set forth above for the entire period of time that the customer would be obligated to pay transition charges if it were taking delivery services, except that no deduction for delivery services shall be made in such calculation, and usage data from such customers' class shall be used where historical usage data is not available for such customer. These customers are obligated to pay such transition charges on a lump-sum basis on or before the date such customer begins to take electricity from an alternate provider; PROVIDED, HOWEVER, that the Utility is to offer such customer the option of paying such transition charges to such Utility ratably over the period in which the transition charges would otherwise have applied pursuant to a contract between such customer and such Utility, in which case the IFC Charges would be deducted and stated separately from the transition charges.

    The transition charge formula is designed to allow the Utility to recover a portion, but not all, of the revenue requirement associated with its generation and power supply costs that are above market prices. Transition charges for any customer or group of customers will be recalculated annually based on changes in market prices, changes in delivery service rates and changes in the "mitigation factor" specified in the Amendatory Act, and there will be no retroactive adjustments to compensate the Utility if transition charge revenues during any period were less than expected. In order to realize the same overall revenue stream from a customer who switches to another electricity supplier as it would have realized if the customer had not switched, the Utility must successfully remarket the electrical capacity and energy that is no longer needed to serve the customer, at a price at least as high as the "market price" used to calculate the customer's transition charges; and must otherwise reduce its costs by, or develop other revenue sources equal to, an amount at least as high as the amount of the "mitigation factor" used in calculating the customer's transition charge. Otherwise, the revenue received by the Utility from delivery charges and transition charges, both of which are tariffed revenues from which IFC Charges can be deducted, will be less than the revenue the Utility would have received from the customer at existing tariffed rates for traditional tariffed services. On and after the date that the Utility is no longer able to collect transition charges from delivery services customers, and may only collect delivery service charges, the Utility's tariffed revenues from customers previously paying such transition charges will decline. In addition, beginning in 1999, the ICC is authorized under the Amendatory Act to require a Utility to unbundle components of its delivery service, such as metering services or billing services, and offer the unbundled components to customers separately, thereby enabling the customer to purchase the unbundled service from an alternative provider. If alternative providers enter the service area to compete for the provision of unbundled delivery service components, it is likely that the Utility will be able to obtain an ICC declaration that the unbundled service is "competitive" through the process described below. Unbundling of delivery service components and the declaration of such components as "competitive" may result in further declines in the Utility's tariffed revenues. See "Risk Factors--Reductions in Amount of Revenue from Applicable Rates."


TRANSITION PERIOD

    While Utilities are required under the Amendatory Act to offer delivery services in accordance with the schedule and requirements described above, they are also required to continue to offer each of their existing, tariffed bundled services to customers in the Utility's service area until the service is declared competitive by the ICC. A Utility may petition the ICC to declare a service "competitive," but may not do so with respect to the provision of power and energy service for residential and small commercial (defined as a nonresidential using less than 15,000 kilowatt-hours per year) customers until such customers are no longer paying transition charges, and may not do so for any other customer class or segment until after such customers are eligible for delivery services. The ICC is to evaluate the Utility's request based on criteria, specified in the Amendatory Act, which are tied to the existence of other providers of the service. If the ICC declares the provision of power and energy to residential or small commercial customers "competitive," the Utility must continue to offer tariffed, fully-bundled service to such customers, but may provide the power and energy component of the fully bundled service on the basis of market prices determined in a manner specified in the Amendatory Act. If the ICC declares the provision of a tariffed service provided to any other customer class or segment "competitive," the Utility (a) is no longer required to offer the service on a tariffed basis to new customers, (b) must continue to provide the service on a tariffed basis for three more years to those customers who were taking the tariffed service on the date it was declared competitive, and (c) after the three-year period, is no longer required to offer the service on a tariffed basis to any customers. Accordingly, any such declaration may diminish the amount of the Utility's tariffed revenues. See "Risk Factors--Reduction in Amount of Revenue From Applicable Rates."

    During the period that non-residential delivery service customers are paying transition charges, a Utility is required to offer, by tariff, to sell electricity to those customers at the same market prices that were used in determining the customers' transition charges. This service must also be offered, with some modifications, after payment of transition charges has stopped, until the sale of electricity to these customers is declared competitive. This service is a tariffed service, therefore, instrument funding charges may be deducted from the charges for this service.

    During the "mandatory transition period" provided by the Amendatory Act (which lasts until December 31, 2004), Utilities are precluded, with one limited exception, from requesting authority from the ICC to increase their base rates; and the ICC is precluded from ordering on its own motion a Utility to reduce its base rates. These prohibitions do not apply to delivery service rates. However, Utilities are required to reduce their base rates to residential customers by specified amounts on specified dates. For Illinois Power, the required reduction in residential base rates is 15% effective August 1, 1998, and an additional 5% effective May 1, 2002. The residential rate reductions are based on Illinois Power's base rates that were in effect immediately prior to January 1, 1998, even though those base rates were reduced on March 6, 1998, in connection with Illinois Power's elimination of its fuel adjustment clause. Further, during the mandatory transition period, a Utility is allowed to reduce any rate for tariffed service by giving seven days notice to the ICC. In addition, during the mandatory transition period, if a Utility's two-year average rate of return on common equity exceeds the two-year average of the yields on 30-year U.S. Treasury bonds plus, for the years 1998-1999, 550 basis points and for the years 2000-2004, 650 basis points, the Utility must refund 50% of the dollar amount of such excess earnings during the ensuing year through cents-per-kilowatt hour credits on the bills of both its bundled tariff service customers and its delivery services customers. Implementation of the residential rate reductions required by the Amendatory Act, and of any other reductions in tariffed rates voluntarily implemented by an electric utility, will reduce the Utility's tariffed revenues. See "Risk Factors--Reduction in Amount of Revenue From Applicable Rates."

    After December 31, 2004, a Utility may again request increases in its base rates for bundled tariffed services, and the ICC is again authorized to investigate and order reductions in the Utility's base rates, in each case based on cost of service principles. However, if the ICC finds that the rates for the generation component of a bundled tariffed service of a Utility exceed market price by more than 10%, the ICC may order such rates reduced to no less than 110% of market price, even if the Utility's cost of service exceeds that level.

ALTERNATIVE RETAIL ELECTRIC SUPPLIERS


    The Amendatory Act allows alternative retail electric suppliers ("ARES") to provide electricity to customers eligible for delivery services, and other services to customers, in the Utility's service area, thereby terminating the Utility's historical status as the sole electric service provider. An ARES may be an electric utility from another state, an affiliate of an out-of-state utility, an affiliate of a Utility, a non-utility generator, or a power marketer, broker, reseller or aggregator unaffiliated with any electric utility. An ARES must obtain a certificate of service authority from the ICC based on satisfaction of statutory criteria. The prices which an ARES charges to customers for electricity and other services are not regulated by the ICC, but various other aspects of the ARES' relationship with incumbent Utilities and with customers, including certain marketing and billing practices, are regulated. In addition, the Amendatory Act allows other Utilities to sell electricity to customers eligible for delivery services, and to sell other services to customers, in each other's service areas. For these purposes, Utilities are not required to obtain certificates of service authority as are ARES, but are subject to many of the same requirements as are ARES with respect to marketing and billing practices and other aspects of their relationship with customers.


COMPETITIVE SERVICES

    The Amendatory Act allows a Utility to provide on a competitive basis services that were formerly regulated, in three respects. First, with one exception, a Utility and a customer in its service area may at any time enter into a contract for the provision of services, at prices, terms and conditions agreed to between the Utility and the customer. The exception is that a Utility may not enter into such a contract to provide delivery services until such services have been declared competitive by the ICC. Second, a Utility may provide to customers in its service area, as a competitive service (and may cease to offer as a tariffed service) a service which has been declared competitive by the ICC through the procedure described under "--Transition Period", and may self-declare a tariffed service (other than delivery services or the provision of electric power and energy) to be competitive for new customers only (subject to the authority of the ICC to revoke such declaration). Third, the provision of electric power and energy by a Utility to customers in the service area of another Utility is a competitive service.

    In addition, the Amendatory Act classifies as competitive services those services, other than tariffed services, which are related to, but not necessary for, the provision of electric power and energy or delivery services. Under the Amendatory Act, competitive services are not tariffed services, and are provided at the

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rates, terms and conditions agreed to between the Utility and the customer. The contracts or terms agreed to between the Utility and the customer do not have to be filed with or approved by the ICC; and the ICC is precluded from altering the rates, terms or conditions in such contracts.


    As a result of the changes imposed on the Illinois retail electric markets by the Amendatory Act, it is highly possible that by 2007, if not earlier, a significant portion of electricity purchased by customers in Illinois Power's service area, whether obtained from Illinois Power, another Utility or an ARES, will be purchased on a competitive basis and not pursuant to a tariff. It is also likely that by 2008, Illinois Power will still be the primary provider of delivery services in its service area, even if its tariffed revenues from provision of such services may have declined.


FEDERAL INITIATIVES; INCREASED COMPETITION

    In addition to the changes which are occurring at the Illinois level discussed throughout this section, federal legislative efforts may also significantly alter the national market for electricity. See "Risk Factors--Uncertainties Caused by Changing Regulatory and Legislative Environment." The changes at both the federal and Illinois levels will have a significant impact on Illinois Power as well as on other entities in the industry. Illinois Power faces increased competition for resources and for customers. Competitors include other electric utilities; privately-owned independent power producers; exempt wholesale generators; power marketers, brokers, resellers and aggregators; customers with their own sources of generation and developers, equipment manufacturers, lenders and investment bankers in the business of promoting such generation sources; suppliers of natural gas and other fuels; electric cooperatives; and municipally-owned utility systems.

               DESCRIPTION OF THE INTANGIBLE TRANSITION PROPERTY

CREATION OF INTANGIBLE TRANSITION PROPERTY UNDER THE FUNDING LAW

    The Funding Law provides the basis and authority for the creation of the Intangible Transition Property and the issuance of the Notes issued hereunder. Under the Funding Law, "intangible transition property" is defined as the right, title and interest of a Utility, grantee, or assignee, arising pursuant to a "transitional funding order", to impose and receive instrument funding charges and all related revenues, collections, claims, payments, money or proceeds thereof, including all right, title and interest of a Utility, grantee or assignee in, to, under and pursuant to such transitional funding order. A "grantee" is defined as any party, other than a Utility or an assignee which acquires its interest from a Utility, to whom or for whose benefit the ICC creates, establishes and grants rights in, to and under intangible transition property. The Funding Law defines "instrument funding charge" as a nonbypassable charge expressed in cents per kilowatt-hour authorized in a transitional funding order to be applied and invoiced to each retail customer, class of retail customers of a Utility or other person or group of persons obligated to pay any base rates, transition charges or other rates for tariffed services from which the instrument funding charges have been deducted and separately stated. Upon the effectiveness of tariffs filed with the ICC to provide for the deduction and separate statement and collection of instrument funding charges, instrument funding charges become intangible transition property as specified in the transitional funding order.

    The Funding Law authorizes the ICC, pursuant to an application filed by a Utility and in accordance with specific limitations and restrictions which are described in this section, to issue a transitional funding order or orders establishing, creating, and granting rights in and to a specific amount of intangible transition property to or for the benefit of the Utility, a grantee, or an assignee. The Funding Law also empowers the ICC, in the transitional funding order, to authorize the sale, pledge, assignment or other transfer of the Utility's, grantee's or assignee's rights in and to the intangible transition property, the issuance of a specific dollar amount of grantee instruments and/or transitional funding instruments by or on behalf of the grantee, an assignee or an issuer; and the imposition and collection of a specific dollar amount of instrument funding changes. The total amount of intangible transition property which may be created by, and instrument funding charges which may be imposed pursuant to, the related transitional

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
funding order is projected to be sufficient to pay when due principal and interest on the transitional funding instruments, and to provide for servicing costs and related fees and expenses and the funding or maintenance of debt service and other reserves as security to the holders of the transitional funding instruments. The amount of transitional funding instruments which may be authorized for issuance is subject to certain limitations and restrictions, and the total amount of intangible transitional property which may be created may not exceed specified limits, as described below. See "--Limitations on the Amounts of Transitional Funding Instruments, Intangible Transition Property and Instrument Funding Charges Which Can Be Authorized; Permitted Use of Proceeds."

    The Funding Law provides that the creation, establishment and granting of rights in, to and under intangible transition property in and to any grantee, Utility, issuer or assignee shall include a grant of the power to levy general tariffs on retail customers of a Utility or other persons required to pay instrument funding charges in order to collect the instrument funding charges relating to the intangible transition property in which such party has been granted rights and in order to facilitate the issuance of transitional funding instruments by or on behalf of the Utility, grantee, issuer or assignee. The Funding Law empowers the ICC to authorize the Utility to contract with the grantee, issuer, assignee or holders to collect the applicable instrument funding charges for the benefit and account of the grantee, issuer, assignee or holder, and provides that the Utility will, except as otherwise specified in the related transitional funding order, account for and remit the applicable instrument funding charges, without the obligation to remit any investment earnings thereon, to or for the account of the grantee, issuer, assignee or holder. The Funding Law further provides that the obligation of the Utility to collect and remit the applicable instrument funding charges shall continue irrespective of whether such Utility is providing electric power and/or other services to the retail customers and other persons obligated to pay the instrument funding charges. In addition, the Funding Law states that if the documents creating the transitional funding instruments so provide, the Utility's obligations, in the event of a default by the Utility in performing them, shall be undertaken and performed by any other entity selected by the assignee or any holder, group of holders or trustee or agent on behalf of such holder or holders, (i) which provides electric power or services to a person who was a retail customer of the Utility, and (ii) from whom such Utility is entitled to recover transition charges under the Amendatory Act.

    The Funding Law provides that the interest of a Utility, assignee, issuer or grantee in intangible transition property may be assigned, sold or otherwise transferred, in whole or in part, and may, in whole or in part, be pledged or assigned as security to or for the benefit of a holder or holders. A "holder" is defined in the Funding Law as any holder of a transitional funding instrument, including a trustee, collateral agent, nominee or other such party acting for the benefit of such a holder. The Funding Law specifies that neither intangible transition property nor any right, title or interest therein shall constitute property in which a security interest may be created under the UCC, that such rights shall not be deemed proceeds of any property which is not intangible transition property, and that the terms "account" and "general intangible" as defined under Section 9-106 of the UCC and the term "instrument" as defined under Section 9-105 of the UCC shall, as used in the UCC, be deemed to exclude any intangible transition property or any right, title or interest therein. The Funding Law provides that the granting, perfection and enforcement of security interests in intangible transition property are governed by the provisions of the Funding Law rather than by Article 9 of the UCC. The Funding Law further provides that a sale, assignment or other transfer of intangible transition property which is expressly stated in the documents governing the transaction to be a sale or other absolute transfer, in a transaction approved in a transitional funding order, shall be treated as an absolute transfer of all of the transferor's right, title and interest in, to and under such intangible transition property which places the transferred property beyond the reach of the transferor or its creditors, as in a true sale, and not as a pledge or other financing of such intangible transition property. The Funding Law states that the characterization of any such transfer as an absolute transfer and the corresponding characterization of the transferee's property interest shall not be defeated or adversely affected by, among other things: (a) the commingling of revenues arising with respect to

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
intangible transition property with funds of the Utility or other funds of the assignee, issuer or grantee; (b) granting to holders of transitional funding instruments a preferred right to the intangible transition property, whether direct or indirect; (c) the provision by the Utility, grantee, assignee or issuer of any recourse, collateral or credit enhancement with respect to transitional funding instruments; (d) the retention by the assigning party of a partial interest in any intangible transition property, whether direct or indirect, or whether subordinate or otherwise; or (e) the Utility's responsibilities for collecting instrument funding charges and any retention of bare legal title for the purpose of such collection activities. The Funding Law further states that a sale, assignment or other transfer of intangible transition property shall be deemed perfected as against third persons, including any judicial lien creditors, when (a) the ICC has issued the transitional funding order creating the intangible transition property, and (b) a sale, assignment, or transfer of the intangible transition property has been executed and delivered in writing. See "Security for the Notes--Security Interest in Note Collateral."

LIMITATIONS ON THE AMOUNTS OF TRANSITIONAL FUNDING INSTRUMENTS, INTANGIBLE
  TRANSITION PROPERTY AND INSTRUMENT FUNDING CHARGES WHICH CAN BE AUTHORIZED; PERMITTED USE OF PROCEEDS

    The Funding Law imposes several limitations and restrictions on the power of the ICC to create intangible transition property and to authorize the issuance of transitional funding instruments and the imposition and collection of instrument funding charges.

    Under the Funding Law, the ICC, in a transitional funding order, can only create and establish intangible transition property in an amount (which is the total dollar amount of instrument funding charges which may be applied and invoiced over time) not to exceed the sum of: (a) the rate base established by the ICC in the Utility's last rate case prior to December 16, 1997, plus (b) any expenditures required to be undertaken by the Utility by the provisions of
Section 16-128 of the Act, including labor severance costs and employee retraining costs, plus (c) amounts necessary to fund debt service and other reserves, commercially reasonable costs and fees necessary in connection with the marketing of the transitional funding instruments, plus (d) commercially reasonable costs incurred from and after December 16, 1997 or to be incurred which are associated with the issuance and collateralization of the transitional funding instruments, plus (e) commercially reasonable costs incurred from and after December 16, 1997 or to be incurred which are associated with the issuance of the transitional funding instruments, including costs incurred on and after such date, or to be incurred in connection with transactions to recapitalize, refinance or retire stock and/or debt, any associated taxes and the costs incurred to obtain, collateralize, issue, service and/or administer transitional funding instruments, including interest and other related fees, costs and charges, minus (f) the amount of any intangible transition property previously created and established at the request of and for the benefit of the Utility in a prior transitional funding order.

    The Funding Law provides that transitional funding instruments may not be issued prior to August 1, 1998, or after December 31, 2004. The aggregate dollar amount of transitional funding instruments which may be authorized, in a transitional funding order, for issuance, together with the amounts authorized for issuance in any prior transitional funding order, may not exceed (a) between August 1, 1998 and July 31, 1999, the Utility's total capitalization at December 31, 1996, times a percentage equal to 25% multiplied by the ratio of the Utility's revenues from Illinois retail electric customers during the year ended December 31, 1996 to its total retail electric revenues for such year; and (b) subsequent to August 1, 1999, the Utility's total capitalization at December 31, 1996, times a percentage equal to 50% multiplied by the ratio of the Utility's revenues from Illinois retail electric customers during the year ended December 31, 1996 to its total retail electric revenues for such year.

    The Funding Law requires as a condition to issuance of any transitional funding order that the final date on which the Utility, grantee or assignee shall be entitled to charge and collect instrument funding charges related to the intangible transition property shall be set to occur no later than December 31, 2008 (or December 31, 2010, if requested and approved by the ICC as being in the public interest); provided, that the authority to impose and collect instrument funding charges shall continue beyond such date until such time as the related transitional funding instruments have been paid in full.

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
    Transitional funding instruments may only be authorized if the ICC finds, in the related transitional funding order, that the Utility seeking the transitional funding order will use the proceeds from the sale and issuance of the transitional funding instruments for one or more of the following purposes:
(a) to refinance debt or equity, or both, in a manner which the Utility reasonably demonstrates will result in an overall reduction in its cost of capital, taking into account the costs of financing, and provided that any proceeds transferred to a parent company through a common stock repurchase transaction shall be used to retire publicly-traded common stock of the parent company or to pay commercially reasonable transaction costs associated with such retirement; (b) to fund debt service and other reserves, commercially reasonable costs and fees necessary or desirable in connection with the marketing of the transitional funding instruments; (c) to pay for commercially reasonable costs associated with issuance and collateralization of the transitional funding instruments; (d) to pay for the commercially reasonable costs associated with the issuance of the transitional funding instruments, including the costs incurred since December 16, 1997, or to be incurred, in connection with transactions to recapitalize, refinance or retire stock and/or debt, any associated taxes, and the costs incurred or to be incurred to obtain, collateralize, issue, service and administer the transitional funding instruments including interest and other related fees, costs and charges; and
(e) to repay or retire fuel contracts or obligations related to nuclear spent fuel incurred by the Utility in providing electric power or energy services prior to December 16, 1997 and to pay any expenditures required to be undertaken by the Utility by the provisions of Section 16-28 of the Funding Law, including labor severance costs and employee retraining costs. Moreover, the transitional funding order must require the Utility to use at least 80% of the proceeds from issuance of the transitional funding order for the purposes specified in (a) and
(e) above, and to use no more than 20% of the maximum amount of proceeds permitted for purposes other than those specified in (a) above. The Funding Law prohibits a Utility from using the proceeds from issuance of transitional funding instruments for the purpose of refinancing debt or equity to such an extent that as of the date of application of such proceeds, the common equity component of the Utility's capital structure, exclusive of the portion that consists of obligations representing transitional funding instruments, is reduced below the lesser of (1) 40% or (2) the common equity percentage as of December 31, 1996, adjusted to reflect any write-off of assets or common equity implemented or required to be implemented as a result of the Amendatory Act. The Funding Law also prohibits the Utility from using the proceeds from issuance of transitional funding instruments to repay or retire obligations incurred by an affiliate of the Utility, other than in connection with any refinancing of transitional funding instruments issued by such affiliate, without consent of the ICC. Finally, the Funding Law provides that any use of the proceeds from issuance of transitional funding instruments, other than in accordance with the purposes specified in the related transitional funding order, shall be void.


    The Funding Law provides that the instrument funding charges imposed on a customer or class of customers may not cause such customer's or class of customers' rates for tariffed services, including delivery charges or transition charges, to exceed the amounts which the customer otherwise would have paid; and that the Utility may not, as the result of issuance of transitional funding instruments, increase any of its rates for tariffed services, including delivery charges, or its transition charges, above the levels which the Utility would have been authorized to charge if the Utility were not authorized to impose and collect instrument funding charges. See "Risk Factors--Reduction in Amount of Revenue From Applicable Rates."


IMPOSITION AND COLLECTION OF INSTRUMENT FUNDING CHARGES; ADJUSTMENT MECHANISM

    The Funding Law empowers the ICC, in a transitional funding order, to authorize the imposition and collection of a specific amount of instrument funding charges projected to be sufficient to pay when due the principal of and interest on the corresponding transitional funding instruments, together with premium, servicing fees and other fees, costs and charges related thereto, and to maintain any required reserves.


    The Funding Law provides that concurrently with the issuance of a transitional funding order and with the sale, pledge, assignment or other transfer of, or the establishment, creation, and granting of, a Utility's,


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
assignee's or grantee's rights in and to intangible transition property and the issuance of transitional funding instruments, the Utility shall begin to impose and collect the specified instrument funding charges from retail customers, classes of retail customers, and any other person or group of persons as set forth in the transitional funding order. However, as a precondition to the imposition of any instrument funding charges authorized in such transitional funding order, the Utility shall file tariffs directing that the amount of the instrument funding charges be deducted, stated, and collected separately from the amounts otherwise billable by the Utility for base rates, transition charges and other rates for tariffed services as set forth in the transitional funding order. The total amount of instrument funding charges authorized by the transitional funding order are to be allocated among the customer classes of the Utility on the basis of the ratio of each class' base rate revenues for the year ended December 31, 1996 to the Utility's total base rate revenues for that year, and are then to be expressed in a cents per kilowatt-hour charge which is to be deducted and stated separately from the base rates, transition charges and other rates for tariffed services paid by the customers in each class. The Funding Law specifies that upon the effectiveness of such tariffs, the amounts of instrument funding charges thereby deducted and to be deducted shall become intangible transition property as specified in the related transitional funding order. The Funding Law expressly provides that the ICC has no authority to review the tariffs filed by the Utility, except to confirm that the instrument funding charges authorized in the transitional funding order have been deducted, stated, and collected separately from base rates, transition charges and other rates for tariffed services otherwise in effect at that time; and that the ICC may not suspend such tariffs for any other reason.

    The Funding Law requires the ICC to provide in any transitional funding order for a procedure for periodic adjustments to the instrument funding charges authorized in the transitional funding order in order to ensure the repayment in accordance with projections set forth in such transitional funding order of all transitional funding instruments authorized therein and to reconcile the revenues received from instrument funding charges during the applicable adjustment period with the revenues projected to be received from such charges as set forth in the transitional funding order. Unless the transitional funding order provides otherwise, the Funding Law requires such adjustments whenever the instrument funding charges actually collected during an adjustment period are greater or less that the instrument funding charges projected in the related transitional funding order to be collected during that period. The Funding Law states that the Utility is to determine, within 90 days (or such shorter period as may be specified in the documents relating to the transitional funding instruments) of the end of each adjustment period, whether any such adjustments are required. If adjustments are required, they are to be implemented by the Utility, grantee, issuer or assignee, as applicable, with written notice to the ICC, within such 90-day (or shorter) period after the end of the adjustment period. The Funding Law provides that any adjustment is to be calculated to include amounts necessary for recovery of any additional costs incurred by the grantee, Utility, assignee or issuer as a result of the delay in collections of instrument funding charges. If, as a result of an adjustment, the amount of the instrument funding charges per kilowatt-hour will exceed the amount per kilowatt-hour initially authorized by the ICC in the related transitional funding order, the Utility shall file amendatory tariffs with the ICC correspondingly reducing, by the amount of such excess, the amounts otherwise billable by the electric utility for base rates, transition charges and other rates for tariffed services. The Funding Law provides that the ICC has no authority to review any such amendatory tariffs except to confirm that the instrument funding charges have been deducted, stated, and collected separately from base rates, transition charges and other rates for tariffed services otherwise in effect at that time; and that the ICC may not suspend such amendatory tariffs for any other reason. The Funding Law further specifies that the failure of such amendatory tariff to become effective for any reason shall not delay or impair the effectiveness of the adjustments otherwise required as described above.

THE TRANSITIONAL FUNDING ORDER ISSUED AT THE REQUEST OF ILLINOIS POWER

    The Funding Law authorizes the ICC to issue one or more transitional funding orders in favor of the Grantee at the request of Illinois Power (each, a "Transitional Funding Order"), in order to create and establish the Intangible Transition Property which may be financed through the issuance of transitional funding instruments, such as the Notes. The ICC issued a Transitional Funding Order (the "Initial TFO")

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
on September 10, 1998. The Initial TFO permits the sale of Notes in an aggregate principal amount not to exceed $864 million.

    The Funding Law authorizes the ICC, in a transitional funding order, to authorize imposition of instrument funding charges on retail customers, groups of retail customers and certain other persons obligated to pay base rates, transition charges and other rates for tariffed services from which such instrument funding charges have been deducted and separately stated. The ICC is further authorized to specify the manner in which the instrument funding charges shall be collected, and to authorize the levying of general tariffs on retail customers of a Utility for the collection of instrument funding charges. Pursuant to this authority, each Transitional Funding Order will authorize and require Illinois Power, as Servicer, to impose and collect IFC Charges on any retail customer, class of retail customers or other person or group of persons obligated to pay any Applicable Rates, from which IFC Charges have been deducted. Each Transitional Funding Order will create and establish, among other things, the related Intangible Transition Property and authorize the imposition and collection of the related IFC Charges, which constitute separate nonbypassable usage-based charges expressed in cents per kilowatt-hour payable by Customers in an aggregate amount calculated to be sufficient to make the Specified Payments. The Funding Law provides that the right to collect payments based on the IFC Charges is a property right which may be pledged, assigned or sold.


    Customers who enter into private contracts with a Utility may no longer be paying rates for tariffed services from which instrument funding charges are to be deducted and therefore may not be subject to imposition of such charges under the Funding Law. To address this situation, each Transitional Funding Order will provide that neither Illinois Power nor any successor Utility may enter into any contracts with any Customer obligated (or who would, but for such contract, be obligated) to pay IFC Charges if, as a result thereof, such Customer would not receive tariffed services (I.E., services subject to Applicable Rates), unless the contract provides that the Customer will pay an amount each billing period to the Grantee or its assigns (I.E., the Trust), or to Illinois Power as Servicer, as applicable, equal to the amount of IFC Charges that would have been billed if the services provided under such contract were tariffed services. Each Transitional Funding Order will further provide that any revenues received by Illinois Power or a successor Utility from such contracts shall, to the extent IFC Charges would be imposed on the Customer if the services provided pursuant to such contract were subject to Applicable Rates, be deemed to be proceeds of, and included in, the Intangible Transition Property created by the related Transitional Funding Order. However, Customers do not include retail customers of Illinois Power not paying Applicable Rates as a result of entering into a contract with Illinois Power before the Series Issue Date, unless the customer has agreed in such contract to pay to the Grantee or its assigns an amount equal to the amount of IFC Charges that would have been billed if the services provided under such contract were subject to Applicable Rates. Between the effective date of the Amendatory Act and on or about October 10, 1998, Illinois Power entered into a number of private contracts with customers each of which generally provides that the applicable customer will pay to Illinois Power, as Servicer, amounts for instrument funding charges calculated in accordance with a transitional funding order issued by the ICC, and that Illinois Power will deduct and state separately such amounts from the amounts otherwise payable under these contracts; however, these contracts do not expressly provide that the Grantee or its assigns (I.E., the Trust) shall be a third-party beneficiary of such contract. The aggregate expected total annual revenues from such contracts currently total an amount equal to approximately 0.95% of Illinois Power's total operating revenues from sales to retail customers for the fiscal year ended December 31, 1997.


    Each Transitional Funding Order will entitle the Trust, as the assignee of the Intangible Transition Property from the Grantee, to receive the payments made pursuant to the IFC Charges from all Customers through December 31, 2008 or, if later, until the Trust has received IFC Collections sufficient to retire all outstanding Series of Notes and cover related fees and expenses. Such payments from the Customers are referred to herein as the "IFC Payments." The Funding Law requires Illinois Power to submit a statement of the final terms of any Series of Notes to the ICC within 90 days of the receipt of proceeds from such issuance, and authorizes the ICC to require Illinois Power to file periodic reports on its use of proceeds at

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

intervals of not less than one year. Each Transitional Funding Order will permit the Servicer to calculate and implement adjustments of the IFC Charges from time to time, in order to enhance the likelihood of retirement of each Series and Class of Notes on a timely basis. See "--Adjustments to IFC Charges."


    The IFC Charges authorized in any Transitional Funding Order (which may be increased by the ICC in connection with the issuance of any subsequent Transitional Funding Order) will be set forth in the related Prospectus Supplement. In connection with the issuance and pricing of any Series of Notes, Illinois Power will file revisions to its IFC Tariff with the ICC to provide for, among other things, revisions to the IFC Charges authorized in the related Transitional Funding Order, based on the final terms of such Series, which will also be set forth in the related Prospectus Supplement. Each Transitional Funding Order will provide that as each Series of Notes is issued, Illinois Power shall file revisions to its IFC Tariff deducting and separately stating from other rates for tariffed services the sum of the cents per kilowatt-hour charges relating to that Series (plus, in connection with any subsequent Transitional Funding Order increasing the IFC Charges, the cents per kilowatt-hour charges relating to previously-issued Series), which shall be calculated using projected kilowatt-hour sales and deliveries for the succeeding calendar year, from Illinois Power's Applicable Rates.

    "Applicable Rates" means any tariffed charges owed to Illinois Power, including, without limitation, charges for "base rates", "delivery services" or "transition charges" (including lump-sum payments of such charges) as each such term is defined in the Act. Applicable Rates do not include late charges or charges set forth in those tariffs specifically and primarily to collect amounts related to decommissioning expense, taxes, municipal infrastructure maintenance fees, franchise fees or other franchise cost additions, costs imposed by local governmental units which are allocated and charged to customers within the boundaries of such governmental units' jurisdictions, renewable energy resources and coal technology development assistance charges, energy assistance charges for the Supplemental Low-Income Energy Assistance Fund, reimbursement for the costs of optional or non-standard facilities and reimbursement for the costs of optional or non-standard meters, or monies that will be paid to third parties (after deduction of allowable administrative, servicing or similar fees) (collectively, "Excluded Amounts"). Payments owed to the Grantee or the Trust in respect of IFC Charges do not constitute Excluded Amounts. To the extent any Applicable Rates reflect compensation owed by Illinois Power for power or energy supplied to customers by a person or entity other than Illinois Power, the IFC Charges will be deducted and stated separately from such Applicable Rates without giving effect to such compensation. Administrative, servicing and similar fees referred to in the parenthetical above means fees which Illinois Power is expressly authorized under its current agreements with third parties by statute, tariff or otherwise to deduct from monies owed to such parties to cover its cost of processing such third-party payments. Charges associated with Excluded Amounts are generally the subject of separate riders to Illinois Power's rates, such that increases in such charges are collected through an increase in the amount permitted to be collected under such rider, rather than through an increased share of the Applicable Rates. As a result, any increase in Excluded Amounts should not result in a material decrease in the amount of Applicable Rates available to cover the amount of IFC Charges.

TRANSACTIONS PURSUANT TO THE TRANSITIONAL FUNDING ORDER

    Pursuant to the authority granted by the Transitional Funding Order, the Grantee will assign its rights in the Intangible Transition Property to the Trust. The Trust will thereafter, at the times and in the amounts permitted by the Funding Law and authorized by each Transitional Funding Order, issue the Notes, which shall be secured by the Intangible Transition Property and the other Note Collateral, to the public. The Trust will remit the proceeds from the issuance of the Notes, less the expenses of issuance and such amounts of the proceeds necessary to fund the Capital Subaccount, to the Grantee as consideration for the assignment to the Trust, less $100,000 in the aggregate for all Series of Notes, of the Grantee's rights in the Intangible Transition Property. The Grantee will distribute the amount of the proceeds received from the Trust to the Grantee's sole member, Illinois Power, in consideration for Illinois Power's actions requesting that the Intangible Transition Property be created and vested in the Grantee.

    The Grantee will also enter into the Servicing Agreement with Illinois Power as Servicer, pursuant to which the Servicer, in connection with and upon the issuance of each series of Notes, will impose IFC Charges on Customers and will thereafter collect and remit the IFC Charges to the Trust, as assignee of the Grantee's ownership interest in the Intangible Transition Property. See "Servicing." The Servicing Agreement provides that the Servicer will file revisions to the IFC Tariff with the ICC in connection with each Series of Notes providing for the deduction of the related IFC Charges.


NONBYPASSABLE IFC CHARGES


    Each Transitional Funding Order will provide that the IFC Charges are nonbypassable, meaning that Customers will still be required to make payments with respect to the applicable IFC Charges even if a Customer elects to purchase electricity from another supplier or another entity takes over a portion of Illinois Power's existing service; PROVIDED, HOWEVER, that the IFC Charges must be deducted from Applicable Rates which could otherwise be charged by Illinois Power to such Customers. If a Customer ceases to take any tariffed services from Illinois Power or any successor Utility within Illinois Power's service area, for example, by generating its own electricity or by moving outside of Illinois Power's service area, then such Customer will not owe any IFC Charges, except that if such Customer takes electric power or energy from an ARES or another Utility, then such Customer may be obligated under the Act to pay transition charges from which the IFC Charges would continue to be deducted and stated separately. See "Electric Industry Restructuring in Illinois--Transition Charges."


ADJUSTMENTS TO IFC CHARGES


    The Servicing Agreement and each Transitional Funding Order will require the Servicer to calculate and implement adjustments to the IFC Charges which are designed to enhance the likelihood that the IFC Collections which are remitted to the Collection Account will be sufficient to make the Specified Payments.


    Each Transitional Funding Order also requires the Servicer to calculate the "Debt Service Requirement" and the "Debt Service Billing Requirement" for each Applicable Period. The "Debt Service Requirement" for any period means the total dollar amount of IFC Payments which the Servicer calculates to be needed to be collected in such period to make the Specified Payments. The "Debt Service Billing Requirement" for any period means the total dollar amount of IFC Charges, taking into account write-offs and delays in collections, which the Servicer calculates will need to be billed during such period in order to generate IFC Collections in the full amount of the Debt Service Requirement for such period. The calculation of the Debt Service Requirement and the Debt Service Billing Requirement and the revised IFC Charges take into account, to the extent available, among other things, (a) a comparison of the IFC Charges calculated during the preceding Reconciliation Period and the amount projected to be collected, and the resulting overcollection or shortfall, and any interest costs resulting from any such shortfall, (b) updated assumptions by the Servicer as to projected future usage of electricity by Customers, (c) future fees and expenses relating to the Intangible Transition Property and the Notes, (d) amounts available in the General Subaccount and Reserve Subaccount, (e) amounts necessary to fund and replenish the Overcollateralization Subaccount and Capital Subaccount to required levels, (f) amounts payable on the Notes, and (g) expected delinquencies and write-offs, including amounts necessary for recovery of any additional costs incurred by the Trust as a result of the relevant delay in collections of IFC Charges, all assuming that there will be no net earnings on any amounts in the Collection Account. The Debt Service Requirement and the Debt Service Billing Requirement will be calculated by the Servicer within the month following the end of each Reconciliation Period and will be calculated for the next Applicable Period commencing on the succeeding Adjustment Date, as described below.


    The resulting revised Debt Service Billing Requirement for the succeeding Applicable Period will be allocated among the IFC Customer Classes of the Servicer subject to IFC Charges on the basis of their 1996 base rate revenues, as set forth in "The Servicer--Illinois Power Customer Base, Electric Energy Consumption and Base Rates." The amount so allocated to each class will be divided by the number of kilowatt-hours projected to be sold and delivered to customers in the class by the Servicer in the succeeding Applicable Period to determine the IFC Charges to be billed during such Applicable Period. If, in connection with the foregoing allocations, the forecasted revenues from Applicable Rates for any IFC Customer Class during an Applicable Period is projected to be less than the IFC Charges allocated to that class for the same period, the deficiency shall be ratably allocated among the remaining IFC Customer Classes based on their percentages of the 1996 base rate revenues, recalculated to exclude such IFC Customer Class.

    The Servicer will file corresponding revisions, if any, to the IFC Tariff with the ICC by the third business day preceding the first day of the second calendar month following the end of the Reconciliation Period, to be effective on the first day of such second calendar month (the "Adjustment Date"). The IFC Tariff will provide for the revised IFC Charges to be deducted and separately stated from the Servicer's base rates, transition charges and other rates for tariffed services, and for corresponding reductions in such base rates, transition charges and other rates for tariffed services; however, the IFC Tariff will not result in any increases in the amounts of any of such base rates, transition charges and other rates for tariffed services.

    All Adjustments shall be implemented pursuant to the IFC Tariff filed by Illinois Power in connection with the related Transitional Funding Order. As required by the Funding Law, if, as a result of any Adjustment, the IFC Charge, as so adjusted, will exceed the amount per kilowatt-hour of the IFC Charge initially authorized by the ICC in such Transitional Funding Order, then Illinois Power shall be obligated to file Amendatory Tariffs adjusting the amounts otherwise billable by Illinois Power for Applicable Rates, to offset the amount of such excess (or, if Illinois Power shall have previously filed any such Amendatory Tariffs, the incremental amount of such excess). However, the failure of such Amendatory Tariff to become effective for any reason shall not delay or impair the effectiveness of any such Adjustments.

    The Servicing Agreement will require the Servicer to deliver promptly a written copy of all filings made with the ICC in connection with any Adjustment, together with a copy of all material supporting documents, to the Trust and the Indenture Trustee.

SALE AND ASSIGNMENT OF INTANGIBLE TRANSITION PROPERTY


    On the initial Series Issuance Date, in accordance with the requirements of the Funding Law and the terms of the Initial TFO and pursuant to the initial Sale Agreement, the Grantee will sell, transfer and assign to the Trust, without recourse, its entire right in, to and under the Intangible Transition Property that is created by the Initial TFO (the "Initial Intangible Transition Property") and in, to and under the related Basic Documents (such sale, transfer and assignment to include all revenues, collections, claims, rights, payments, money or proceeds, including, without limitation, any revenues derived from lump-sum payments of transition charges, condemnation proceedings or FERC stranded cost recoveries which are allocable to the IFC Charges under the Servicing Agreement). The net proceeds received by the Trust from the sale of the Notes, less the amount retained by the Trust to fund the Capital Subaccount, will be applied to the purchase of the Initial Intangible Transition Property and related assets. Thereafter, the Grantee may agree with the Trust to sell additional Intangible Transition Property ("Subsequent Intangible Transition Property") to the Trust, subject to the satisfaction of certain conditions, including the establishment and creation of such Subsequent Intangible Transition Property (and the vesting thereof in the Grantee) pursuant to a subsequent Transitional Funding Order. Such Subsequent Intangible Transition Property will be sold to the Trust effective on a date (a "Subsequent Transfer Date") specified in a subsequent Sale Agreement between the Grantee and the Trust. The Trust will issue and sell additional Notes in connection therewith.

    The Grantee's entire right in, to and under the Initial Intangible Transition Property was granted to the Grantee by the ICC in accordance with the Initial TFO. The Grantee's rights in, to and under any Subsequent Intangible Transition Property will, subject to the satisfaction of certain conditions, be granted to the Grantee by the ICC in accordance with a subsequent Transitional Funding Order related thereto.

    The Trust will appoint the Servicer as custodian of the documentation relating to the Intangible Transition Property. Illinois Power's data systems will reflect the sale and assignment of the Intangible Transition Property from the Grantee to the Trust. Illinois Power's financial statements will indicate that the Intangible Transition Property has been sold by the Grantee to the Trust and will not be available to creditors of Illinois Power, although, unless otherwise specified in the related Prospectus Supplement, for financial reporting and Federal income tax purposes Illinois Power intends to treat the Notes as representing debt of Illinois Power.

    Subsequent Intangible Transition Property may be sold by the Grantee to the Trust from time to time, solely in connection with the issuance and sale of additional Notes by the Trust. Any such conveyance of Subsequent Intangible Transition Property is subject to the following conditions, among others:

        (a) the Grantee shall have entered into a written sale agreement with the Trust;

        (b) Illinois Power shall have received a subsequent Transitional Funding Order issued by the ICC relating to such Subsequent Intangible Transition Property;

        (c) as of the applicable Subsequent Transfer Date, the Grantee shall not be insolvent and shall not be made insolvent by such conveyance;

        (d) the Rating Agency Condition shall have been satisfied with respect to such conveyance;

        (e) Illinois Power shall have delivered to the Grantee, the Trust, the Delaware Trustee and the Indenture Trustee an opinion of independent tax counsel and/or a ruling from the IRS (as selected by, and in form and substance reasonably satisfactory to, Illinois Power) to the effect that, for federal income tax purposes, (i) the ICC's issuance of the Transitional Funding Order creating and establishing the Subsequent Intangible Transition Property in the Grantee, and the assignment pursuant to such conveyance of such Subsequent Intangible Transition Property will not result in gross income to the Grantee, the Trust or Illinois Power, and the future revenues relating to the Subsequent Intangible Transition Property and the assessment of the IFC Charges (except for revenue related to certain lump-sum payments) will be included in Illinois Power's gross income in the year in which the related electrical service is provided to consumers, and (ii) such conveyance will not adversely affect the characterization of the then outstanding Notes as obligations of Illinois Power;

        (f) as of the applicable Subsequent Transfer Date, no breach by the Grantee of its representations, warranties or covenants in the applicable Sale Agreement and no Servicer Default shall exist;

        (g) as of the applicable Subsequent Transfer Date, the Trust shall have sufficient funds available to pay the purchase price for the Subsequent Intangible Transition Property to be transferred on such date and all conditions to the issuance of new series of Notes shall have been satisfied; and

        (h) the Grantee and the Trust shall have taken any action required to perfect the ownership interest or security interest (as the case may be) of the Trust in the Subsequent Intangible Transition Property and the proceeds thereof, free and clear of any liens.

GRANT AGREEMENT

    Under each Grant Agreement, the Grantee will agree, in consideration of Illinois Power filing an application with the ICC requesting a Transitional Funding Order creating and vesting in the Grantee the related Intangible Transition Property, to remit to Illinois Power the net proceeds remitted to it by the Trust from the sale of the Notes. To the extent that, notwithstanding the Funding Law and the related

Transitional Funding Order, applicable law provides that Illinois Power has any interest in the Intangible Transition Property or any part thereof, Illinois Power will agree to sell, transfer, assign, set over and otherwise convey to the Grantee without recourse all of Illinois Power's right, title and interest, if any, in, to and under the Intangible Transition Property (such sale, transfer and assignment to include all revenues, collections, claims, rights, payments, money or proceeds, including, without limitation, any revenues derived from lump-sum payments of transition charges, condemnation proceedings or FERC stranded cost recoveries which are allocable to the IFC Charges under the Servicing Agreement). Such sale, transfer, assignment, set over and conveyance by Illinois Power contemplated under each Grant Agreement will be expressly stated to be an absolute transfer pursuant to Section 18-108 of the Funding Law.

    In each Grant Agreement, Illinois Power will also acknowledge and consent to any transfer, pledge, assignment or grant of a security interest by the Grantee to the Trust pursuant to the related Sale Agreement, and by the Trust to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture, of all right, title and interest of the Grantee in, to and under the Intangible Transition Property and the proceeds thereof, and the assignment of any or all of the Grantee's rights and obligations under such Grant Agreement to the Trust and the Indenture Trustee.


    REPRESENTATIONS AND WARRANTIES OF ILLINOIS POWER. In each Grant Agreement, Illinois Power will make representations and warranties to the Grantee to the effect, among other things, that:


        (a) the information provided by Illinois Power to the Grantee with respect to the applicable Intangible Transition Property is correct in all material respects;

        (b) immediately prior to the transactions contemplated by the Grant Agreement, Illinois Power's right, title and interest in and to all of its rights to payments under Applicable Rates is free and clear of all encumbrances, and is not subject to any defenses or counterclaims nor have any such encumbrances, defenses or counterclaims been asserted with respect thereto;


        (c) the applicable Intangible Transition Property has been validly granted to and vested in the Grantee, and the Grantee owns all right, title and interest to such Intangible Transition Property free and clear of all liens and rights of any other person (other than liens created pursuant to the related Sale Agreement and the Indenture), and all filings to be made by Illinois Power (including filings with the ICC under the Funding Law) necessary in any jurisdiction to give the Grantee a first priority perfected ownership interest in such Intangible Transition Property will have been made and no further action is required under Illinois law to maintain such ownership interest in such Intangible Transition Property;


        (d) (i) Illinois Power was authorized to apply for each Transitional Funding Order;

            (ii) Illinois Power filed each such application in proper form with the ICC;

           (iii) each Transitional Funding Order pursuant to which any Intangible Transition Property has been created and each related IFC Tariff has established, created and granted rights in and to the related Intangible Transition Property and is valid, binding and irrevocable and such Intangible Transition Property (including the right to impose and collect the related IFC Charges) constitutes a current and original property right vested in the Grantee;

            (iv) each Transitional Funding Order pursuant to which any Intangible Transition Property has been created has been duly entered by the ICC, is final and non-appealable and is in full force and effect;

            (v) no Transitional Funding Order nor any Intangible Transition Property created and established thereby nor the related IFC Charges shall be subject to reduction, postponement, impairment or termination by any subsequent action of the ICC;

            (vi) the State of Illinois may not limit, alter, impair or reduce the value of the Intangible Transition Property in a manner substantially impairing the Indenture or the rights and remedies of the Noteholders (and, consequently, may not revoke, reduce, postpone or terminate the related Transitional Funding Order or the rights of the Noteholders to receive IFC Payments and all other proceeds of the Intangible Transition Property), until the Notes, together with interest thereon, are fully paid and discharged (except to the extent of a temporary impairment that the State of Illinois is able to demonstrate is necessary to advance a significant and legitimate public purpose);


           (vii) a substantial impairment of the Noteholders' rights to payments on the Notes, arising from a judicial invalidation of the Amendatory Act, would be inequitable;

          (viii) the process by which the related Transitional Funding Order was adopted and approved and the related IFC Tariff was filed, and such Transitional Funding Order and IFC Tariff themselves, comply with all applicable laws, rules and regulations; and

            (ix) no other approval or filing with any other governmental body is required in connection with the grant of the related Intangible Transition Property, except those that have been obtained or made;

        (e) the assumptions used in calculating the related IFC Charges are reasonable and made in good faith;

        (f) upon the effectiveness of the applicable IFC Tariff:

            (i) all of the related Intangible Transition Property constitutes a current property right vested in the Grantee;

            (ii) the related Intangible Transition Property includes, without limitation, (A) the right, title and interest in the related IFC Charges authorized under the related Transitional Funding Order, as adjusted from time to time, (B) the right, title and interest in all revenues, collections, claims, payments, money or proceeds of or arising from the related IFC Charges set forth in such IFC Tariff and (C) all rights to obtain adjustments to the related IFC Charges pursuant to the related Transitional Funding Order; and

           (iii) the Grantee is entitled to impose and collect the related IFC Charges in an aggregate amount equal to the principal amount of the Notes, all interest on the Notes, all amounts required to be deposited in the Reserve Subaccount, the Overcollateralization Subaccount and (to the extent payable from the proceeds of the related IFC Charges) the Capital Subaccount, and all related fees, costs and expenses in respect of the Notes until they have been paid in full subject only to the limitation set forth in the Transitional Funding Orders as the aggregate maximum dollar amount of Intangible Transition Property;

        (g) Illinois Power is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois, with power and authority to own its properties and conduct its business as currently owned or conducted and to execute, deliver and perform the terms of such Grant Agreement and has (and has had at all relevant times) the requisite power, authority and legal right to request that the ICC issue the related Transitional Funding Order;

        (h) the execution, delivery and performance of such Grant Agreement have been duly authorized by Illinois Power by all necessary corporate action;

        (i) such Grant Agreement constitutes a legal, valid and binding obligation of Illinois Power, enforceable against Illinois Power in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

        (j) the consummation of the transactions contemplated by such Grant Agreement does not conflict with, or result in a default under, Illinois Power's Articles of Incorporation, bylaws or any agreement to which Illinois Power is a party or bound, result in the creation or imposition of any lien upon Illinois Power's properties pursuant to any agreement or violate any law or any order, rule or regulation applicable to Illinois Power;

        (k) no governmental approvals, authorizations or filings are required for Illinois Power to execute, deliver and perform its obligations under such Grant Agreement except those which have been previously obtained or made (it being understood that Illinois Power nonetheless has ongoing legal obligations to make future filings with the ICC relating to Illinois Power's use of proceeds from and the final terms of the transactions contemplated by such Grant Agreement); and

        (l) except as disclosed in the Grant Agreement, no court or administrative proceeding or investigation is pending or, to Illinois Power's knowledge, threatened (i) asserting the invalidity of the Funding Law, such Grant Agreement, any of the other related Basic Documents or the related Notes, (ii) seeking to prevent the grant of the related Intangible Transition Property to the Grantee or the consummation of any of the transactions contemplated by such Grant Agreement or any of the other related Basic Documents, (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by Illinois Power of its obligations under, or the validity or enforceability of, such Grant Agreement, any of the other related Basic Documents or the related Notes, or (iv) which could reasonably be expected to adversely affect the federal or state income tax attributes of the related Notes.


    COVENANTS OF ILLINOIS POWER. In each Grant Agreement, Illinois Power will covenant, among other things, that:


        (a) so long as any of the Notes are outstanding, it will keep in full force and effect its existence, rights and franchises as a corporation under the laws of its jurisdiction of incorporation and its qualification to do business to the extent necessary to protect the validity of the Basic Documents;

        (b) it will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume, suffer to exist or otherwise assert any lien on or seek to limit, alter, impair, reduce or terminate any of the related Intangible Transition Property or any interest therein;

        (c) it shall defend the right, title and interest of the Grantee or the Trust in, to and under the related Intangible Transition Property against all claims of third parties claiming through or under Illinois Power;

        (d) it will pay to the Servicer all payments received by it in respect of the IFC Charges or the proceeds thereof no later than two Business Days after such receipt by Illinois Power;

        (e) it shall notify the Grantee, the Trust and the Indenture Trustee promptly after becoming aware of any lien on any of the related Intangible Transition Property other than the conveyances under the Grant Agreement, the Sale Agreement and the Indenture;

        (f) it shall comply with its organizational documents and all applicable laws to the extent that failure to so comply would materially adversely affect the Trust's or the Indenture Trustee's interests in the Intangible Transition Property;

        (g) it shall indicate in its financial statements that it is not the owner of the Intangible Transition Property and it shall not own or purchase any Notes;


        (h) upon the creation and grant of the Intangible Transition Property and, for so long as the Notes are outstanding, except with respect to taxes, it will not make any statement or reference in respect of the Intangible Transition Property that is inconsistent with the ownership interest of the Grantee;

        (i) it shall execute and file such filings, and cause to be executed and filed such filings as may be required by law to fully preserve, maintain, and protect the interests of the Grantee or the Trust in the Intangible Transition Property, including all filings required under the Funding Law relating to the grant of the related Intangible Transition Property to the Grantee;

        (j) it shall institute any action or proceeding necessary to compel performance by the ICC or the State of Illinois of any of their obligations or duties under the Funding Law, the related Transitional Funding Order and related Tariff, and will take such legal or administrative actions as may be reasonably necessary to protect the Grantee or the Trust from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in such Grant Agreement;


        (k) it shall not, prior to the date which is one year and one day after the termination of the Indenture, acquire, petition or otherwise invoke or cause any other Person to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against, or appointment of a receiver for, the Grantee or the Trust under any federal or state bankruptcy, insolvency or similar law; and


        (l) it shall pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, result in a lien on the Intangible Transition Property;

        (m) neither Illinois Power nor any successor will cause or permit the Grantee or the Trust to elect to be classified as an association taxable as a corporation for federal income tax purposes;


        (n) neither Illinois Power nor any successor thereto will enter into any contract with any Customer obligated (or who would, but for such contract, be obligated) to pay IFC Charges if, as a result thereof, such Customer would not receive tariffed services, unless the contract provides that the Customer will pay an amount to the Grantee or its assigns, or to Illinois Power as Servicer, as applicable, equal to the amount such Customer would pay in IFC Charges;



        (o) it will not, except as required by applicable law, initiate any material changes to its policies and procedures which are likely to materially and adversely affect its timely recovery of amounts billed to Customers;


        (p) if Illinois Power determines that the aggregate dollar amount of IFC Charges to be imposed and collected is reasonably likely to exceed the maximum dollar amount of Intangible Transition Property authorized by the Transitional Funding Orders and any Notes remain outstanding, Illinois Power shall make a good faith effort to take any and all subsequent regulatory action with the ICC reasonably necessary to obtain an order permitting the creation of additional Intangible Transition Property in an amount sufficient to pay such Notes in full; and


        (q) Illinois Power will take any and all actions reasonably necessary to preserve the Noteholders' rights with respect to payments on the Notes out of amounts represented by the IFC Charges or their equivalent, including, but not limited to, (i) making appropriate filings with the State of Illinois, the ICC or other regulatory bodies to defend, preserve and create on behalf of Noteholders the right to receive payments as provided in the Notes, (ii) defending against or instituting and pursuing legal actions and appearing or testifying in hearings or similar proceedings, as may be necessary to block or overturn any attempts to cause a repeal, modification of, supplement to or judicial invalidation of, the Amendatory Act or the Transitional Funding Order or the rights of holders of Intangible Transition Property by legislative enactment or otherwise that would be adverse to the Grantee, the Trust or any Noteholders, and (iii) unless otherwise prohibited by applicable law or judicial or regulatory order in effect at such time, continuing to deduct and pay over to the Servicer for the benefit of the Trust all IFC Payments or equivalent revenues received by Illinois Power notwithstanding any declaration of invalidity of the Amendatory Act and/or the Funding Law. Under current law, no assurance can be given that Illinois Power is authorized to act in accordance with clause
    (iii) if the applicable Transitional Funding Order is no longer in effect. However, Illinois Power has agreed to indemnify the Noteholders for certain losses which may result if Illinois Power is unable to continue to impose or collect IFC Charges or equivalent amounts.


AMENDMENT OF GRANT AGREEMENTS

    Each Grant Agreement may be amended from time to time by Illinois Power and the Grantee, with prior written notice given to the Rating Agencies and the prior written consent of the Trust, but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in such Grant Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in such Grant Agreement or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an officer's certificate delivered to the Trust, adversely affect in any material respect the interests of any Noteholder.


    Each Grant Agreement may also be amended from time to time by Illinois Power and the Grantee, with prior written notice given to the Rating Agencies and the prior written consent of the Trust, the Indenture Trustee and Noteholders holding not less than a majority in principal amount of the then outstanding Notes of all Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Grant Agreement or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, IFC Collections relating to the IFC Charges, or (b) reduce the percentage of the outstanding principal amount of the Notes, the Noteholders of which are required to consent to any such amendment, without the consent of the Noteholders of all the outstanding Notes.



INDEMNIFICATION OBLIGATIONS OF ILLINOIS POWER



    Each Grant Agreement will provide that Illinois Power will indemnify the Grantee, the Trust, the Indenture Trustee, the Delaware Trustee and the Noteholders, and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such person from and against, (a) any and all taxes (other than any taxes imposed on the Noteholders) that may at any time be imposed on or asserted against any such person as a result of the grant of the Intangible Transition Property to the Grantee, or that may be imposed on or asserted against any such person under existing law as of the Series Issuance Date as a result of the Grantee's ownership and assignment of the Intangible Transition Property, the Trust's issuance and sale of the Notes, or the other transactions contemplated herein, including, in each case, any sales, gross receipt, general corporation, tangible personal property, privilege or license taxes (but excluding any taxes imposed as a result of a failure of such person to properly withhold or remit taxes imposed with respect to payments on any Note); and (b) any and all amounts of principal and interest on the Notes not paid when due in accordance with their terms and the amount of any deposits to the Trust required to have been made in accordance with the terms of the Basic Documents which are not made when so required and any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such person, together with any reasonable costs and expenses incurred by such person, as a result of Illinois Power's breach of any of its representations, warranties or covenants contained in such Grant Agreement. Such indemnification obligations will rank PARI PASSU with other general unsecured obligations of Illinois Power. The indemnities described above will survive the termination of such Grant Agreement and include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses).



    Illinois Power will also deliver to the Indenture Trustee a remediation agreement confirming certain of the representations, warranties and covenants of Illinois Power contained in the Grant Agreement, and its agreement to continue to deduct and pay IFC Charges or equivalent revenues in the event the Grant Agreement is declared invalid. Under current law, no assurance can be given that Illinois Power is authorized to continue to deduct and pay IFC Charges or equivalent revenues under such agreement if the applicable Transitional Funding Order is no longer in effect.


SALE AGREEMENT

    Under each Sale Agreement, the Grantee will agree, in consideration of the Trust remitting to it the net proceeds received from the issuance and sale of the Notes, to sell, transfer, assign, set over or otherwise convey to the Trust without recourse all of its right, title and interest in and to the Intangible Transition Property created in connection with such issuance (such sale, transfer and assignment to include all revenues, collections, claims, rights, payments, money or proceeds, including, without limitation, any revenues derived from lump-sum payments of transition charges, condemnation proceedings or FERC stranded cost recoveries which are allocable to the IFC Charges under the Servicing Agreement). Such sale, transfer, assignment, set over and conveyance by the Grantee contemplated under each Sale Agreement will be expressly stated to be an absolute transfer pursuant to Section 18-108 of the Funding Law.

    In the Sale Agreement, the Grantee will also acknowledge and consent to any transfer, pledge, assignment or grant of a security interest by the Trust to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture, of all right, title and interest of the Trust in, to and under the related Intangible Transition Property and the related assets, and the assignment of any or all of the Trust's rights and obligations under each Sale Agreement to the Indenture Trustee.


    REPRESENTATIONS AND WARRANTIES OF GRANTEE. In each Sale Agreement, the Grantee will make representations and warranties to the Trust to the effect, among other things, that:


        (a) the information provided by the Grantee to the Trust with respect to the applicable Intangible Transition Property and related assets is correct in all material respects;

        (b) immediately prior to the sale of the Intangible Transition Property to the Trust, the applicable Intangible Transition Property is owned by the Grantee free and clear of all security interests, liens, charges and encumbrances, and is not subject to any defenses or counterclaims nor have any such encumbrances, defenses or counterclaims been asserted with respect thereto;

        (c) the applicable Intangible Transition Property has been validly transferred and sold to the Trust and all filings to be made by the Grantee (including filings with the ICC under the Funding Law) necessary in any jurisdiction to give the Trust a first priority perfected ownership interest in such Intangible Transition Property will have been made and no further action is required under Illinois law to maintain such ownership interest in such Intangible Transition Property;

        (d) (i) each Transitional Funding Order pursuant to which any Intangible Transition Property has been created has been duly entered by the ICC, and is final and non-appealable and is in full force and effect;

            (ii) no Transitional Funding Order nor any Intangible Transition Property created and established thereby nor the related IFC Charges shall be subject to reduction, postponement, impairment or termination by any subsequent action of the ICC;


           (iii) the State of Illinois may not limit, alter, impair or reduce the value of the Intangible Transition Property in a manner substantially impairing the Indenture or the rights and remedies of the Noteholders (and, consequently, may not revoke, reduce, postpone or terminate the related Transitional Funding Order or the rights of the Noteholders to receive IFC Payments and all other proceeds of the Intangible Transition Property), until the Notes, together with interest thereon, are fully paid and discharged (except to the extent of a temporary impairment that the State of Illinois is able to demonstrate is necessary to advance a significant and legitimate public purpose);

            (iv) the process by which the related Transitional Funding Order was adopted and approved and the related IFC Tariff was filed, and such Transitional Funding Order and IFC Tariff themselves, comply with all applicable laws, rules and regulations; and

            (v) no other approval or filing with any other governmental body is required in connection with the grant of the related Intangible Transition Property, except those that have been obtained or made;

        (e) the assumptions used in calculating the related IFC Charges are reasonable and made in good faith;

        (f) upon the effectiveness of the applicable IFC Tariff;

            (i) all of the related Intangible Transition Property constitutes a current property right vested in the Grantee;

            (ii) the related Intangible Transition Property includes, without limitation, (A) the right, title and interest in the related IFC Charges authorized under the related Transitional Funding Order, as adjusted from time to time, (B) the right, title and interest in all revenues, collections, claims, payments, money or proceeds of or arising from the related IFC Charges set forth in such IFC Tariff, and (C) all rights to obtain adjustments to the related IFC Charges pursuant to the related Transitional Funding Order; and

           (iii) the Grantee is entitled to impose and collect the related IFC Charges in an aggregate amount equal to the principal amount of the Notes, all interest on the Notes, all amounts required to be deposited in the Overcollateralization Subaccount and the Capital Subaccount, and all related fees, costs and expenses in respect of the Notes until they have been paid in full subject only to the limitation set forth in the related Transitional Funding Order as to the maximum dollar amount of Intangible Transition Property;

        (g) the Grantee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as currently owned or conducted and to execute, deliver and perform the terms of such Sale Agreement;

        (h) the execution, delivery and performance of such Sale Agreement have been duly authorized by the Grantee by all necessary company action;

        (i) such Sale Agreement constitutes a legal, valid and binding obligation of the Grantee, enforceable against the Grantee in accordance with its terms, subject to customary exceptions relating to bankruptcy and equitable principles;

        (j) the consummation of the transactions contemplated by such Sale Agreement does not conflict with or result in a default under the Grantee's operating agreement or certificate of formation or any agreement to which the Grantee is a party or bound, result in the creation or imposition of any lien upon the Grantee's properties pursuant to any agreement or violate any law or any order, rule or regulation applicable to the Grantee;

        (k) no governmental approvals, authorizations or filings are required for the Grantee to execute, deliver and perform its obligations under such Sale Agreement except those which have been previously obtained or made; and

        (l) except as disclosed in such Sale Agreement, no court or administrative proceeding or investigation is pending or, to the Grantee's knowledge, threatened (i) asserting the invalidity of the Funding Law, such Sale Agreement, any of the other related Basic Documents or the related Notes, (ii) seeking to prevent the issuance of the related Notes or the consummation of any of the transactions contemplated by such Sale Agreement or any of the other related Basic Documents,

    (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Grantee of its obligations under, or the validity or enforceability of, such Sale Agreement, any of the other related Basic Documents or the related Notes, or
    (iv) which could reasonably be expected to adversely affect the federal or state income tax attributes of the related Notes.


    COVENANTS OF THE GRANTEE. In each Sale Agreement, the Grantee will covenant, among other things, that:


        (a) so long as the Notes are outstanding, it will keep in full force and effect its existence, rights and franchises as a limited liability company under the laws of its jurisdiction of organization and its qualification to do business to the extent necessary to protect the validity of the Basic Documents;

        (b) it will not sell, pledge, assign or transfer to any other person, or grant, create, incur, assume, suffer to exist or otherwise assert any lien on any of the related Intangible Transition Property or related assets;

        (c) it shall defend the right, title and interest of the Trust and Indenture Trustee in, to and under the related Intangible Transition Property and related assets against all claims of third parties claiming through or under the Grantee;

        (d) it will hold all payments received by it in respect of the IFC Charges or the proceeds thereof in trust for the Servicer and pay to the Servicer all such payments no later than two Business Days after such receipt by the Grantee;

        (e) it shall notify the Trust and the Indenture Trustee promptly after becoming aware of any lien on any of the related Intangible Transition Property and related assets other than the conveyances under the Sale Agreement and the Indenture;

        (f) it shall comply with its organizational documents and all applicable laws to the extent that failure to so comply would materially adversely affect the Trust's or the Indenture Trustee's interest in the Intangible Transition Property or related assets or under any Basic Document to which it is party, or the Grantee's performance of its obligations under the Sale Agreement or under the Basic Document to which it is party;

        (g) it shall indicate in its financial statements that it is not the owner of the Intangible Transition Property and shall not own or purchase any Notes and, except with respect to taxes, not make any statement or reference in respect of the Intangible Transition Property and related assets that is inconsistent with the ownership interest of the Trust;

        (h) it shall execute and file such filings, and cause to be executed and filed such filings as may be required by law to fully preserve, maintain, and protect the interests of the Trust in the related Intangible Transition Property and related assets, including all filings required under the Funding Law relating to the transfer of the related Intangible Transition Property to the Trust;

        (i) it shall institute any action or proceeding necessary to compel performance by the ICC or the State of Illinois of any of their obligations or duties under the Funding Law, the related Transitional Funding Order and related Tariff, and will take such legal or administrative actions as may be reasonably necessary to protect the Trust and Noteholders from claims, state actions or other actions or proceedings of third parties which, if successfully pursued, would result in a breach of any representation set forth in such Sale Agreement;

        (j) it shall not, prior to the date which is one year and one day after the termination of the Indenture, acquiesce, petition or otherwise invoke or cause any other person to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against, or appointment of a receiver for, the Trust under any federal or state bankruptcy, insolvency or similar law;


        (k) it shall pay all material taxes, assessments and governmental charges imposed upon it or any of its properties or assets if the failure to pay any such taxes, assessments and governmental charges would, after any applicable grace periods, result in a lien on the Intangible Transition Property or related assets;

        (l) except as otherwise expressly permitted, the Grantee shall not waive, amend, modify, supplement or terminate any Basic Document or any provision thereof without the written consent of the Trust;

        (m) without derogating from the absolute nature of the assignment granted to the Trust under the Sale Agreement or the rights of the Trust, the Grantee will not, without the prior written consent of the Trust, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any collateral securing the Notes or the Basic Documents, or waive timely performance or observance by Illinois Power or the Servicer under the Grant Agreement or the Servicing Agreement, respectively;


        (n) it shall promptly notify the Trust, in writing, of each default under the Indenture and each material default on the part of Illinois Power or the Servicer of their respective obligations under the Grant Agreement or the Servicing Agreement;


        (o) the Grantee will not elect, nor cause or permit the Trust to elect, to be classified as an association taxable as a corporation for federal income tax purposes; and

        (p) the Grantee shall conduct its affairs separate from those of its members or affiliates.

    In addition, so long as any of the Notes are outstanding, the Grantee will covenant in each Sale Agreement that it shall not, except as otherwise permitted thereunder:

        (a) sell, transfer, exchange or otherwise dispose of any of its properties or assets;

        (b) take any action that would be inconsistent with the Trust's absolute and first priority ownership interest in the Intangible Transition Property or related assets;

        (c) engage in any business other than acquiring, owning, financing, transferring, assigning and otherwise managing the Intangible Transition Property and related assets;

        (d) incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness;

        (e) make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person; and

        (f) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty) in an aggregate amount not to exceed $25,000 in any calendar year.


    AMENDMENT OF SALE AGREEMENTS. Each Sale Agreement may be amended from time to time by the Grantee and the Trust, with prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee, but without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions in such Sale Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in such Sale Agreement or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that such action shall not, as evidenced by an officer's certificate delivered to the Indenture Trustee, adversely affect in any material respect the interests of any Noteholder.


    Each Sale Agreement may also be amended from time to time by the Grantee and the Trust, with prior written notice given to the Rating Agencies and the prior written consent of the Indenture Trustee and Noteholders holding not less than a majority in principal amount of the then outstanding Notes of all Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Sale Agreement or of modifying in any manner the rights of the Noteholders; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, IFC Collections relating to the IFC Charges, or (b) reduce the percentage of the outstanding principal amount of the Notes, the Noteholders of which are required to consent to any such amendment, without the consent of the Noteholders of all the outstanding Notes.



    INDEMNIFICATION OBLIGATIONS OF THE GRANTEE. Each Sale Agreement will provide that the Grantee will indemnify the Trust, the Indenture Trustee, and Delaware Trustee and the Noteholders, and each of their respective officers, directors, employees and agents for, and defend and hold harmless each such person from and against, (a) any and all taxes (other than any taxes imposed on the Noteholders) that may at any time be imposed on or asserted against any such person as a result of the grant of the Intangible Transition Property to the Grantee, or that may be imposed on or asserted against any such person under existing law as of the closing date as a result of the Grantee's ownership and assignment of the Intangible Transition Property, the Trust's issuance and sale of the Notes, or the other transactions contemplated herein, including, in each case, any sales, gross receipt, general corporation, tangible personal property, privilege or license taxes (but excluding any taxes imposed as a result of a failure of such person to properly withhold or remit taxes imposed with respect to payments on any Note); and (b) any and all amounts of principal and interest on the Notes not paid when due in accordance with their terms and the amount of any deposits to the Trust required to have been made in accordance with the terms of the Basic Documents which are not made when so required and any and all liabilities, obligations, claims, actions, suits or payments of any kind whatsoever that may be imposed on or asserted against any such person, together with any reasonable costs and expenses incurred by such person, as a result of the Grantee's breach of any of its representations, warranties or covenants contained in such Sale Agreement. The indemnities described above will survive the termination of such Sale Agreement and include reasonable fees and expenses of investigation and litigation (including reasonable attorneys' fees and expenses).



    Notwithstanding the foregoing, but subject to the Grantee's covenant to fully preserve, maintain and protect the interests of the Trust in the Intangible Transition Property, the Grantee shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under each Sale Agreement.

                     CERTAIN PAYMENT, WEIGHTED AVERAGE LIFE
                            AND YIELD CONSIDERATIONS

    The rate of principal payments on each Class of Notes, the aggregate amount of each interest payment on each Class of Notes and the actual maturity date of each Class of Notes might be related, in part, to the rate and timing of receipt of IFC Collections. Accelerated receipts of IFC Collections will not result in principal payments on the Notes earlier than the dates in the Expected Amortization Schedule since receipts in excess of the amounts necessary to make any Scheduled Payment on the Notes will be deposited in the Reserve Subaccount for distribution in accordance with such schedule, except in the event of an early redemption or the acceleration of the maturity of the Notes after an Event of Default, in which event such amounts will be released to pay such accelerated amounts. However, delayed receipts of IFC Collections may result in principal payments on the Notes that occur later than the related Expected Maturity Dates.


    The actual payments on each date for each Class of Notes and the weighted average life thereof will be affected primarily by the rate of IFC Collections and the timing of receipt of such IFC Collections, as well as amounts available in the Reserve Subaccount, the Overcollateralization Subaccount and the Capital Subaccount. Since each IFC Charge will consist of a charge per kilowatt hour of usage by the applicable class of Customers, the IFC Collections and the rate of principal amortization on the Notes might depend, in part, on actual electricity usage by Customers and the rate of delinquencies and write-offs, including any defaults or delays in remitting by ARES who are allowed to collect IFC Charges from Customers on behalf of the Servicer. Although the amounts of the IFC Charges will be adjusted from time to time based in part on the actual rate of IFC Collections, no assurances are given that the Servicer will be able to forecast accurately actual energy usage and the rate of delinquencies and write-offs or implement adjustments to the IFC Charges that will cause IFC Collections to be received at any particular rate. See "Risk Factors
--Limit on Amount of Intangible Transition Property Available to Pay Notes," "--Potential Servicing Issues," "--Uncertainties Related to the Electric Industry Generally--Shrinking Customer Base as a Result of Municipalization," and "Description of the Intangible Transition Property--Adjustments to IFC Charges." If IFC Collections are received at a slower rate than expected, a Note may be retired later than expected. Because principal will only be paid at a rate not faster than that contemplated in the Expected Amortization Schedules, except in the event of an early redemption or the acceleration of the maturity of the Notes after an Event of Default, the Notes are not expected to mature earlier than scheduled. A payment on a date that is earlier than forecasted will result in a shorter weighted average life, and a payment on a date that is later than forecasted will result in a longer weighted average life.


    No assurances are given that the representations made herein and in the Prospectus Supplement as to the particular factors that will affect the rate of IFC Collections, the relative importance of such factors, the percentage of the principal balance of the Notes that will be paid as of any date or the overall rate of IFC Collections will be realized.

    In addition, pursuant to the terms of the Indenture, any Series of Notes may be redeemed on any Payment Date if, after giving effect to payments that would otherwise be made on such date, the outstanding principal balance of such Series of Notes has been reduced to less than five percent of the initial principal balance thereof. If specified in the Prospectus Supplement related to any Series or Class of Notes, the Indenture may also permit the redemption of any such Series or Class of Notes in full on any Payment Date on or prior to December 31, 2004 using proceeds received from the refinancing of any other Series or Class of Notes, through the issuance of New Notes. The New Notes will be payable solely out of the Intangible Transition Property and other Note Collateral. Redemption will cause such Notes to be retired earlier than would otherwise be expected and may adversely affect the yield to maturity of the Notes. There can be no assurance as to whether any Series of Notes will be redeemed, or as to whether Noteholders will be able to receive an equally attractive rate of return upon reinvestment of the proceeds resulting from any such redemption.

                                   THE TRUST

    The Trust will be a statutory business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement to be executed by the Delaware Trustee and the Beneficiary Trustees (the Delaware Trustee and the Beneficiary Trustees herein collectively referred to as the "Trustees"). The Trust will not be an agency or instrumentality of the State of Illinois. Pursuant to the terms of the Trust Agreement, the Trust will be created for the specific purpose of acquiring and owning the Intangible Transition Property and the other Note Collateral, issuing and registering the Notes, pledging its interest in the Intangible Transition Property and other Note Collateral pursuant to the terms of the Indenture, making payments on the Notes, distributing amounts released to the Trust and performing other activities that are necessary, suitable or convenient to accomplish these purposes. The Trust Agreement will not permit the Trustees to engage in any activities not directly related to the Note financing.

    The assets of the Trust will consist of the Intangible Transition Property, the other Note Collateral, and any money retained by the Delaware Trustee on behalf of the Trust to fund the Capital Subaccount. For a description of the Notes to be issued by the Trust, see "Description of the Notes."

    As of the date of this Prospectus, the Trust has not carried on any business activities and has no operating history. Audited financial statements of the Trust are included as an exhibit to this Prospectus. The fiscal year of the Trust will be the calendar year.


    The Trust's business will be managed by the Delaware Trustee. Under the terms of the Trust Agreement, the Delaware Trustee must at all times: (1) be a corporation satisfying the provisions of Section 3807(a) of the Delaware Business Trust Act; (2) be authorized to exercise corporate trust powers; (3) have a combined capital and surplus of at least $50,000,000 and be subject to supervision or examination by federal or state authorities; and (4) have, or have a parent which has, a long-term unsecured debt rating of at least "BBB-" by S&P and at least "Baa3" by Moody's. If the Delaware Trustee at any time fails to satisfy these provisions, if a receiver is appointed for it, if it is adjudged bankrupt or if it is otherwise incapable of acting, it will be removed by the Servicer and the Servicer will appoint a successor Delaware Trustee, which must also meet the requirements described above.


    The Delaware Trustee and the Servicer may jointly appoint a co-trustee for the purpose of meeting any legal requirements of any state in which any part of the estate of the Trust may be located. This co-trustee need not meet the requirements described in the previous paragraph.


    The authority of the Beneficiary Trustees under the Trust Agreement is limited to the performance of the following duties: (1) to execute and file the Registration Statement of which this Prospectus is a part, and to file any supplements, amendments and exhibits to this Registration Statement, (2) to register the Notes with applicable state securities commissions, and (3) to take any necessary or appropriate related actions (including entering into certain amendments to the Trust Agreement). The following two people have been named as the Beneficiary Trustees in the Trust Agreement:


NAME                                                                  AGE              TITLE
----------------------------------------------------------------      ---      ---------------------
Cynthia G. Steward..............................................          40     Beneficiary Trustee
Eric B. Weekes..................................................          46     Beneficiary Trustee

    Cynthia G. Steward will be a Beneficiary Trustee of the Trust. Ms. Steward has been employed by Illinois Power since 1980. She has held the position of Controller since September 1995. Prior to being elected Controller, Ms. Steward held positions as Manager of Employee Services and Director of Accounting.

    Eric B. Weekes will be a Beneficiary Trustee of the Trust. Mr. Weekes is Treasurer of Illinois Power and has held that position since January 1997. Prior to being employed by Illinois Power, Mr. Weekes was employed by a unit of Kraft Foods as Director of Financial Analysis, Budgets and Controls. Prior to being employed by Kraft Foods, Mr. Weekes was employed by General Foods and subsidiary companies in several financial management positions.


    As of the date of this Prospectus, none of the Trustees have received any compensation for their services. The Beneficiary Trustees will not be compensated by the Trust for their services on behalf of the Trust. The Delaware Trustee will be paid from the assets of the Trust and will be reimbursed for its reasonable expenses, including, without limitation, the reasonable compensation, expenses and disbursements of any agents, representatives, experts and counsel the Delaware Trustee employs in connection with performance of its duties under the Trust Agreement.



    The Trust Agreement provides that neither the Beneficiary Trustees nor the Delaware Trustee shall be liable under any circumstances except for liabilities arising from: (1) such Trustee's grossly negligent action; (2) such Trustee's grossly negligent failure to act; or (3) such Trustee's own willful misconduct. The Trust Agreement provides that the Servicer shall indemnify each of the Delaware Trustee, the Beneficiary Trustees and their successors, assigns, agents and servants to the fullest extent permitted by law against any liability incurred with respect to their services under the Trust Agreement.



    The Trust Agreement provides that the Trust shall dissolve on the earlier of: (1) final distribution of all money and other property of the Trust in accordance with the Trust Agreement and other Note financing documents; (2) December 31, 2020; (3) if the Grantee elects, the day following the date when the aggregate outstanding amount of the Notes is zero; or (4) judicial dissolution of the Trust. The Grantee is not entitled to revoke or terminate the Trust prior to this date. Any funds remaining in the Trust after this date of dissolution, and after the satisfaction of all of the claims of creditors, are to be distributed to the Grantee.



    Under the Trust Agreement, no trustee shall have the power to commence a voluntary proceeding in bankruptcy relating to the Trust, except that the Delaware Trustee may commence such a proceeding with the prior approval of the Grantee and delivery to the Delaware Trustee of a signed certificate from the Grantee stating that the Grantee reasonably believes that the Trust is insolvent.


    The principal place of business of the Trust is c/o First Union Trust Company, National Association, One Rodney Square, 920 King Street, 1st Floor, Wilmington, Delaware 19801 and its telephone number is (302) 888-7532.

                                  THE GRANTEE

    The Grantee, Illinois Power Securitization Limited Liability Company, a special purpose Delaware limited liability company, the sole member of which is Illinois Power, was organized on September 10, 1998 for the principal purposes of (a) initially owning the Intangible Transition Property established by the Transitional Funding Orders, (b) entering into a Servicing Agreement with the Servicer in respect of the Intangible Transition Property, (c) assigning all of its right, title and interest in the Intangible Transition Property and the Servicing Agreement to the Trust, and (d) engaging in only those other activities incidental thereto and necessary, suitable or convenient thereto. In addition, the Grantee's limited liability company agreement require it to operate in a manner such that it should not be consolidated in the bankruptcy estate of Illinois Power in the event Illinois Power becomes subject to such a proceeding.

    The executive offices of Grantee are located at 500 South 27th Street, Decatur, Illinois 62521, and its telephone number is (217) 450-2435.

    The Grantee is a recently formed special purpose limited liability company and, as of the date of this Prospectus, the Grantee has not carried on any business activities and has no operating history. Audited financial statements of the Grantee are included as an exhibit to this Prospectus.

MANAGERS AND OFFICERS

    In accordance with the Amended and Restated Limited Liability Company Agreement of the Grantee, the management of the Grantee shall be vested entirely in the Management Committee.


    The following is a list of the managers of the Grantee. All such persons have served in the capacities set forth below since September 10, 1998. The officers and managers will devote such time as is necessary to the affairs of the Grantee. The Grantee will have sufficient officers, managers and employees to carry on its business.


NAME                                                                              AGE        TITLE
----------------------------------------------------------------------------      ---      ----------
Elizabeth S. Eldridge.......................................................          32      Manager
Douglas K. Johnson..........................................................          41      Manager
Daniel L. Mortland..........................................................          49      Manager
Cynthia G. Steward..........................................................          40      Manager
Eric B. Weekes..............................................................          46      Manager

    Elizabeth S. Eldridge is a Manager of the Grantee. From 1995 to the present, Ms. Eldridge has held the position of Vice President of AMACAR Group, LLC, a firm specializing in securitization consulting and services support. Prior to that, from 1993 to 1995, Ms. Eldridge was an Assistant Vice President at First Union National Bank specializing in securitization transactions.

    Douglas K. Johnson is a Manager of the Grantee. From 1995 to the present, Mr. Johnson has held the position of Chief Executive Officer of AMACAR Group, LLC, a firm specializing in securitization consulting and services support. From 1994 to 1995, Mr. Johnson was Managing Director of the Asset Securitization Department of First Union Capital Markets. Prior to that, from 1990 to 1994, Mr. Johnson was Managing Director of the Asset-Backed Markets Division of First Chicago NBD where he managed the distribution of asset-backed transactions.

    Daniel L. Mortland is a Manager of the Grantee. Mr. Mortland has been employed by Illinois Power since 1979. He has held the position of Assistant Treasurer since January 1994. Prior to being appointed Assistant Treasurer, he held positions as Director--Financial Planning and Administrator--Financial Planning.

    Cynthia G. Steward is a Manager of the Grantee. Ms. Steward has been employed by Illinois Power since 1980. She has held the position of Controller since September 1995. Prior to being elected Controller, Ms. Steward held positions as Manager of Employee Services and Director of Accounting.

    Eric B. Weekes is a Manager of the Grantee. Mr. Weekes is Treasurer of Illinois Power and has held that position since January 1997. Prior to being employed by Illinois Power, Mr. Weekes was employed by a unit of Kraft Foods as Director of Financial Analysis, Budgets and Controls. Prior to being employed by Kraft Foods, Mr. Weekes was employed by General Foods and Subsidiary companies in several financial management positions.


    No compensation has been paid by the Grantee to any officer or manager of the Grantee since the Grantee was formed. The managers and any officers of the Grantee, other than the two managers who are independent from Illinois Power (the "Independent Managers"), will not be compensated by the Grantee for their services on behalf of the Grantee; however, pursuant to the Administration Agreement, the Grantee will reimburse Illinois Power for the services of those officers and managers who are also employees of Illinois Power. The initial compensation for both of the Independent Managers will be $7,500. Any officer will serve in such capacity at the discretion of Illinois Power, as the sole member of the Grantee. Illinois Power is an affiliate of the Grantee. The Grantee's organizational documents limit, to the extent permitted by Delaware law, the personal liability of each officer and manager of the Grantee to the Grantee for monetary damages resulting from breaches of such officer's or manager's duty of care. The

Grantee's organizational documents provide that officers and managers of the Grantee shall be indemnified against liabilities incurred in connection with their services on behalf of the Grantee.

                                  THE SERVICER

GENERAL

    Illinois Power is engaged principally in the production, purchase, transmission, distribution and sale of electricity and the distribution, transportation and sale of natural gas, in the State of Illinois. Its service area comprises approximately 15,000 square miles in northern, central and southern Illinois. Illinois Power provides electric service at retail in 310 incorporated municipalities, adjacent suburban areas and numerous unincorporated areas having an estimated aggregate population of 1,265,000. Illinois Power provides gas service at retail in 257 incorporated municipalities, adjacent suburban areas and numerous unincorporated areas having an estimated aggregate population of 920,000. The larger cities which Illinois Power serves are Decatur, East St. Louis (gas service only), Champaign, Danville, Belleville, Granite City, Bloomington (electric service only), Galesburg, Urbana and Normal (electric service only).

    Illinois Power is regulated by the ICC and by the FERC.

ILLINOIS POWER CUSTOMER BASE, ELECTRIC ENERGY CONSUMPTION AND BASE RATES


    Illinois Power's retail customer base is comprised of four revenue reporting classes (each, a "Reporting Customer Class" and collectively, the "Reporting Customer Classes"): residential, commercial, industrial and municipal customers. Residential customers (including farms) are served on Illinois Power's Service Classifications ("SC") 2 and 3. Small commercial customers are served on SC 10, 12 (grain drying usage), 13 (unmetered service), 14 (schools) and 15 (religious facilities). Larger commercial and small industrial customers are generally served on SC 11, 19 and 21. Large industrial customers are generally served on SC 24 and 26 (firm service) and SC 30, 35 and 37 and Rider S (non-firm service). Optional day-ahead Real-Time Pricing Service is available to non-residential customers under Riders DA-RTP and DA-RTP-II. Outdoor lighting service is provided under SC 39. Municipal customers are served on SC 41, 42 and 45. Standby service for customer-owned generating facilities is provided under SC
22. In addition, a number of commercial and industrial customers take service under individually negotiated contracts, including contracts entered into pursuant to SC 29 (Economic Development Service) and Riders ECS and ECS Plus. Under Illinois law (and in contrast to "contract service" and other competitive services as defined in Section 16-102 which was added to the Act by the Amendatory Act), these contracts are considered tariffs.



    The Reporting Customer Classes are broad groups that include accounts with a wide range of load characteristics served under a variety of rate designs. In order to align the per-kilowatt-hour IFC Charges with the electricity rate currently paid by a Customer more closely than would occur using the Reporting Customer Classes or the current service classifications, each Transitional Funding Order will provide that for purposes of billing IFC Charges, Illinois Power's customer base will be divided into the following seven (7) customer classes (each, an "IFC Customer Class" and collectively, the "IFC Customer Classes") set forth below, and that the total IFC charges billed for each Applicable Period shall be allocated among the IFC Customer Classes on the basis of their respective percentages of the 1996 base rate revenues of

Illinois Power also set forth below. See "Description of the Intangible Transition Property--Adjustments to IFC Charges."



                                                                                 PERCENTAGE OF
                                                                                1996 BASE RATE
IFC CUSTOMER CLASS                                      DESCRIPTION                REVENUES
--------------------------------------------  -------------------------------  -----------------
Residential.................................  SC 2 and 3                                43.7%
Small Commercial............................  SC 10, 12, 13, 14 and 15                   4.6%
Large Commercial............................  SC 11 and 19                              24.0%
Municipal...................................  SC 41, 42 and 45                           3.0%
Industrial Firm.............................  SC 21, 22 and 29                           8.0%
Industrial High Load Factor Firm............  SC 24 and 26                              15.2%
Industrial Non-Firm.........................  SC 30, 35 and 37                           1.5%


    However, the IFC Tariff authorized by the Transitional Funding Order will provide that if the IFC Charges for any Customer Class increase to an amount such that the forecasted revenues from Applicable Rates for such IFC Customer Class during an Applicable Period are projected to be less than the IFC Charges allocated to such IFC Customer Class for the same period, the deficiency shall be ratably allocated among the remaining IFC Customer Classes based on their percentages of the 1996 base rate revenues, recalculated to exclude such IFC Customer Class.


    The table below shows the billed electricity sales in megawatt hours, billed revenues, average number of customers and average billed revenues per kilowatt-hour, for each of the four (4) Reporting Customer Classes for the first nine months of 1998 and each of the five (5) preceding years. Any updated information relating to the table below will be set forth in a Prospectus Supplement. There can be no assurances that the electricity sales, billed revenues, number of customers, average billed revenues per kilowatt hour or the composition of any of the foregoing will remain at or near the levels reflected in the following table:

            BILLED ELECTRICITY SALES, BILLED REVENUES AND CUSTOMERS


                                          1993          1994          1995          1996          1997         1998(2)
                                      ------------  ------------  ------------  ------------  ------------  -------------
BILLED ELECTRICITY SALES (MW HOURS):
  Residential.......................     4,600,145     4,534,601     4,744,598     4,771,417     4,704,198     3,879,362
  Commercial........................     3,264,855     3,583,456     3,785,633     3,876,383     3,919,311     3,086,398
  Industrial........................     8,153,278     8,621,879     8,655,006     8,398,830     8,442,601     6,526,052
  Municipal.........................       316,626       345,734       366,990       367,033       367,893       285,908
                                      ------------  ------------  ------------  ------------  ------------  -------------
    Total...........................    16,334,904    17,085,670    17,552,227    17,413,663    17,434,003    13,777,720

BILLED REVENUES ($000S):
  Residential.......................       442,611       467,777       497,669       483,708       490,035       383,722
  Commercial........................       255,764       296,795       318,731       316,341       327,466       253,257
  Industrial........................       340,957       370,824       387,966       356,985       381,339       282,859
  Municipal.........................        23,954        25,014        25,553        25,151        25,863        20,130
                                      ------------  ------------  ------------  ------------  ------------  -------------
    Total...........................     1,063,286     1,160,410     1,229,919     1,182,185     1,224,703       939,968

AVERAGE NUMBER OF CUSTOMERS:
  Residential.......................       499,366       494,156       490,727       495,855       497,085       504,745
  Commercial........................        56,801        56,378        56,180        56,792        57,041        58,304
  Industrial(1).....................           409           340           249           254           251           251
  Municipal.........................           717         2,978         4,655         4,735         4,786         4,930
                                      ------------  ------------  ------------  ------------  ------------  -------------
    Total...........................       557,293       553,852       551,811       557,636       559,163       568,230

AVERAGE BILLED REVENUE
  (CENTS PER KILOWATT-HOUR):
  Residential.......................          9.62         10.32         10.49         10.14         10.42          9.89
  Commercial........................          7.83          8.28          8.42          8.16          8.36          8.21
  Industrial........................          4.18          4.30          4.48          4.25          4.52          4.33
  Municipal.........................          7.57          7.24          6.96          6.85          7.03          7.04
                                      ------------  ------------  ------------  ------------  ------------  -------------


------------------------

(1) The decline in number of Industrial customers from 1993 to 1995 reflects a change in Illinois Power's procedures for reporting number of customers. Previously, each metered account was reported as a separate customer. Beginning in 1994, separate metered accounts at the same premises are reported as a single customer.


(2) Data is available for January 1, 1998 through September 30, 1998.


    Principal factors influencing the number and electricity usage of residential customers include population growth, weather (I.E., air conditioning usage and, to a lesser extent, electric space heat usage), price, increased saturation of electric appliances, the availability of more energy-efficient appliances, changes in technology, and customer income. Principal factors influencing the number and electricity usage of commercial customers (which consist primarily of wholesale and retail trade establishments) include population growth, service area economic growth, commercial floor space and commercial employment. Principal factors influencing industrial electricity usage include overall economic activity, developments in processes and technologies using electricity, and increases in the efficiency with which industrial processes use electric energy. The principal factors influencing municipal electricity usage are similar to those which influence commercial usage.

    For the year ended December 31, 1997, the 10 largest Customers represented approximately 11.6% of Illinois Power's billed revenues. There can be no assurance that current Customers will remain Customers or that the levels of Customer concentration in the future will be similar to those set forth above.

    The table below shows the average revenue in cents per kilowatt-hour for the twelve months ended December 31, 1997 for fully bundled services provided by Illinois Power to customers in each of the seven (7) IFC Customer Classes, based on tariffs then in effect but taking into account the fifteen percent (15%) reduction in base rates for services charged to residential retail customers (based on Illinois Power's rates in effect immediately prior to January 1, 1998), effective as of August 1, 1998:


                                                                     AVERAGE REVENUE IN CENTS
                                                                       PER KILOWATT-HOUR FOR
IFC CUSTOMER CLASS                                                   FULLY-BUNDLED SERVICES(1)
-------------------------------------------------------------------  -------------------------
Residential........................................................         8.28 CENTS
Small Commercial...................................................         9.85 CENTS
Large Commercial...................................................         7.44 CENTS
Municipal..........................................................         8.85 CENTS
Industrial Firm....................................................         5.79 CENTS
Industrial High Load Factor Firm...................................         4.60 CENTS
Industrial Non-Firm................................................         1.41 CENTS


------------------------


(1) Based on 1997 revenues excluding late charges, decommissioning charges, add-on revenue taxes, charges for manufactured gas plant remediation costs, and fuel adjustment charges and credits. In addition, the 1997 Residential revenue per kilowatt-hour of 10.09 cents was reduced by 15% to represent the rate reduction effective August 1, 1998. The resulting 1997 average revenue per kilowatt-hour figures were further reduced by 0.301 cents per kilowatt-hour to reflect the March 1998 base rate reduction associated with elimination of Illinois Power's fuel adjustment clause.



    Beginning October 1, 1999, Illinois Power will be required to offer to certain non-residential customers in its service area delivery services through which the customer can purchase electricity from other suppliers. By May 1, 2002, Illinois Power will be required to offer delivery services to all retail customers in its service area. Customers electing to take delivery services and purchasing their electricity from other suppliers will be required to pay Illinois Power delivery services charges and, until no later than December 31, 2006 (unless extended by the ICC on petition by Illinois Power), transition charges. The average charge per kilowatt-hour to a customer taking only delivery services from Illinois Power is expected to be significantly lower than the average revenue per kilowatt-hour shown in the immediately preceding table. See "Electric Restructuring in Illinois--Amendatory Act Overview" and "Risk Factors-- Reduction in Amount of Revenue from Applicable Rates."


FORECASTING ELECTRICITY CONSUMPTION

    Illinois Power historically has prepared annual forecasts of electric energy (kilowatt-hour) sales for the following year and several years thereafter. The principal uses of the electric energy forecasts have been for shorter-term budgeting and rate-setting purposes. Illinois Power has also prepared longer-term forecasts of customer peak demand and energy consumption, primarily for use in facilities planning. Illinois Power most recently updated its electric energy forecasting models in 1997. Econometric models were developed for use in forecasting electric energy sales to the residential, commercial and industrial customer classes. These econometric models forecast electric energy sales as a function of electricity price, income, employment, weather and other economic factors that influence electricity sales. Known and measurable industrial plant additions, expansions and closures are incorporated into the electricity sales projections, based on information obtained by account managers assigned to the larger customer accounts. Illinois Power uses economic and demographic forecasts prepared by an independent economic forecasting and consulting firm employed by Illinois Power separately from any transaction contemplated by this

Prospectus as inputs to its forecasting models. Weather inputs to the forecasting models are based on "normal" weather conditions which are based on twenty-year averages for heating and cooling degree days.

FORECAST VARIANCES

    Illinois Power conducts sales forecast variance analyses on a regular basis to monitor how well forecasts track recorded consumption. This is important for short-term resource procurement functions as well as for budgeting and financial reporting. In addition, Illinois Power will use its annual sales forecast to determine the appropriate levels of IFC Charges from time to time. As a result, Illinois Power's ability to accurately predict energy consumption may affect the timing of IFC Payments.


    The table below shows annual variances for forecasts prepared by Illinois Power for the following year. For example, the 1993 annual variance is based on a forecast prepared in 1992. The annual variances for the aggregate combined Reporting Classes referred to in the table below, which consist of all Reporting Customer Classes, range from a low of 0.81% to a high of 2.64% in absolute terms. Any updated information relating to the table below will be set forth in a Prospectus Supplement. There can be no assurance that the future variance between actual and expected consumption in the aggregate or by Reporting Customer Class will be similar to the historical experience set forth below.



                                                           ANNUAL FORECAST VARIANCES
ELECTRICITY SALES              ----------------------------------------------------------------------------------
(MILLIONS OF KILOWATT-HOURS)       1993          1994          1995          1996          1997        1998(1)
-----------------------------  ------------  ------------  ------------  ------------  ------------  ------------
RESIDENTIAL
  Forecast...................     4,541,195     4,603,481     4,691,053     4,725,547     4,787,546     3,775,756
  Actual.....................     4,600,145     4,534,601     4,744,598     4,771,417     4,704,198     3,879,362
  Variance...................         1.30%        (1.50%)        1.14%         0.97%        (1.74%)        2.74%

COMMERCIAL
  Forecast...................     3,170,922     3,306,498     3,709,448     3,832,250     3,930,531     2,883,435
  Actual.....................     3,264,855     3,583,456     3,785,633     3,876,383     3,919,311     3,086,398
  Variance...................         2.96%         8.38%         2.05%         1.15%        (0.29%)        7.04%

INDUSTRIAL
  Forecast...................     8,725,107     8,651,994     8,541,865     8,359,181     8,515,235     6,353,810
  Actual.....................     8,153,278     8,621,879     8,655,006     8,398,830     8,442,601     6,526,052
  Variance...................        (6.55%)       (0.35%)        1.32%         0.47%        (0.85%)        2.71%

MUNICIPAL
  Forecast...................       340,331       320,744       348,259       356,847       379,566       387,926
  Actual.....................       316,626       345,734       366,990       367,033       367,893       285,908
  Variance...................        (6.97%)        7.79%         5.38%         2.85%        (3.08%)      (26.30%)

TOTAL
  Forecast...................    16,777,555    16,882,717    17,290,625    17,273,825    17,612,878    13,400,927
  Actual.....................    16,334,904    17,085,670    17,552,227    17,413,663    17,434,003    13,777,720
  Variance...................        (2.64%)        1.20%         1.51%         0.81%        (1.02%)        2.81%


------------------------


(1) Data is available from January 1, 1998 through September 30, 1998.


    Illinois Power's forecast understated actual electric energy sales in three of the five years. During the five-year period, there was no discernible trend in the annual forecast variance. Many factors can contribute to annual variances between actual electricity sales and the amount of sales forecasted in the preceding year, including weather conditions (I.E., if actual weather is significantly hotter or cooler than "normal" weather) and economic conditions.

CREDIT POLICY; BILLING; COLLECTIONS; RESTORATION OF SERVICE


    Illinois Power's policies and procedures pertaining to credit (including requirements for deposits from customers), billing, collections (including procedures for disconnection of service for non-payment) and restoration of service after disconnection, are subject to and controlled, to a material extent, by Illinois statutory requirements, rules and regulations of the ICC and Illinois Power's filed tariffs. These statutory provisions, ICC regulations and tariffs may change from time to time. In addition, to the extent permitted by statutory provisions and regulatory requirements, Illinois Power may change its policies and procedures and seek approval of new tariffs governing these activities from time to time. Illinois Power will agree, in each Grant Agreement and the Servicing Agreement, not to initiate any such changes which are likely to materially and adversely affect Illinois Power's ability to make timely recovery of amounts billed to Customers, except for any such changes required by applicable law. Under the Servicing Agreement, any such changes initiated by Illinois Power will also apply to the servicing by Illinois Power, as the Servicer, of the Intangible Transition Property.


    CREDIT POLICY. Under Illinois law, Illinois Power is generally required to provide service to all retail customers in its service area. Illinois Power's review of the credit history of a new applicant for electric service generally consists of a review to determine if the applicant has previously received service from Illinois Power and, if so, whether there are any delinquent billed amounts outstanding. Illinois Power relies on information provided by the applicant, and on Illinois Power's customer information system, to determine whether Illinois Power has previously served the customer and whether any delinquent billed amounts are outstanding. In accordance with ICC regulations, deposits may be required from certain applicants for service or existing customer accounts to protect Illinois Power against losses. Accounts from which deposits are most frequently obtained are new commercial and industrial customers (I.E., applicants with limited or no credit history), and residential customers with poor payment histories (as defined in ICC regulations). However, under its current policies and procedures, Illinois Power does not request a deposit from a residential customer after the first 24 months of service. The maximum allowable amount of the deposit is one-sixth of the projected annual billings to the customer for residential and small business applicants or customers, and one-third of projected annual billing for other non-residential customers. One-third of a requested deposit must be paid by the customer within 12 days and the balance within two billing periods. The deposit is refunded to a new customer after one year if the customer has not been disconnected for non-payment, and has not paid a bill after the due date more than three times during the year. The deposit is refunded to an existing customer after one year if the customer has not been disconnected for non-payment, and has not paid a bill after the due date more than five times during the year.


    BILLING PROCESS. Illinois Power generally bills each customer once every 27 to 33 days, with approximately an equal number of bills being distributed each "Servicer Business Day" (any day other than a Saturday, a Sunday or a day on which the Servicer's offices are not open for business). Those customers receiving both electric service and gas service from Illinois Power receive a combined bill for the charges incurred for both types of service during the Billing Period. As of December 1, 1998, approximately 58% of Illinois Power's electric service customers also received gas service from Illinois Power. For the year ending December 31, 1997, Illinois Power mailed out an average of 32,000 bills on each Servicer Business Day to customers in its various customer categories. Certain larger customer accounts are billed at or near the end of the calendar month.


    For accounts with potential billing errors, exception reports are generated for manual review. This review examines accounts that have abnormally high or low bills, potential meter-reading errors, and possible meter malfunctions.

    Illinois Power may change its billing policies and procedures from time to time. It is expected that any such changes would be designed to enhance Illinois Power's ability to make timely recovery of amounts billed to customers.

    COLLECTION PROCESS. Illinois Power receives approximately 71% of its total bill payments, by number of bills (both electric and gas), via the United States mail. Approximately 25% of such bill payments are received through third-party collection agents (such as currency exchanges, grocery stores, banks and similar entities which offer payment of utility bills as a convenience to their customers) and 4% are received electronically.


    Bills are processed and mailed to customers one day after the customer's meter is read. Bills are considered past due if not paid within 21 calendar days for residential accounts and within 14 calendar days for commercial and industrial accounts. Payment is considered timely if received by mail not more than two days after the due date. These payment periods are established by ICC regulations. In accordance with statutory requirements and regulations pertaining to procurement by governmental entities, certain federal, state, county and municipal customers are allowed 62 days to make net payment and, in addition, Illinois Power may be limited under Illinois law in its ability to impose late payment charges on such Customers. Under Illinois Power's current procedures, Customer payments are deposited in Illinois Power's bank accounts and posted to customer accounts within one business day after receipt if payment is made directly to Illinois Power and within two business days after receipt if payment is made to a third-party collection agent of Illinois Power. Payments are considered collected when posted to the customer's account.


    Under Illinois law, Illinois Power must waive one late payment charge incurred by a residential customer during each twelve-month period. A reminder notice is mailed to the customer if payment has not been received on the account by two days after the due date of the most recent bill. If non-payment continues, a service disconnection notice may be sent to the customer through operation of a scoring system calculated by Illinois Power's customer information system. The scoring of an account for this purpose is based on factors including the age of the arrearage and the customer's years of service, non-sufficient funds payment history, and disconnection history. When dictated by the scoring system, a service disconnection notice is mailed to notify the customer of disconnection activity scheduled for seven days (ten calendar days) after the date of the notice. If the scoring system does not dictate initiation of a service disconnection notice, another reminder notice is included with the customer's next bill.

    Customers are entitled to enter into deferred payment arrangements in accordance with statutory requirements, ICC regulations and Illinois Power's filed tariffs. Such payment agreements allow the customer to make partial payments, or to extend an arrearage, during periods of financial hardship. Service disconnection is not implemented against a customer who has entered into and is abiding by a payment agreement. In addition, Illinois statutory law and ICC regulations prohibit electric utilities from disconnecting service under certain conditions, such as when the temperature is projected to be below 32 degrees Fahrenheit or on weekends and holidays. Illinois Power may also be subject to agreements with agencies administering the Low Income Home Energy Assistance Fund which limits Illinois Power's ability to disconnect service to customers with respect to whom Illinois Power is receiving payment under that program.


    Illinois Power sends an unpaid final account to an external collection agency two days after the due date of the final bill. After 45 days with the collection agency, an unpaid account is returned to Illinois Power and held for 15 days for any possible delayed payments. An account is charged off as uncollectible if payment is not received by 63 days after the final bill due date. The account is then returned to a collection agency for a period of one year.



    Subject to the restrictions of the Grant Agreement and the Servicing Agreement, Illinois Power may change its collection policies and procedures from time to time. It is expected that any such changes would be designed to enhance Illinois Power's ability to make timely recovery of amounts billed to customers.

    RESTORATION OF SERVICE. Before restoring service that has been disconnected for non-payment, Illinois Power has the right to require payment of all of the following charges: (a) the total amount owing on an account including any past-due balances, and a credit deposit, if requested; (b) any miscellaneous charges associated with the reconnection of service (I.E., reconnection charges and/or returned check charges); (c) any charges assessed for unusual costs incurred incidental to the disconnection or reconnection of service which have resulted from the customer's actions or negligence; and (d) any unpaid amounts from other accounts in the name of the customer of record.

    Illinois Power may change its restoration of service policies and procedures from time to time. It is expected that any such changes would be designed to enhance Illinois Power's ability to make timely recovery of amounts billed to customers.

LOSS AND DELINQUENCY EXPERIENCE


    The following table sets forth information relating to Illinois Power's total billed electric revenues and net write-off experience for each Reporting Customer Class for the first nine months of 1998 and each of the five preceding years. Such historical information is presented herein because Illinois Power's actual experience with respect to net write-offs and delinquencies may affect the timing of IFC Payments. Any updated information relating to the table below will be set forth in a Prospectus Supplement. There can be no assurance that the future uncollectible experience in the aggregate or by Customer Class will be similar to the historical experience set forth below. In addition, to the extent that an ARES is providing consolidated billing for Illinois Power, there is no assurance that such an ARES will apply the same credit and collection policies to Customers as would be applied by Illinois Power, as the Servicer.



                                          1993          1994          1995          1996          1997         1998(1)
                                      ------------  ------------  ------------  ------------  ------------  -------------
BILLED REVENUES ($000S):
Residential.........................  $    442,611  $    467,777  $    497,669  $    483,708  $    490,035   $   383,722
Commercial..........................       255,764       296,795       318,731       316,341       327,466       253,257
Industrial..........................       340,957       370,824       387,966       356,985       381,339       282,859
Municipal...........................        23,954        25,014        25,553        25,151        25,863        20,130
                                      ------------  ------------  ------------  ------------  ------------  -------------
    Total...........................  $  1,063,286  $  1,160,410  $  1,229,919  $  1,182,185  $  1,224,703   $   939,968



                                                       1993       1994       1995       1996       1997         1998(1)
                                                     ---------  ---------  ---------  ---------  ---------  ---------------
NET ELECTRIC UNCOLLECTIBLES ($000S):
Residential........................................  $   2,973  $   5,267  $   4,111  $   5,135  $   4,425     $   3,253
Commercial.........................................        426        859        461        621        557           323
Industrial.........................................         49          0          0        345         45             0
Municipal..........................................         60         65          0          0          0             0
                                                     ---------  ---------  ---------  ---------  ---------        ------
    Total..........................................  $   3,508  $   6,191  $   4,572  $   6,101  $   5,027     $   3,576



                                                            1993       1994       1995       1996       1997          1998(1)
                                                          ---------  ---------  ---------  ---------  ---------  -----------------
NET ELECTRIC UNCOLLECTIBLES AS A PERCENTAGE OF
  BILLED REVENUE
Residential.............................................       0.67%      1.13%      0.83%      1.06%      0.90%          0.85%
Commercial..............................................       0.17%      0.29%      0.14%      0.20%      0.17%          0.13%
Industrial..............................................       0.01%      0.00%      0.00%      0.10%      0.01%          0.00%
Municipal...............................................       0.25%      0.26%      0.00%      0.00%      0.00%          0.00%
                                                                ---        ---        ---        ---        ---            ---
    Total...............................................       0.33%      0.53%      0.37%      0.52%      0.41%          0.38%


------------------------


(1) Data is available for January 1, 1998 through September 30, 1998.

    When accounts are billed final, most bills are due 21 days later. If unpaid after such 21-day period, a series of letters will be issued and the account reported to Illinois Power's skip tracing program for internal and external matching. If still unpaid after 90 days since the bill issue date, the account will be written off and automatically referred to a collection agency.

    On a monthly basis, net write-offs are simply the gross write offs for the month, less recoveries (payments and adjustments) for that month. Although for the most part, the write-offs are accounts that have reached the 90-day point during any particular month, recoveries, while received during such month, could be for accounts charged off in any previous period.

    During the five-year period 1993 through 1997, Illinois Power's net electric uncollectible revenues and net electric uncollectible revenues as a percentage of billed revenues showed no discernible trend.

DELINQUENCIES


    The following table sets forth information relating to the delinquency experience of Illinois Power for the residential, commercial and industrial Reporting Customer Classes for the last six months of 1994, the years 1995 through 1997, and the first six months of 1998. The table shows the portion of amounts billed by Reporting Customer Class that remained uncollected 30 days, 60 days, 90 days, 120 days, 150 days and 180 days after billing. This historical information is presented because Illinois Power's actual experience with respect to delinquent accounts may be indicative of the delinquency experience for billings of IFC Charges. Any updated information relating to the table below will be set forth in a Prospectus Supplement. There can be no assurance that the future delinquency experience in the aggregate or by Reporting Customer Class will be similar to the historical experience set forth below.

              RESIDENTIAL, COMMERCIAL, INDUSTRIAL DELINQUENCY DATA



                                                               1994(1)     1995       1996       1997      1998(2)
                                                              ---------  ---------  ---------  ---------  ---------
Percentage of Residential Billings not Collected within:
30 days.....................................................     26.58%     25.61%     26.34%     26.34%     24.91%
60 days.....................................................     13.01%     13.63%     14.66%     14.19%     13.43%
90 days.....................................................      8.11%      8.65%      9.42%      8.59%      7.94%
120 days....................................................      5.30%      5.64%      5.99%      5.20%      4.48%
150 days....................................................      3.55%      3.86%      3.96%      3.37%      2.86%
180 days....................................................      2.49%      2.81%      2.86%      2.47%      2.26%

Percentage of Commercial Billings not Collected within:
30 days.....................................................      9.84%      8.61%      9.90%     11.32%     11.36%
60 days.....................................................      3.16%      2.85%      3.24%      2.83%      2.63%
90 days.....................................................      1.51%      1.31%      1.50%      1.25%      1.21%
120 days....................................................      0.82%      0.66%      0.80%       .62%      0.64%
150 days....................................................      0.59%      0.45%      0.58%       .43%      0.48%
180 days....................................................      0.53%      0.37%      0.52%       .39%      0.45%

Percentage of Industrial Billings not Collected within:
30 days.....................................................      4.07%      3.58%      3.85%      3.69%      2.59%
60 days.....................................................      0.97%      1.79%      1.82%      1.35%      1.61%
90 days.....................................................      0.45%      1.10%      1.19%       .80%      1.44%
120 days....................................................      0.38%      0.75%      1.01%       .47%      0.80%
150 days....................................................      0.37%      0.60%      0.95%       .30%      0.40%
180 days....................................................      0.37%      0.56%      0.95%       .20%      0.30%


------------------------


(1) Data is for July, 1994 through December, 1994.



(2) Data is for January, 1998 through June, 1998.



    During the period shown above, Illinois Power's delinquency experience for electric billings showed no discernible trend.



YEAR 2000 ISSUES--YEAR 2000 READINESS DISCLOSURE



    Illinois Power uses various software, systems and technology throughout its businesses that will be affected by the date change in the Year 2000. In November 1996, Illinois Power deployed a Year 2000 project team to coordinate the identification, evaluation and implementation of changes to computer systems and applications necessary to achieve a Year 2000 date conversion with no effect on customers or disruption to business operations. As of October 31, 1998, Illinois Power had inventoried 99% of its systems and applications and estimated that its assessment efforts were approximately 95% complete and that its implementation efforts were approximately 34% complete. The schedule for the implementation of the Year 2000 ready software and systems contemplates that critical software and systems will be Year 2000 ready by mid-year 1999.



    Illinois Power's approach to addressing Year 2000 compliance issues is to upgrade or remediate software, systems and technology that are not Year 2000 ready and that are not otherwise being replaced in accordance with Illinois Power's business plans. Illinois Power is in the process of replacing certain of its financial software with new software that is Year 2000 ready. In other cases, Illinois Power is upgrading or remediating existing software to versions that are Year 2000 ready. Illinois Power is in the process of verifying its computerized billing system for Year 2000 readiness and expects that its billing system will be

Year 2000 ready by the end of 1999. Additionally, Illinois Power is upgrading or remediating certain software and engineering systems in its nuclear and fossil electricity generation facilities and in its electrical and gas transmission and distribution facilities. Illinois Power is also in the process of evaluating whether Year 2000 compliance issues will affect any of its key suppliers.



    The total cost of achieving Year 2000 compliance by remediating or upgrading software and engineering systems that are not being replaced or upgraded in accordance with business plans is currently estimated to be approximately $20.4 million through 1999. The amount expensed as of October 31, 1998 was $6.4 million.



    Illinois Power has begun the process of developing contingency plans to address the most reasonably likely worst case scenarios that could occur in the event that various Year 2000 issues are not resolved in a timely manner. Contingency planning is an ongoing process and is expected to continue through the fourth quarter of 1999 as plans are reviewed and refined.



    A failure to correct any critical Year 2000 processing problems prior to January 1, 2000 could have material adverse operational and financial consequences if the affected systems either cease to function or produce erroneous data. For example, the Year 2000 issues could affect, among other things, the ability of Illinois Power, as Servicer, and any ARES to bill and collect the IFC Charges, both because of problems with their own systems and problems that Customers may have in processing bills, and the ability of the Servicer and ARES to meter usage. This could result in significant delays in IFC Collections and, therefore, payments to Noteholders. The Year 2000 issues could also affect usage by Customers if there are problems with the generation or distribution of electricity which could cause the amount of Applicable Rates from which IFC Charges will be deducted to be materially decreased or delayed. See "Risk Factors--Reduction in Amount of Revenue from Applicable Rates."


                                   SERVICING

SERVICING PROCEDURES


    The Servicer, on behalf of the Trust, will, among other things, manage, service and administer, and make collections in respect of, the Intangible Transition Property pursuant to the Servicing Agreement between the Servicer and the Grantee. The Servicer's duties will also include filing IFC Tariffs and revisions thereto with the ICC to provide for billing and collection of the IFC Charges and the corresponding adjustments in other charges billed to Customers, calculation and billing of all amounts based on the IFC Charges, receipt and posting of all IFC Payments, responding to inquiries of Customers and the ICC with respect to the Intangible Transition Property and the IFC Charges, accounting for collections and furnishing monthly, quarterly and annual statements to the Trust and the Indenture Trustee and taking action in connection with periodic revisions to the IFC Charges as described below. Pending deposit into the Collection Account, all IFC Payments received by the Servicer may be invested by the Servicer at its own risk and for its own benefit, and need not be segregated from other funds of the Servicer. In the Servicing Agreement, the Servicer will agree to continue to impose IFC Charges (or equivalent amounts), collect IFC Charges (or equivalent amounts), and remit IFC Charges (or equivalent amounts) in accordance with the Servicing Agreement and to ensure that the IFC Charges (or equivalent amounts) are deducted from Illinois Power's Applicable Rates and other charges in accordance with the Basic Documents until the retirement of the Notes, unless expressly prohibited by law, court or regulatory order. Under current law, no assurance can be given that the Servicer is authorized to act in accordance with such agreement if the applicable Transitional Funding Order is no longer in effect. However, in the Grant Agreement Illinois Power has agreed to indemnify the Noteholders for certain losses which may result if Illinois Power is unable to continue to impose or collect IFC Charges or equivalent amounts.

    Each IFC Charge will be expressed as an amount per kilowatt-hour of electricity sold or delivered to the applicable Customer, regardless of whether the Customer purchases its electricity from Illinois Power or from another electricity provider. However, in any Billing Period in which the total IFC Charge to be billed to a Customer exceeds the amount of Applicable Rates for which the Customer would otherwise be billed, the Servicer will only bill such Customer an IFC Charge equal to the amount of Applicable Rates which the Customer would otherwise be billed. The Servicer expects the aggregate amount of the applicable IFC Charge to be separately identified on each Customer's bill with an aggregate amount (which includes the applicable IFC Charges) to be paid to the Servicer. Bills are sent to each Customer every 27 to 33 days.


    Except as otherwise required by law with respect to taxes or similar governmental charges included in bills and invoices to Customers, to the extent that there is a shortfall in the amounts received by the Servicer from (a) Customers it bills directly or (b) a third-party collection agent, including an ARES, such shortfall will be allocated by the Servicer, in accordance with the servicing standards set forth below, to the Trust and Illinois Power PRO RATA, based on the amount of the Customer's bills constituting IFC Charges and the amount constituting rates, other fees and charges not constituting IFC Charges owed to Illinois Power or any successor (including charges for services other than electric service, such as gas service, provided by Illinois Power), or to a third party (such as taxes billed on behalf of the State of Illinois or a municipality). If such amounts are billed and collected by Illinois Power for an ARES pursuant to a consolidated billing arrangement, the total charges due to the ARES will also be included in the proportional allocation of any partial payment. In the event that an ARES or another Utility provides consolidated billing to Customers for both the services provided by such ARES or other Utility and delivery services provided by Illinois Power, partial payments made to an ARES by such Customers are required by the Amendatory Act to be credited first to amounts due to Illinois Power's tariffed services (including IFC Charges collected on behalf of Noteholders), and the Servicer will allocate such payments between the Trust and Illinois Power as otherwise described above. Unless the Servicer is not the provider of electric service to Customers, the Servicer will be entitled to disconnect service to any Customer who fails to pay IFC Charges billed on behalf of the Trust in accordance with the ICC's regulations and other applicable law pertaining to disconnections, in the same manner as the Servicer may disconnect the Customer for failure to pay any charges for tariffed service billed thereby.



    In addition, the Servicer will agree to advance its own funds in order to institute any action or proceeding necessary to compel performance by the ICC or the State of Illinois of any of their obligations or duties under the Funding Law, any Transitional Funding Order or any IFC Tariff, and to take such legal or administrative actions, including defending against or instituting and pursuing legal actions and appearing or testifying in hearings or similar proceedings, as may be reasonably necessary to block or overturn any attempts to cause a repeal, modification of, reversal or supplement to or judicial invalidation of, the Amendatory Act, the Funding Law or the Transitional Funding Order or the rights of holders of Intangible Transition Property, by legislative enactment or otherwise, that would be adverse to the Grantee, the Trust or any Noteholders. The Servicer would be entitled to reimbursement of its expenses advanced by it in connection with such action or proceeding as an operating expense of the Trust in accordance with the priority of payments as described in "Security for the Notes--Allocations; Payments." The Servicer also will undertake to make filings or initiate ICC proceedings to ensure that the dollar amount of authorized Intangible Transition Property is adequate for the payment in full of the Notes.


SERVICING STANDARDS AND COVENANTS

    The Servicing Agreement will require the Servicer, in servicing and administering the Intangible Transition Property, to employ or cause to be employed procedures and exercise the same care it customarily employs and exercises in servicing and administering bill collections for its own account.

    Consistent with the foregoing, in addition to certain requirements described in "The Servicer--Credit Policy; Billing; Collections; Restoration of Service" above, the Servicer may, in its own discretion, waive any late payment charge or any other fee or charge relating to delinquent payments, if any, and may waive, vary or modify any terms of payment of any amounts payable by a Customer, in each case, if such waiver or action (a) would be in accordance with the Servicer's customary practices or those of any Successor Servicer with respect to comparable assets that it services for itself, (b) would not materially adversely affect the Noteholders and (c) would comply with applicable law. In addition, the Servicer may write off any amounts that it deems uncollectible in accordance with its customary practices.


    In the Servicing Agreement, the Servicer will covenant that, in servicing the Intangible Transition Property it will: (a) manage, service, administer and make collections in respect of the Intangible Transition Property with reasonable care and in accordance with applicable law, including all applicable guidelines of the ICC, using the same degree of care and diligence that the Servicer exercises with respect to bill collections for its own account; (b) follow customary standards, policies and procedures for the industry in performing its duties as Servicer; (c) use all reasonable efforts, consistent with its customary servicing procedures, to enforce, and maintain rights in respect of, the Intangible Transition Property; (d) comply with all laws applicable to and binding on it relating to the Intangible Transition Property;
(e) make all required submissions and provide all required notifications with the ICC with respect to adjustments to the IFC Charges as described below herein; (f) maintain facilities sufficient to enable the Servicer to post IFC Payments to Customer accounts within two Servicer Business Days of receipt by the Servicer; and (g) continue to impose and collect all IFC Charges (as adjusted from time to time), deduct IFC Charges and equivalent amounts from Applicable Rates and remit such amounts to the Trust (each such action unless otherwise prohibited by applicable law or judicial or regulatory order in effect at such time) notwithstanding any repeal or amendment of the Amendatory Act; PROVIDED, HOWEVER, that under current law, no assurance can be given that the Servicer is authorized to so act if the applicable Transitional Funding Order is no longer in effect; PROVIDED, FURTHER, that any breach of the State Pledge that is being contested, or any subsequent invalidation of the Funding Law, any Transitional Funding Order, and/or the related IFC Tariff filed in connection therewith shall not act to excuse any breach of any covenant by the Servicer under the Servicing Agreement.


    In addition, the Servicer will covenant that it will deduct and remit the applicable amounts paid by Customers under any contracts which provide that such Customer is obligated thereunder to pay an amount equal to the amount of IFC Charges that would be billed if the services provided under such contract were services subject to Applicable Rates. See "Description of the Intangible Transition Property--The Transitional Funding Order Issued at the Request of Illinois Power Company."


    The Servicer will indemnify, defend and hold harmless the Grantee, the Trust, the Delaware Trustee, the Indenture Trustee and the Noteholders against any costs, expenses, losses, claims, damages and liabilities that may be imposed on, incurred by or asserted against any such person as a result of (a) the Servicer's willful misconduct, bad faith, gross negligence or reckless disregard in the performance of its duties or observance of its covenants under the Servicing Agreement, or (b) the Servicer's breach of any of its representations or warranties thereunder.


REMITTANCES TO COLLECTION ACCOUNT

    Under the terms of the IFC Tariff filed in connection with each Transitional Funding Order, the Trust will begin to impose and collect the related IFC Charges concurrently with the issuance of the Notes of any Series (each, a "Series Issuance Date") and such right shall exist continuously thereafter in accordance with the related Transitional Funding Order. The IFC Charges shall be imposed and collected based upon the entire electricity consumption of Customers included in bills issued to Customers on and after the related Series Issuance Date, including that portion of the applicable Billing Period during which electric service was provided prior to such Series Issuance Date.


    The Servicing Agreement provides, among other things, that the Servicer will collect the IFC Payments on behalf of the Trust, as assignee of the Grantee. The Servicer will remit all IFC Payments to the Collection Account within two Servicer Business Days of collection (each, a "Daily Remittance Date") unless the Monthly Remittance Conditions are met, in which case the Servicer will remit to the Collection Account on the tenth day of each month, or if such day is not a Servicer Business Day, on the next Servicer

Business Day (each such monthly date, a "Monthly Remittance Date"), all IFC Payments collected by the Servicer during the immediately preceding Billing Period (the "Monthly IFC Amount"). For these purposes, an IFC Payment will be deemed to be collected by the Servicer when it is posted by the Servicer to the customer's account. In accordance with the Servicer's current procedures for processing customer payments, such posting occurs within one business day after receipt if payment is made directly to Illinois Power and within two business days after receipt if payment is made to a third-party collection agent of Illinois Power.


    A "Billing Period" is a period created by dividing the calendar year into twelve consecutive periods of approximately twenty-one (21) Servicer Business Days each, and represents the period during which the Servicer typically renders a bill for electric service to each of its Customers.


    The Servicing Agreement will require the Servicer to monitor Illinois Power's receipt of any lump-sum payments of transition charges under Section 16-108(h) of the Funding Law, and, concurrently with such receipt, to set aside and allocate for the benefit of the Trust, as proceeds of the Intangible Transition Property, an amount equal to the product of (a) the IFC Charge which is then in effect for such Customer at the time of receipt and (b) the total number of kilowatt hours utilized to compute the amount of such lump-sum payment of transition charges. The Servicing Agreement will also require the Servicer to monitor Illinois Power's receipt of any revenues derived from condemnation proceedings, FERC stranded cost recoveries or any other amounts which reflect compensation for lost revenues which would otherwise have been attributable to Applicable Rates (collectively, "Lost Revenue Recoveries"), and, concurrently with the receipt thereof, to set aside and allocate for the benefit of the Trust, as proceeds of the Intangible Transition Property, an amount equal to the product of (a) the total dollar amount of such Lost Revenue Recoveries and (b) a fraction, (1) the numerator of which equals the weighted average of the IFC Charges applicable to all classes of Customers the revenues from which are included in the calculation of such Lost Revenue Recoveries and (2) the denominator of which equal the weighted average of the Applicable Rates charged to such Customers, with such weighted averages to be in each case calculated based on the respective IFC Charges and Applicable Rates applicable to such classes for the most recent calendar year then ended.


NO SERVICER ADVANCES

    The Servicer will not be obligated to, and consequently will not make any advances of interest or principal on the Notes.

SERVICING COMPENSATION

    On each Payment Date, the Servicer will be entitled to receive the Servicing Fee specified in the related Prospectus Supplement. The Servicing Fee (together with any portion of the Servicing Fee that remains unpaid from prior Payment Dates) will be paid solely to the extent funds are available therefor as described under "Security for the Notes--Allocations; Payments." The Servicing Fee will be paid prior to the payment of any amounts in respect of interest on and principal of the Notes. The Servicer will be entitled to retain as additional compensation net investment income on IFC Payments received by the Servicer prior to remittance thereof to the Collection Account and the portion of late fees, if any, paid by Customers relating to the IFC Payments.

ALTERNATIVE RETAIL ELECTRIC SUPPLIERS AND OTHER THIRD-PARTY COLLECTORS

    As part of the restructuring of the Illinois electric industry, certain Customers will be allowed, beginning October 1, 1999, and all Customers will be allowed as of May 1, 2002, to purchase electricity and related services from ARES and from other Utilities rather than from Illinois Power. See "Electric Industry Restructuring in Illinois--Alternative Retail Electric Suppliers." The Amendatory Act requires Illinois Power to allow such ARES and other Utilities, pursuant to a tariff to be filed by Illinois Power with, and approved by, the ICC, to issue a single bill to any retail customer purchasing electricity or related services from the ARES or other Utility and delivery services from Illinois Power for both the services provided by the ARES or other Utility and the delivery services provided by Illinois Power. The Amendatory Act provides that the tariff to be filed by Illinois Power shall (a) require partial payments made by retail customers to be credited first to Illinois Power's tariffed services (which would include the IFC Charges), (b) impose commercially reasonable terms with respect to audit and collection, including requests for deposits, (c) retain Illinois Power's right to disconnect retail customers, if it does not receive payment for its tariffed services, in the same manner that it would be permitted to if it had billed for the services itself, and (d) require an ARES or other Utility that elects this billing option to include on each bill to retail customers an identification of the Utility (I.E., Illinois Power) providing the delivery services and a listing of the charges applicable to these services.



    In addition, under Illinois Power's current practices, customers are allowed to pay their electricity bills indirectly through use of third-party collection agents, such as currency exchanges, grocery stores, banks and similar entities which offer payment of utility bills as a convenience to their customers. The ICC will approve procedures in each Transitional Funding Order that would (a) require any third party (including the collection agents described above and any ARES that is required to collect IFC Charges) who bills or collects IFC Charges on behalf of Customers to either (i) remit IFC Collections to the Servicer within seven days of receipt or (ii) pay such IFC Charges to the Servicer within fifteen days of billing by Illinois Power irrespective of whether payments have been received from the ultimate customer, (b) allow the Servicer, within ten days after a default by any such third-party collector in remitting IFC Collections, to give notice thereof to the defaulting entity and if it does not receive payment or other response initiating dispute resolution within five days thereafter, to assume or transfer to another third party that defaulting entity's billing and collection responsibilities, (c) grant the Servicer access to information on total monthly kilowatt usage by the applicable Customers not otherwise available to the Servicer to the extent reasonably required for the Servicer to calculate and, if applicable, bill the related IFC Charges owed by such Customers, and (d) allow the Servicer, pursuant to a tariff subject to applicable regulatory approval, to impose such other terms with respect to credit and collection policies as may be reasonably necessary to prevent the then current rating of the Notes from being withdrawn or downgraded. Each IFC Tariff filed in connection with the related Transitional Funding Order will require a third-party collection agent, including any ARES, which assumes payment responsibilities under clause (a)(ii) above and which does not have investment-grade credit ratings (at least BBB- or the equivalent) to post a deposit or comparable security equal to one month's estimated IFC Collections collected by such third party collector.



    In addition, each Transitional Funding Order will provide that (a) a third-party collector who is or otherwise becomes obligated to remit payments to Illinois Power on a more frequent basis than as set forth above, shall remit the IFC Charges at the same time as such other payments and (b) a third-party collector disputing payments shall pay the undisputed portion of its collections to Illinois Power and shall pay the disputed amount under protest pending a resolution of the matter, subject to refund with interest to the extent the third-party collector is successful in the dispute. Such procedures will be described in each Transitional Funding Order and in the related IFC Tariff filed by Illinois Power under the Funding Law to authorize the imposition and collection of the related IFC Charges. In the Servicing Agreement, the Servicer will agree to implement procedures and policies to ensure that the remittance obligations of ARES and other third-party collection agents are properly enforced, including maintaining adequate records and information about such ARES or third-party collectors, monitoring the performance of and payments by such ARES or third-party collectors, enforcing the obligations of such ARES or third-party collectors and implementing appropriate credit and collection policies. Nonetheless, there can be no assurance that an ARES or other third-party collection agent will apply the same credit and collection policies and procedures to Customers as would be applied by Illinois Power. In addition, the Servicer will have no meaningful ability to control the collection procedures of ARES or other third-party collection agents who simply forward payments on behalf of Customers and not pursuant to contractual arrangements with Illinois Power or pursuant to consolidated billing procedures. See "Risk Factors--Potential Servicing Issues--Possible Payment Delays Caused by Reliance on Alternative Retail Electric Suppliers and Other Third-Party Collectors."

SERVICER REPRESENTATIONS AND WARRANTIES

    In the Servicing Agreement, the Servicer will make representations and warranties to the Grantee, which will be assigned to the Trust, to the effect, among other things, that: (a) the Servicer is a corporation duly organized and in good standing under the laws of the State of Illinois, with power and authority to own its properties and conduct its business as currently owned or conducted and to execute, deliver and carry out the terms of the Servicing Agreement; (b) the execution, delivery and carrying out of the Servicing Agreement have been duly authorized by the Servicer by all necessary corporate action; (c) the Servicing Agreement constitutes a legal, valid and binding obligation of the Servicer, enforceable against the Servicer in accordance with its terms subject to applicable insolvency, reorganization, moratorium, fraudulent transfer and other similar laws relating to or affecting creditors' rights generally from time to time in effect, and to general principles of equity; (d) the consummation of the transactions contemplated by the Servicing Agreement does not conflict with the Servicer's articles of incorporation or bylaws or any agreement to which the Servicer is a party or bound, result in the creation or imposition of any lien upon the Servicer's properties or violate any law or any order, rule or regulation applicable to the Servicer; (e) the Servicer has all licenses necessary for it to perform its obligations under the Servicing Agreement (except where the failure to have such licenses would not be reasonably likely to have a material adverse effect on the Servicer or an adverse effect on the Intangible Transition Property); (f) no governmental approvals, authorizations or filings are required for the Servicer to execute, deliver and perform its obligations under the Servicing Agreement except those which have previously been obtained or made, and those which the Servicer is required to make in the future; or other than the tariff filings required by the Funding Law (which the Servicer covenants to make in a timely fashion); (g) the calculations and assumptions used by the Servicer in calculating the IFC Charges in effect from time to time are reasonable and made in good faith; and (h) except as disclosed in the Servicing Agreement, no court or administrative proceeding or investigation is pending or, to the Servicer's knowledge, threatened (i) asserting the invalidity of, or seeking to prevent the consummation of the transactions contemplated by, the Servicing Agreement or,
(ii) seeking a determination that might materially and adversely affect the performance by the Servicer of its obligations thereunder, or (iii) relating to the Servicer which could reasonably be expected to adversely affect the federal or state income tax attributes of the Notes.

    In the event of a breach by the Servicer of any of its representations and warranties described in the preceding paragraph, the Servicer will indemnify, defend and hold harmless the Grantee, the Trust, the Indenture Trustee, the Delaware Trustee and the Noteholders against any losses, claims, damages, liabilities and reasonable costs or expenses incurred as a result thereof.

STATEMENTS BY SERVICER


    On or before the tenth day of each month, or, if such day is not a Servicer Business Day, on the next Servicer Business Day, the Servicer will prepare and furnish to the Grantee, the Trust, the Delaware Trustee, the Indenture Trustee and the Rating Agencies a statement for the applicable calendar month (the "Monthly Servicer's Certificate") setting forth the aggregate amount of IFC Payments remitted by the Servicer to the Collection Account. In addition, the Servicer will prepare, and the Indenture Trustee will furnish to the Noteholders on each Payment Date the quarterly Servicer's Certificate described under "Security for the Notes--Reports to Noteholders."


EVIDENCE AS TO COMPLIANCE

    The Servicing Agreement will provide that a firm of independent public accountants retained by the Servicer at the Servicer's expense will furnish to the Grantee, the Trust, the Indenture Trustee and the Rating Agencies on or before September 30 of each year, beginning September 30, 1999, a statement as to compliance by the Servicer during the preceding twelve months ended June 30 (or, in the case of the first such statement, the period from the Closing Date to June 30, 1999), with certain standards relating to the servicing of the Intangible Transition Property. This report (the "Annual Accountant's Report") shall state that such firm has performed certain procedures in connection with the Servicer's compliance with the

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servicing procedures of the Servicing Agreement, identifying the results of such procedures and including any exceptions noted. The Annual Accountant's Report will also indicate that the accounting firm providing such report is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

    The Servicing Agreement will also provide for delivery to the Grantee, the Trust, the Indenture Trustee and the Rating Agencies, on or before September 30 of each year, commencing September 30, 1999, of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations in all material respects under the Servicing Agreement throughout the preceding twelve months ended June 30 (or in the case of the first such certificate, the period from the Closing Date to June 30, 1999) or, if there has been a default in the fulfillment of any such material obligation, describing each such default. The Servicer has agreed to give the Grantee, the Trust, the Indenture Trustee and the Rating Agencies notice of certain Servicer Defaults under the Servicing Agreement.

    Copies of such statements and certificates may be obtained by Noteholders by a request in writing addressed to the Indenture Trustee.

CERTAIN MATTERS REGARDING THE SERVICER


    The Servicing Agreement will provide that Illinois Power may not resign from its obligations and duties as Servicer thereunder, except upon (a) either (i) a determination that Illinois Power's performance of such duties is no longer permissible under applicable law, disregarding any breach of the State Pledge that is being contested, or any subsequent invalidation of the Funding Law, any Transitional Funding Order and/or the related IFC Tariff filed in connection therewith or (ii) satisfaction of the Rating Agency Condition and (b) to the extent required under any Transitional Funding Order, the approval by the ICC of such resignation. No such resignation will become effective until a Successor Servicer has assumed Illinois Power's servicing obligations and duties under the Servicing Agreement. The Servicer may perform its duties through agents or by delegating them to a third party, but, in any event, the Servicer shall remain liable for the performance of its duties and its obligations under the Servicing Agreement. Unless expressly reimbursable under the Servicing Agreement, the fees and expenses of any such agent or third party shall be paid by the Servicer.


    The Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents will be under any liability to Grantee, the Indenture Trustee, the Trust, the Delaware Trustee, the Noteholders, or any other person, except as provided under the Servicing Agreement, for taking any action or for refraining from taking any action pursuant to the Servicing Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstances specified in the Servicing Agreement, any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the properties and assets of the Servicer substantially as a whole or, with respect to its obligations as Servicer, which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Servicing Agreement.

SERVICER DEFAULTS

    "Servicer Defaults" under the Servicing Agreement will include, among other things, (a) any failure by the Servicer to make any required deposit into the Collection Account, which failure continues

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unremedied for three Servicer Business Days after written notice from the
Grantee, the Trust or the Indenture Trustee is received by the Servicer or after discovery by the Servicer; (b) any failure by the Servicer or Illinois Power, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in the Servicing Agreement, or any other Basic Document to which it is a party, which failure materially and adversely affects the rights of Noteholders and which continues unremedied for 30 days after the giving of notice of such failure (i) to the Servicer or Illinois Power, as the case may be, by the Grantee, the Trust or the Indenture Trustee or (ii) to the Servicer or Illinois Power, as the case may be, by holders of Notes evidencing not less than 25 percent in principal amount of the outstanding Notes of all Series; (c) any representation or warranty made by the Servicer in the Servicing Agreement shall prove to have been incorrect when made, which has a material adverse effect on the Grantee, the Trust or the Noteholders and which material adverse effect continues unremedied for a period of 60 days after the giving of notice to the Servicer by the Grantee, the Trust or the Indenture Trustee; and (d) certain events of insolvency, or similar proceedings with respect to the Servicer or the Grantee and certain actions by the Servicer or the Grantee indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations.

RIGHTS UPON SERVICER DEFAULT


    As long as a Servicer Default under the Servicing Agreement remains unremedied, either the Indenture Trustee or holders of Notes evidencing not less than 25 percent in principal amount of then outstanding Notes of all Series may by written notice terminate all the rights and obligations of the Servicer (other than the Servicer's indemnity obligation) under the Servicing Agreement, whereupon a Successor Servicer appointed by the Trust, with the Grantee's prior written consent, will succeed to all the responsibilities, duties and liabilities of the Servicer under the Servicing Agreement and will be entitled to compensation arrangements in accordance with the terms of the Servicing Agreement, which compensation may be higher in amount than the amount paid to the Servicer if the Successor Servicer is not able to bill IFC Charges together with charges for electric utility services provided to Customers. In addition, upon a Servicer Default, each of the following shall be entitled to apply to the ICC for sequestration and payment of revenues arising with respect to the Intangible Transition Property: (1) the Noteholders and the Indenture Trustee as beneficiary of any statutory lien permitted by the Funding Law; (2) the Grantee or its assignees; (3) the Trust; or (4) pledgees or transferees of the Intangible Transition Property. If, however, a bankruptcy trustee or similar official has been appointed for the Servicer, and no Servicer Default other than such appointment has occurred, such trustee or official may have the power to prevent the Indenture Trustee or the Noteholders from effecting a transfer of servicing. See "Risk Factors--Bankruptcy and Creditors' Rights Issues--Possible Adverse Effect on Noteholders as a Result of the Bankruptcy of the Servicer." The Indenture Trustee may appoint, or petition the ICC or a court of competent jurisdiction for the appointment of, a successor servicer which satisfies criteria specified by the Rating Agencies if, within 30 days after notice of termination is given, the Trust shall not have appointed a Successor Servicer. The Indenture Trustee may make such arrangements for compensation to be paid to any such Successor Servicer.


WAIVER OF PAST DEFAULTS

    Noteholders holding at least a majority in principal amount of the then outstanding Notes of all Series, on behalf of all Noteholders, may waive any default by the Servicer in the performance of its obligations under the Servicing Agreement and its consequences, except a default in making any required deposits to the Collection Account in accordance with the Servicing Agreement. The Servicing Agreement provides that no such waiver will impair the Noteholders' rights with respect to subsequent defaults.

SUCCESSOR SERVICER

    If for any reason a third party assumes the role of the Servicer under the Servicing Agreement (in such role, the "Successor Servicer"), the Servicing Agreement will require the Servicer being replaced to cooperate with the Grantee, the Trust, the Delaware Trustee, the Indenture Trustee and the Successor

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Servicer in terminating such replaced Servicer's rights and responsibilities under the Servicing Agreement, including the transfer to the Successor Servicer of all cash amounts then held by the Servicer for remittance or subsequently acquired. The Servicing Agreement will provide that the Servicer shall be liable for all reasonable out-of-pocket costs and expenses (including attorneys' fees and expenses) incurred in transferring servicing responsibilities to the Successor Servicer. Any Successor Servicer must satisfy the requirements of the Act.

AMENDMENT

    The Servicing Agreement may be amended by the parties thereto, without the consent of the Noteholders, but with five Business Days' prior written notice to the Rating Agencies and the consent of the Indenture Trustee, to cure any ambiguity, to correct or supplement any provision or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of that agreement or of modifying in any manner the rights of the Noteholders, provided that such action will not, as certified in a certificate of an officer of the Servicer delivered to the Indenture Trustee, the Grantee and the Delaware Trustee, adversely affect in any material respect the interest of any Noteholder. The Servicing Agreement may also be amended by the Servicer and Grantee with the consent of the Indenture Trustee and the holders of Notes evidencing at least a majority in principal amount of the then outstanding Notes of all Series and Classes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such agreement or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment may (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, IFC Collections or the timing of adjustments to IFC Charges or (b) reduce the aforesaid percentage of the Notes the holders of which are required to consent to any such amendment, without the consent of the holders of all the outstanding Notes.

TERMINATION

    The obligations of the Servicer and Grantee pursuant to the Servicing Agreement will terminate upon the payment to the Indenture Trustee, and corresponding distribution to the Noteholders of all amounts required to be paid or distributed to them pursuant to the Servicing Agreement, the Notes and the Indenture.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Trust will issue the Notes pursuant to the terms of an Indenture (the "Indenture") between the Trust and the Indenture Trustee. The particular terms of the Notes of any Series will be established in a supplement to the Indenture or a Trust issuance certificate and, in either case, the material terms thereof will be described in the related Prospectus Supplement. Although all material terms of the Notes and the Indenture have been disclosed in this Prospectus, this summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the Indenture and related supplements or Trust issuance certificates thereto, forms of which are filed as exhibits to the Registration Statement.

    The Notes may be issued in one or more Series, any one or more of which may be comprised of one or more Classes. Classes of Notes may differ as to the interest rate and the timing, sequential order and amount of distributions of principal or interest, or both. Each Series of Notes may include one or more Classes of Notes that accrue interest at a variable rate based on the index described in the related Prospectus Supplement. Each such series will be secured by a Swap Agreement, in addition to the security provided under the Indenture. See "--Floating Rate Notes" below. While the specific terms of only the Series of Notes (and the Classes of such Series (if any)) in respect of which this Prospectus is being delivered will be described in the related Prospectus Supplement, the terms of such Series and any Classes thereof will not be subject to prior review of or consent of the holders of outstanding Notes. All Notes of the same Series will be identical in all respects except for the denominations thereof, unless such Series is

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comprised of more than one Class, in which case all Notes of the same Class will be identical in all respects except for the denominations thereof.

    All Notes issued under the Indenture will be payable solely from, and secured solely by, a pledge of and lien on the Intangible Transition Property and certain other funds as provided in the Indenture. See "Security for the Notes--Pledge of Note Collateral." All Notes issued under the Indenture, irrespective of when issued, shall have a parity lien on the Note Collateral, although Floating Rate Notes shall also be secured by a Swap Agreement which relates solely to such series. See "--Conditions of Issuance of Additional Series and Acquisition of Subsequent Intangible Transition Property."

    The Prospectus Supplement for a Series of Notes will describe, among other things, the following terms of such Series and, if applicable, the Classes thereof: (a) the designation of the Series and, if applicable, the Classes thereof, (b) the principal amount, (c) the annual rate at which interest accrues (the "Note Interest Rate"), or if the Trust has entered into a Swap Agreement with respect to such Series, the index on which a variable rate of interest will be based, (d) the dates on which payments of interest and principal are scheduled to occur (each such date, a "Payment Date"), (e) the scheduled maturity date (the "Expected Maturity Date") and the final termination date of the Series (the "Final Maturity Date"), (f) the initial Adjustment Date of, and the Reconciliation Period for, such Series, (g) the issuance date of the Series (the "Series Issuance Date"), (h) the place or places for the payment of principal and interest, (i) the authorized denominations, (j) the provisions for optional redemption of such Series or Class by the Trust, (k) the Expected Amortization Schedule for principal of such Series and, if applicable, the Classes thereof, (l) the initial IFC Charges authorized in connection with the issuance of such Series by the related Transitional Funding Order, and the IFC Charges imposed as of the date of issuance of such Series, (m) the total dollar amount of Intangible Transition Property authorized by the related Transitional Funding Order, (n) any other material terms of such Series and any Class thereof that are not inconsistent with the provisions of the Notes and that will not result in any Rating Agency reducing or withdrawing its then current rating of any outstanding Series or Class of Notes (the notification in writing by each Rating Agency to the Servicer, the Grantee, the Indenture Trustee and the Delaware Trustee that any action will not result in such a reduction or withdrawal is referred to herein as the "Rating Agency Condition"), (o) the identity of the Indenture Trustee, the Delaware Trustee and the Beneficiary Trustees, and (p) the terms of any Swap Agreement executed solely to permit the issuance of any Floating Rate Notes and the identity of any Swap Counterparty related thereto.

    The Notes do not constitute a debt, liability or other obligation of the State of Illinois or of any political subdivision, agency or instrumentality thereof and do not represent an interest in or obligation of Illinois Power or any of its affiliates. The Notes will not be guaranteed or insured by Illinois Power or any of its affiliates. Transitional Funding Orders authorizing issuance of the Notes do not constitute a pledge of the full faith and credit of the State of Illinois or of any of its political subdivisions. The issuance of the Notes under the Funding Law shall not directly, indirectly or contingently obligate the State of Illinois or any political subdivision thereof to levy or to pledge any form of taxation therefor or to make any appropriation for their payment.

INTEREST AND PRINCIPAL

    Interest will accrue on the principal balance of a Class of Notes at the per annum rate either specified in or determined in the manner specified in the related Prospectus Supplement and will be payable on the Payment Dates specified in the related Prospectus Supplement. IFC Collections, including such amounts as are available in the Reserve Subaccount and the Overcollateralization Subaccount and, if necessary, the amounts available in the Capital Subaccount, will be used to make interest payments to the Noteholders of each Class on each Payment Date with respect thereto. See "Security for the Notes--Allocations; Payments."

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    Principal of the Notes of each Class will be payable in the amounts and on the Payment Dates specified in the related Prospectus Supplement, but only to the extent that amounts in the Collection Account are available therefor, and subject to the other limitations described below. See "Security for the Notes--Allocations; Payments." Each Prospectus Supplement will set forth the Expected Amortization Schedule for each Series of Notes and, if applicable, the Classes of such Series. On any Payment Date, unless an Event of Default has occurred and is continuing and the Notes have been declared due and payable, the Indenture Trustee will make principal payments on the Notes only until the outstanding principal balances thereof have been reduced to the principal balances specified in the applicable Expected Amortization Schedule for such Payment Date (each, a "Scheduled Payment"). Any IFC Collections in excess of amounts payable as (a) expenses of the Grantee, the Delaware Trustee and the Indenture Trustee (including the Servicing Fee and Administration Fee), (b) payments of interest on and principal of the Notes, (c) allocations to the Capital Subaccount, and (d) allocations to the Overcollateralization Subaccount (all as described herein under "Security for the Notes--Allocations; Payments") will be retained by the Indenture Trustee in the Reserve Subaccount for payment on subsequent Payment Dates. However, if insufficient IFC Collections are received with respect to any Payment Date, and amounts in the Collection Account are not sufficient to make up the shortfall, principal of any Class of Notes may be payable later than expected as described herein. See "Risk Factors--Uncertainties Associated with Unusual Asset Type" and "Risk Factors--Nature of the Notes--Uncertain Payment Amounts and Weighted Average Life." The entire unpaid principal amount of the Notes of all Series will be due and payable on the date on which an Event of Default (other than a breach by the State of Illinois of the State Pledge) has occurred and is continuing, if the Indenture Trustee or holders of not less than a majority in principal amount of the Notes of all Series then outstanding have declared the Notes to be immediately due and payable. See "Security for the Notes--Events of Default; Rights Upon Event of Default."


    Unless the context requires otherwise, all references in this Prospectus to principal of the Notes of a Series includes any premium that might be payable thereon if Notes of such Series are redeemed, as described in the related Prospectus Supplement.

PAYMENTS ON THE NOTES

    The Indenture Trustee will pay on each Payment Date to the holders of each Class of Notes all principal and interest then due with respect thereto (other than Special Payments, as defined in the Indenture) or, in the case of Floating Rate Notes, in lieu of such interest, payments under any related Swap Agreement with respect to interest. Each such payment other than the final payment with respect to any Note will be made by the Indenture Trustee to the holders of record of the Notes of the applicable Class on the Record Date in respect of such Payment Date. The final payment on any Note, however, will be made only upon presentation and surrender of such Note at the office or agency of the Indenture Trustee specified in the notice given by the Indenture Trustee with respect to such final payment.

    If interest on the Notes of any Series is not paid when due, such defaulted interest shall be paid (plus interest on such defaulted interest at the applicable Note Interest Rate to the extent lawful) to the persons who are Noteholders on a subsequent Special Record Date (as defined in the Indenture), which date shall be at least five Business Days prior to the Special Payment Date (as defined in the Indenture). The Trust shall fix or cause to be fixed any such Special Record Date and Special Payment Date, and, at least 20 days before any such Special Record Date, the Trust shall mail to each affected Noteholder a notice that states the Special Record Date, the Special Payment Date and the amount of defaulted interest (plus interest on such defaulted interest) to be paid.

    At such time, if any, as the Notes of any Series are issued in the form of Definitive Notes and not to DTC or its nominee, payments by the Indenture Trustee with respect to such Class on a Payment Date or a Special Payment Date will be made by check mailed to each holder of a Definitive Note of such Class of record on the applicable Record Date at its address appearing on the register maintained with respect to the Notes of such Series, or, upon application by a holder of any Class of Notes in the principal amount of

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$10,000,000 or more to the Indenture Trustee not later than the applicable
Record Date, by wire transfer to an account maintained by the payee in New York, New York. The final payment for each Class of Notes, however, will be made only upon presentation and surrender of the Notes of such Class at the office or agency of the Indenture Trustee specified in the notice given by the Indenture Trustee of such final payment. The Indenture Trustee will mail such notice of the final payment to the Noteholders of such Class no later than five days prior to such final payment date, specifying the date set for such final payment and the amount of such payment.


    If any Special Payment Date or other date specified herein for distribution of any payments to Noteholders is not a Business Day, payments scheduled to be made on such Special Payment Date or other date may be made on the next succeeding Business Day and no interest shall accrue upon such payment during the intervening period. "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Wilmington, Delaware, Chicago, Illinois, or Charlotte, North Carolina, are, or DTC is, authorized or obligated by law, regulation or executive order to remain closed.

FLOATING RATE NOTES

    If any Floating Rate Notes of any Class are offered, the Trust will enter into one or more swap agreements (each, a "Swap Agreement") with a counterparty (each, a "Swap Counterparty") identified and having the terms described in the related Prospectus Supplement. Generally, pursuant to a Swap Agreement, on each Payment Date, the Trust will be obligated to pay to the Swap Counterparty, solely from IFC Collections, an amount equal to the interest due on a notional amount equal to the principal amount of the Class of Notes outstanding as of the close of business on the preceding Payment Date, after giving effect to all payments of principal made to the Floating Rate Noteholders on such preceding Payment Date calculated at a fixed swap rate (which rate will be used to calculate IFC Payments), and the Swap Counterparty will be obligated to pay to the Trust an amount equal to the product of (a) the floating rate on the Floating Rate Notes and (b) the principal balance of the Floating Rate Notes as of the close of business on the preceding Payment Date after giving effect to all payments of principal made to the Floating Rate Noteholders on such preceding Payment Date. See "Risk Factors--Nature of the Notes-- Additional Risks of Floating Rate Notes."

NO THIRD-PARTY CREDIT ENHANCEMENT

    It is not currently anticipated that the Notes will have the benefit of any third-party credit enhancement, such as guarantees, letters of credit, insurance or the like. If, however, any Series of Notes is to be issued with any third-party credit enhancement, it will be set forth in the related Prospectus Supplement.

REGISTRATION AND TRANSFER OF THE NOTES

    If so specified in the related Prospectus Supplement, one or more Classes of Notes will be issued in definitive form and will be transferable and exchangeable at the office of the registrar identified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, no service charge will be made for any such registration or transfer of such Notes, but the owner may be required to pay a sum sufficient to cover any tax or other governmental charge.

    Each Class of Notes will be issued in the minimum initial denominations set forth in the related Prospectus Supplement and, except as otherwise provided in the related Prospectus Supplement, in integral multiples thereof.

    Payments of interest and principal will be made on each Payment Date to the Noteholders in whose names the Notes were registered on the related Record Date.

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BOOK-ENTRY REGISTRATION

    If so specified in the related Prospectus Supplement, one or more Classes of Notes initially may be Book-Entry Notes, which are initially represented by one or more Notes registered in the name of Cede, as nominee of DTC, or another securities depository, and are available only in the form of book-entries. Any Book-Entry Notes will initially be registered in the name of Cede, the nominee of DTC. Holders may also hold Notes of a Class through Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the Euroclear System ("Euroclear") (in Europe), if they are participants in such systems or indirectly through organizations that are participants in such systems.

    Cede, as nominee for DTC, will hold the global Note or Notes. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective Depositaries (as defined herein) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, the "Depositaries").

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act, as amended. DTC was created to hold securities for its participating organizations, which are the Participants, and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of securities. Participants include underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to Indirect Participants, which are others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

    Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants (as defined herein) and Euroclear Participants (as defined herein) will occur in accordance with their respective rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving Notes in DTC, and making or receiving distributions in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities received in CEDEL or Euroclear as a result of a transaction with a Participant will be made during subsequent settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions in such Notes settled during such processing will be reported to the relevant Euroclear or CEDEL Participant on such Business Day. Cash received in CEDEL or Euroclear as a result of sales of Notes by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the Business Day following settlement in DTC.

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    Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes may do so only through Participants and Indirect Participants. In addition, Noteholders will receive all payments of principal of and interest on the Notes from the Indenture Trustee through DTC and its Participants. Under a book-entry format, Noteholders will receive distributions after the related Payment Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such distributions to its Participants, which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Notes. The Indenture Trustee, the Grantee, the Servicer and any paying agent, transfer agent or registrar may treat the registered holder in whose name any Note is registered (expected to be Cede) as the absolute owner thereof (whether or not such Note is overdue and notwithstanding any notice of ownership or writing thereon or any notice to the contrary) for the purpose of making payments and for all other purposes.

    Unless and until Definitive Notes (as defined below) are issued, it is anticipated that the only "holder" of Book-Entry Notes of any Series will be Cede, as nominee of DTC. Noteholders will only be permitted to exercise their rights as Noteholders indirectly through Participants and DTC. All references herein to actions by Noteholders thus refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders refer to payments, notices, reports and statements to Cede, as the registered holder of the Notes, for distribution to the beneficial owners of the Notes in accordance with DTC procedures.

    While any Book-Entry Notes of a Series are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Book-Entry Notes and is required to receive and transmit payments of principal of, and interest on, the Book-Entry Notes. Participants with whom Noteholders have accounts with respect to Book-Entry Notes are similarly required to make book-entry transfers and receive and transmit such payments on behalf of their respective Noteholders. Accordingly, although Noteholders will not possess physical Notes, the Rules provide a mechanism by which Noteholders will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Notes to pledge Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Notes, may be limited due to the lack of a Definitive Note for such Notes.

    DTC has advised the Indenture Trustee that it will take any action permitted to be taken by a Noteholder under the Indenture and the related Prospectus Supplement only at the direction of one or more Participants to whose account with DTC the Notes are credited. Additionally, DTC has advised the Indenture Trustee that it may take actions with respect to the Noteholders' interest that might conflict with other of its actions with respect thereto.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of securities. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include any underwriters, agents or dealers

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with respect to a Series of Notes offered hereby. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.


    Payments with respect to Notes held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant systems' rules and procedures, to the extent received by its Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Material United States Federal Tax Consequences." CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Noteholder under the Indenture or the relevant Prospectus Supplement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.


    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE NOTES

    Notes of a Series will be issued in registered form to Noteholders, or their nominees, rather than to DTC (such Notes being referred to herein as "Definitive Notes") only under the circumstances provided in the Indenture, which will include (a) the Administrator (initially, Illinois Power) advising the Indenture Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as nominee

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and depository with respect to the Book-Entry Notes of such Series and the
Administrator being unable to locate a qualified successor, (b) the Administrator (with written notice to the Indenture Trustee), electing to terminate the book-entry system through DTC, or (c) after the occurrence of a Servicer Default, holders of Notes representing not less than 50 percent of the aggregate outstanding principal amount of the Notes of any Series maintained as Book-Entry Notes advising the Indenture Trustee, the Administrator, the Trust and DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interests of Noteholders of such Series. Upon issuance of Definitive Notes of a Series, such Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Indenture Trustee with respect to transfers, notices and payments.

    Upon surrender by DTC of the definitive securities representing the Notes and instructions for registration, the Indenture Trustee will issue the Notes in the form of Definitive Notes, and thereafter the Indenture Trustee will recognize the holders of such Definitive Notes as Noteholders under the Indenture.

    Payment of principal of and interest on the Notes will be made by the Indenture Trustee directly to Noteholders in accordance with the procedures set forth herein and in the Indenture and the related Prospectus Supplement. Interest payments and principal payments will be made to Noteholders in whose names the Definitive Notes were registered at the close of business on the related Record Date. Payments will be made by check mailed to the address of such Noteholder as it appears on the register maintained by the Indenture Trustee or in such other manner as may be provided in the related Trust issuance certificate or supplement to the Indenture and except that certain payments will be made by wire transfer as described in the Indenture. The final payment on any Note (whether Definitive Notes or Notes registered in the name of Cede), however, will be made only upon presentation and surrender of such Note on the final payment date at such office or agency as is specified in the notice of final payment to Noteholders. The Indenture Trustee will provide such notice to registered Noteholders not later than the fifth day prior to the month of the Final Payment Date.

    Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the Indenture Trustee. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

OPTIONAL REDEMPTION

    Pursuant to the terms of the Indenture, a Series of Notes may be redeemed on any Payment Date if, after giving effect to payments that would otherwise be made on such date, the outstanding principal balance of such Series of Notes has been reduced to less than five percent of the initial principal balance thereof. If specified in the Prospectus Supplement related to any Series or Class of Notes, the Indenture may also permit the redemption of such Series or Class of Notes in full for cash on any Payment Date on or prior to December 31, 2004 using proceeds received from the issuance of any additional Series or Class of Notes (the "New Notes"). The New Notes will be payable solely out of the Intangible Transition Property and other Note Collateral and will have no more than a PARI PASSU lien thereon vis-a-vis all existing Series of Notes. In addition, a Series of Notes shall be subject to redemption if and to the extent provided in the related Prospectus Supplement.

    No redemption shall be permitted under the Indenture unless each Rating Agency with respect to any Notes that will remain outstanding after such redemption shall have affirmed the then current rating of all such outstanding Notes. Upon any redemption of any Series or Class of Notes, the Trust will have no further obligations under the Indenture with respect thereto. The Notes may be so redeemed in all instances of optional redemptions permitted by the Indenture upon payment of the outstanding principal amount of the Notes to be redeemed and accrued but unpaid interest thereon as of the date of redemption. Notice of such redemption will be given by the Trust to the Indenture Trustee and the Rating Agencies not less than 25 days nor more than 50 days prior to the date of redemption, and written notice

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shall also be given to each holder of Notes to be redeemed, by first-class mail, postage prepaid, mailed not less than five days nor more than 25 days prior to the applicable date of redemption.

CONDITIONS OF ISSUANCE OF ADDITIONAL SERIES AND ACQUISITION OF SUBSEQUENT
  INTANGIBLE TRANSITION PROPERTY

    The Trust's acquisition of Subsequent Intangible Transition Property and the issuance of any additional Series of Notes with respect thereto is subject to the following conditions, among others:

        (a) appropriate documentation required by the Indenture and Trust Agreement, including supplements thereto, shall have been authorized, executed and delivered by all parties required to do so by the terms of the relevant documents;

        (b) the Grantee shall have irrevocably assigned all of its right, title and interest in such Subsequent Intangible Transition Property to the Trust and a filing required by Section 18-107 of the Funding Law shall have been made with respect to such assignment;

        (c) the Rating Agency Condition shall have been satisfied with respect to such transactions;

        (d) Illinois Power shall have delivered to the Grantee, the Trust, the Delaware Trustee and the Indenture Trustee an opinion of independent tax counsel and/or a ruling from the IRS (as selected by, and in form and substance reasonably satisfactory to, Illinois Power) to the effect that, for federal income tax purposes, (i) such issuance, and the transfer of the Note proceeds to Illinois Power, will not result in gross income to the Grantee, the Trust or Illinois Power and (ii) such issuance will not adversely affect the characterization of the then outstanding Notes as obligations of Illinois Power;

        (e) no Event of Default shall have occurred and be continuing under the Indenture;

        (f) as of the date of issuance, the Trust shall have sufficient funds available to pay the purchase price for such Subsequent Intangible Transition Property, and all conditions to the issuance of a new series of Notes shall have been satisfied or waived; and

        (g) delivery by the Trust to the Indenture Trustee of certain certificates and opinions specified in the Indenture.

LIST OF NOTEHOLDERS

    Upon written request of any Noteholder or group of Noteholders of any Series or of all outstanding Series of Notes evidencing not less than 10 percent of the aggregate outstanding principal amount of the Notes of such Series or all Series, as applicable, the Indenture Trustee will afford such Noteholder or Noteholders access during business hours to the current list of Noteholders of such Series or of all outstanding Series, as the case may be, for purposes of communicating with other Noteholders with respect to their rights under the Indenture.

    The Indenture does not provide for any annual or other meetings of Noteholders.

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                             SECURITY FOR THE NOTES

GENERAL

    The Notes issued under the Indenture are payable solely from and secured solely by a pledge of and lien of the Intangible Transition Property and the other Note Collateral as provided in the Indenture. See "Description of the Intangible Transition Property." As noted under the heading, "Description of the Notes," the Trust will issue the Notes pursuant to the terms of the Indenture. The particular terms of the Notes of any series will be established in a supplement to the Indenture or a Trust issuance certificate and material terms thereof will be described in the Prospectus Supplement for the related Series of Notes.

    This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms and provisions of the Indenture and supplements or Trust issuance certificate related thereto, forms of which are filed as exhibits to the Registration Statement.

PLEDGE OF NOTE COLLATERAL

    To secure the payment of principal of and interest on the Notes, the Indenture will grant to the Indenture Trustee a security interest in all of the Trust's right, title and interest in and to (a) all of the Intangible Transition Property and, to the fullest extent permitted by law, all proceeds thereof, (b) the Grant Agreements, Sale Agreements and Servicing Agreements, (c) the Collection Account and all amounts or investment property on deposit therein or credited thereto from time to time, (d) with respect to any Floating Rate Notes only, any Swap Agreement entered into with respect to the issuance of such Floating Rate Notes, (e) all rights to compel Illinois Power, as Servicer (or any successor) to file for and obtain adjustments to the IFC Charges in accordance with Section 18-104(d) of the Funding Law, the Transitional Funding Orders and all IFC Tariffs filed with the ICC in connection therewith, (f) all present and future claims, demands, causes and choses in action in respect of any or all of the foregoing and all payments on or under the foregoing and (g) all proceeds in respect of any or all of the foregoing; provided, however, that
(1) the cash transferred to the Trust by the Grantee which is not held in the Capital Subaccount, including cash that has been released to the Grantee or as it directs following retirement of any Series of Notes, (2) net investment earnings which have been released to the Trust by the Indenture Trustee pursuant to the terms of the Indenture, (3) the Overcollateralization Amount that has been released to the Grantee or as it directs following retirement of any Series of Notes, and (4) amounts deposited with the Trust on any Series Issuance Date for payment of costs of issuance with respect to the related Series of Notes (together with any interest earnings thereon) will not be covered by the foregoing security interest. The foregoing assets to which the Trust, as assignee of Grantee, will grant the Trustee a security interest are referred to collectively as the "Note Collateral" herein.

SECURITY INTEREST IN NOTE COLLATERAL

    CREATION AND PERFECTION OF SECURITY INTEREST IN INTANGIBLE TRANSITION PROPERTY UNDER THE FUNDING LAW. Section 18-107 of the Funding Law provides that neither Intangible Transition Property, nor any right, title or interest in the Intangible Transition Property, shall constitute property in which a security interest may be created under the UCC nor shall any such rights be deemed proceeds of any property which is not Intangible Transition Property. Rather,
Section 18-107(c) of the Funding Law provides that a valid and enforceable security interest in Intangible Transition Property shall attach and be perfected only by the means set forth in that Section 18-107(c). Specifically,
Section 18-107(c) provides that, to the extent that transitional funding instruments, such as the Notes, are purported to be secured by Intangible Transition Property, as specified in the applicable Transitional Funding Order, the lien of the transitional funding instruments shall attach automatically to such Intangible Transition Property from the time of issuance of the transitional funding instruments. Section 18-107(c) of the Funding Law provides that such lien shall be a valid and enforceable security interest in Intangible Transition Property, securing the transitional funding instruments, and shall be continuously perfected if, before the date of issuance of the applicable transitional funding instruments, or within no more than 10 days thereafter, a filing has been made by or

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on behalf of the holder with the Chief Clerk of the ICC stating that such transitional funding instruments have been issued.

    The liens provided under Section 18-107(c) are enforceable against the electric utility, any assignee, grantee or issuer and all third parties, including judicial lien creditors. Moreover, a perfected lien in Intangible Transition Property is a continuously perfected security interest in all then existing or thereafter arising revenues and proceeds arising with respect to such Intangible Transition Property, whether or not the electric power and energy included in the calculation of such revenues and proceeds have been provided. The lien created by Section 18-107(c) is perfected and ranks prior to any other lien, including any judicial lien, which subsequently attaches to the Intangible Transition Property, and to any other rights created by the Transitional Funding Order or any revenues or proceeds of the foregoing.

    The relative priority of the lien created by Section 18-107(c) of the Funding Law is not defeated or adversely affected by (a) changes to the Transitional Funding Order or to the related instrument funding charges payable by any retail customer, class of retail customers or other person or group of persons obligated to pay such charges or (b) (subject to the tracing requirements of federal bankruptcy law) the commingling of revenues arising with respect to Intangible Transition Property or grantee instruments with funds of the Utility or other funds of the assignee, issuer or grantee.


    Section 18-107(c)(5) of the Funding Law provides that the ICC shall maintain segregated records which reflect the date and time of receipt of all filings made under Section 18-107(c). See "--Filings Made With Respect to the Intangible Transition Property."



    RIGHT OF FORECLOSURE. Section 18-107(c)(4) of the Funding Law provides that, if an event of default occurs under the transitional funding instruments, the holders thereof or their authorized representatives, as secured parties, may foreclose or otherwise enforce the lien in the Intangible Transition Property securing the transitional funding instruments, subject to the rights of any third parties holding prior security interests therein (perfected in the manner described in such subsection). Upon application by such holders or their authorized representatives, the ICC shall order the sequestration and payment to the holders or their authorized representatives of revenues arising with respect to the Intangible Transition Property pledged to the holders. Section 18-107(c)(4) of the Funding Law provides that any such order shall remain in full force and effect notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the Utility, grantee, assignee or issuer. See "Risk Factors--Bankruptcy and Creditors' Rights Issues--Possible Adverse Effect on Noteholders as a Result of the Bankruptcy of Illinois Power, the Grantee or the Trust."


    FILINGS MADE WITH RESPECT TO THE INTANGIBLE TRANSITION PROPERTY. Illinois Power, as Servicer, will pledge in the Servicing Agreement to file with the ICC on or before the date of issuance of any Series of Notes the filing required by
Section 18-107(c)(1) to perfect the lien of the Indenture Trustee in the Intangible Transition Property. The Grantee will represent in the Sale Agreement, at the time of issuance of any Series of Notes, that no prior filing has been made under the terms of Section 18-107 of the Funding Law with respect to such Intangible Transition Property, other than a filing which provides the Indenture Trustee with a first priority perfected security interest in such Intangible Transition Property on a parity basis with that securing any outstanding Notes, if any. In addition, the Grantee will pledge in the Sale Agreement to make any filings necessary under the UCC to perfect the lien of the Indenture Trustee in the Note Collateral.


SECURITY INTEREST IN ADDITIONAL NOTE COLLATERAL



    Certain items of the Note Collateral do not constitute Intangible Transition Property and the perfection of the Indenture Trustee's security interest in such items of Note Collateral is, therefore, subject to the UCC or common law and not
Section 18-107 of the Act. These items consist of the rights of the Trust in (a) any Grant Agreement, any Sale Agreement or the Servicing Agreement, (b) the Capital Subaccount or any other funds on deposit in the Collection Account which do not constitute IFC


                                      102
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Collections, (c) any interest rate exchange agreements, and (d) proceeds of the foregoing items. Additionally, any contractual rights of the Trust against Customers (other than the right to impose instrument funding charges as defined in the Funding Law and rights otherwise included in the definition of intangible transition property) would be collateral to which the UCC applies. As a condition to the issuance of any Series of Notes, the Trust shall have made all filings and taken any other action required by the UCC or common law to perfect the lien of the Indenture Trustee in all such items included in the Note Collateral which do not constitute Intangible Transition Property, and will covenant to take all actions necessary to maintain or preserve such lien and security interest on a first priority basis. Each of the Grantee and the Trust will represent, at the time of issuance of any Series of Notes, that no prior filing has been made with respect to such party under the terms of the UCC, other than a filing which provides the Indenture Trustee with a first priority perfected security interest in such Note Collateral on a parity basis with that securing any outstanding Notes.


DESCRIPTION OF INDENTURE ACCOUNTS

    COLLECTION ACCOUNT. Pursuant to the Indenture, a segregated trust account (the "Collection Account") will be established by the Trust with an Eligible Institution. The Collection Account will be held by the Indenture Trustee for the benefit of the Noteholders and the Trust. The Collection Account will consist of four subaccounts: a general subaccount (the "General Subaccount"), a reserve subaccount (the "Reserve Subaccount"), a subaccount for the Overcollateralization Amount with respect to each Series of Notes (the "Overcollateralization Subaccount") and a capital subaccount (the "Capital Subaccount"). All amounts in the Collection Account not allocated to any other subaccount will be allocated to the General Subaccount. Unless the context indicates otherwise, references herein to the Collection Account include each of the subaccounts contained therein.


    An "Eligible Institution" means (a) the corporate trust department of the Indenture Trustee or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) (i) which has either (A) a long-term unsecured debt rating of "AAA" by S&P and "A2" by Moody's or (B) a certificate of deposit rating of "A-l +" by S&P and "P-l" by Moody's, or any other long-term, short-term or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the Federal Deposit Insurance Corporation (the "FDIC").



    Funds in the Collection Account may be invested in any of the following (subject to additional restrictions in the Indenture): (a) direct obligations of, or obligations fully and unconditionally guaranteed as to timely payment by, the United States of America; (b) demand deposits, time deposits, certificates of deposit or bankers' acceptances of Eligible Institutions which are described in clause (b) of the preceding paragraph; (c) commercial paper (other than commercial paper issued by Illinois Power or any of its affiliates) having, at the time of investment or contractual commitment to invest, a rating in the highest rating category from each Rating Agency from which a rating is available; (d) money market funds which have the highest rating from each Rating Agency from which a rating is available; (e) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or certain agencies or instrumentalities thereof, entered into with certain depository institutions or trust companies; or (f) any other investment permitted by each Rating Agency (collectively, the "Eligible Investments"), in each case which mature on or before the Business Day preceding the next Payment Date. The Indenture Trustee will have access to the Collection Account for the purpose of making deposits in, and withdrawals from, the Collection Account in accordance with the Indenture.



    The Servicer will remit IFC Payments to the Collection Account in the manner described under "Servicing--Remittances to Collection Account."


    GENERAL SUBACCOUNT. The General Subaccount will hold all funds held in the Collection Account that are not held in the other three subaccounts. The Servicer will remit all IFC Payments to the General Subaccount. On each Payment Date, the Indenture Trustee will draw on amounts in the General

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Subaccount to pay expenses of the Trust and the Grantee and to pay interest and make Scheduled Payments on the Notes and to make other payments and transfers in accordance with the terms of the Indenture, including any amounts payable by the Trust to a Swap Counterparty under the terms of a Swap Agreement.

    RESERVE SUBACCOUNT. IFC Collections available with respect to any Payment Date in excess of amounts necessary to make the Specified Payments will be allocated to the Reserve Subaccount.

    OVERCOLLATERALIZATION SUBACCOUNT. Each Transitional Funding Order will provide that the Trust, as the assignee of the Intangible Transition Property created thereby, is entitled to collect an additional amount (for any Series, the "Overcollateralization Amount") specified in the related Prospectus Supplement which is intended to enhance the likelihood that payments on the Notes will be made in accordance with their Expected Amortization Schedules. Each Transitional Funding Order will permit the Servicer to set the IFC Charges at levels that are expected to produce IFC Collections in amounts that exceed the amounts expected to be required to pay interest and make Scheduled Payments on the Notes, and to pay all related fees and expenses of the Trust and the Grantee, including the Servicing Fee and any Administration Fee, in order to collect the Overcollateralization Amount. The Overcollateralization Amount established in connection with each Series of Notes will be specified in the related Prospectus Supplement, but will not be less than 0.50 percent of the initial principal balance of such Series of Notes, and will be collected over the expected life of the Notes of such Series (I.E., over the period from the Series Issuance Date of the Notes of such Series through the latest Expected Maturity Date for any Note in such Series). The Overcollateralization Amount for all Series of Notes will be held in the Overcollateralization Subaccount. The amount required to be on deposit in the Overcollateralization Subaccount as of any Payment Date with respect to each Series, as specified in the schedule set forth in the related Prospectus Supplement, is referred to herein as the "Required Overcollateralization Level."

    Amounts in the Overcollateralization Subaccount will be invested in Eligible Investments, and the Trust will be entitled to earnings thereon, subject to the limitations described under "--Allocations; Payments." Amounts in the Overcollateralization Subaccount are intended to cover any shortfall in IFC Collections that might otherwise occur on any Payment Date or at the last Scheduled Maturity Date for any Series or Class of Notes. Any amounts remaining in the Overcollateralization Subaccount with respect to a particular Series of Notes in excess of the amounts required to pay such Series of Notes in full at the Final Maturity Date will be paid to the Grantee or as it directs.

    CAPITAL SUBACCOUNT. Upon the issuance of each Series of Notes, the Trust will retain proceeds in an amount which will be at least equal to 0.50 percent of the initial principal amount of such Series of Notes, less $100,000 in the aggregate for all Series of Notes. Such amount (with respect to each Series, the "Required Capital Level") will be deposited into the Capital Subaccount.

ALLOCATIONS; PAYMENTS

    On each Payment Date, the Indenture Trustee will apply, at the direction of the Servicer, all amounts on deposit in the Collection Account (including net earnings thereon), as of the most recent Remittance Date to pay the following amounts in the following priority:

        (a) all amounts owed by the Trust to the Delaware Trustee and the Indenture Trustee will be paid to such persons;

        (b) the Servicing Fee and all unpaid Servicing Fees from any prior Payment Dates will be paid to the Servicer;

        (c) the Administration Fee and all unpaid Administration Fees (or any portions thereof), if any, from prior Payment Dates will be paid to the Administrator;

        (d) so long as no Default or Event of Default has occurred or would be caused by such payment, all other accrued and unpaid Operating Expenses will be paid to the persons entitled thereto,

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    provided that the amount paid on each Payment Date pursuant to this clause
    (d) may not exceed $100,000;

        (e) any overdue Quarterly Interest (together with, to the extent lawful, interest on such overdue Quarterly Interest at the applicable Note Interest
    Rate) and then Quarterly Interest with respect to each Series of Notes will be paid to the Noteholders together with any net payment due to a Swap Counterparty;

        (f) principal on any Series of the Notes payable as a result of an Event of Default or on the Final Maturity Date for such Series of Notes will be paid to the Noteholders of the applicable Series;

        (g) the Scheduled Payment for any Series of Notes based on priorities described in each Prospectus Supplement will be paid to the Noteholders of the applicable Series;

        (h) unpaid Operating Expenses will be paid to the persons entitled thereto;

        (i) the amount, if any, by which the Required Capital Level with respect to all outstanding Series of Notes exceeds the amount in the Capital Subaccount as of such Payment Date will be allocated to the Capital Subaccount;

        (j) the amount, if any, by which the Required Overcollateralization Level with respect to all outstanding Series of Notes exceeds the amount in the Overcollateralization Subaccount as of such Payment Date will be allocated to the Overcollateralization Subaccount;

        (k) funds up to the net earnings on amounts in the Collection Account for the prior quarter without cumulation will be released to the Trust;

        (l) if any Series of Notes has been retired as of such Payment Date, the excess of the amount in the Overcollateralization Subaccount over the aggregate Required Overcollateralization Level with respect to all Series of Notes remaining outstanding will be released to the Grantee;

        (m) if any Series of Notes has been retired as of such Payment Date, the excess of the amount in the Capital Subaccount over the aggregate Required Capital Level with respect to all Series of Notes remaining outstanding will be released to the Grantee;

        (n) the balance, if any, will be allocated to the Reserve Subaccount for payment on subsequent Payment Dates; and

        (o) following the payment in full of all outstanding Series of Notes, the balance, if any, will be released to the Trust.

    If on any Payment Date funds on deposit in the General Subaccount are insufficient to make the payments contemplated by clauses (a) through (g) above, the Indenture Trustee will (x) first, draw from amounts on deposit in the Reserve Subaccount, (y) second, draw from amounts on deposit in the Overcollateralization Subaccount, and (z) third, draw from amounts on deposit in the Capital Subaccount, up to the amount of such shortfall, in order to make such payments in full. If amounts on deposit in the Capital Subaccount or the Overcollateralization Subaccount are used to pay such amounts or make such transfers, as the case may be, subsequent Adjustments shall take into account, among other things, such amounts and on subsequent Payment Dates the Capital Subaccount or the Overcollateralization Subaccount, as the case may be, will be replenished to the extent IFC Collections exceed amounts required to pay amounts having a higher priority of payment, as more fully described above. In addition, if on any Payment Date funds on deposit in the General Subaccount are insufficient to make the transfers described in clauses (i) and (j) above, the Indenture Trustee will draw from amounts on deposit in the Reserve Subaccount to make such transfers notwithstanding the fact that, on such Payment Date, the allocation contemplated by clause (h) above may not have been fully satisfied. If on any Payment Date when there is more than one Series of Notes outstanding, funds on deposit in the Collection Account are insufficient to make the payments contemplated by clauses (e), (f) and (g) above, such funds will be allocated among the various Series and Classes pro rata, as specified in the related Prospectus Supplement.

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
    For purposes of the foregoing allocations:

    "Administration Fee" means the fee payable each month to Illinois Power (or any successor Administrator) as the Administrator under the Administration Agreement between Illinois Power and the Grantee.

    "Quarterly Interest" means, with respect to any Payment Date and any Series of Notes, the quarterly interest for such date and Series as specified in the related Prospectus Supplement.

    Payments to the Noteholders of a Series will be made to such holders as specified in the related Prospectus Supplement.

STATE PLEDGE

    The Funding Law provides: "The State [of Illinois] pledges to and agrees with the holders of any transitional funding instruments who may enter into contracts with an electric utility, grantee, assignee or issuer pursuant to this
Article XVIII [I.E., the Funding Law] that the State will not in any way limit, alter, impair or reduce the value of intangible transition property created by, or instrument funding charges approved by, a transitional funding order so as to impair the terms of any contract made by such electric utility, grantee, assignee or issuer with such holders or in any way impair the rights and remedies of such holders until the pertinent grantee instruments or, if the related transitional funding order does not provide for the issuance of grantee instruments, the pertinent transitional funding instruments and interest, premium and other fees, costs and charges related thereto, as the case may be, are fully paid and discharged. Electric utilities, grantees and issuers are authorized to include these pledges and agreements of the State in any contract with the holders of transitional funding instruments or with any assignees pursuant to this Article XVIII [of the Funding Law] and any assignees are similarly authorized to include these pledges and agreements of the State in any contract with any issuer, holder or any other assignee. Nothing in this Article XVIII [of the Funding Law] shall preclude the State of Illinois from requiring adjustments as may otherwise be allowed by law to the electric utility's base rates, transition charges, delivery services charges, or other charges for tariffed services, so long as any such adjustment does not directly affect or impair any instrument funding charges previously authorized by a transitional funding order issued by the [ICC]."

    Each Transitional Funding Order will provide that the Noteholders and the Indenture Trustee for the benefit of the Noteholders shall be entitled to the benefit of the pledges and agreements of the State of Illinois set forth in
Section 18-105(b) of the Funding Law and that each of Illinois Power, the Grantee and the Trust is authorized to include such pledges and agreements in any contract with the Noteholders, the Indenture Trustee or with any assignees pursuant to Section 18-105(b) of the Funding Law. The Grantee will include these pledges and agreements of the State of Illinois in each Sale Agreement to the Trust and the Trust, in turn, has included these pledges and agreements in the Indenture for the benefit of the Indenture Trustee and Noteholders.

REPORTS TO NOTEHOLDERS

    On or prior to each Payment Date, Special Payment Date or any other date specified in the Indenture for payments with respect to any Class of Notes, the Indenture Trustee will deliver to the Noteholders of such Class a statement with respect to such payment to be made on such Payment Date, Special Payment Date or other date, as the case may be, setting forth the following information:

        (a) the amount of the payment to Noteholders allocable to (i) principal and (ii) interest;

        (b) the aggregate outstanding principal balance of the Notes, after giving effect to payments allocated to principal reported under (a) above; and

        (c) the difference, if any, between the amount specified in (b) above and the principal amount scheduled to be outstanding on such date according to the Expected Amortization Schedule.

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

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Notes, the Indenture Trustee will mail to each person who at any time during such calendar year has been a Noteholder and received any payment thereon, a statement containing material information for the purposes of such Noteholder's preparation of Federal and state income tax returns. See "Material United States Federal Tax Consequences."


SUPPLEMENTAL INDENTURES

    The Trust and the Indenture Trustee may, from time to time, and without the consent of the Noteholders of any Series (but with prior notice to the Rating Agencies), enter into one or more agreements supplemental to the Indenture for various purposes described in the Indenture, including (1) to add to the covenants for the benefit of the Noteholders; (2) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture which may be inconsistent with any other provision in the Indenture or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under the Indenture; provided that any such action shall not adversely affect the interests of the Noteholders; (3) to evidence the succession of another person to the role of the Indenture Trustee in accordance with the terms of the Indenture; (4) to effect qualification under the Trust Indenture Act of 1939, as amended; or (5) to set forth the terms of any additional Series of Notes or to provide for the terms of any Swap Agreement. The Trust and the Indenture Trustee may also, without the consent of the Noteholders, enter into one or more other agreements supplemental to the Indenture so long as such supplemental agreement does not, as evidenced by an opinion of counsel, adversely affect the interests of any Noteholders in any material respect and the Rating Agency Condition shall have been satisfied with respect thereto.

    In addition, the Trust and the Indenture Trustee may, with the consent of Noteholders holding not less than a majority of the aggregate outstanding principal amount of the Notes of all affected Series or Classes, enter into one or more indentures supplemental to the Indenture for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture. No such supplement, however, may, without the consent of each Noteholder of each Series or Class affected thereby, take certain actions enumerated in the Indenture, including (a) reduce in any manner the amount of, or delay the timing of, deposits or payments on any Note, (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of the Notes the holders of which are required to consent to any such supplement,
(c) modify the provisions in the Indenture relating to amendments with the consent of Noteholders to decrease any minimum percentage of Noteholders required to approve such amendments, (d) permit the creation of any lien on the Note Collateral ranking prior to or on a parity with the lien of the Indenture, or (e) cause any material adverse federal income tax consequences to Illinois Power, the Grantee, the Trust, the Delaware Trustee, the Indenture Trustee or the then existing Noteholders. Promptly following the execution of any such supplement to the Indenture, the Indenture Trustee will furnish written notice of the substance of such amendment to each Noteholder.

    Any supplement to the Indenture or Trust issuance certificate executed in connection with the issuance of one or more additional Series of Notes will not be considered an amendment to the Indenture.

CERTAIN COVENANTS OF THE DELAWARE TRUSTEE AND THE TRUST

    The Trust may not consolidate with or merge into, or convert into, any other entity, unless (a) the entity formed by or surviving such consolidation or merger or conversion is organized under the laws of the United States, any state thereof or the District of Columbia, (b) such entity expressly assumes by an indenture supplemental to the Indenture the performance or observance of every agreement and covenant of the Trust under the Indenture, (c) no Default (as defined in the Indenture) or Event of Default will have occurred and be continuing immediately after such merger or consolidation or conversion, (d) the Rating Agency Condition will have been satisfied with respect to such transaction, (e) Illinois Power shall have delivered to the Grantee, the Trust, the Delaware Trustee and the Indenture Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, Illinois

Power, and which may be based on a ruling from the IRS) to the effect that, for federal income tax purposes, such consolidation or merger or conversion will not result in an adverse federal income tax consequence to Illinois Power, the Grantee, the Trust, the Delaware Trustee, the Indenture Trustee or the then existing Noteholders, (f) the Trust shall have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent therein in the Indenture provided for relating to such transaction have been complied with and (g) any action as is necessary to maintain the lien and security interest created by the Indenture and the Funding Law will have been taken.

    The Trust may not sell, convey, exchange or transfer or otherwise dispose of any of the properties or assets of the Trust to any person or entity, unless (a) the person or entity acquiring the properties and assets (i) is a United States citizen or an entity organized under the laws of the United States, any state thereof or the District of Columbia, (ii) expressly assumes by an indenture supplemental to the Indenture the performance or observance of every agreement and covenant of the Trust under the Notes, (iii) expressly agrees by such supplemental indenture that all right, title and interest so conveyed or transferred will be subject and subordinate to the rights of Noteholders, (iv) unless otherwise specified in the supplemental indenture referred to in clause
(ii) above, expressly agrees to indemnify, defend and hold harmless the Delaware Trustee against and from any loss, liability or expense arising under or related to the Indenture and the Notes, and (v) expressly agrees by means of such supplemental indenture that such person (or if a group of persons, then one specified person) shall make all filings with the Commission (and any other appropriate person) required by the Exchange Act in connection with the Notes,
(b) no Event of Default will have occurred and be continuing immediately after such transaction, (c) the Rating Agency Condition will have been satisfied with respect to such transaction, (d) Illinois Power shall have delivered to the Grantee, the Trust, the Delaware Trustee and the Indenture Trustee an opinion of independent tax counsel (as selected by, and in form and substance reasonably satisfactory to, Illinois Power, and which may be based on a ruling from the
IRS) to the effect that such disposition will not result in a material adverse federal income tax consequence to Illinois Power, the Grantee, the Trust, the Delaware Trustee, the Indenture Trustee or the then existing Noteholders, (e) the Trust shall have delivered to the Indenture Trustee an officer's certificate and an opinion of counsel, each stating that such conveyance or transfer complies with the Indenture and all conditions precedent therein provided for relating to such transaction have been complied with and (f) any action as is necessary to maintain the lien and security interest created by the Indenture shall have been taken.

    The Trust will not, among other things, for so long as any Notes are outstanding (a) except as expressly permitted by the Indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, unless directed to do so by the Indenture Trustee, (b) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld under the Code) or assert any claim against any present or former Noteholder because of the payment of taxes levied or assessed upon any part of the Intangible Transition Property and the other Note Collateral, (c) terminate the existence of, or dissolve or liquidate in whole or in part, the Trust, (d) permit the validity or effectiveness of the Notes to be impaired, (e) permit the lien of the Indenture to be amended, hypothecated, subordinated, terminated or discharged or permit any person to be released from any covenants or obligations with respect to the Notes except as may be expressly permitted by the Indenture, (f) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance, other than the lien and security interest granted under the Indenture, to be created on or extend to or otherwise arise upon or burden the Note Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens arising by operation of law with respect to amounts not yet due) or (g) permit the lien granted under the Indenture not to constitute a valid first priority security interest in the Note Collateral.

    The Trust may not engage in any business other than financing, purchasing, owning and managing the Intangible Transition Property and the other Note Collateral and the issuance of the Notes in the manner contemplated by the Notes, the Sale Agreements, the Servicing Agreement, the Trust Agreement, the Grant Agreements, or certain related documents (collectively, the "Basic Documents") and activities incidental thereto.

    The Trust will not issue, incur, assume, guarantee or otherwise become liable for any indebtedness except for the Notes.

    The Trust will not, except as contemplated by the Basic Documents, make any loan or advance or credit to, or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other person. The Trust will not, except as contemplated by the Basic Documents, make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty). The Trust will not, directly or indirectly, make payments to or distributions from the Collection Account except in accordance with the Basic Documents.

    The Trust will not make any payments, distributions or dividends to any holder of beneficial interests in the Trust in respect of such beneficial interest for any calendar month unless no Event of Default shall have occurred and be continuing and any such payments do not cause the book value of the remaining equity in the Trust to decline below 0.50% of the initial principal amount of all Series of Notes issued and outstanding pursuant to the Indenture.

    The Trust will cause the Servicer to deliver to the Indenture Trustee the annual accountant's certificates, compliance certificates, reports regarding distributions and statements to Noteholders required by the Servicing Agreement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

    An "Event of Default" with respect to any Series of Notes is defined in the Indenture as being: (a) a default for five days in the payment of any interest on any Note; (b) a default in the payment of the then unpaid principal of any Note on the Final Maturity Date for such Series; (c) a default in the payment of the optional redemption price for any Note on the optional redemption date therefor; (d) a default in the observance or performance of any covenant or agreement of the Trust made in the Indenture (other than a default under clauses
(a) through (c) above) and the continuation of any such default for a period of 30 days after written notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25 percent in principal amount of the Notes of such Series then outstanding; (e) any representation or warranty made by the Delaware Trustee in the Indenture on behalf of the Trust or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect as of the time made, and such breach not having been cured within 30 days after written notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25 percent in principal amount of the Notes of such Series then outstanding; (f) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust; (g) a breach by the State of Illinois or any of its agencies (including the ICC), officers or employees of the State Pledge; or (h) any other event designated as such in a Trust issuance certificate or series supplement relating to such Series.

    If an Event of Default (other than as specified in clause (g) above) should occur and be continuing with respect to any Series of Notes, the Indenture Trustee or holders of not less than a majority in principal amount of the Notes of all Series then outstanding may declare the principal of the Notes of all Series to be immediately due and payable. Such declaration may, under certain circumstances set forth in the Indenture, be rescinded by the holders of a majority in principal amount of the Notes of all Series then outstanding. If an Event of Default as specified in clause (g) above has occurred, the Servicer shall be obligated to institute (and the Indenture Trustee, for the benefit of the Noteholders, shall be entitled and empowered to institute) any suits, actions or proceedings at law, in equity or otherwise, to enforce the State Pledge and to collect any monetary damages as a result of a breach thereof, and each of the Servicer and the Indenture Trustee may prosecute any such suit, action or proceeding to final judgment or decree. The Servicer would be required to advance its own funds in order to bring any such suits, actions or proceedings and, for so long as such legal actions were pending, the Servicer would, unless otherwise prohibited by applicable law or court or regulatory order in effect at such time, be required to bill and collect the IFC Charges, perform Adjustments and discharge its obligations under the Servicing Agreement. The Servicer would be entitled to reimbursement of its expenses advanced by it in connection with such legal or administrative action as an operating expense of the Trust under the Indenture.


    If the Notes of all Series have been declared to be due and payable following an Event of Default, the Indenture Trustee may, in its discretion, either sell the Intangible Transition Property or elect to have the Trust maintain possession of the Intangible Transition Property and continue to apply IFC Collections as if there had been no declaration of acceleration. There is likely to be a limited market, if any, for the Intangible Transition Property following a foreclosure thereon, in light of the preceding default, the unique nature of the Intangible Transition Property as an asset and other factors discussed herein. In addition, the Indenture Trustee is prohibited from selling the Intangible Transition Property following an Event of Default with respect to any Series, other than a default in the payment of any principal or redemption price or a default for five days or more in the payment of any interest on any Note of any Series unless (a) the holders of all the outstanding Notes of all Series consent to such sale, (b) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding Notes of all Series or (c) the Indenture Trustee determines that the proceeds of the Note Collateral would not be sufficient on an ongoing basis to make all payments on the Notes of all Series as such payments would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3 percent of the aggregate outstanding amount of the Notes of all Series.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Notes at the request or direction of any of the holders of Notes of any Series if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of not less than a majority in principal amount of the outstanding Notes of all Series (or, if less than all Series or Classes are affected, the affected Series, Class or Classes) will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee and the holders of a majority in principal amount of the Notes of all Series then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of the outstanding Notes of all Series or Classes affected thereby.

    With respect to the Notes, no holder of any Note of any Series will have the right to institute any proceeding with respect to the Notes, unless (a) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default with respect to such Series, (b) the holders of not less than 25 percent in principal amount of the outstanding Notes of all Series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (c) such holder or holders have offered the Indenture Trustee satisfactory indemnity, (d) the Indenture Trustee has for 60 days failed to institute such proceeding and (e) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes of all Series.


    In addition, each of the Indenture Trustee, the Noteholders and the Servicer will covenant that it will not prior to the date which is one year and one day after the termination of the Indenture, institute against the Grantee, the Trust or the Delaware Trustee any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law, subject to the right of the ICC to order sequestration and payment of revenues arising with respect to the Intangible Transition Property.


    Neither the Delaware Trustee in its individual capacity nor the Indenture Trustee in its individual capacity, nor any holder of any ownership interest in the Trust, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes of any Series or for the agreements of the Trust contained in the Indenture.

ACTIONS BY NOTEHOLDERS

    Subject to certain exceptions, the holders of a majority of the aggregate outstanding amount of the Notes of all Series (or, if less than all Series or Classes are affected, the affected Series or Class or Classes) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee under the Indenture; provided that: (1) such direction shall not be in conflict with any rule of law or with the Indenture and would not involve the Indenture Trustee in personal liability or expense;
(2) the Indenture Trustee shall not have determined that the action might materially adversely affect the rights of any Noteholder not consenting to such actions; (3) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee which is not inconsistent with such direction. In circumstances under which the Indenture Trustee is required to seek instructions from the holders of the Notes of any Class with respect to any such action or vote, the Indenture Trustee will take such action or vote for or against any proposal in proportion to the principal amount of the corresponding Class, as applicable, of Notes taking the corresponding position. Notwithstanding the foregoing, each Noteholder shall be allowed to institute suit for the non-payment of (a) the interest, if any, on its Notes which remains unpaid as of the applicable due date and (b) the unpaid principal, if any, of such Notes on the Final Maturity Date therefor.

ANNUAL COMPLIANCE STATEMENT

    The Trust will be required to file annually with the Indenture Trustee and the Rating Agencies a written statement as to the fulfillment of its obligations under the Notes.


                MATERIAL UNITED STATES FEDERAL TAX CONSEQUENCES


    The following discussion is a summary of material United States federal income and estate tax consequences relevant to the purchase, ownership and disposition of the Notes by the beneficial owners thereof ("Noteholders"). The discussion is limited to Noteholders and, except as specifically addressed herein, does not address the tax consequences to subsequent purchasers of Notes. This summary does not purport to be a complete analysis of all the potential United States federal income and estate tax effects relating to the purchase, ownership and disposition of the Notes. There can be no assurance that the Internal Revenue Service (the "IRS") will take a similar view of such consequences. Further, the discussion does not address all aspects of taxation that might be relevant to particular purchasers in light of their individual circumstances (including the effect of any state, local, non-United States or other tax laws) or to certain types of purchasers (including dealers in securities, insurance companies, financial institutions and tax-exempt entities) subject to special treatment under United States federal tax law.

    The discussion below is based on the Internal Revenue Code of 1986, as amended (the "Code"), administrative pronouncements, judicial decisions, existing, proposed and temporary United States Treasury Regulations, all in effect as of the date hereof, all of which are subject to change at any time, and any such change may be applied retroactively. The discussion below assumes that the Notes are held as capital assets within the meaning of Section 1221 of the Code.


    IT IS RECOMMENDED THAT PERSONS CONSIDERING THE PURCHASE OF NOTES SHOULD CONSULT THEIR TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE UNITED STATES FEDERAL INCOME AND ESTATE TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES TO THEM ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR NON-UNITED STATES TAXING JURISDICTION.


    With respect to each Series of Notes, Illinois Power expects to receive a ruling from the IRS to the effect that, among other things, (a) the Trust's issuance of the Notes will not result in gross income to Illinois Power and (b) the Notes will be obligations of Illinois Power. Illinois Power has received such a ruling with respect to the Notes to be issued in accordance with the Initial TFO. For a given Series of Notes, however, Illinois Power may decide that, in lieu of obtaining a ruling from the IRS, Illinois Power will rely on an opinion from its tax counsel to the effect that, among other things, the Notes will be obligations of Illinois Power. The IRS ruling or the tax opinion will be discussed in the related Prospectus Supplement. The following discussion assumes that, based on such ruling or tax opinion, the Notes will constitute indebtedness of Illinois Power for federal income and estate tax purposes.


    The discussions below under "Tax Consequences to United States Noteholders," "Tax Consequences to Non-United States Noteholders" and "Backup Withholding and Information Reporting" are accurate in all material respects as to matters of law and legal conclusions and, to the extent such discussions constitute matters of law or legal conclusions, they are based on the opinion of Mayer, Brown & Platt.

TAX CONSEQUENCES TO UNITED STATES NOTEHOLDERS


    UNITED STATES NOTEHOLDER. As used herein, the term "United States Noteholder" means a Noteholder who or which is, for United States federal income tax purposes, (a) a citizen or resident of the United States, (b) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any state thereof (including the District of Columbia), (c) an estate the income of which is subject to United States federal income taxation regardless of its source, or (d) a trust described in Section 7701(a)(30) of the Code (taking into account changes thereto and associated effective dates, elections and transition rules). The term also includes certain Noteholders who are former citizens or residents of the United States whose income and gain from the Notes will be subject to United States taxation.


    PAYMENTS OF INTEREST. Interest paid on a Note will generally be taxable to a United States Noteholder as ordinary interest income at the time it accrues or is received in accordance with the United States Noteholder's method of accounting for United States federal income tax purposes. The preceding sentence assumes that, in the case of Floating Rate Notes, the Floating Rate Notes will qualify as "variable rate debt instruments" as defined in Treasury Regulation Section1.1275-5(a) and that interest on such Floating Rate Notes will be unconditionally payable, or will be constructively received under Section 451 of the Code, in cash or in property at least annually at a single "qualified floating rate" or "objective rate". If such assumption is incorrect with respect to a Floating Rate Note, the taxation of interest on such Floating Rate Note will be addressed in the related Prospectus Supplement.

    ORIGINAL ISSUE DISCOUNT. Because it is expected that the stated principal amount of the Notes will not exceed their issue price by more than a statutory DE MINIMIS amount (I.E., 0.25% of the principal amount of a Note multiplied by its weighted average maturity), the Notes should not be issued with "original issue discount." If the stated principal amount of a Note exceeds its issue price by an amount that is less than or equal to such DE MINIMIS amount, the excess generally will be taken into income by a United States Noteholder as gain from the retirement of a Note (as described below under "--Sale, Exchanges,

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
Redemption or Retirement of the Notes"), in proportion to principal payments made on the Notes. A United States Noteholder may elect to treat all interest on a Note as original issue discount. If such an election is made, the excess of a Note's stated principal amount over its issue price would not be treated as DE MINIMIS and would be taken into income on a constant yield basis under the rules applicable to accrual of original issue discount.

    MARKET DISCOUNT AND PREMIUM. A Noteholder attempting to sell a Note in the secondary market should be aware that a subsequent Noteholder who purchases a Note at a discount might be subject to the "market discount" rules of the Code. Also, a subsequent Noteholder who purchases a Note at a premium may elect to amortize and deduct the premium over the remaining term of the Note in accordance with rules set forth in Section 171 of the Code.

    SALE, EXCHANGES, REDEMPTION OR RETIREMENT OF THE NOTES. Upon the sale, exchange, redemption or retirement of a Note, a United States Noteholder will recognize taxable gain or loss equal to the difference between the amount realized on such sale, exchange, redemption or retirement (not including any amount attributable to accrued but unpaid interest) and such Noteholder's adjusted tax basis in the Note. To the extent the amount realized is attributable to accrued but unpaid interest, the amount recognized by the United States Noteholder will be treated as a payment of interest. See "--Payments of Interest" above. A United States Noteholder's adjusted tax basis in a Note generally will equal the cost of the Note to such Noteholder, increased by any OID previously included by such Noteholder in income with respect to such Note and reduced by any principal payments received by such Noteholder.

    Gain or loss recognized on the sale, exchange, redemption or retirement of a Note will be capital gain or loss. For non-corporate taxpayers, capital gain recognized on the disposition of an asset (including a Note) held for more than one year is subject to United States federal income tax at a maximum rate of 20%. Recently enacted legislation eliminated the long-term capital gain tax rate differential between capital assets held for more than 18 months and capital assets held for more than one year but not more than 18 months. Capital gain on the disposition of an asset (including a Note) held for not more than one year is taxed at the rates applicable to ordinary income (I.E., up to 39.6%). The distinction between capital gain or loss and ordinary income or loss is relevant for purposes of, among other things, limitations on the deductibility of capital losses.

TAX CONSEQUENCES TO NON-UNITED STATES NOTEHOLDERS

    Under present United States federal income and estate tax law, and subject to the discussion below concerning backup withholding:

        (a) payments of principal and interest (including original issue discount, if any) on a Note by the Trust or any paying agent to a Noteholder that is not a United States Noteholder, as defined above (hereinafter, "Non-United States Noteholder"), will not be subject to withholding of United States federal income tax, provided that, in the case of interest,
    (i) such Noteholder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Illinois Power entitled to vote, (ii) such Noteholder is not, for United States federal income tax purposes, a controlled foreign corporation related, directly or indirectly, to Illinois Power through stock ownership, (iii) such Noteholder is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, and (iv) the certification requirements under
    Section 871(h) or Section 881(c) of the Code and Treasury Regulations thereunder (summarized below) are met;

        (b) a Non-United States Noteholder will not be subject to United States federal income tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of such Note, unless (i) such Noteholder is a non-resident alien individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain conditions are met or (ii) such gain is effectively connected with the conduct by such Noteholder of a trade or business in the United States; and

        (c) a Note held by an individual who is not a citizen or resident (as defined for United States federal estate tax purposes) of the United States at the time of his death will not be subject to United States federal estate tax as a result of such individual's death, provided that, at the time of such individual's death, (i) the individual does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Illinois Power entitled to vote and (ii) payments with respect to such Note, if received at the time of the individual's death, would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

    Sections 871(h) and 881(c) of the Code and United States Treasury Regulations thereunder require that, in order to obtain the exemption from withholding tax described in paragraph (a) above, either (A) the beneficial owner of a Note must certify, under penalties of perjury, to the Trust or paying agent, as the case may be, that such owner is a Non-United States Noteholder and must provide such owner's name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Note on behalf of the beneficial owner thereof must certify, under penalties of perjury, to the Trust or paying agent, as the case may be, that such certificate has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and must furnish the payor with a copy thereof. A certificate described in this paragraph is effective only with respect to payments of interest made to the certifying Non-United States Noteholder after issuance of the certificate in the calendar year of its issuance and the two immediately succeeding calendar years. Under temporary United States Treasury Regulations, the foregoing certification may be provided by the beneficial owner of a Note on IRS Form W-8.

    Notwithstanding the foregoing, interest described in Section 871(h)(4) of the Code is subject to United States withholding tax at a 30% rate (or such lower rate as may be provided by an applicable treaty). In general, interest described in Section 871(h)(4) of the Code includes (subject to certain exceptions) any interest, the amount of which is determined by reference to receipts, sales or other cash flow of the issuer or a related person, any income or profits of the issuer or a related person, any change in the value of any property of the issuer or a related person or any dividends, partnership distribution or similar payments made by the issuer or a related person. Interest described in Section 871(h)(4) of the Code may include other types of contingent interest identified by the IRS in future Treasury Regulations. The Trust does not currently expect to issue Notes, the interest on which is described in Section 871(h)(4) of the Code. However, if such Notes are issued, the taxation of such Notes will be addressed in the related Prospectus Supplement.

    On October 14, 1997, the IRS published in the Federal Register final Regulations (the "1997 Final Regulations") which affect the United States taxation of Non-United States Noteholders. As promulgated, the 1997 Final Regulations will be effective for payments after December 31, 1998, regardless of the issue date of the instrument with respect to which such payments are made, subject to certain transition rules. The IRS thereafter announced its intention to amend the 1997 Final Regulations to extend this date to December 31, 1999, subject to certain transition rules. The discussion under this heading and under "--Backup Withholding and Information Reporting," below, is not intended to be a complete discussion of the provisions of the 1997 Final Regulations or the subsequent IRS announcement, and it is recommended that prospective purchasers of the Notes to consult their tax advisors concerning the tax consequences of their acquiring, holding and disposing of the Notes in light of the 1997 Final Regulations.

    The 1997 Final Regulations provide documentation procedures designed to simplify compliance by withholding agents. The 1997 Final Regulations generally do not affect the documentation rules described above, but add other certification options. Under one such option, a withholding agent will be allowed to rely on an intermediary withholding certificate furnished by a "qualified intermediary" (as defined below) on behalf of one or more beneficial owners (or other intermediaries) without having to obtain the beneficial owner certificate described above. "Qualified Intermediaries" include: (a) foreign financial institutions or foreign clearing organizations (other than a United States branch or United States office of such institution or organization) or (b) foreign branches or offices of United States financial institutions or foreign branches or offices of United States clearing organizations, which, as to both (a) and (b), have entered into withholding agreements with the IRS. In addition to certain other requirements, qualified intermediaries must obtain withholding certificates, such as revised IRS Form W-8 (see below), from each beneficial owner. Under another option, an authorized foreign agent of a United States withholding agent will be permitted to act on behalf of the United States withholding agent, provided certain conditions are met.

    For purposes of the certification requirements, the 1997 Final Regulations generally treat, as the beneficial owners of payments on a Note, those persons that, under United States tax principles, are the taxpayers with respect to such payments, rather than persons such as nominees or agents legally entitled to such payments. In the case of payments to an entity classified as a foreign partnership under United States tax principles, the partners, rather than the partnership, generally will be required to provide the required certifications to qualify for the withholding exemption described above. A payment to a United States partnership, however, is treated for these purposes as payment to a United States payee, even if the partnership has one or more foreign partners. The 1997 Final Regulations provide certain presumptions with respect to withholding for Noteholders not furnishing the required certifications to qualify for the withholding exemption described above. In addition, the 1997 Final Regulations will replace a number of current tax certification forms (including IRS Form W-8 and IRS Form 4224, discussed below) with a single, revised IRS Form W-8 (which, in certain circumstances, requires information in addition to that previously required). Under the 1997 Final Regulations, this Form W-8 will remain valid, generally, until the last day of the third calendar year following the year in which the certificate is signed. The 1997 Final Regulations contained detailed rules, which might be changed in light of the recent IRS announcement that the effective date will be postponed, governing tax certifications during the transition period prior to and immediately following the effectiveness of the 1997 Final Regulations.

    If a Non-United States Noteholder is engaged in a trade or business in the United States, and if interest on the Note, or gain recognized on the sale, exchange, redemption, retirement or other disposition of a Note, is effectively connected with the conduct of such trade or business, the Non-United States Noteholder, although exempt from withholding of United States income tax, will generally be subject to regular United States income tax on such interest or gain in the same manner as if it were a United States Noteholder. See "--Tax Consequences to United States Noteholders" above. In lieu of the certificate described above, such a Noteholder must provide to the withholding agent a properly executed IRS Form 4224 (or successor form) in order to claim an exemption from withholding. In addition, if such Non-United States Noteholder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or such lower rate provided by an applicable treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. For purposes of the branch profits tax, interest on, and any gain recognized on the sale, exchange, redemption, retirement or other disposition of, a Note will be included in the effectively connected earnings and profits of such Non-United States Noteholder if such interest or gain is effectively connected with the conduct by the Non-United States Noteholder of a trade or business in the United States.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    Under current United States federal income tax law, a 31 % backup withholding tax and information reporting requirements apply to certain payments of principal and interest made to, and to the proceeds of sale before maturity by, certain Noteholders.

    In the case of a non-corporate United States Noteholder, backup withholding will apply only if (a) such Noteholder fails to furnish its Taxpayer Identification Number ("TIN") (which, for an individual, is his or her Social Security number) to the payor in the manner required, (b) such Noteholder furnishes an incorrect TIN and the payor is so notified by the IRS, (c) the payor is notified by the IRS that such

Noteholder has failed properly to report payments of interest or dividends or
(d) under certain circumstances, such Noteholder fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest or dividend payments. Backup withholding does not apply with respect to payments made to certain exempt recipients, such as a corporation (within the meaning of Section 7701(a) of the Code) and tax-exempt organizations. United States Noteholders should consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption if applicable.

    The amount of any backup withholding from a payment to a United States Noteholder will be allowed as a credit against such Noteholder's United States federal income tax liability and may entitle such Noteholder to a refund, provided that the required information is furnished to the IRS.

    In the case of a Non-United States Noteholder, under currently applicable United States Treasury Regulations, backup withholding and information reporting will not apply to payments of principal or interest made by the Trust or any paying agent thereof on a Note (absent actual knowledge that the Noteholder is a United States Noteholder) if such Noteholder has provided the required certification under penalties of perjury that it is not a United States Noteholder (as defined above) or has otherwise established an exemption. If such Noteholder does not provide the required certification, such Noteholder may nevertheless avoid backup withholding or information reporting in the circumstances described below, but might be subject to withholding of United States federal income tax as described above under "--Tax Consequences to Non-United States Noteholders."

    Under currently applicable United States Treasury Regulations, if payments of principal or interest are collected outside the United States by a foreign office of a custodian, nominee or other agent acting on behalf of a beneficial owner of a Note, such custodian, nominee or other agent will not be required to apply backup withholding to such payments made to such beneficial owner, and generally will not be subject to information reporting requirements. However, if such custodian, nominee or other agent is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, information reporting (but not backup withholding) will be required unless such custodian, nominee or other agent has in its records documentary evidence that the beneficial owner is not a United States Noteholder (which such agent does not actually know to be false) and certain other conditions are met or the beneficial owner otherwise establishes an exemption.

    Under currently applicable United States Treasury Regulations, payments on the sale, exchange, redemption, retirement or other disposition of a Note made to or through a foreign office of a broker generally will not be subject to backup withholding, and generally will not be subject to information reporting requirements. Such payments, however, will be subject to information reporting (but not backup withholding) if the broker is, for United States federal income tax purposes, a United States person, a controlled foreign corporation or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period, unless the broker has in its records documentary evidence that the beneficial owner is not a United States Noteholder (which such broker does not actually know to be false) and certain other conditions are met or the beneficial owner otherwise establishes an exemption. Payments made to or through the United States office of a broker will be subject to backup withholding and information reporting unless the Non-United States Noteholder certifies, under penalties of perjury, that it is not a United States person or otherwise establishes an exemption.

    In general, the 1997 Final Regulations do not significantly alter the substantive backup withholding and information reporting requirements described above. As under current law, backup withholding and information reporting will not apply to (i) payments to a Non-United States Noteholder of principal and interest and (ii) payments to a Non-United States Noteholder on the sale, exchange, redemption, retirement or other disposition of a Note, in each case if such Non-United States Noteholder provides the required certification to establish an exemption from the withholding of United States federal income tax or otherwise establishes an exemption. Similarly, even if a Non-United States Noteholder does not provide such certification or otherwise establish an exemption, unless the payor has actual knowledge that the payee is a United States Noteholder, backup withholding will not apply to (a) payments of interest made outside the United States to certain offshore accounts and (b) payments on the sale, exchange, redemption, retirement or other disposition of a Note effected outside the United States. However, information reporting (but not backup withholding) will apply to (a) payments of interest made by a payor outside the United States and (b) payments on the sale, exchange, redemption, retirement or other disposition of a Note effected outside the United States if payment is made by a broker that is, for United States federal income tax purposes, (i) a United States person, (ii) a controlled foreign corporation, (iii) a United States branch of a foreign bank or foreign insurance company, (iv) a foreign partnership controlled by United States persons or engaged in a United States trade or business or (v) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, in each case unless such payor or broker has in its records documentary evidence that the beneficial owner is not a United States Noteholder and certain other conditions are met or the beneficial owner otherwise establishes an exemption (in which case neither information reporting nor backup withholding will apply). As noted above, the IRS has announced that the 1997 Final Regulations will be amended to be effective generally for payments after December 31, 1999, subject to certain transition rules.

    Non-United States Noteholders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if available. Any amounts withheld from a payment to a Non-United States Noteholder under the backup withholding rules will be allowed as a credit against such Noteholder's United States federal income tax liability and may entitle such Noteholder to a refund, provided that the required information is furnished to the IRS.

THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR SITUATION. IT IS RECOMMENDED THAT PROSPECTIVE PURCHASERS CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER FEDERAL, STATE, LOCAL, NON-UNITED STATES AND OTHER TAX LAWS AND THE EFFECTS OF CHANGES IN SUCH LAWS.

                              ERISA CONSIDERATIONS

    ERISA and/or Section 4975 of the Code impose certain requirements on employee benefit plans and certain other plans and arrangements, including individual retirement accounts and annuities, Keogh plans and certain collective investment funds or insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and/or Section 4975 of the Code (collectively, "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of assets that are treated as "plan assets" of any Plan for purposes of applying Title I of ERISA and Section 4975 of the Code ("Plan Assets"). ERISA imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Generally, any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to Plan Assets for a fee or other consideration, is a fiduciary with respect to such Plan Assets.

    ERISA and Section 4975 of the Code prohibit a broad range of transactions involving Plan Assets and persons who have certain specified relationship to a Plan or its Plan Assets ("parties in interest" under ERISA and "disqualified persons" under the Code (collectively, "Parties in Interest")), unless a statutory or administrative exemption is available. Parties in Interest and Plan fiduciaries that participate in a prohibited transaction may be subject to penalties imposed under ERISA and/or excise taxes imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

    Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and/or
Section 4975 of the Code if assets of the Trust were deemed to be Plan Assets. Regulations issued by the United States Department of Labor, set forth in 29 C.F.R.--2510.3-101 (the "Plan Asset Regulations"), provide rules regarding when assets of an entity, such as the Trust, would be treated as Plan Assets. Under those rules, the assets of the Trust would be treated as Plan Assets of a Plan for the purposes of ERISA and Section 4975 of the Code only if the Plan acquires an equity interest in the Trust and none of the exceptions contained in the Plan Asset Regulations is applicable. An equity interest is defined under the Plan Asset Regulations as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is no authority directly on point, it is anticipated that the Notes should be treated as indebtedness under local law without any substantial equity features for purposes of the Plan Asset Regulations. Accordingly, the assets of the Trust should not be treated as Plan Assets.

    Without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Plan or with Plan Assets could be considered to give rise to a prohibited transaction if Illinois Power, the Trust, the Indenture Trustee, the Delaware Trustee, the Grantee, the Administrator, the Servicer, any Swap Counterparty, any Underwriter or any of their respective affiliates is or becomes a Party in Interest with respect to such Plan. In this event, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the fiduciary making the decision to acquire Notes. Included among these exemptions are Prohibited Transaction Class Exemption ("PTCE") 75-1, which exempts certain transactions involving Plans and certain broker-dealers, reporting dealers and banks, PTCE 90-1, which exempts certain transactions between insurance company separate accounts and Parties in Interest, PTCE 91-38, which exempts certain transactions between bank collective investment funds and Parties in Interest, PTCE 84-14, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager", PTCE 95-60, which exempts certain transactions between insurance company general accounts and Parties in Interest and PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by an "in-house asset manager" (collectively, the "Exemptions"). Even if the conditions specified in one or more of the Exemptions are met, the scope of the relief provided by the Exemptions might or might not cover all acts which might be construed as prohibited transactions.

    Nevertheless, a Plan generally should not purchase Notes if Illinois Power, the Indenture Trustee, the Delaware Trustee, the Grantee, the Administrator, the Servicer, any Swap Counterparty, any Underwriter or any of their respective affiliates either (a) has investment discretion with respect to the investment of assets of such Plan; (b) has authority or responsibility to give or regularly gives investment advice with respect to assets of such Plan for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of such Plan; or (c) is an employer maintaining or contributing to such Plan. A party that is described in clause (a) or (b) of the preceding sentence is a fiduciary under ERISA with respect to the Plan, and any such purchase might result in a "prohibited transaction" under ERISA or the Code for which no exemption may be available.

    ANY FIDUCIARY OR OTHER PLAN INVESTOR CONSIDERING WHETHER TO PURCHASE ANY CLASS OR SERIES OF NOTES ON BEHALF OF OR WITH PLAN ASSETS OF ANY PLAN SHOULD CONSULT WITH ITS LEGAL ADVISORS.

    Certain employee benefit plans, such as governmental plans (as defined in Section 3(31) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, except as provided in the applicable Prospectus Supplement, assets of such plans may be invested in the Notes of any Class or Series without regard to the ERISA considerations described herein, subject to the provisions of other applicable federal and state law. However, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

                                USE OF PROCEEDS


    The Trust will pay over the proceeds received from each sale of a Series of Notes (net of the expenses of issuance and amounts required to fund the Capital Subaccount) to the Grantee as the consideration for the Grantee's assignment of its ownership rights in the Intangible Transition Property and related assets (as defined in the Basic Documents) to the Trust. The Grantee will declare distributions to its sole member, Illinois Power, in the amount of the proceeds received from the Trust net of the expenses of issuance and amounts required to fund the Capital Subaccount and thereby transfer such proceeds to Illinois Power in consideration for Illinois Power's request in each application for a Transitional Funding Order that the related Intangible Transition Property be granted to and vested in the Grantee.


    Subject to the limitations on the use of proceeds described in "Description of the Intangible Transition Property--Limitations on the Amounts of Transitional Funding Instruments, Intangible Transition Property and Instrument Funding Charges Which Can Be Authorized; Permitted Use of Proceeds," and to market conditions, Illinois Power anticipates using the aggregate net proceeds which it receives from the Grantee to redeem, retire or refinance mortgage bonds and notes, together with certain premia anticipated in connection with such redemptions, to redeem preferred stock and securities, to repurchase common equity from its parent company, including commissions in connection with such repurchases, and to pay any transaction costs incurred in connection with such redemptions, retirements, refinancings and repurchases. Illinois Power's parent company will use the proceeds it receives from any repurchase of Illinois Power common equity to repurchase the parent company's publicly-traded common stock, including payment of commissions thereon.

                              PLAN OF DISTRIBUTION

    The Notes of each Series may be sold to or through underwriters named in the related Prospectus Supplement (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters or such other underwriting arrangement as may be specified in the related Prospectus Supplement or may be offered or placed either directly or through agents. The Grantee and the Trust intend that Notes will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of such methods or that an offering of a particular Series of Notes may be made through a combination of such methods.

    The distribution of Notes may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

    In connection with the sale of the Notes, Underwriters or agents may receive compensation in the form of discounts, concessions or commissions. Underwriters may sell Notes to certain dealers at prices less a concession. Underwriters may allow and such dealers may reallow a concession to certain other dealers. Underwriters, dealers and agents that participate in the distribution of the Notes of a Series may be deemed to be underwriters and any discounts or commissions received by them from the Trust and any profit on the resale of the Notes by them may be deemed to be underwriting discounts and commissions under the Securities Act. Any such Underwriters or agents will be identified, and any such compensation received from the Trust will be described in the related Prospectus Supplement.

    Under agreements which may be entered into by the Grantee and the Trust, Underwriters and agents who participate in the distribution of the Notes may be entitled to indemnification by the Grantee and Illinois Power and against certain liabilities, including liabilities under the Securities Act.

    The Underwriters may, from time to time, buy and sell Notes, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

                                    RATINGS

    It is a condition of issuance of each Class of Notes that at the time of issuance such Class receive the rating indicated in the related Prospectus Supplement, which will be in one of the four highest categories, from at least one Rating Agency.

    A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. No person is obligated to maintain the rating on any Note, and, accordingly, there can be no assurance that the ratings assigned to any Class of Notes upon initial issuance will not be lowered or withdrawn by a Rating Agency at any time thereafter. If a rating of any Class of Notes is revised or withdrawn, the liquidity of such Class of Notes may be adversely affected. In general, ratings address credit risk and do not represent any assessment of the rate of principal payments on the Notes.

                                 LEGAL MATTERS


    Certain legal matters relating to the issuance of the Notes will be passed upon for the Trust by Schiff Hardin & Waite, Chicago, Illinois and for the Underwriters by Brown & Wood LLP, New York, New York. Certain legal matters relating to the United States federal tax consequences of the issuance of the Notes will be passed upon for the Trust by Mayer, Brown & Platt, Chicago, Illinois. Certain legal matters relating to the Trust will be passed upon for the Trust by Richards, Layton & Finger, P.A., Wilmington, Delaware.


                                    EXPERTS


    The financial statements of Illinois Power Securitization Limited Liability Company as of September 11, 1998 and for the period from September 10, 1998 (date of inception) through September 11, 1998 and Illinois Power Special Purpose Trust as of December 2, 1998 and for the period from December 1, 1998 (date of inception) through December 2, 1998 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

                         INDEX OF PRINCIPAL DEFINITIONS


DEFINED TERM                                                                                       DEFINED ON PAGE
-------------------------------------------------------------------------------------------------  ---------------
1997 Final Regulations...........................................................................             114
Act..............................................................................................               9
Adjustment Date..................................................................................          18, 58
Adjustments......................................................................................              18
Administration Agreement.........................................................................              11
Administration Fee...............................................................................             106
Administrator....................................................................................              11
Amendatory Act...................................................................................           9, 46
Amendatory Tariff................................................................................              18
Annual Accountant's Report.......................................................................              89
Applicable Rates.................................................................................          16, 56
ARES.............................................................................................              49
Basic Documents..................................................................................             108
Beneficiary Trustee..............................................................................              12
Billing Period...................................................................................          24, 87
Book Entry Note..................................................................................              26
Book-Entry Notes.................................................................................              26
Business Day.....................................................................................              95
Capital Subaccount...............................................................................         22, 103
Cede.............................................................................................               3
CEDEL............................................................................................              96
CEDEL Participants...............................................................................              97
Class............................................................................................           1, 12
Code.............................................................................................         27, 112
Collection Account...............................................................................             103
Commission.......................................................................................               2
Cooperative......................................................................................              98
Customers........................................................................................              16
Daily Remittance Date............................................................................              86
Definitive Notes.................................................................................              98
Delaware Trustee.................................................................................           1, 12
Depositaries.....................................................................................              96
DTC..............................................................................................               3
Duff & Phelps....................................................................................              42
Eligible Institution.............................................................................             103
Eligible Investments.............................................................................             103
ERISA............................................................................................              27
Euroclear........................................................................................              96
Euroclear Operator...............................................................................              98
Euroclear Participants...........................................................................              98
Event of Default.................................................................................         20, 109
Exchange Act.....................................................................................               3
Excluded Amounts.................................................................................          16, 56
Exemptions.......................................................................................             118
Expected Amortization Schedule...................................................................              20
Expected Maturity Date...........................................................................              93
FDIC.............................................................................................             103

DEFINED TERM                                                                                       DEFINED ON PAGE
-------------------------------------------------------------------------------------------------  ---------------
FERC.............................................................................................              36
Final Maturity Date..............................................................................          19, 93
Financial Institution............................................................................             114
Fitch............................................................................................              42
Floating Rate Notes..............................................................................              13
Funding Law......................................................................................               9
General Subaccount...............................................................................         23, 103
Grant Agreement..................................................................................               9
Grant Agreements.................................................................................               9
Grantee..........................................................................................              12
ICC..............................................................................................               9
IFC Charges......................................................................................              15
IFC Collections..................................................................................              12
IFC Customer Class...............................................................................              74
IFC Customer Classes.............................................................................              74
IFC Payments.....................................................................................          15, 55
IFC Tariff.......................................................................................              10
Illinois Power...................................................................................               9
Illinova.........................................................................................              11
Indenture........................................................................................          12, 92
Indenture Trustee................................................................................              14
Independent Managers.............................................................................              73
Indirect Participants............................................................................              26
Initial Intangible Transition Property...........................................................              58
Initial TFO......................................................................................              54
Intangible Transition Property...................................................................              15
IRS..............................................................................................             111
Lost Revenue Recoveries..........................................................................              87
Monthly IFC Amount...............................................................................              87
Monthly Remittance Conditions....................................................................              42
Monthly Remittance Date..........................................................................          24, 86
Monthly Servicer's Certificate...................................................................              89
Moody's..........................................................................................              42
New Notes........................................................................................          21, 99
Non-United States Noteholder.....................................................................             113
Note Interest Rate...............................................................................              93
Noteholders......................................................................................          3, 111
Notes............................................................................................            1, 9
Operating Expenses...............................................................................              13
Overcollateralization Amount.....................................................................         23, 104
Overcollateralization Subaccount.................................................................         22, 103
Participants.....................................................................................              26
Parties in Interest..............................................................................             118
Payment Date.....................................................................................          18, 93
Plan Asset Regulations...........................................................................             118
Plan Assets......................................................................................             117
Plans............................................................................................             117
PTCE.............................................................................................             118
Qualified Intermediaries.........................................................................             114
Quarterly Interest...............................................................................             106

DEFINED TERM                                                                                       DEFINED ON PAGE
-------------------------------------------------------------------------------------------------  ---------------
Rating Agency....................................................................................              14
Rating Agency Condition..........................................................................          44, 93
Reconciliation Period............................................................................              18
Record Date......................................................................................              19
Reporting Customer Class.........................................................................              74
Reporting Customer Classes.......................................................................              74
Required Capital Level...........................................................................         23, 104
Required Overcollateralization Level.............................................................             104
Reserve Subaccount...............................................................................         22, 103
Rules............................................................................................              97
S&P..............................................................................................              42
Sale Agreement...................................................................................               9
Sale Agreements..................................................................................               9
SC...............................................................................................              74
Scheduled Payment................................................................................          20, 94
Securities Act...................................................................................               2
Series...........................................................................................           1, 12
Series Issuance Date.............................................................................      24, 86, 93
Servicer.........................................................................................              11
Servicer Business Day............................................................................          24, 79
Servicer Defaults................................................................................              90
Servicing Agreement..............................................................................              10
Servicing Fee....................................................................................              26
Servicing Standard...............................................................................              24
Specified Payments...............................................................................              10
State Pledge.....................................................................................              18
Subsequent Intangible Transition Property........................................................              58
Subsequent Transfer Date.........................................................................              58
Successor Servicer...............................................................................              91
Swap Agreement...................................................................................          10, 95
Swap Counterparty................................................................................              95
Terms and Conditions.............................................................................              98
TIN..............................................................................................             115
Transitional Funding Order.......................................................................          14, 54
Trust............................................................................................           1, 12
Trust Agreement..................................................................................           1, 12
Trustees.........................................................................................              71
UCC..............................................................................................              42
Underwriters.....................................................................................             119
United States Noteholder.........................................................................             112
Utilities........................................................................................               9
Utility..........................................................................................               9


             (THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK)

                         INDEX OF FINANCIAL STATEMENTS


                                                                                                                PAGE
                                                                                                              ---------
Financial Statements of the Grantee.........................................................................        F-2
  Report of Independent Accountants.........................................................................        F-3
  Statement of Operations...................................................................................        F-4
  Balance Sheet.............................................................................................        F-5
  Statement of Changes in Member's Equity...................................................................        F-6
  Statement of Cash Flows...................................................................................        F-7
  Notes to Financial Statements.............................................................................        F-8
Financial Statements of the Trust...........................................................................       F-10
  Definitions...............................................................................................       F-11
  Report of Independent Accountants.........................................................................       F-12
  Statement of Operations...................................................................................       F-13
  Balance Sheet.............................................................................................       F-14
  Statement of Changes in Member's Equity...................................................................       F-15
  Statement of Cash Flows...................................................................................       F-16
  Notes to Financial Statements.............................................................................       F-17

            ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY
   (A DELAWARE LIMITED LIABILITY COMPANY WHOSE SOLE MEMBER IS ILLINOIS POWER
                                    COMPANY)
                              FINANCIAL STATEMENTS
                            AS OF SEPTEMBER 11, 1998
                            TOGETHER WITH REPORT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

                    [PricewaterhouseCoopers LLP Letterhead]


                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Member of Illinois Power
Securitization Limited Liability Company


September 15, 1998


    In our opinion, the accompanying balance sheet and the related statements of operations and change in member's equity and of cash flows present fairly, in all material respects, the financial position of Illinois Power Securitization Limited Liability Company at September 11, 1998, and the results of its operations and its cash flows for the period from September 10, 1998 (date of inception) through September 11, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                          /s/ PricewaterhouseCoopers LLP

            ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY

                            STATEMENT OF OPERATIONS

           FOR THE PERIOD FROM SEPTEMBER 10, 1998 (DATE OF INCEPTION)
                             TO SEPTEMBER 11, 1998

Revenues...........................................................................  $  --

Expenses...........................................................................  $  --
                                                                                     ---------
Net Income (Loss)..................................................................  $  --
                                                                                     ---------
                                                                                     ---------

   The accompanying notes are an integral part of these financial statements.

            ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY

                                 BALANCE SHEET

                               SEPTEMBER 11, 1998


                                            ASSETS

Total Assets.......................................................................  $  --
                                                                                     ---------
                                                                                     ---------

                               LIABILITIES AND MEMBER'S EQUITY

Member's Equity....................................................................  $   1,000
Less: Equity Contribution Due from Illinois Power Company..........................      1,000
                                                                                     ---------
Total Liabilities and Member's Equity..............................................  $  --
                                                                                     ---------
                                                                                     ---------


   The accompanying notes are an integral part of these financial statements.

            ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY

                    STATEMENT OF CHANGES IN MEMBER'S EQUITY

           FOR THE PERIOD FROM SEPTEMBER 10, 1998 (DATE OF INCEPTION)
                             TO SEPTEMBER 11, 1998

Member's Equity at Inception........................................................  $  --
  Add: Contributed Equity...........................................................      1,000
  Less: Equity Contribution Due from Illinois Power Company                               1,000
                                                                                      ---------
Member's Equity at End of Period....................................................  $  --
                                                                                      ---------
                                                                                      ---------

   The accompanying notes are an integral part of these financial statements.

            ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY

                            STATEMENT OF CASH FLOWS

           FOR THE PERIOD FROM SEPTEMBER 10, 1998 (DATE OF INCEPTION)
                             TO SEPTEMBER 11, 1998


Cash Flows from Operating Activities:
  Net Income (Loss)................................................................  $  --
                                                                                     ---------
    Net Cash Used in Operating Activities..........................................  $  --
                                                                                     ---------
Cash Flows from Investing Activities:
  Equity Contribution in Illinois Power Special Purpose Trust:.....................  $  --
                                                                                     ---------
    Net Cash Used in Investing Activities..........................................  $  --
                                                                                     ---------
Cash Flows from Financing Activities:
    Net Cash Provided by Financing Activities......................................  $  --
                                                                                     ---------
Net Increase/(Decrease) in Cash....................................................  $  --
Cash at Inception..................................................................     --
                                                                                     ---------
Cash at End of Period..............................................................     --
                                                                                     ---------
                                                                                     ---------


   The accompanying notes are an integral part of these financial statements.

            ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY

                         NOTES TO FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

    The financial statements include the accounts of Illinois Power Securitization Limited Liability Company (IPS), a special purpose Delaware limited liability company, whose sole member is Illinois Power Company (IP). IP, the principal subsidiary of Illinova Corporation (Illinova), is engaged in the production, purchase, transmission, distribution and sale of electricity to a diverse base of customers. IPS was formed on September 10, 1998, for the exclusive purposes of (i) initially owning the "intangible transition property" (described below), (ii) assigning all of its right, title and interest in the intangible transition property and the Intangible Transition Property Servicing Agreement (Servicing Agreement) to Illinois Power Special Purpose Trust (Trust) (described below), and (iii) entering into the servicing agreement with IP (the Servicer) in respect to the intangible transition property. The Trust is a special purpose Delaware business trust which will issue Transitional Funding Trust Notes (Notes) secured by the intangible transition property to investors and will remit the proceeds to IPS in consideration for the transferring of its interest in the intangible transition property. IPS, in turn, will remit the net proceeds to IP in consideration for IP's actions in applying for and obtaining the Transitional Funding Order from the Illinois Commerce Commission (ICC) creating the intangible transition property in IPS. The Trust anticipates that the Notes will be issued sometime in the fourth quarter of 1998.

    IPS was organized solely to acquire, own, hold, administer, service or enter into agreements regarding the receipt and servicing of, intangible transition property, along with certain other related assets. The Trust will be organized with the sole purpose of limited business activities as are necessary or reasonably related to the issuance of the Notes. IPS and the Trust are structured and are to be operated in a manner such that even in the event of bankruptcy proceedings against IP, the assets of IPS and the Trust will not be consolidated into the bankruptcy estate of IP.

    The intangible transition property is the separate property right, as created under the Transitional Funding Order issued by the ICC to IP on September 10, 1998, including, without limitation, the right, title and interest to impose and collect instrument funding charges (IFC). IFC's are nonbypassable, usage-based, per kilowatt-hour charges to be imposed on designated consumers of electricity.

2. SUMMARY OF ACCOUNTING POLICIES

        (a) GENERAL

        IPS follows the accrual method of accounting. IPS will pay its own operating expenses and liabilities from its own separate assets. Administrative and general expenses incurred by IP on behalf of IPS will be reimbursed by IPS in accordance with the Administration Agreement approved by the ICC.

        (b) RESIDUAL INTEREST IN THE TRUST

        Certain proceeds derived from the sale of the Notes will be retained for the benefit of the Trust in a Capital Subaccount. IPS will have the residual interest in the Trust.

        (c) INCOME TAXES

        As a limited liability company, the member intends for IPS to be treated as a partnership for tax purposes. Income and losses are passed through to the member and, accordingly, there is no provision for income taxes.

            ILLINOIS POWER SECURITIZATION LIMITED LIABILITY COMPANY

2. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)
        (d) USE OF ESTIMATES

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS

    Notwithstanding the non-recourse nature of the transactions, IP (individually, as Servicer or otherwise) will be required under the transaction documents (i) to make certain representations and warranties with respect to, among other things, the validity of IPS and its assignees' title to the intangible transition property and (ii) to observe certain covenants for the benefit of IPS and its assignees. IP will also be required to indemnify IPS and its assignees against any breaches of such representations, warranties and covenants and to protect such parties against certain other losses, which result from actions or inactions of IP.

    IP will act as the initial servicer (in such capacity, together with any successor-in-interest, the "Servicer") for IPS under the transaction documents. IPS rights under the Servicing Agreement will be assigned to the Trust. The transaction documents will contain provisions allowing the Servicer to be replaced under limited circumstances. The Servicer will be paid a servicing fee in consideration for billing and collecting the IFCs on behalf of the Trust, calculating the reconciliation and true-up adjustments and performing related services. Such servicing fees shall be paid to the Servicer from the IFC collections.

                      ILLINOIS POWER SPECIAL PURPOSE TRUST
                          (A DELAWARE BUSINESS TRUST)
                              FINANCIAL STATEMENTS
                             AS OF DECEMBER 2, 1998
                            TOGETHER WITH REPORT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

                                  DEFINITIONS



    The following terms are used in the following Financial Statements with the following meanings:



TERM                                                           MEANING
------------------  ----------------------------------------------------------------------------------------------
IPS...............  Illinois Power Securitization Limited Liability Company, a Delaware limited liability company, whose sole member is Illinois Power

Illinois Power....  Illinois Power Company, a wholly-owned subsidiary of Illinova

Funding Law.......  The Illinois Electric Utility Transitional Funding Law of 1997

IFC...............  Instrument Funding Charges

Notes.............  Transitional Funding Trust Notes

Servicer..........  Responsible for Servicing, Managing and Receiving IFC Payments for a Servicing Fee

Transitional        Illinois Commerce Commission order, dated September 10, 1998, issued pursuant to the Funding
Funding Order.....  Law, which provides, among other things, for the creation of intangible transition property

Trust.............  Illinois Special Purpose Trust, a Delaware business trust

Illinova..........  Illinova Corporation

                    [PricewaterhouseCoopers LLP Letterhead]



                       REPORT OF INDEPENDENT ACCOUNTANTS



To the Owner of Illinois Power
  Special Purpose Trust



December 3, 1998



    In our opinion, the accompanying balance sheet and the related statements of operations and changes in owner's equity and of cash flows present fairly, in all material respects, the financial position of Illinois Power Special Purpose Trust at December 2, 1998, and the results of its operations and its cash flows for the period from December 1, 1998 (date of inception) through December 2, 1998 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Trust's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



                                          /s/  PricewaterhouseCoopers LLP

                      ILLINOIS POWER SPECIAL PURPOSE TRUST



                            STATEMENT OF OPERATIONS
  FOR THE PERIOD FROM DECEMBER 1, 1998 (DATE OF INCEPTION) TO DECEMBER 2, 1998



Revenues..............................................................................................  $   --

Expenses..............................................................................................  $   --
                                                                                                        ----------

Net Income (Loss).....................................................................................  $   --
                                                                                                        ----------
                                                                                                        ----------



   The accompanying notes are an integral part of these financial statements.

                      ILLINOIS POWER SPECIAL PURPOSE TRUST



                                 BALANCE SHEET
                                DECEMBER 2, 1998



                                            ASSETS

  Total Assets......................................................................  $  --
                                                                                      ---------
                                                                                      ---------

                                LIABILITIES AND OWNER'S EQUITY

Owner's Equity......................................................................  $   1,000

Less: Equity Contribution Due from Illinois Power Securitization
        Limited Liability Company...................................................      1,000
                                                                                      ---------

  Total Liabilities and Member's Equity.............................................  $  --
                                                                                      ---------
                                                                                      ---------



   The accompanying notes are an integral part of these financial statements.

                      ILLINOIS POWER SPECIAL PURPOSE TRUST



                     STATEMENT OF CHANGES IN OWNER'S EQUITY



  FOR THE PERIOD FROM DECEMBER 1, 1998 (DATE OF INCEPTION) TO DECEMBER 2, 1998



Owner's Equity at Inception........................................................  $  --
  Add: Contributed Equity..........................................................      1,000
  Less: Equity Contribution Due from Illinois Power Securitization Limited
          Liability Company........................................................      1,000
                                                                                     ---------
Owner's Equity at End of Period....................................................  $  --
                                                                                     ---------
                                                                                     ---------



   The accompanying notes are an integral part of these financial statements.

                      ILLINOIS POWER SPECIAL PURPOSE TRUST



                            STATEMENT OF CASH FLOWS



  FOR THE PERIOD FROM DECEMBER 1, 1998 (DATE OF INCEPTION) TO DECEMBER 2, 1998



Cash Flows from Operating Activities:
  Net Income (Loss).................................................................  $  --
                                                                                      ---------
    Net Cash Used in Operating Activities...........................................  $  --
                                                                                      ---------

Cash Flows from Investing Activities:
  Equity Contribution in Illinois Power Special Purpose Trust.......................  $  --
                                                                                      ---------
    Net Cash Used in Investing Activities...........................................  $  --
                                                                                      ---------

Cash Flows from Financing Activities:
    Net Cash Provided by Financing Activities.......................................  $  --
                                                                                      ---------
Net Increase/(Decrease) in Cash.....................................................  $  --
Cash at Inception...................................................................  $  --
                                                                                      ---------
Cash at End of Period...............................................................  $  --
                                                                                      ---------
                                                                                      ---------



   The accompanying notes are an integral part of these financial statements.

                      ILLINOIS POWER SPECIAL PURPOSE TRUST



                         NOTES TO FINANCIAL STATEMENTS



1. BASIS OF PRESENTATION



    The financial statements include the accounts of Illinois Power Special Purpose Trust (Trust), a special purpose Delaware business trust, whose sole owner is Illinois Power Securitization Limited Liability Company (IPS). IPS is a special purpose Delaware limited liability company, whose sole member is Illinois Power (IP). IP, the principal subsidiary of Illinova Corporation (Illinova), is engaged in the production, purchase, transmission, distribution and sale of electricity to a diverse base of customers. The Trust was formed on December 1, 1998, for the exclusive purpose of issuing Transitional Funding Trust Notes (Notes) and will remit the proceeds to IPS in consideration for the transferring of IPS' interest in the intangible transition property (described below). IPS, in turn, will remit the net proceeds to IP in consideration for the intangible transition property that will be vested in IPS. IPS was formed on September 10, 1998, for the exclusive purposes of (i) initially owning the "intangible transition property" (described below), (ii) assigning all of its right, title and interest in the intangible transition property and the Intangible Transition Property Servicing Agreement (Servicing Agreement) to the Trust, and (iii) entering into the servicing agreement with IP (the Servicer) in respect to the intangible transition property. The Trust is a special purpose Delaware business trust which will issue Notes secured by the intangible transition property to investors and will remit the proceeds to IPS in consideration for the transferring of its interest in the intangible transition property. IPS, in turn, will remit the net proceeds to IP in consideration for IP's actions in applying for and obtaining the Transitional Funding Order from the Illinois Commerce Commission (ICC) creating the intangible transition property in IPS. The assets of the Trust will consist of the intangible transition property and the other collateral, including capital transferred by IPS in an amount specified in the Prospectus Supplement which will be sufficient to meet certain requirements of the indenture between the Trust and the indenture trustee. IP anticipates that the Notes will be issued sometime in the fourth quarter of 1998.



    The Trust was organized for the sole purpose of limited business activities as are necessary or reasonably related to the issuance of the Notes. IPS and the Trust are structured and are to be operated in a manner such that even in the event of bankruptcy proceedings against IP, the assets of IPS and the Trust will not be consolidated into the bankruptcy estate of IP.



    The intangible transition property is the separate property right, as created under the Transitional Funding Order issued by the ICC to IP on September 10, 1998, including, without limitation, the right, title and interest to impose and receive instrument funding charges (IFC). IFC's are non-bypassable, usage-based, per kilowatt-hour charges to be imposed on designated consumers of electricity.



2. SUMMARY OF ACCOUNTING POLICIES



    (A) GENERAL



       The Trust follows the accrual method of accounting. The Trust will pay its own operating expenses and liabilities from its own separate assets. Administrative and general expenses incurred by IP on behalf of the Trust will be reimbursed by the Trust in accordance with the Administration Agreement approved by the ICC.



    (B) UNAMORTIZED ISSUANCE EXPENSE IN CONNECTION WITH THE NOTES



       The unamortized issuance expenses in connection with the Notes will be amortized over the life of the Notes.

                      ILLINOIS POWER SPECIAL PURPOSE TRUST

2. SUMMARY OF ACCOUNTING POLICIES (CONTINUED)


    (C) INCOME TAXES



       As a special purpose business trust, the member of IPS intends for the Trust, IPS, and IP to be treated as a single entity for tax purposes. Income and losses are passed through to the member of IPS and, accordingly, there is no provision for income taxes.



    (D) USE OF ESTIMATES



       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



3. SIGNIFICANT AGREEMENTS AND RELATED PARTY TRANSACTIONS



    Notwithstanding the non-recourse nature of the transactions, IP (individually, as Servicer or otherwise) will be required under the transaction documents (i) to make certain representations and warranties with respect to, among other things, the validity of IPS' and its assignees' title to the intangible transition property and (ii) to observe certain covenants for the benefit of IPS and its assignees. IP will also be required to indemnify IPS and its assignees against any breaches of such representations, warranties and covenants and to protect such parties against certain other losses, which result from actions or inactions of IP.



    IP will act as the initial servicer (in such capacity, together with any successor-in-interest, the "Servicer") for IPS under the transaction documents. IPS' rights under the Servicing Agreement will be assigned to the Trust. The transaction documents will contain provisions allowing the Servicer to be replaced under limited circumstances. The Servicer will be paid a servicing fee in consideration for billing and collecting the IFCs on behalf of the Trust, calculating the Adjustments and performing related services. Such servicing fees shall be paid to the Servicer from the IFC collections.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH THEY RELATE OR ANY OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY SUCH SECURITIES IN ANY JURISDICTIONS IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF ILLINOIS POWER SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                         ------------------------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT


                                                    PAGE
                                                    -----
Reports to Holders.............................         S-3
Prospectus Supplement Summary..................         S-4
Description of the Offered Notes...............        S-14
Description of the Intangible Transition
  Property.....................................        S-17
The Servicer...................................        S-19
Servicing......................................        S-19
Material United States Federal Tax
  Consequences.................................        S-20
Underwriting...................................        S-21
Ratings........................................        S-22
Legal Matters..................................        S-22
Index of Principal Definitions.................        S-23

                         PROSPECTUS

Available Information..........................           2
Reports to Holders.............................           3
Incorporation of Certain Documents by
  Reference....................................           3
Prospectus Supplement..........................           4
Table of Contents..............................           5
Prospectus Summary.............................           9
Risk Factors...................................          29
Electric Industry Restructuring in Illinois....          46
Description of the Intangible Transition
  Property.....................................          50
Certain Payment, Weighted Average Life and
  Yield Considerations.........................          70
The Trust......................................          71
The Grantee....................................          72
The Servicer...................................          74
Servicing......................................          84
Description of the Notes.......................          92
Security for the Notes.........................         101
Material United States Federal Tax
  Consequences.................................         111
ERISA Considerations...........................         117
Use of Proceeds................................         119
Plan of Distribution...........................         119
Ratings........................................         120
Legal Matters..................................         120
Experts........................................         120
Index of Principal Definitions.................         121
Index of Financial Statements..................         F-1


    UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                                 [$864,000,000]
                      ILLINOIS POWER SPECIAL PURPOSE TRUST
                              TRANSITIONAL FUNDING
                                  TRUST NOTES,
                                 SERIES 1998-1



                       $            CLASS A-1    % NOTES
                       $            CLASS A-2    % NOTES
                       $            CLASS A-3    % NOTES
                       $            CLASS A-4    % NOTES
                       $            CLASS A-5    % NOTES
                       $            CLASS A-6    % NOTES
                       $            CLASS A-7    % NOTES


                             ILLINOIS POWER COMPANY
                                    SERVICER

                          ----------------------------

                             PROSPECTUS SUPPLEMENT

                          ----------------------------

                              MERRILL LYNCH & CO.
                              SALOMON SMITH BARNEY
                             CHASE SECURITIES INC.
                          DONALDSON, LUFKIN & JENRETTE
                      FIRST CHICAGO CAPITAL MARKETS, INC.
                     NATIONSBANC MONTGOMERY SECURITIES LLC
                             ABN AMRO INCORPORATED
                           A.G. EDWARDS & SONS, INC.
                               J.P. MORGAN & CO.
                           LOOP CAPITAL MARKETS, LLC

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF INSURANCE AND DISTRIBUTION.


Securities and Exchange Commission filing fee........................  $ 240,192
Blue sky fees and expenses...........................................          *
Printing and engraving expenses......................................          *
Accountants' fees and expenses.......................................          *
Trustees' fees and expenses..........................................          *
Legal fees and expenses..............................................          *
Rating Agency fees...................................................          *
Miscellaneous fees and expenses......................................          *
                                                                       ---------
      Total..........................................................  $       *
                                                                       ---------
                                                                       ---------


------------------------

All of the fees, costs and expenses set forth above will be paid by the Trust.

*   To be provided by amendment.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Title 12, Section 3817 of the Delaware Code (the "Delaware Act") provides that subject to such standards and restrictions, if any, as are set forth in its governing instrument, a Delaware Business Trust may and has the power to indemnify and hold harmless any trustee or beneficial owner or other person from and against any and all claims and demands. The Delaware Act also provides that the absence of a provision for indemnity in the governing instrument of a business trust shall not be construed to deprive any trustee or beneficial owner or other person of any right to indemnity which is otherwise available to such person under the laws of the State of Delaware.

    Section 6.07 of the Indenture provides that the Trust shall indemnify the Indenture Trustee and its officers, directors, employees and agents against any loss, liability or expense incurred by it in connection with the administration of the trust and the performance of its duties under the Indenture, except for any loss, liability or expense incurred as a result of the Indenture Trustee's own willful misconduct, negligence or bad faith.

    Section 18-108 of the Delaware Limited Liability Company Act provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may and has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. Section 10.1 of the Amended and Restated Limited Liability Company Agreement of the Grantee provides that the Grantee shall, to the fullest extent permitted by law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Grantee) by reason of the fact that he is or was a manager, officer, employee or agent of the Grantee, or is or was serving at the request of the Grantee as a manager, director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Grantee, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Under Section 8.75 of the Illinois Business Corporation Act of 1983 (the "BCA"), Illinois Power Company ("Illinois Power") is empowered, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee or agent of Illinois Power, or serving or having served at the request of Illinois Power as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. Section 8.75 of the BCA further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested director, officer, employee or agent of Illinois Power who has ceased to serve in such capacity, and shall inure to the benefit of the heirs, executors and administrators of such a person.

    The By-Laws of Illinois Power provide, in substance, that Illinois Power shall indemnify any person against expense (including attorney's fees), judgments, fines and amount paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person is made a party or threatened to be made a party by reason of his being or having been a director, officer, employee, trustee or fiduciary of Illinois Power, or serving or having served at the request of Illinois Power in one or more of the foregoing capacities with another corporation, partnership, joint venture, trust or other enterprise. The indemnification is not exclusive of other rights and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. In addition, Illinois Power's Amended and Restated Articles of Incorporation provide indemnification protection to the full extent permitted by the BCA and further provide that a director of Illinois Power shall not be personally liable to Illinois Power or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Illinois Power or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 8.65 of the BCA or (iv) for any transaction from which the director derived an improper benefit.

    Illinois Power presently has an insurance policy which, among other things, includes liability insurance coverage for officers and directors under which officers and directors are covered against any "losses" arising from any claim or claims made against them by reason of any "wrongful act" in their respective capacities of directors or officers. "Loss" is specifically defined to exclude fines and penalties as well as matters deemed uninsurable under the law pursuant to which the insurance policy shall be construed. The policy also contains other specific exclusions, including illegally obtained personal profit or advantages, and dishonesty. The policy also provides for reimbursement to Illinois Power, subject to certain deductibles, for loss incurred by having indemnified officers or directors as authorized by state statute, Illinois Power's By-Laws or any other agreement.

    The indemnification provided by the Delaware Code, the Delaware Limited Liability Company Act, the Grantee's Limited Liability Company Agreement and the Indenture is not exclusive of any other rights to which the Delaware Trustee, the Indenture Trustee, the members and managers of the Grantee, the officers and directors of Illinois Power and any beneficial owner of the Trust may be entitled.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

    (a) EXHIBITS


  EXHIBIT
  NUMBER   EXHIBIT DESCRIPTION
-------------------------------------------------------------------------------------
       *1.1 Form of Underwriting Agreement.

      **3.1 Certificate of Formation of the Registrant.

        3.2 Amended and Restated Limited Liability Company Agreement of the
             Registrant.

        4.1 Declaration of Trust of the Trust.

      **4.2 Form of Transitional Funding Trust Note.

      **4.3 Form of Indenture.

        5.1 Opinion of Schiff Hardin & Waite relating to the legality of the Transitional Funding Trust Notes.

        5.2 Opinion of Richards, Layton & Finger, P.A.

        8.1 Opinion of Mayer, Brown & Platt with respect to material federal tax matters.

     **10.1 Form of Sale Agreement.

     **10.2 Form of Grant Agreement.

     **10.3 Form of Servicing Agreement.

     **10.4 Form of Administration Agreement.

      *10.5 Form of Remediation Agreement.

       23.1 Consent of Schiff Hardin & Waite (included in Exhibit 5.1).

       23.2 Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

       23.3 Consent of Mayer, Brown & Platt (included in Exhibit 8.1).

       23.4 Consent of PricewaterhouseCoopers LLP with respect to the Registrant.

       23.5 Consent of PricewaterhouseCoopers LLP with respect to the Trust.

     **24.1 Power of Attorney with respect to the Registrant (included on page II-5 of
             Amendment No. 1 to the Registration Statement).

       24.2 Power of Attorney with respect to the Trust (included on page II-5 of this
             Amendment No. 2).

      **25 Form T-1.

     **99.1 Application for Transitional Funding Order.

     **99.2 Transitional Funding Order.

       99.3 Internal Revenue Service Private Letter Ruling pertaining to the Notes.


------------------------


*   To be filed by amendment.



**  Previously filed.


ITEM 17.  UNDERTAKINGS.

    The Registrant, on behalf of the Illinois Power Special Purpose Trust (the "Trust") hereby undertakes as follows:

    (a)(1) To do, or, pursuant to the Administration Agreement to cause Illinois Power Company (the "Administrator") to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement: (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

    (3) To remove, or to cause the Administrator to remove, from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934), with respect to the Trust that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the Delaware Trustee, the Indenture Trustee, the managers and members of the Grantee and the directors and officers of the Administrator pursuant to the provisions described in Item 15 above, or otherwise, the Registrant, the Grantee and the Administrator have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Delaware Trustee, Indenture Trustee, the managers or members of the Grantee, or the directors or officers of the Administrator in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of each issue.


    (d) That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(i) or
(4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective.


    (e) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

    (f) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the Indenture Trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the Commission under
Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant and the Trust each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and that the security rating requirement of Form S-3 will be met by the time of sale, and has duly caused this Amendment No. 2 of the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Decatur, State of Illinois, on this 3rd day of December, 1998.



                                ILLINOIS POWER SECURITIZATION
                                LIMITED LIABILITY COMPANY

                                By:          /s/ ELIZABETH S. ELDRIDGE*
                                     -----------------------------------------
                                               Elizabeth S. Eldridge
                                                      MANAGER

                                By:           /s/ DOUGLAS K. JOHNSON*
                                     -----------------------------------------
                                                 Douglas K. Johnson
                                                      MANAGER

                                By:           /s/ DANIEL L. MORTLAND*
                                     -----------------------------------------
                                                 Daniel L. Mortland
                                                      MANAGER

                                By:            /s/ CYNTHIA G. STEWARD
                                     -----------------------------------------
                                                 Cynthia G. Steward
                                                      MANAGER

                                By:              /s/ ERIC B. WEEKES
                                     -----------------------------------------
                                                   Eric B. Weekes
                                                      MANAGER

                                ILLINOIS POWER SPECIAL
                                PURPOSE TRUST

                                By:            /s/ CYNTHIA G. STEWARD
                                     -----------------------------------------
                                      Cynthia G. Steward, BENEFICIARY TRUSTEE

                                By:              /s/ ERIC B. WEEKES
                                     -----------------------------------------
                                        Eric B. Weekes, BENEFICIARY TRUSTEE




    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears above signing on behalf of the Trust constitutes and appoints Eric B. Weekes as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any Registration Statement filed pursuant to Rule 462(b) of the Securities Act prepared in connection therewith, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.



          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

  /s/ ELIZABETH S. ELDRIDGE*
------------------------------  Manager                      December 3, 1998
    Elizabeth S. Eldridge

   /s/ DOUGLAS K. JOHNSON*
------------------------------  Manager                      December 3, 1998
      Douglas K. Johnson

   /s/ DANIEL L. MORTLAND*
------------------------------  Manager                      December 3, 1998
      Daniel L. Mortland

    /s/ CYNTHIA G. STEWARD
------------------------------  Manager                      December 3, 1998
      Cynthia G. Steward

      /s/ ERIC B. WEEKES
------------------------------  Manager                      December 3, 1998
        Eric B. Weekes



*By:     /s/ ERIC B. WEEKES
      -------------------------
           Eric B. Weekes
          ATTORNEY-IN-FACT
       (Pursuant to Powers of
      Attorney previously filed
         as Exhibits to this
       Registration Statement)

                                 EXHIBIT INDEX


  EXHIBIT                                                                               SEQUENTIAL
  NUMBER   EXHIBIT DESCRIPTION                                                          PAGE NUMBER
-------------------------------------------------------------------------------------  -------------
       *1.1 Form of Underwriting Agreement.

      **3.1 Certificate of Formation of the Registrant.

        3.2 Amended and Restated Limited Liability Company Agreement of the
             Registrant.

        4.1 Declaration of Trust of the Trust.

      **4.2 Form of Transitional Funding Trust Note.

      **4.3 Form of Indenture.

        5.1 Opinion of Schiff Hardin & Waite relating to the legality of the Transitional Funding Trust Notes.

        5.2 Opinion of Richards, Layton & Finger, P.A.

        8.1 Opinion of Mayer, Brown & Platt with respect to material federal tax matters.

     **10.1 Form of Sale Agreement.

     **10.2 Form of Grant Agreement.

     **10.3 Form of Servicing Agreement.

     **10.4 Form of Administration Agreement.

      *10.5 Form of Remediation Agreement.

       23.1 Consent of Schiff Hardin & Waite (included in Exhibit 5.1).

       23.2 Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

       23.3 Consent of Mayer, Brown & Platt (included in Exhibit 8.1).

       23.4 Consent of PricewaterhouseCoopers LLP with respect to the Registrant.

       23.5 Consent of PricewaterhouseCoopers LLP with respect to the Trust.

     **24.1 Power of Attorney with respect to the Registrant (included on page II-5 of
             Amendment No. 1 to the Registration Statement).

       24.2 Power of Attorney with respect to the Trust (included on page II-5 of this
             Amendment No. 2).

      **25 Form T-1.

     **99.1 Application for Transitional Funding Order.

     **99.2 Transitional Funding Order.

       99.3 Internal Revenue Service Private Letter Ruling pertaining to the Notes.


------------------------


*   To be filed by amendment.



**  Previously filed.